                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Revised Preliminary Proxy Statement   [_] CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        INTERSTATE BAKERIES CORPORATION
                (Name of Registrant as Specified In Its Charter)

                        INTERSTATE BAKERIES CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: Common
      Stock

  (2) Aggregate number of securities to which transaction applies: 16,923,077

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $14.50 multiplied by 16,923,077 plus the cash purchase price of $220,000,000

  (4) Proposed maximum aggregate value of transaction: $465,384,616.50

  (5) Total fee paid: $93,076.93

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes: Fee paid in accordance with Rule 13(c) of Regulation S-T on April 28, 1995 by federal wire transfer.

                        INTERSTATE BAKERIES CORPORATION
                            12 EAST ARMOUR BOULEVARD
                          KANSAS CITY, MISSOURI 64111
                                 (816) 561-6600

                                                                   JUNE 20, 1995

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of INTERSTATE BAKERIES CORPORATION (the "Company") to be held on July 21, 1995, at the Holiday Inn Crowne Plaza, 4445 Main Street, Kansas City, Missouri 64111, at 10:00 a.m. local time.

  At the Special Meeting, stockholders will be asked to consider and vote upon the following matters: (i) approval of an amendment to Section 4.01 of Article FOURTH of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company from 41,000,000 to 61,000,000, consisting of 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Certificate Amendment"); (ii) approval of the purchase of Continental Baking Company, a Delaware corporation ("CBC") and an indirect wholly-owned subsidiary of Ralston Purina Company ("RPC") (the "Acquisition") for $220,000,000 in cash and the issuance of 16,923,077 shares of Common Stock of the Company (the "Acquisition Proposal"); (iii) approval of an amendment of the Company's 1991 Stock Option Plan (the "1991 Plan") to increase the number of shares of Common Stock of the Company reserved for issuance upon the exercise of options thereunder from 2,031,534 to 4,000,000 (the "1991 Plan Amendment") (collectively, the "Proposals"); and (iv) transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors of the Company (the "Board") believes that the long-term prospects of the Company are dependent on continuing its strategy of growth through acquisitions. The Board also believes that the Company must continue to focus on brand-building, with an emphasis on higher margin branded products. The acquisition by the Company of CBC, the nation's largest wholesale baker and distributor of fresh breads and cakes under such brand names as "Wonder(R)," "Home Pride(R)" and "Hostess(R)," will accomplish both of these objectives, and the Company will be better positioned to provide superior service to its customers, realize its potential for earnings growth and respond effectively to increased competition.

  After careful consideration, the Board has approved, and recommends that the stockholders vote FOR, each of the Proposals. The Certificate Amendment requires the approval of a majority of the shares of Common Stock outstanding and entitled to vote. The Acquisition Proposal and the 1991 Plan Amendment require the approval of a majority of shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is represented. In addition, consummation of the Acquisition is subject to certain other conditions.

  Details of the Proposals and other important information are set forth in the accompanying Proxy Statement and should be considered carefully by stockholders.

  I hope that you will attend the Special Meeting. Whether or not you plan to attend the Special Meeting and regardless of the number of shares of Common Stock you own, we request that you complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,
                                          LOGO
                                          Charles A. Sullivan
                                          Chairman of the Board and Chief
                                           Executive Officer

                        INTERSTATE BAKERIES CORPORATION
                            12 EAST ARMOUR BOULEVARD
                          KANSAS CITY, MISSOURI 64111
                                 (816) 561-6600

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 21, 1995

                               ----------------

TO ALL STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Interstate Bakeries Corporation, a Delaware corporation (the "Company"), will be held on July 21, 1995, at 10:00 a.m., local time, at the Holiday Inn Crowne Plaza, 4445 Main Street, Kansas City, Missouri 64111 (the "Special Meeting"), for the following purposes:

    (1) To approve an amendment to Section 4.01 of Article FOURTH of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company from 41,000,000 shares to 61,000,000, consisting of 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Certificate Amendment");

    (2) To approve the purchase by the Company of all the outstanding stock of Continental Baking Company, a Delaware corporation ("CBC") and an indirect wholly-owned subsidiary of Ralston Purina Company, a Missouri corporation ("RPC") (the "Acquisition") for $220,000,000 in cash and the issuance of 16,923,077 shares of Common Stock of the Company;

    (3) To approve an amendment of the Company's 1991 Stock Option Plan to increase the number of shares of the Common Stock of the Company reserved for issuance upon the exercise of options thereunder from 2,031,534 to 4,000,000 (the "1991 Plan Amendment"); and

    (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Approval and effectiveness of the Certificate Amendment is required to effect the 1991 Plan Amendment.

  The Board has fixed the close of business on May 24, 1995 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A list of stockholders entitled to notice of and to vote at the Special Meeting will be open to the examination of any stockholder, for any purpose appropriate to the meeting, during ordinary business hours, for a period of 10 days prior to the Special Meeting, at the principal executive offices of the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          LOGO
                                          Ray Sandy Sutton
                                          Corporate Secretary
June 20, 1995

                       IMPORTANT--YOUR PROXY IS ENCLOSED

  YOU ARE URGED TO SIGN, DATE AND MAIL YOUR PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL BE ASSURED AT THE MEETING, WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

                        INTERSTATE BAKERIES CORPORATION
                            12 EAST ARMOUR BOULEVARD
                          KANSAS CITY, MISSOURI 64111
                                 (816) 561-6600

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

                          TO BE HELD ON JULY 21, 1995

                                  INTRODUCTION

  This Proxy Statement is being furnished to the stockholders of Interstate Bakeries Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Special Meeting of Stockholders of the Company to be held at the Holiday Inn Crowne Plaza, 4445 Main Street, Kansas City, Missouri 64111, on July 21, 1995, at 10:00 a.m. local time, and at any adjournment or postponement thereof (the "Special Meeting"), which is being held for the purpose of voting upon the following matters:

    (i) To approve an amendment to Section 4.01 of Article FOURTH of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company from 41,000,000 to 61,000,000, consisting of 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Certificate Amendment");

    (ii) To approve the purchase of Continental Baking Company, a Delaware corporation ("CBC"), from VCS Holding Company, a Delaware corporation ("VCS") and a wholly-owned subsidiary of Ralston Purina Company, a Missouri corporation ("RPC") (VCS, RPC and their nominees are collectively referred to herein as "Ralston") (the "Acquisition") for $220,000,000 in cash and the issuance of 16,923,077 shares of Common Stock of the Company (the "IBC Equity") (the "Acquisition Proposal");

    (iii) To approve an amendment of the Company's 1991 Stock Option Plan (the "1991 Plan") to increase the number of shares of Common Stock of the Company reserved for issuance upon the exercise of options thereunder from 2,031,534 to 4,000,000 (the "1991 Plan Amendment" and, together with the Certificate Amendment and the Acquisition Proposal, the "Proposals"); and

    (iv) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Approval and effectiveness of the Certificate Amendment is required to effect the 1991 Plan Amendment.

  A copy of the Certificate Amendment is attached to this Proxy Statement as Appendix A. A copy of the Sale and Purchase Agreement by and among the Company, Interstate Brands Corporation, a Delaware corporation ("Brands") and a wholly-owned subsidiary of the Company, RPC, VCS and CBC dated April 12, 1995 (the "Purchase Agreement"), is attached to this Proxy Statement as Appendix B. A copy of a fairness opinion from the Company's financial advisor, Bear, Stearns & Co. Inc. ("Bear Stearns"), is attached to this Proxy Statement as Appendix C. A copy of the 1991 Plan Amendment is attached to this Proxy Statement as Appendix D.

  The Purchase Agreement provides for, among other things: (i) the acquisition by the Company of all of the outstanding shares of CBC from Ralston, pursuant to which CBC would become a wholly-owned subsidiary of the Company or Brands; and (ii) the payment by the Company or Brands to Ralston of $220,000,000 in cash and the issuance by the Company to Ralston of the IBC Equity. SEE "THE ACQUISITION PROPOSAL" and "DESCRIPTION OF THE PURCHASE AGREEMENT."

  The affirmative vote of a majority of the total number of shares of Common Stock outstanding is required to approve the Certificate Amendment. The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is present, is required to approve the Acquisition Proposal and the 1991 Plan Amendment.

  As of May 24, 1995, the executive officers and directors of the Company were the record owners of an aggregate of 923,739 shares of the Common Stock (or 4.61% of the total number of shares outstanding). The Company has been informed that all such shares will be voted in favor of the Proposals at the Special Meeting. SEE "SECURITY OWNERSHIP."

  This Proxy Statement will be mailed to stockholders on or about June 20, 1995. On May 24, 1995, the record date, there were approximately 3,400 holders of record of the Common Stock.

  BY UNANIMOUS VOTE THE BOARD HAS DETERMINED THAT THE ACQUISITION OF CBC IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD HAS APPROVED THE PURCHASE AGREEMENT AND THE ISSUANCE OF THE IBC EQUITY. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE CERTIFICATE AMENDMENT, THE ACQUISITION PROPOSAL AND THE 1991 PLAN AMENDMENT.

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF. SEE "THE SPECIAL MEETING--REVOCABILITY OF PROXIES."

                               ----------------

               The date of this Proxy Statement is June 20, 1995.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INTRODUCTION...............................................................   1
SUMMARY....................................................................   3
  The Companies............................................................   3
  The Special Meeting......................................................   3
  The Certificate Amendment................................................   4
  The Acquisition Proposal.................................................   4
  Certain Matters to be Considered by Stockholders.........................   4
  The Purchase Agreement...................................................   5
  The 1991 Plan Amendment..................................................   7
  Selected Historical and Pro Forma Financial Data.........................   8
  Selected Historical Financial Data.......................................   8
  Selected Pro Forma Financial Data........................................   9
INTRODUCTION...............................................................  11
THE SPECIAL MEETING........................................................  11
  Date, Time and Place.....................................................  11
  The Record Date..........................................................  11
  Purpose of the Special Meeting...........................................  11
  Quorum and Voting........................................................  12
  Revocability of Proxies..................................................  12
  Cost of Solicitation.....................................................  12
  CBC Information..........................................................  12
DESCRIPTION OF THE CERTIFICATE AMENDMENT...................................  13
  Vote Required............................................................  13
THE COMPANIES..............................................................  14
  Interstate Bakeries Corporation..........................................  14
  Operating Divisions......................................................  14
  Raw Materials............................................................  15
  Employees................................................................  15
  Governmental Regulation; Environmental Matters...........................  16
  Properties...............................................................  16
  Continental Baking Company...............................................  17
  Bread Products...........................................................  17
  Cake Products............................................................  17
  CBC Operations...........................................................  17
  Raw Materials............................................................  18
  Employees................................................................  18
  Governmental Regulation; Environmental Matters...........................  18
  Properties...............................................................  19
THE ACQUISITION PROPOSAL...................................................  20
  Description of the Acquisition...........................................  20
  Restrictions on the IBC Equity...........................................  20
  History and Background...................................................  20
  Reasons for the Transaction..............................................  22
  Financing for the Transaction............................................  22
  New York Stock Exchange..................................................  24
  Common Stock Held by Directors and Executive Officers....................  24
  Accounting Treatment.....................................................  24

DESCRIPTION OF THE PURCHASE AGREEMENT.......................................  24
  The Purchase Agreement....................................................  24
  Purchase Price............................................................  24
  Representations and Warranties............................................  24
  Covenants Pending Closing.................................................  25
  Other Covenants Pending Closing...........................................  26
  Conditions to Closing.....................................................  26
  The Closing...............................................................  27
  Closing Transactions......................................................  27
  Other Documents to be Delivered at Closing................................  27
  Transfer of Non-Productive Assets.........................................  27
  Employee Benefit Plan Matters.............................................  28
  Indemnification...........................................................  28
  Survivability of Representations and Warranties...........................  29
  Termination; Amendment....................................................  29
DESCRIPTION OF THE SHAREHOLDER AGREEMENT....................................  30
  Standstill Covenants......................................................  30
  Issuance of IBC Securities................................................  31
  Voting of IBC Equity......................................................  31
  Transfer of IBC Equity....................................................  31
  Right of First Offer......................................................  32
  Registration Rights.......................................................  32
  Indemnification...........................................................  33
  Call Rights...............................................................  34
  Ralston's Right to Nominate Directors to the Company's Board..............  34
  Restrictions on Issuing Preferred Stock...................................  34
  Reduction of Ownership of IBC Securities..................................  34
DESCRIPTION OF THE ANCILLARY AGREEMENTS.....................................  35
OPINION OF THE COMPANY'S FINANCIAL ADVISOR..................................  35
REGULATORY MATTERS..........................................................  39
  Hart-Scott-Rodino Act Filings.............................................  39
LITIGATION..................................................................  40
CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS............................  40
  Significant Ownership of Common Stock by Ralston..........................  40
  Dilution..................................................................  41
  Stockholder Distributions.................................................  41
  Capitalization of the Company.............................................  41
  Challenges of Business Integration........................................  41
FEDERAL INCOME TAX CONSEQUENCES.............................................  42
APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS.................................  42
ASSET EXCHANGE BETWEEN THE COMPANY AND CBC..................................  42
COMBINED OPERATIONS.........................................................  43

CBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS.............................................................   45
  Financial Review.........................................................   45
  Highlights and Outlook...................................................   45
  Operating Results........................................................   45
  Liquidity and Capital Resources..........................................   46
  Restructuring Activities.................................................   46
  Environmental Matters....................................................   47
  Quarterly Operating Results..............................................   47
  Financial Condition......................................................   48
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS......................   49
  Pro Forma Consolidated Balance Sheet (unaudited).........................   50
  Notes to Pro Forma Consolidated Balance Sheet............................   51
  Pro Forma Consolidated Statement of Operations (unaudited)...............   52
  Pro Forma Consolidated Statement of Operations (unaudited)...............   52
  Notes to Pro Forma Consolidated Statements of Operations.................   53
VOTE REQUIRED..............................................................   54
RECOMMENDATION OF THE BOARD OF DIRECTORS...................................   54
DESCRIPTION OF THE 1991 PLAN AMENDMENT.....................................   55
  Background/Administration................................................   55
  Eligibility for Participation............................................   55
  Components of the 1991 Plan..............................................   55
  Stock Options............................................................   56
  Federal Tax Treatment....................................................   56
  Vote Required............................................................   56
SECURITY OWNERSHIP.........................................................   57
  Principal Stockholders...................................................   57
  Common Stock Owned by Management.........................................   57
  Summary Compensation Table...............................................   58
  Employment Agreement.....................................................   58
  Stock Options............................................................   59
OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 3, 1995........................   59
AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND OPTION VALUES AT
 JUNE 3, 1995..............................................................   59
  Directors' Compensation..................................................   60
  Compensation Committee Interlocks and Insider Participation..............   60
CERTAIN TRANSACTIONS.......................................................   60
  Management Loans.........................................................   60
  Other Matters............................................................   60
THE COMPANY COMMON STOCK INFORMATION.......................................   61
INDEPENDENT ACCOUNTANTS....................................................   61
OTHER MATTERS..............................................................   61
STOCKHOLDER PROPOSALS......................................................   61

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  62
INDEX TO CONTINENTAL BAKING COMPANY FINANCIAL STATEMENTS....................  63
APPENDIX A--CERTIFICATE AMENDMENT........................................... A-1
APPENDIX B--SALE AND PURCHASE AGREEMENT..................................... B-1
APPENDIX C--BEAR STEARNS FAIRNESS OPINION................................... C-1
APPENDIX D--THE 1991 PLAN AMENDMENT......................................... D-1

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is qualified in its entirety by the more detailed information contained in this Proxy Statement and the Appendices hereto. Capitalized terms used and not defined in the following summary have the meanings set forth under "INTRODUCTION" above or as otherwise provided. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY.

THE COMPANIES

  Interstate Bakeries Corporation. The Company is the largest independent and third largest baker and distributor of fresh bakery products in the United States. Best known for its "Butternut(R)," "Merita(R)" and "Weber's(R)" breads and "Dolly Madison(R)" snack cakes, donuts and pies, the Company operates 30 bakeries throughout the United States and employs approximately 14,000 people. The principal executive offices of the Company are located at 12 East Armour Boulevard, Kansas City, Missouri 64111. The Company's telephone number is (816) 561-6600.

  Continental Baking Company. CBC, an indirect wholly-owned subsidiary of RPC, is the largest wholesale baker of fresh delivered bakery products in the United States. Best known for its "Wonder(R)" bread brand and "Hostess(R)" line of snack cakes, donuts and pies, CBC operates 36 bakeries throughout the United States and employs approximately 21,000 people. The principal executive offices of CBC are located at Checkerboard Square, St. Louis, Missouri 63164. CBC's telephone number is (314) 982-3936.

THE SPECIAL MEETING

  Date, Time and Place of Special Meeting. The Special Meeting will be held on July 21, 1995, at 10:00 a.m., local time, at the Holiday Inn Crowne Plaza, 4445 Main Street, Kansas City, Missouri 64111.

  Purpose. The Special Meeting will be held to consider and act upon the following proposals: (i) to approve an amendment to Section 4.01 of Article FOURTH of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company from 41,000,000 to 61,000,000, consisting of 60,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share; (ii) to approve the Acquisition and the issuance of the IBC Equity in connection therewith;
(iii) to approve an amendment of the 1991 Plan to increase the number of shares of Common Stock of the Company reserved for issuance thereunder upon the exercise of options from 2,031,534 to 4,000,000; and (iv) to transact such other business as may properly come before the Special Meeting. SEE "DESCRIPTION OF THE CERTIFICATE AMENDMENT;" "THE ACQUISITION PROPOSAL;" "DESCRIPTION OF THE PURCHASE AGREEMENT;" AND "DESCRIPTION OF THE 1991 PLAN AMENDMENT."

  Record Date; Shares Outstanding and Entitled to Vote. The record date for determining the holders of the Common Stock of the Company entitled to vote at the Special Meeting was May 24, 1995 (the "Record Date"). As of the Record Date 19,635,928 shares of the Common Stock of the Company were issued and outstanding and entitled to vote.

  Vote Required for Approval. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock as of the Record Date and entitled to vote will be required to approve the Certificate Amendment. The affirmative vote of a majority of the shares represented at the Special Meeting in person or by proxy, assuming a quorum is present, is required to approve the Acquisition Proposal and the 1991 Plan Amendment. SEE "THE SPECIAL MEETING-- QUORUM AND VOTING."

THE CERTIFICATE AMENDMENT
  Amendment to Section 4.01 of Article FOURTH of the Company's Restated Certificate of Incorporation. Assuming approval by the stockholders of the Company, immediately prior to the consummation of the transactions set forth in the Purchase Agreement (the "Closing"), Section 4.01 of Article FOURTH of the Company's Restated Certificate of Incorporation will be amended to increase the number of authorized shares of the Company from 41,000,000 to 61,000,000, consisting of 60,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share. SEE "DESCRIPTION OF THE CERTIFICATE AMENDMENT."

THE ACQUISITION PROPOSAL
  Background of the Acquisition. SEE "THE ACQUISITION PROPOSAL--HISTORY AND BACKGROUND."

  Reasons for the Acquisition. The Board and management of the Company believe that the long-term prospects of the Company are enhanced by continuing its strategy of growth through acquisitions. The Board also believes that the Company must continue to focus on brand-building, with an emphasis on higher margin branded products. The acquisition by the Company of CBC, the nation's largest wholesale baker and distributor of fresh breads and cakes under such brand names as "Wonder(R)," "Home Pride(R)" and "Hostess(R)," will accomplish both of these objectives and will result in a combined company more capable of responding to consumer needs. SEE "THE ACQUISITION PROPOSAL--REASONS FOR THE TRANSACTION."

  Advantages of the Acquisition. The Board and management of the Company have identified significant benefits of the transaction, including (i) acquisition of a presence in bread and cake markets in regions of the United States where the Company has not had a presence and (ii) synergies between the Company and CBC through consolidation of administrative functions and product sourcing. The Board and management of the Company also believe that the combined companies will have greater marketing potential while reducing CBC's corporate and regional selling, general and administrative costs. In the Board's view, the Acquisition would be advantageous to the Company because of the Company's experience in brand-building and experience in acquiring and integrating regional bakeries into its operations. The Company recently integrated CBC's former Tampa, Florida bread bakery into its operations. SEE "ASSET EXCHANGE BETWEEN THE COMPANY AND CBC."

  Although there can be no assurance of the future performance of CBC, the Board and management of the Company believe, based on CBC's most recent unaudited financial statements, that CBC's base business will stabilize in the foreseeable future. Based on the foregoing, and on certain economies of scale and operational efficiencies that the management of the Company hopes to achieve, the Board believes that the Acquisition will provide enhanced long-term value for the Company's stockholders. SEE "CBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "RECOMMENDATION OF THE BOARD OF DIRECTORS."

CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS
  Significant Ownership of Common Stock by Ralston. The consummation of the transactions contemplated by the Purchase Agreement will change the nature of the Company's ownership structure from one in which no single stockholder holds more than 14% of the outstanding Common Stock to one in which Ralston will own approximately 46% of the outstanding Common Stock. The distribution pursuant to registered public offerings of the IBC Equity by Ralston pursuant to the terms of the Shareholder Agreement over the five-year period following Closing may affect the market price of the Company's Common Stock during the periods that the IBC Equity is being distributed. Pursuant to the terms of the Shareholder Agreement, Ralston will be required to vote the IBC Equity in a manner which will reduce significantly its ability to influence the Company. SEE "CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS--SIGNIFICANT OWNERSHIP OF COMMON STOCK BY RALSTON."

  Dilution. The issuance of the IBC Equity will cause a dilution in the voting rights of the existing stockholders of the Company. It is anticipated that the issuance of the IBC Equity will also result in a dilution in the earnings per share for the Company's stockholders. SEE "CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS--DILUTION" AND "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS."

  Stockholder Distributions. The continued payment of dividends on the Company's Common Stock will depend on the performance of the combined companies after Closing. SEE "CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS-- STOCKHOLDER DISTRIBUTIONS" AND "COMPANY COMMON STOCK INFORMATION."

  Capitalization of the Company. After the Acquisition, the Company will have approximately $440 million in long-term debt outstanding and stockholders' equity of approximately $440 million. SEE "CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS--CAPITALIZATION OF THE COMPANY" AND "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS."

  Challenges of Business Integration. The Company will seek to stabilize CBC's financial performance by reducing operating costs through improved operating efficiencies and economies of scale. Attempts to achieve economies of scale through cost cutting may, at least in the short-term, have an adverse impact upon the combined companies' operations. SEE "CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS--CHALLENGES OF BUSINESS INTEGRATION."

THE PURCHASE AGREEMENT

  Purchase and Sale of CBC Stock. If the Acquisition is approved, at Closing, Ralston agrees to sell to the Company and the Company agrees to purchase from Ralston, all of the outstanding shares of CBC for $220,000,000 in cash and the IBC Equity, representing approximately 46% of the total shares of Common Stock of the Company outstanding immediately after Closing. SEE "DESCRIPTION OF THE PURCHASE AGREEMENT--PURCHASE PRICE."

  Retention and Distribution of the IBC Equity by Ralston. Ralston will receive the IBC Equity subject to the terms of the Shareholder Agreement providing for the addition of two Ralston nominees to the Board and restrictions on Ralston's ability to transfer and vote the IBC Equity. Ralston will also be required to reduce its ownership of Common Stock to no more than 14.9% by the fifth anniversary date of the Closing. SEE "DESCRIPTION OF THE SHAREHOLDER AGREEMENT."

  Conditions to Closing. Consummation of the Acquisition is subject to certain conditions, including: (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the approval of the Acquisition Proposal by stockholders of the Company. SEE "DESCRIPTION OF THE PURCHASE AGREEMENT-- CONDITIONS TO CLOSING."

  Date of the Closing. Closing will occur upon the satisfaction or waiver of all conditions to Closing as set forth in the Purchase Agreement or as otherwise agreed by the parties. SEE "DESCRIPTION OF THE PURCHASE AGREEMENT-- THE CLOSING."

  Termination of the Purchase Agreement. The Purchase Agreement may be terminated by: (i) the mutual consent of the parties thereto; (ii) either the Company or Ralston, if prior to Closing, the conditions to Closing of such party as set forth in the Purchase Agreement have not been fulfilled, including termination or expiration of the applicable waiting period under the HSR Act;
(iii) either party if there is any bona-fide lawsuit or legal action (or administrative proceeding or investigation) which challenges or seeks to enjoin the transactions contemplated by the Purchase Agreement (other than certain lawsuits which are discussed under "LITIGATION"); or (iv) either the Company or Ralston if Closing has not occurred on or before July 31, 1995. If either party fails or refuses to consummate Closing after all of the conditions set forth in the Purchase Agreement have been met or waived, then the defaulting party must immediately pay to the non-defaulting party $30 million in immediately available funds in full payment for all costs, expenses, damages and claims incurred by such non-defaulting party. SEE "DESCRIPTION OF THE PURCHASE AGREEMENT--TERMINATION; AMENDMENT."

  Regulatory Matters. The Company is not aware of any federal or state approvals that must be obtained in order to consummate the Acquisition, other than expiration or termination of the applicable waiting period under the HSR Act. Although the management of the Company believes that the Acquisition can be effected in compliance with the antitrust laws, it is not possible to predict whether a challenge to the Acquisition by the Federal Trade Commission (the "FTC"), and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or any other person on antitrust grounds will be made, or if any challenge were made, the result thereof. The Acquisition Proposal as described in this Proxy Statement may be modified in certain respects in order to address any challenges which may be made on antitrust grounds. The approval of the Acquisition Proposal by the stockholders will be deemed to include approval of any modifications to the Acquisition that do not alter, in any material respect, the transactions contemplated by the Purchase Agreement. SEE "REGULATORY MATTERS--HART-SCOTT-RODINO ACT FILINGS."

  Litigation. Complaints have been filed in the Circuit Court of the City of St. Louis, Missouri, Twenty-Second Judicial District purporting to initiate class action lawsuits on behalf of the CBC stockholders and name RPC, CBC, various RPC officers and directors, and in a case seeking injunctive relief, Brands, as defendants. The complaints allege that defendants have breached fiduciary and other common law duties owed to such stockholders by agreeing to the Acquisition. All defendants believe these actions to be without merit and intend to contest them vigorously. SEE "LITIGATION."

  Dissenters' Rights. The stockholders of the Company will not have dissenters' rights in connection with the transactions contemplated by the Purchase Agreement. SEE "APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS."

  NYSE Listing. It is a condition to Ralston's obligation to consummate the transactions set forth in the Purchase Agreement that the IBC Equity shall have been approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance. SEE "DESCRIPTION OF THE PURCHASE AGREEMENT-- CONDITIONS TO CLOSING."

  Accounting Treatment. The Acquisition will be accounted for as a purchase of CBC by the Company. SEE "THE ACQUISITION PROPOSAL--ACCOUNTING TREATMENT."

  Tax Consequences to the Stockholders of the Company. The consummation of the transactions set forth in the Purchase Agreement will not result in a taxable event to the stockholders of the Company. SEE "FEDERAL INCOME TAX
CONSEQUENCES."

  Shareholder Agreement. The parties have agreed to execute, at Closing, the Shareholder Agreement pursuant to which Ralston will agree to certain standstill provisions, including restrictions on acquiring any additional shares of the Company and, except for the participation of its two nominees on the Board, acting in concert with any other person to seek to affect the management or the Board. The Shareholder Agreement will also restrict Ralston's ability to vote the IBC Equity. Pursuant to the Shareholder Agreement, the Company will grant Ralston up to five demand registration rights which will assist Ralston in meeting the requirement that it own no more than 14.9% of the Company's outstanding shares of Common Stock on the fifth anniversary date of the Shareholder Agreement. In addition, the Company will have the right to call, at any time during the one-year period commencing on the fifth anniversary date of the Shareholder Agreement, all but not less than all, of the IBC Equity then owned by Ralston at a purchase price equal to 110% of the IBC Market Price (as defined in the Shareholder Agreement). SEE "DESCRIPTION OF THE SHAREHOLDER AGREEMENT."

  Ancillary Agreements. Other agreements to be entered into at Closing by the parties include a Transition Services Agreement whereby Ralston will provide to CBC certain data processing services for up to two years at no charge, two Lease Agreements pursuant to which Ralston will lease to CBC certain headquarters and research and development facilities for up to one year and two years, respectively, at no charge, a Non-Competition Agreement and a Tax Sharing Agreement (collectively, the Ancillary Agreements). SEE "DESCRIPTION OF THE ANCILLARY AGREEMENTS."

  Opinion of Company's Financial Advisor. The Company's financial advisor in connection with the Acquisition, Bear Stearns, has delivered to the Board its written opinion, dated June 20, 1995, with respect to the fairness of the Acquisition, from a financial point of view, to the Company's stockholders. A copy of the full text of such opinion, which sets forth certain assumptions made, procedures followed and matters considered, is attached hereto as Appendix C, and should be read in its entirety. SEE "OPINION OF THE COMPANY'S FINANCIAL ADVISOR."

  Recommendation of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE ACQUISITION PROPOSAL. The Board considered a number of factors in reaching its conclusion to recommend approval by the stockholders of the Acquisition Proposal, including historical and pro forma information of CBC and the Company contained in this Proxy Statement or otherwise incorporated by reference herein. SEE "RECOMMENDATION OF THE BOARD OF DIRECTORS."

  Last Sale Price of Company Common Stock Prior to Announcement. The last sale price for the Company's Common Stock on January 5, 1995, which was the last trading day prior to the announcement of the letter of intent describing the proposed acquisition of CBC by the Company, was $13.50 as reported by the NYSE.

THE 1991 PLAN AMENDMENT

  Increase in Number of Shares Reserved. The 1991 Plan Amendment would increase the aggregate number of shares of the Common Stock reserved for issuance upon the exercise of options under the 1991 Plan from 2,031,534 to 4,000,000. The 1991 Plan Amendment is being proposed to facilitate the achievement of the goals of the 1991 Plan taking into account the Acquisition and the increased number of executives who may become eligible for grants under the 1991 Plan. SEE "DESCRIPTION OF THE 1991 PLAN AMENDMENT."

  BY UNANIMOUS VOTE, THE BOARD HAS DETERMINED THAT THE PROPOSALS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following tables present for the Company and CBC, on a historical basis, selected financial data and unaudited pro forma financial data reflecting the issuance of the IBC Equity and payment of $220,000,000 in cash as contemplated by the Purchase Agreement. The pro forma balance sheet data assumes the Acquisition was consummated on March 4, 1995, and the pro forma operating data assumes the Acquisition was consummated on May 30, 1993. SEE "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS."

SELECTED HISTORICAL FINANCIAL DATA

  The following tables set forth selected historical financial data of the Company and CBC for each of the last five years and selected unaudited financial data for the interim periods indicated. The selected financial data of the Company should be read in conjunction with the annual consolidated financial statements audited by Deloitte & Touche LLP and the unaudited consolidated financial statements, incorporated by reference into this Proxy Statement. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The selected financial data of CBC should be read in conjunction with the financial statements audited by Price Waterhouse LLP included herein. The unaudited financial statements of CBC included herein, in the opinion of management of CBC, include all adjustments, consisting only of normal recurring accruals (except for the accounting changes).

                            THE COMPANY--HISTORICAL

                           FORTY WEEKS ENDED                      FISCAL YEAR ENDED
                          -------------------     -------------------------------------------------------------------
                          MARCH 4,  MARCH 5,       MAY 28,         MAY 29,         MAY 30,        JUNE 1,    JUNE 2,
                            1995      1994          1994            1993            1992           1991       1990
                          --------- ---------     ---------       ---------       ---------      ---------  ---------
                                         ($ IN MILLIONS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS
 DATA:
Net sales...............   $913.1    $874.9       $1,142.7        $1,165.6        $1,145.9       $1,106.7   $1,093.4
Operating income........     41.9      36.0(/1/)      46.9(/1/)       71.3            73.6           61.8       48.9
Income (loss)...........     15.0      11.8(/1/)      15.8(/1/)       30.8            25.8           (8.0)     (17.1)
Net income (loss)(/4/)..     15.0      11.8(/1/)      15.8(/1/)       16.7(/2/)       15.6(/3/)      (8.0)     (17.1)
Earnings (loss) per
 share..................      .76       .58(/1/)       .78(/1/)        .79(/2/)        .94(/3/)     (1.70)     (3.72)
Cash dividends per
 share..................     .375       .37           .495             .47             .33            --         --
BALANCE SHEET DATA:
Total assets............   $596.9                 $  574.8        $  586.8        $  573.6       $  584.8   $  591.1
Long-term debt..........    212.2                    201.2           189.2           211.1          350.6      362.5
Other long-term
 liabilities............     80.1                     78.8            77.3            42.5           49.0       41.6
Minority interest-
 redeemable
 preferred stocks.......      --                       --              --              --            90.1       82.5
Stockholders' equity
 (deficit)..............    194.9                    187.4           202.3           194.6          (49.9)     (41.9)

                                CBC--HISTORICAL

                           TWENTY-SIX WEEKS
                                 ENDED                            FISCAL YEAR ENDED
                          -------------------     -------------------------------------------------------------------
                          MARCH 25, MARCH 26,     SEPT. 24,       SEPT. 25,       SEPT. 26,      SEPT. 28,  SEPT. 29,
                            1995      1994          1994            1993            1992           1991       1990
                          --------- ---------     ---------       ---------       ---------      ---------  ---------
                                                     ($ IN MILLIONS)
RESULTS OF OPERATIONS
 DATA:
Net sales...............   $949.3    $967.4       $1,948.6        $1,997.0        $2,013.4       $1,962.3   $1,956.5
Operating income (loss).     (5.1)     14.1           (2.8)(/5/)      85.6           119.4(/5/)     142.9      157.4
Income (loss)...........     (3.4)      8.2           (3.0)(/5/)      51.2            68.8(/5/)      85.1       93.5
Net income (loss).......     (3.4)      8.2           (3.0)(/5/)     (27.9)(/6/)      68.8(/5/)      85.1       93.5
BALANCE SHEET DATA:
Total assets............   $821.2                 $  819.4        $  802.9        $  800.2       $  780.4   $  740.9
Long-term liabilities...    231.0                    222.3           223.1           144.5          124.7      118.2
Ralston equity
 investment.............    440.1                    407.7           388.3           471.5          483.9      462.6

- --------
(1) Fiscal 1994 and the forty weeks ended March 5, 1994 include a charge of $9.4 ($5.7 net of tax, or $.28 per share) related to a plant disposal and other environmental matters.
(2) Fiscal 1993 includes a charge of $14.1 ($.67 per share) for the cumulative effect of the change in accounting for postretirement benefits other than pensions (adoption of SFAS No. 106).
(3) Fiscal 1992 includes an extraordinary charge of $10.2 ($.55 per share) related to additional interest payments and the write-off of unamortized deferred financing charges in connection with the retirement of debt.
(4) The Company adopted SFAS No. 109, "Accounting for Income Taxes," during fiscal 1993. The adoption of SFAS No. 109 had no impact on the results of operations of the Company.
(5) Fiscal 1994 and fiscal 1992 include pretax provisions for restructuring of $16.0 ($9.6 net of tax) and $13.7 ($8.4 net of tax), respectively.
(6) Fiscal 1993 includes a charge of $34.4, net of tax, for the cumulative effect of the change in accounting for postretirement benefits other than pensions (adoption of SFAS No. 106) and a charge of $44.7 for the cumulative effect of the change in accounting for income taxes (adoption of SFAS No. 109).

SELECTED PRO FORMA FINANCIAL DATA

  The following table sets forth certain pro forma combined operating and balance sheet data and certain historical and pro forma per share data of the Company. The unaudited pro forma information gives effect to the Acquisition, using the purchase method of accounting, assuming the payment of $220,000,000 in cash and the issuance of the IBC Equity at Closing to Ralston. This data should be read in conjunction with the selected historical financial data and the pro forma financial data included elsewhere in this Proxy Statement, the historical financial statements of the Company incorporated by reference herein and the historical financial statements of CBC included elsewhere in this Proxy Statement.

  The unaudited pro forma operating data has been prepared by combining the consolidated statements of operations of (i) the Company for the fiscal year ended May 28, 1994 and CBC for the fifty-two weeks ended June 25, 1994 and (ii) the Company for the forty weeks ended March 4, 1995 and CBC for the thirty-nine weeks ended March 25, 1995. The statement of operations of CBC for the fifty-two weeks ended June 25, 1994 was derived by deducting the statement of operations for the thirteen weeks ended September 24, 1994 from the statement of operations for the fiscal year ended September 24, 1994 and adding the statement of operations for the thirteen weeks ended September 25, 1993. The statement of operations of CBC for the thirty-nine weeks ended March 25, 1995 was derived by deducting the statement of operations for the thirty-nine weeks ended June 25, 1994 from the statement of operations for the fiscal year ended September 24, 1994 and adding the statement of operations for the twenty-six weeks ended March 25, 1995. The Acquisition is accounted for using the purchase method of accounting as if the Acquisition had occurred on May 30, 1993. No cost savings and synergies which the Company expects to realize as a result of the Acquisition have been recognized in the pro forma operating data.

  The unaudited pro forma balance sheet data has been prepared by combining the unaudited consolidated balance sheets of the Company as of March 4, 1995 and of CBC as of March 25, 1995. The Acquisition is accounted for using the purchase method of accounting as if the Acquisition had occurred on March 4, 1995. Under this method, based on a preliminary purchase price of CBC, the identifiable assets and liabilities of CBC have been adjusted to their estimated fair values and certain estimated costs to downsize and reorganize CBC's operations have been accrued.

  The pro forma financial data does not purport to represent what the Company's consolidated financial position or results of operations actually would have been had the Acquisition been completed on the dates for which the Acquisition is being given effect, nor is it necessarily indicative of the future financial position or operating results of the Company.

  The pro forma consolidated financial statements do not take into account any modifications to the Acquisition which may be required to address any challenges which are made on antitrust grounds. SEE "REGULATORY MATTERS--HART-SCOTT-RODINO ACT FILINGS."

                                            FORTY WEEKS ENDED FISCAL YEAR ENDED
                                              MARCH 4, 1995     MAY 28, 1994
                                            ----------------- -----------------
                                              (IN MILLIONS, EXCEPT PER SHARE
                                                           DATA)
PRO FORMA OPERATING DATA:
Net sales..................................     $2,342.7          $3,102.5
Operating income...........................         27.2              73.3
Net income (loss)..........................         (2.8)             19.0
Net income (loss) per common share.........         (.08)              .51
Weighted average common and common
 equivalent shares outstanding.............         36.6              37.2
                                                           AS OF
                                                       MARCH 4, 1995
                                                       -------------
PRO FORMA BALANCE SHEET DATA:
Total assets...............................              $1,462.3
Long-term liabilities......................                 751.7
Stockholders' equity.......................                 442.4
                                            FORTY WEEKS ENDED FISCAL YEAR ENDED
                                              MARCH 4, 1995     MAY 28, 1994
                                            ----------------- -----------------
HISTORICAL--THE COMPANY
Book value per common share (/1/)..........     $   9.92          $   9.54
Cash dividends declared per common share...         .375              .495
Net income per common share (/2/)..........          .76               .78
PRO FORMA COMBINED--THE COMPANY
Book value per common share (/1/)..........        12.10             11.89
Cash dividends declared per common share
 (/3/).....................................         .375              .495
Net income (loss) per common share (/2/)...         (.08)              .51

- --------
(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of the Company's Common Stock outstanding at the end of the period. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of the Company's Common Stock outstanding following the Acquisition.
(2) Historical net income per common share amounts are calculated on the basis of the weighted average common shares outstanding and outstanding options to the extent they are dilutive. Pro forma net income per common share amounts are calculated by dividing pro forma net income by the total used to calculate the historical weighted average plus the 16,923,077 shares of Common Stock to be issued in the Acquisition.
(3) Pro forma cash dividends declared per common share are assumed to be the same as the historical rate.

                                  INTRODUCTION

  This Proxy Statement is provided to the stockholders of the Company in connection with the Special Meeting and any adjournments or postponements thereof. The Special Meeting will be held on the date and at the time and location, and will be held to consider the matters set forth under the caption "THE SPECIAL MEETING." The Board is soliciting proxies hereby for use at the Special Meeting. A form of Proxy is being provided to the stockholders of the Company with this Proxy Statement. For information with respect to the execution and revocation of proxies SEE "THE SPECIAL MEETING--REVOCABILITY OF PROXIES."

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

  The Special Meeting of Stockholders is scheduled to be held on July 21, 1995 at 10:00 a.m., local time, at the Holiday Inn Crowne Plaza, 4445 Main Street, Kansas City, Missouri 64111.

THE RECORD DATE

  The close of business on Wednesday, May 24, 1995 has been fixed as the Record Date for determination of the stockholders of the Company entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 19,635,928 shares of Common Stock of the Company outstanding held by approximately 3,400 holders of record. The holders of record of such shares are entitled to one vote per share on each matter submitted to a vote at the Special Meeting.

PURPOSE OF THE SPECIAL MEETING

  At the Special Meeting, the stockholders will be asked to consider and act upon the following proposals: (i) to approve an amendment to Section 4.01 of Article FOURTH of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company from 41,000,000 to 61,000,000, consisting of 60,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share; (ii) to approve the Acquisition and the issuance of the IBC Equity in connection therewith; (iii) to approve an amendment of the 1991 Plan to increase the number of shares of Common Stock of the Company reserved for issuance upon the exercise of options thereunder from 2,031,534 to 4,000,000; and (iv) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Although the management of the Company believes that the Acquisition can be effected in compliance with the antitrust laws, it is not possible to predict whether a challenge to the Acquisition by the FTC, the Antitrust Division or any other person on antitrust grounds will be made, or if any challenge were made, the result thereof. The Acquisition Proposal as described in this Proxy Statement may be modified in certain respects in order to address any challenges which may be made on antitrust grounds. The approval of the Acquisition Proposal by the stockholders will be deemed to include approval of any such modifications to the Acquisition that do not alter, in any material respect, the transactions contemplated by the Purchase Agreement. SEE "REGULATORY MATTERS--HART-SCOTT-RODINO ACT FILINGS."

  THE BOARD HAS DETERMINED THAT EACH OF THE PROPOSALS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD HAS APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF EACH OF THE PROPOSALS.

QUORUM AND VOTING

  Only stockholders of record of shares of the Common Stock of the Company issued and outstanding as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. The holder of each share of Common Stock issued and outstanding as of the Record Date is entitled to one vote per share upon each matter submitted to a vote of the stockholders of the Company at the Special Meeting or any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business at the Special Meeting. If a quorum is not present at the Special Meeting, the stockholders who are present, in person or by proxy, may, by majority vote, adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present. At the Special Meeting, the approval of the Certificate Amendment will require the affirmative vote of a majority of the outstanding Common Stock entitled to vote and approval of the Acquisition Proposal and the 1991 Plan Amendment will require approval of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is present.

  All shares of Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of each of the Certificate Amendment, the Acquisition Proposal and the 1991 Plan Amendment on the proxy card as described herein. Votes submitted as abstentions will be counted for quorum purposes but will be counted as votes against each of the Proposals. Broker non-votes will effectively be votes against the Certificate Amendment, but will not count for or against the Acquisition Proposal or the 1991 Plan Amendment.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by: (i) delivering to the Company's principal executive offices, attention: CORPORATE SECRETARY, at any time before the vote at the Special Meeting, a written notice of revocation; (ii) delivering to the Company's principal executive offices, attention: CORPORATE SECRETARY, at any time before the vote at the Special Meeting, a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

COST OF SOLICITATION

  The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Common Stock for their expenses in forwarding solicitation material to such beneficial owners. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies from stockholders by telephone, facsimile or personal interview. Such persons will receive no additional compensation for such services.

CBC INFORMATION

  All information contained in this Proxy Statement with respect to CBC has been supplied by Ralston for inclusion herein and has not been independently verified by the Company.

                   DESCRIPTION OF THE CERTIFICATE AMENDMENT

  At the Special Meeting, the stockholders of the Company will be asked to vote upon the adoption of an amendment to Section 4.01 of Article FOURTH of the Restated Certificate of Incorporation of the Company increasing the number of authorized shares of the Company from 41,000,000 to 61,000,000, consisting of 60,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. Adoption of the Certificate Amendment is required to implement the 1991 Plan Amendment.

Currently, Section 4.01 of Article FOURTH provides as follows:

    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 41,000,000 shares, consisting of 40,000,000 shares of Common Stock of $.01 par value ("Common Stock") and 1,000,000 shares of Preferred Stock of $.01 par value ("Preferred Stock").

As amended, Section 4.01 of Article FOURTH would read in its entirety as follows:

    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 61,000,000 shares, consisting of 60,000,000 shares of Common Stock of $.01 par value ("Common Stock") and 1,000,000 shares of Preferred Stock of $.01 par value ("Preferred Stock").

In all other respects the Restated Certificate of Incorporation will remain unchanged.

  The Board believes that the adoption of the Certificate Amendment is in the best interests of the Company and its stockholders. If the Acquisition is approved and the IBC Equity is issued, the Company will have approximately 36,559,000 shares of Common Stock outstanding and, unless the Certificate Amendment is adopted, the Company will have 40,000,000 shares of Common Stock authorized. The Certificate Amendment will provide additional authorized shares of Common Stock to be used to implement the 1991 Plan Amendment and otherwise, from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange on which the Company's securities may then be listed), for corporate purposes which the Board may deem desirable, including, without limitation, stock splits, stock dividends or other distributions, financings, acquisitions, stock grants, options and employee benefit plans. However, there are no specific pending or proposed transactions, except for the Acquisition and the 1991 Plan Amendment, which are under consideration which would involve the issuance of additional shares of the Common Stock proposed to be authorized. A copy of the Certificate Amendment is attached hereto as Appendix A.

VOTE REQUIRED

  The affirmative vote of the majority of the Common Stock outstanding and entitled to vote is required to adopt the Certificate Amendment. In the event the Certificate Amendment is not approved and the Acquisition is consummated, the Company will be unable to implement the 1991 Plan Amendment. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE CERTIFICATE AMENDMENT.

                                 THE COMPANIES

INTERSTATE BAKERIES CORPORATION

  The Company is the largest independent and third largest baker and distributor of fresh bakery products in the United States. The Company has two major divisions--the Bread Division with established regional recognition and the Cake Division. The Company also sells dry food products, such as traditional stuffing and salad croutons, primarily in the Western United States.

  The Company was organized in 1987 as a Delaware corporation under the name IBC Holdings Corp. and operates through its wholly-owned operating subsidiary, Brands. The Company or its predecessors have baked and distributed fresh bread and cake products since 1927. The Company has grown to its present size primarily through acquisitions of other bakery businesses. In its 1988 fiscal year, the Company underwent a change in control through a leveraged buyout transaction and acquired 10 bakeries in the Southeastern United States and in fiscal 1992 the Company completed an initial public offering of 15,625,000 shares of Common Stock.

  The Company operates 30 bakeries throughout the United States and employs over 14,000 people. From these geographically dispersed bakeries, the Company's driver-salesmen deliver baked goods to more than 100,000 food outlets on more than 4,000 delivery routes. The Company's products are distributed in certain geographical markets throughout the United States through its direct route system and its 800 Company-operated thrift stores, and to some extent through distributors.

  The principal executive offices of the Company are located at 12 East Armour Boulevard, Kansas City, Missouri 64111. The Company's telephone number is (816) 561-6600.

OPERATING DIVISIONS

  Bread Division. The principal products of the Bread Division are white breads, variety breads, "lite" breads, rolls, buns and English muffins, marketed under well-known brand names, including "Better Way(R)," "Butternut(R)," "Cotton's Holsum(R)," "Eddy's(R)," "Holsum(R)," "Merita(R)," "Millbrook(R)," "Mrs. Karl's(R)," "Sweetheart(R)" and "Weber's(R)." The majority of the Bread Division's sales are generated by white breads and variety breads, the latter consisting of whole wheat, rye and other whole grain breads. The Bread Division is the largest licensed baker and distributor of "Roman Meal(R)" and "Sun Maid(R)" breads. These products include traditional "Roman Meal(R)" bread, "Roman Meal(R)" variety breads, "Roman Meal(R)" light breads and "Roman Meal(R)" buns, rolls and English muffins and also include "Sun Maid's(R)" line of raisin bread and English muffins.

  In fiscal 1994, the Bread Division had net sales of $779,550,000, which represented 68.2% of the net sales of the Company. The Bread Division's sales are generally concentrated in the Southeast, Southern California, the Midwest and certain Northern Mountain states. Bread Division customers consist primarily of supermarkets and are served by its separate distribution system. No single customer accounts for more than 5% of the Company's net sales. Many of the Bread Division's accounts are also serviced by the Cake Division.

  The Bread Division faces intense competition in all of its markets from large, national bakeries and smaller regional operators, as well as from supermarket chains with their own bakeries, private label products and in-store bakeries. In-store bakeries, which have increased steadily over recent years, pose a unique competitive pressure in that the Company's largest customers are also its largest competitors. The Company's bread products compete with fresh baked, frozen and heat-and-serve bread and bread related products. CBC, Campbell Taggert, Inc. (owned by Anheuser-Busch) and Flowers Industries, Inc. are the Bread Division's largest wholesale competitors, each marketing bread products under various brand names. The Bread Division from time to time experiences price pressure in certain of its markets as a result of its competitors' promotional pricing practices. However, management believes that the Company's geographic diversity helps to limit the effect of regionally-based competition.

  Competition in the Bread Division's business is based on product quality, price, brand loyalty, effective promotional activities and the ability to identify and satisfy emerging consumer preferences. Customer service, including frequency of deliveries and maintenance of fully stocked shelves, is also an important competitive factor and is central to the competition for retail shelf space among bread product distributors.

  Cake Division. The Cake Division produces fresh baked sweet goods, including snack cakes, donuts, sweet rolls, snack pies, breakfast pastries, variety cakes, large cakes and shortcakes, approximately 90% of which are sold under the "Dolly Madison(R)" brand name.

  In fiscal 1994, the Cake Division had net sales of $347,371,000, representing 30.4% of the net sales of the Company. The Cake Division distributes its products principally through convenience stores, in markets representing approximately 75% of the United States population, in all areas of the country except certain Northeast markets. No single customer represents more than 5% of the Company's net sales.

  The Company believes that its credit practices adequately address the financial condition of its customers, particularly in the convenience store industry. Cake sales tend to be somewhat seasonal, with a historically weak winter period which management believes is attributable to home baking and consumption patterns during the holiday season. Spring and the early summer months are historically stronger due to the sale of shortcake products during the fresh strawberry season.

  The wholesale cake industry is highly competitive with product quality, retail account service and price being the most significant competitive factors. The Cake Division from time to time experiences price pressures in certain of its markets as a result of its competitors' promotional pricing practices. The Cake Division's ability to sell its products depends on its ability to attain store shelf space in relation to competing cake brands and other food products. The Company competes with large national bakeries, various regional bakeries and supermarket in-store bakeries. CBC, McKee Baking, Nabisco, Entemann's and Frito-Lay are the largest competitors of the Cake Division.

  Dry Products. The Company's line of dry products consists of branded, dry, bread-based products, including traditional stuffing and salad croutons, principally marketed under the "Mrs. Cubbison's(R)" brand name. The majority of the Company's dry food product sales (which, in fiscal 1994, accounted for 1.4% of the Company's net sales) are generated during the Thanksgiving and Christmas holiday periods. The "Mrs. Cubbison's(R)" product line is distributed primarily in 11 Western states through a subsidiary that is 80% owned by the Company. The largest market for the Company's dry products is Southern California.

RAW MATERIALS

  The ingredients of bread and cake products, principally flour, sugar and edible oils, are readily available from numerous sources. The Company attempts to lock in prices for raw materials through advance purchase contracts of up to six months in duration when prices are expected to increase. Through its program of central purchasing of baking ingredients and packaging materials, the Company is able to utilize its national presence to obtain competitive prices.

EMPLOYEES

  The Company employed approximately 14,000 people as of June 3, 1995. Approximately 75% of the Company's employees are covered by approximately 250 union contracts. Unionized workers are generally members of either the International Brotherhood of Teamsters or the Bakery, Confectionery and Tobacco Workers International Union. The Company believes it has good relations with all of its union and nonunion employees.

GOVERNMENTAL REGULATION; ENVIRONMENTAL MATTERS

  The Company's operations are subject to regulation by various federal, state and local governmental entities and agencies. As a baker of goods for human consumption, the Company's operations are subject to stringent quality and labeling standards. The operations of the Company's bakeries and its delivery fleet are subject to various federal, state and local environmental laws and workplace regulations, including the Occupational Safety and Health Act, the Fair Labor Standards Act, the Clean Air Act and the Clean Water Act. The Company believes that its current legal and environmental compliance programs adequately address such concerns and that it is in substantial compliance with such applicable laws and regulations.

PROPERTIES

  The Company's principal properties are its bakeries, distribution depots and thrift stores. Shown below are the locations of the Company's bakeries, all of which are owned with the exception of the Charlotte, North Carolina bread bakery, which is operated under a capital lease with an option to purchase the facility in 1996, and the Montebello, California dry products bakery. The Company owns the building in Kansas City, Missouri in which its principal executive offices are located. The Company's distribution depots and thrift stores are located throughout the Company's distribution area and the majority of these facilities are leased.

                            BREAD DIVISION BAKERIES

              Alexandria, Louisiana       Jacksonville, Florida
              Billings, Montana           Knoxville, Tennessee
              Birmingham, Alabama         Los Angeles, California
              Boise, Idaho                Miami, Florida
              Boonville, Missouri         Minonk, Illinois
              Charlotte, North Carolina   Minot, North Dakota
              Chicago, Illinois           Monroe, Louisiana
              Cincinnati, Ohio            Orlando, Florida
              Decatur, Illinois           Peoria, Illinois
              Florence, South Carolina    Rocky Mount, North Carolina
              Glendale, California        San Diego, California
              Grand Junction, Colorado    Springfield, Missouri
              Grand Rapids, Michigan      Tampa, Florida

              CAKE DIVISION BAKERIES      DRY PRODUCTS BAKERY

              Columbus, Georgia           Montebello, California
              Columbus, Indiana
              Emporia, Kansas

  The Company believes that its facilities are well maintained and does not foresee the need to make significant capital improvements to existing facilities in the near future.

  The Company operates 800 retail thrift stores which sell its bakery products not otherwise sold through its primary distribution system. Generally, each thrift store is between 500 and 1,200 square feet in size. Approximately 75% of the stores are located at the Company's distribution depots, while the others are freestanding units located along the Company's distribution routes.

CONTINENTAL BAKING COMPANY

  CBC is owned by VCS, a wholly-owned subsidiary of RPC. CBC is the largest wholesale baker of fresh delivered bakery products in the United States. The principal executive offices of CBC are located at Checkerboard Square, St. Louis, Missouri, 63164. CBC's telephone number is (314) 982-3936.

BREAD PRODUCTS

  The principal bread products produced by CBC, are white breads, variety breads, reduced calorie breads, rolls, buns and English muffins, marketed under the brand names "Wonder(R)," "Home Pride(R)," "Bread Du Jour(R)" and "Beefsteak(R)." CBC also produces bread for sale under private labels. The majority of CBC's bread sales are generated by white breads and variety breads, the latter consisting of wheat, whole wheat, rye and other whole grain breads. Variety breads generally sell at higher prices and at somewhat more favorable margins than private label bread products. As a result, CBC places greater emphasis on the development and sale of its branded products, especially the variety brand breads. However, in recent years, sales have been shifting toward lower margin breads. CBC distributes bread products in areas comprising approximately 77% of the United States population. CBC's principal marketing areas for bread include the Northeast, the Midwest and the West Coast. The majority of CBC's bread sales volume is to supermarkets. For each of the last three fiscal years, bread sales have accounted for approximately 55% of CBC's sales.

CAKE PRODUCTS

  CBC's sweet baked goods include snack cakes, donuts, snack pies, muffins, and other sweet baked items, and are consumed as snacks, meal-time desserts and breakfast items. These products are sold under the "Hostess(R)" brand name and include product names "Twinkies(R)" as well as "Ding Dongs(R)," "Ho Ho's(R)" and "Suzy Q's(R)." For each of the last three fiscal years, sweet baked goods have accounted for approximately 45% of CBC's sales and were comprised of approximately 60% snack cakes and 40% breakfast products. CBC distributes its sweet baked goods in areas representing approximately 85% of the United States population. CBC's principal marketing areas for sweet baked goods include the Northeast, the Midwest and the West Coast. Multiple packs are sold primarily through supermarkets and snack-pack products are sold both in supermarkets and convenience stores. Cake sales tend to be somewhat seasonal with historically weak winter and summer periods.

CBC OPERATIONS

  CBC's sales representatives make approximately 200,000 direct sales calls and deliveries every business day from 550 geographically dispersed distribution branches. CBC maintains a "direct store door" sales system which distributes its products daily to approximately 125,000 food retailers, including grocery stores, chain store supermarkets, convenience stores, wholesale clubs and other retail food outlets. In addition, CBC sells products to food service customers such as vending machine operators, restaurants, fast food chains, schools, military facilities and other institutions.

  Fresh baked products are delivered directly from each of CBC's bakeries to a series of distribution depots from which CBC's sales representatives begin their route deliveries. Product shelf life is generally three days for bread and seven days for sweet baked good products. Each sales representative is responsible for maintaining direct customer relations with each account, as well as delivering fresh products and removing unsold products for direct delivery to CBC's thrift stores. All sales representatives work on an incentive sales commission added to a base salary. A direct line of communication from the sales representative to the bakery sales management permits the sales management to maintain close contacts with the buying patterns and competitive pressures that occur in CBC's numerous market areas.

  CBC's distribution fleet includes approximately 7,500 route trucks, 800 tractors and 1,000 trailers, of which approximately 99% are owned. Because of its program of scheduled maintenance, CBC believes that its distribution fleet is in good condition, and does not anticipate the need to make major capital expenditures regarding its fleet in the near future.

  CBC faces competition in all of its market areas from large, national bakeries and smaller regional operators, as well as from supermarket chains with their own bakeries or private label products and other bakery product and snack producers. CBC's bread products compete with other fresh-baked, frozen and heat-and-serve bread and bread-related products. Campbell Taggert, Inc., the Company and Flowers Industries, Inc. are CBC's largest wholesale bread competitors. CBC's sweet baked products compete with other snack cakes, donuts, snack pies, muffins and other sweet baked goods, as well as cookies, candy, and other snacks. McKee Baking and the Company, marketing sweet baked goods under the brand names "Little Debbie(R)" and "Dolly Madison(R)," respectively, are CBC's largest sweet baked goods competitors.

  The baking industry is mature with little or no growth in most segments. Weak sales, high promotional spending and poor sales mix are at the heart of CBC's profit declines in recent years. Most of CBC's problems are centered in the bread business, with declining premium bread sales, poor bread sales mix and limited pricing opportunities. Results are also down sharply in thrift stores, with customer traffic significantly decreased. The current environment is one that favors the low cost operator. Competition in the baking business is based on product quality and freshness, price, brand loyalty, effective promotional activities and the ability to identify and satisfy emerging consumer preferences. Customer service, including frequency of deliveries and maintenance of fully stocked shelves, is also an important competitive factor. In a market that has become increasingly price-oriented and value driven, CBC is facing intense competition from lower cost operators offering longer shelf life products at heavily discounted prices.

  During the 1994 fiscal year, CBC implemented a comprehensive cost-reduction program. While CBC successfully met the cost reduction targets in fiscal 1994, the previously described problems more than offset the benefits of the cost reduction program. CBC also initiated a major head-count reduction in fiscal 1994, including a 30% reduction of the St. Louis headquarters staff.

RAW MATERIALS

  The ingredients of bread and cake products, principally flour, sugar and edible oils, are readily available from numerous sources. CBC attempts to lock in prices through advance purchase contracts when prices are expected to increase. CBC utilizes a program of central purchasing for baking ingredients and packaging materials in order to obtain competitive prices.

EMPLOYEES

  As of April 21, 1995, CBC employed approximately 21,000 people. Approximately 85% of CBC's personnel are covered by approximately 350 union contracts. Unionized workers are generally members of either the International Brotherhood of Teamsters or the Bakery, Confectionery and Tobacco Workers International Union.

GOVERNMENTAL REGULATION; ENVIRONMENTAL MATTERS

  The operations of CBC, like those of similar businesses, are subject to various federal, state and local laws and regulations intended to protect the public health and the environment, including air and water quality, underground fuel storage tanks and waste handling and disposal. CBC has approximately 300 underground fuel storage tanks at various locations throughout the United States which are subject to federal and state regulations establishing minimum standards for such tanks and where necessary, remediation of associated contamination. CBC is presently in the process of testing and evaluating, and, if necessary, removing, replacing or upgrading such tanks in order to comply with such laws. In addition, CBC has received notices from the United States Environmental Protection Agency, state agencies, and/or private parties seeking contribution, that it has been identified as a "potentially responsible party"
(PRP), under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and CBC may be required to share in the cost of cleanup with respect to approximately three "Superfund" sites. CBC's ultimate liability in connection with these sites may depend on many factors including the volume of material contributed to the site, the number of other PRP's and their financial viability, and the remediation methods and technology to be used. While it is difficult to quantify the potential financial impact of actions involving environmental matters, particularly remediation costs at waste disposal sites and future capital expenditures for environmental control equipment, in the opinion of CBC's management, the ultimate liability arising from such environmental matters, taking into account established accruals for estimated liabilities, should not be material to the overall financial position of CBC, but could be material to results of operations or cash flows for a particular quarter or annual period.

PROPERTIES


  CBC operates 36 bakeries in the United States for the production of bread products and sweet baked goods. CBC also operates approximately 600 thrift stores for the sale of its bakery products removed from retail stores at the expiration of code dates. CBC's thrift stores also sell limited amounts of other items from time to time. Approximately two-thirds of the stores are located at CBC's distribution depots, while the others are free-standing units located along CBC's distribution routes. Over the past several years, CBC has undertaken efforts to upgrade existing thrift stores and to open additional thrift stores. Thrift store sales for fiscal 1994 were approximately 10% of total CBC sales.

                                 BREAD BAKERIES

            Akron, Ohio                       Anchorage, Alaska
            Buffalo, New York                 Columbus, Ohio
            Hodgkins, Illinois                Jamaica, New York
            Milwaukee, Wisconsin              Phoenix, Arizona
            Pomona, California                Portland, Oregon
            Richmond, Virginia                Sacramento, California
            Salt Lake City, Utah              San Pedro, California
            Seattle, Washington               Spokane, Washington
            Tulsa, Oklahoma                   Utica, New York
            Waterloo, Iowa

                                 CAKE BAKERIES

            Detroit, Michigan                 Glendale, California
            Los Angeles, California           Schiller Park, Illinois
            Seattle, Washington

                            BREAD AND CAKE BAKERIES

            Dallas, Texas                     Davenport, Iowa
            Denver, Colorado                  East Brunswick, New Jersey
            Indianapolis, Indiana             Kansas City, Missouri
            Memphis, Tennessee                Natick, Massachusetts
            Ogden, Utah                       Philadelphia, Pennsylvania
            St. Louis, Missouri               San Francisco, California

                            THE ACQUISITION PROPOSAL

DESCRIPTION OF THE ACQUISITION

  The Purchase Agreement provides that, at Closing, Ralston will sell to the Company and the Company will purchase from Ralston all of the outstanding stock of CBC in exchange for $220,000,000 in cash and 16,923,077 shares of the Common Stock. As a result of the Acquisition, CBC will become a direct or indirect wholly-owned subsidiary of the Company. The Closing is to occur on the Saturday immediately following the fulfillment or waiver of all conditions precedent contained in the Purchase Agreement or at such time as mutually agreed upon by the parties to the Purchase Agreement. At Closing, the parties will enter into the Shareholder Agreement, two Lease Agreements (one relating to the headquarters facilities of CBC and the other relating to the research and development facilities of CBC), a Transition Services Agreement relating to the provision of, among other things, data processing services by Ralston to CBC, a Non-Competition Agreement restricting Ralston's ability to compete with the Company's wholesale bakery business and a Tax Sharing Agreement.

RESTRICTIONS ON THE IBC EQUITY

  Ralston will not distribute the IBC Equity received pursuant to the Purchase Agreement to its stockholders as of Closing. The IBC Equity will be subject to the Shareholder Agreement, which will provide, among other things, that the IBC Equity will be subject to certain standstill provisions, a right of first refusal by the Company, certain transfer restrictions, registration rights and the right of the Company to call the IBC Equity in certain circumstances. SEE "DESCRIPTION OF THE SHAREHOLDER AGREEMENT."

HISTORY AND BACKGROUND

  The Board has from time to time considered various corporate strategies designed to increase the value of the Common Stock for the Company's stockholders. In connection therewith, the Company has embarked on a strategy of growth by acquiring existing bakeries and by continuing to place an emphasis on brand-building.

  During 1993, the Company explored various ways to position itself to be more competitive in both its bread and cake product lines. While pursuing strategic alternatives, representatives of the Company met with representatives of CBC to discuss various transactions involving their respective companies. The result of these discussions was the execution on November 19, 1993 of an asset exchange agreement between the Company and CBC (the "Asset Exchange Agreement"), pursuant to which, on January 23, 1994, the Company conveyed to CBC assets comprising its "Dolly Madison(R)" cake baking and distribution business in the states of Alaska, Hawaii, California, Oregon and Washington operated from the Company's Los Angeles, California, cake bakery in exchange for assets comprising CBC's "Wonder(R)" bread and roll baking and distribution business in the state of Florida operated from CBC's Tampa, Florida, bread bakery and $5,800,000 in cash, as adjusted for certain post-closing matters.

   Pursuant to an engagement letter dated March 11, 1994, the Company retained Bear Stearns to act as its financial advisor in its analysis and consideration of a possible acquisition of CBC or certain of its assets, operations or equity securities. In July 1994, representatives of Bear Stearns were approached by representatives of RPC's financial advisor, CS First Boston, with the opportunity for the Company to bid in a private auction for CBC. After a discussion between representatives of the Company, its legal counsel and Bear Stearns, the Company indicated to CS First Boston that it was interested in discussing a possible transaction with RPC. CS First Boston delivered to the Company a Confidentiality Agreement which was executed on behalf of the Company and returned to CS First Boston on July 11, 1994.

  At a board meeting held on September 21, 1994, the Board, together with its financial advisor, Bear Stearns, discussed a variety of purchase price scenarios and the effect thereof on the capital structure of the combined entity.

  On November 10, 1994 the Company was invited by CS First Boston to submit a binding final offer for CBC. CS First Boston also delivered to the Company RPC's initial form of a purchase agreement for comment. Shortly thereafter, the Company's representatives, including the Company's Chief Executive Officer, Charles A. Sullivan, its financial advisors and legal counsel, viewed a presentation given by RPC and CBC at RPC's headquarters in St. Louis, Missouri, concerning CBC's strategic overview and initiatives.

  At a meeting held on December 5, 1994, the Board, after reviewing the business, finances and operations of CBC and a presentation by Bear Stearns, authorized the Company's officers to submit a bid for the acquisition of all of the outstanding shares of CBC stock for a purchase price of $330,000,000 in cash and approximately $220,000,000 worth of Common Stock of the Company, the number of such shares to be fixed at 16,923,077 (an assumed value of $13.00 per share). The Board also authorized the Company's management, subject to acceptance of the bid by RPC, to negotiate the final form of purchase agreement and all other agreements and documents necessary or appropriate in order to consummate the transactions contemplated by the purchase agreement, including a shareholder agreement containing appropriate standstill, transfer and voting provisions and appropriate registration rights for the Common Stock to be issued in the transaction, subject to final approval by the Board.

  On December 14, 1994, in accordance with CS First Boston's procedures, the Company submitted its bid for the purchase of all of the outstanding stock of CBC, together with a first rough draft of a purchase agreement. Shortly thereafter, representatives of CS First Boston notified representatives of the Company and Bear Stearns that RPC had chosen the Company to enter into negotiations with respect to the sale of CBC.

  Between December 14, 1994 and January 6, 1995, the parties had numerous meetings and telephone conferences wherein the terms of a letter of intent were discussed. On January 6, 1995, the parties executed the letter of intent and jointly issued a press release announcing the event.

  The letter of intent provided that the Company would pay Ralston $330,000,000 in cash and 16,923,077 shares of Common Stock, subject to adjustment in the event that the IBC Market Price (defined as the average of the closing sales prices on the NYSE of the Common Stock for the first twenty trading days of the thirty trading days which end on the day immediately prior to Closing) was below $9.75 and subject to termination by the Company if the IBC Market Price was above $16.25 at Closing. If the IBC Market Price was below $9.75, Ralston would have the right, at their sole option, to terminate the purchase agreement unless the Company agreed to deliver, at Closing, that number of shares of the Common Stock which was equal to $165,000,000 divided by the IBC Market Price. If the IBC Market Price was above $16.25, then the Company would have the right, at its sole option, to terminate the purchase agreement. Pursuant to the terms of the letter of intent, the Company was granted reasonable access to the facilities, personnel, records, contracts, and other documents of CBC and Ralston (to the extent such information of Ralston related to CBC). The parties agreed to proceed to negotiate, execute and deliver a purchase agreement which was to provide, among other things, that the purchase agreement would be subject to various conditions precedent, including, but not limited to: (i) satisfactory completion of due diligence; (ii) compliance by Ralston and the Company with the requirements of the letter of intent; (iii) performance by Ralston and the Company of all covenants, obligations and agreements contained in the Purchase Agreement; (iv) the truth and accuracy of the representations and warranties of Ralston and the Company contained in the purchase agreement as of the date thereof, and as reaffirmed and remade as of Closing; (v) approval of the transaction by the requisite vote of the Boards of Directors of the Company and Ralston, and of the stockholders of the Company; (vi) obtaining of all required governmental and third party consents and approvals; (vii) non-occurrence of any event, fact, condition, change or effect that is or could be reasonably materially adverse to the business, operations, results of operations, condition (financial or otherwise), assets, prospects or liabilities of CBC; (viii) non-occurrence of a banking moratorium or suspension of trading of securities on the NYSE; (ix) obtaining of the requisite financing by the Company for the cash portion of the purchase price; and (x) the Common Stock continuing to be listed on the NYSE after the issuance of the shares of Common Stock to Ralston.

  During the weeks that followed execution of the letter of intent, legal counsel for the Company and RPC negotiated the definitive terms and conditions of the Purchase Agreement. On February 14, 1995, RPC released the results of operations for CBC for the quarter ended December 24, 1994, which revealed significant losses for the period. Based on such losses, the Company, its legal counsel and financial advisor held a series of discussions with RPC, its legal counsel and its financial advisor which resulted in the parties agreeing to a reduction of $110 million in the cash portion of the purchase price subject to the elimination of several of the conditions to closing which had been set forth in the letter of intent, including the financing condition and the no material adverse change in CBC condition.

  During March 1995, negotiations between the Company and its advisors and RPC and its advisors progressed toward finalization of the terms of the definitive Purchase Agreement, the Schedules thereto, the Shareholder Agreement and the Ancillary Agreements.

  On April 10, 1995 the Board held a telephonic Board meeting at which the Board approved the Acquisition upon the terms and subject to the conditions of the Purchase Agreement, the Shareholder Agreement and the Ancillary Agreements and authorized the Company's officers to execute the Purchase Agreement. During the meeting, Bear Stearns rendered its oral opinion to the Company to the effect that, as of such date, the Acquisition was fair to the Company's stockholders, from a financial point of view. On April 12, 1995, the Board of RPC met to approve the Acquisition and authorize the execution and delivery of the Purchase Agreement. Following the RPC Board meeting, the Purchase Agreement was executed and a press release was jointly issued by the Company and RPC.

REASONS FOR THE TRANSACTION

  The Board believes that the Acquisition fulfills the Company's objective of growth through acquisition and fits well with its emphasis on brand-building. In particular, the Board believes that there are several significant benefits of the transaction, including: (i) acquiring a presence in both bread and cake markets in regions of the United States where the Company has not had a presence; (ii) acquiring well-known brand names such as "Hostess(R)" and "Wonder(R)" with a high degree of brand recognition among consumers; (iii) synergies between the Company and CBC through consolidation of administrative functions and product sourcing; and (iv) enhanced long-term value for the Company's stockholders. The Acquisition, if approved, will bring together a combined enterprise that will be the largest baker and distributor of fresh delivered bakery goods in the United States, with approximately $3 billion in revenues. As a result of the strengthened strategic position and the increased size and resources available to the Company following the Acquisition, the Company will be better positioned to provide superior service to its customers and increase its potential for earnings growth.

  At the operations level, the Company's management believes that the Acquisition will provide several opportunities to lower the collective operational costs for both the Company and CBC through integration of certain CBC functions (such as transportation and product sourcing) with those of the Company, creation of opportunities for both companies to share equipment, personnel and facilities and better coordination of certain activities (such as marketing of bakery products) on a national basis. The Company's management believes that the purchase of CBC will provide the Company with greater marketing potential while reducing CBC's corporate and regional selling, general and administrative costs through the integration of certain of those functions with the Company's existing functions.

  The Acquisition will provide the Company's stockholders with the opportunity for continued equity participation in a larger combined enterprise with additional strong brand names and increased distribution capabilities.

FINANCING FOR THE TRANSACTION

  The cash portion of the purchase price of $220,000,000 will be borrowed by Brands at Closing pursuant to a credit agreement (the "New Credit Facility") among Brands, Chemical Bank and a group of banks (the "Banks") dated as of May 31, 1995.

  Terms. The Banks have agreed to make extensions of credit to Brands pursuant to the New Credit Facility, consisting of (i) a term loan of $225 million (the "Term Loan"), and (ii) a revolving credit facility of up to $425 million (the "Working Capital Facility"), which will consist of a combination of revolving loans and, within certain limits, letters of credit. The Term Loan will mature on May 31, 2000, requires periodic amortization payments and provides that all principal amounts repaid under the Term Loan cannot be reborrowed. The Working Capital Facility will also mature on May 31, 2000. Brands may prepay the Term

Loan at any time without penalty, and any partial prepayments will be applied pro rata across remaining scheduled maturities. In addition, Brands will be required to prepay the Term Loan in the amount of 50% of "Excess Cash" generated each fiscal year until certain financial ratios have been attained, which prepayments would also be applied pro rata across remaining scheduled maturities.

  Interest and Fees. Amounts advanced under the Term Loan and the Working Capital Facility will bear interest, at Brands's option, at either (i) an Alternate Base Rate (defined as the highest of: (a) Chemical Bank's prime rate of interest; (b) the Federal Funds Effective Rate plus .50% or (c) the Base CD Rate plus 1%); or (ii) LIBOR plus an applicable margin, which margin will vary depending upon Brand's level of performance under a specified interest coverage covenant. In addition, Brands has agreed to pay certain one-time up front fees to the Banks, a one-time arrangement fee to Chemical Securities, Inc., a quarterly facility fee, applicable letter of credit fees and an annual fee to Chemical Bank for its services as administrative agent.

  Covenants. The New Credit Facility contains restrictive covenants which impose limitations on Brands and its subsidiaries with respect to, among other things: (i) the creation or incurrence of liens; (ii) consolidations, mergers, sales, leases or conveyances of assets; (iii) declaration or payment of dividends or other restricted payments; (iv) incurrence of indebtedness or the making of investments; and (v) entry into any sale and lease-back transaction, in each case subject to certain specified exceptions. The New Credit Facility also requires that the Company satisfy certain financial tests and maintain certain financial ratios.

  As long as the New Credit Facility remains in effect or the principal of or interest on any amount payable under the New Credit Facility or related loan documents is unpaid, unless the Banks otherwise consent, Brands may not declare or pay, directly or indirectly, any dividend or other distribution with respect to its capital stock ("Restricted Payments"); provided, however, that Brands may make Restricted Payments of cash as long as immediately after giving effect to any such payment, no event of default has occurred nor is continuing and that certain financial requirements are met.

  Generally, events of default include making materially false or misleading representations or warranties; default in the payment of principal or interest when due and payable; default in observance or performance of covenants or conditions contained in the New Credit Facility or related loan documents; commencement of involuntary proceedings seeking relief under Title 11 of the United States Code or any state bankruptcy, insolvency, receivership or similar law; voluntary commencement or consent to a proceeding seeking relief under Title 11 of the United States Code or any state bankruptcy, insolvency, receivership or similar law; judgment being rendered against Brands or the Company for the payment of money in excess of $15 million; certain defaults in relation to employee benefit plans occur; or, the occurrence of a change in control.

  Defaults. The New Credit Facility contains customary default provisions, including defaults for nonpayment of principal when due, nonpayment of interest and fees within 5 days after they become due, material misrepresentations, change of control, default in the performance of any covenant and the expiration of any applicable grace period, bankruptcy or insolvency, certain ERISA related events, undischarged judgments of more than $15 million and default on any debt of Brands in an amount equal to or exceeding $5 million.

  Conditions Precedent. The Banks' obligations to lend pursuant to the New Credit Facility are subject to certain customary conditions precedent, including the conditions that the Closing occur on or before August 31, 1995, and in accordance with the terms of the Purchase Agreement, and that there be no change that could reasonably be expected to result in a material adverse effect on Brands or on the Acquisition.

  Collateral. All indebtedness of Brands under the New Credit Facility will be unsecured.

  Use of Proceeds. The proceeds of the Term Loan will be used to pay the cash portion of the purchase price and related fees and expenses. The proceeds of the Working Capital Facility will be used to refinance Brands's indebtedness under its existing credit facility (which will thereupon terminate), to refinance certain indebtedness of CBC and for general corporate purposes.

  Amendment of Senior Notes. Brands has reached an agreement with Mezzanine Investment Limited Partnership-8 (MILP-8), which is the holder of all of the $79 million principal amount of senior notes issued by Brands and due July 31, 2000 (the "Senior Notes"), that, effective at Closing, the affirmative and negative covenants under the Senior Notes are amended so that they are substantially identical to the corresponding affirmative and negative covenants under the New Credit Facility. Entering into such an agreement was a condition precedent to the Banks' obligations to lend under the New Credit Facility.

NEW YORK STOCK EXCHANGE

  The Company will apply to the NYSE to have the shares of IBC Equity issuable pursuant to the Purchase Agreement listed on the NYSE, subject to official notice of issuance.

COMMON STOCK HELD BY DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company held in the aggregate 923,739 shares of the Common Stock as of May 24, 1995. The Company has been informed that all such shares will be voted in favor of each of the Proposals at the Special Meeting. SEE "SECURITY OWNERSHIP."

ACCOUNTING TREATMENT

  For accounting and financial reporting purposes, the Acquisition will be structured as a "purchase" of CBC by the Company. After the transaction, the Company may elect to merge CBC into Brands.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

THE PURCHASE AGREEMENT

  The Purchase Agreement was entered into on April 12, 1995, by and among the Company, Brands, RPC, VCS and CBC. The following is a summary of the material terms and conditions contained in the Purchase Agreement and is qualified in its entirety by the text of the Purchase Agreement, which is incorporated herein by reference and appears as Appendix B to this Proxy Statement. Defined terms which are used under this section and which have not been previously defined shall have the meanings given to them in the Purchase Agreement.

PURCHASE PRICE

  Upon the terms and subject to the conditions contained in the Purchase Agreement, on the date of Closing, VCS will sell and deliver to the Company and/or Brands all of the issued and outstanding shares of CBC Stock and in consideration of such sale and delivery of all of the issued and outstanding shares of CBC Stock, on the date of Closing, Brands will pay VCS, or its nominee, $220,000,000, payable in federal or other immediately available funds and the Company will deliver to VCS, or its nominee, 16,923,077 shares of IBC Stock.

REPRESENTATIONS AND WARRANTIES

  In the Purchase Agreement, Ralston has made representations and warranties to the Company and Brands, with respect to, among other things, the authorization, ownership and status of the CBC Stock; corporate standing and authority of RPC, VCS and CBC; CBC's qualifications to do business; the status of CBC's corporate and stock transfer records; the existence and nature of any employee loans and employee interests with or in CBC; the CBC Financial Statements; the conduct of CBC's business and operations since September 24, 1994; the non-existence of liabilities of CBC except as disclosed to the Company or as included in the Adjusted Balance Sheet; the condition and status of inventories and accounts receivable; the existence of any industrial revenue bonds; the title to and status of real and personal property, whether owned or leased;

the condition of the CBC vehicle fleet; the existence and status of litigation and claims, administrative investigations, orders and consent decrees; the status of labor agreements and labor relations; CBC's compliance with employment laws; the existence and validity of material contracts of CBC; the status of trademarks, copyrights and patents; the existence of powers of attorney for CBC other than in the ordinary course; the filing of all tax returns and payment of or reserve for taxes; the status of employee benefit plans, and the effect of the Acquisition on such plans; the compliance of CBC's food products with all applicable laws; the compliance by CBC with environmental laws; the status of CBC's liability and casualty insurance; the status of CBC's independent distributorships; consents and approvals required by the terms of the Purchase Agreement or required to consummate the transactions contemplated therein; transaction fees; the status of CBC bank accounts; the status of CBC's computer programs, databases and software; and the status of inter-company trade receivables and payables.

  The Company and Brands have, jointly and severally, made representations and warranties to Ralston, with respect to, among other things, the corporate standing and authority of the Company and Brands; required consents and approvals; except as disclosed to Ralston, the non-existence of any actions, suits, proceedings, orders or investigations pending against the Company or Brands which, if adversely determined, would have an adverse effect on the ability of the Company and Brands to perform the terms of the Purchase Agreement; transaction fees; the number of shares of IBC Stock authorized and outstanding; the status of the IBC Equity; the IBC Financial Statements; the status of the Company's Securities and Exchange Commission filings; and the payment of extraordinary dividends on the Company's Common Stock since May 28, 1994.

COVENANTS PENDING CLOSING

  Until Closing, Ralston and CBC have agreed to use their reasonable best efforts to conduct CBC's business in the usual and customary manner consistent with past practice and exclusively through CBC. Except with the prior written approval of the Company and Brands or as specifically permitted by the terms of the Purchase Agreement, Ralston will not permit CBC to, and CBC will not, among other things, enter into any employment agreement with a Corporate Officer or director of CBC; increase the compensation or benefits of any CBC Employee except in the ordinary course of business; make any payment under any existing employee benefit plan not required under the terms thereof, or modify, amend or terminate any existing employee benefit plan except as required by law, or adopt any new employee benefit plan; merge with or into another corporation, or become a partner, shareholder or participant in any joint venture, limited liability company or other business organization; acquire by purchase or otherwise all or any part of the business or the assets of, or stock or other evidence of beneficial ownership in any firm, corporation or other person; other than in the ordinary course of business, acquire or dispose of any material asset (other than the Non-Productive Assets), or fail to execute all renewal options on any material lease; permit or allow any of the properties or assets used by CBC in its business or operations (whether real, personal or mixed, tangible or intangible) to be mortgaged or pledged, or subjected to a lien, except in certain cases; cancel or release any other debts or claims, or waive any rights of substantial value or sell, transfer or convey any of its properties or assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice and except for the Non-Productive Assets.

  Further, Ralston will not permit CBC to, and CBC will not, among other things, dispose of, or permit to lapse, or otherwise fail to use reasonable efforts to preserve the rights of CBC to use any intellectual property rights; dispose of, or permit to lapse, any license, permit or other form of material authorization; make any capital expenditures or commitments for replacements or additions to property, plant or equipment, other than as required in the ordinary course of business as budgeted; declare or set aside for payment, any dividend or other distribution in respect of its capital stock other than in connection with RPC's standard cash management policy; issue, authorize or propose the issuance of any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock; delay or defer payment of accounts payable or other obligations of CBC, or accelerate collection of accounts receivable or other obligations due CBC, in a manner inconsistent with past practice, or otherwise make any change in any method of accounting or accounting practice; except pursuant to existing employee benefit plans, pay, loan or advance any amount to, or sell, transfer or lease any property or asset (whether real, personal, tangible or intangible) to, or enter into any agreement, arrangement or transaction with any of the Corporate Officers or directors of CBC; terminate any material contract except for contracts expiring in the ordinary course of business pursuant to their terms; enter into any contract, lease, license or permit, except contracts entered into in the ordinary course of business; fail to take such action as may be reasonably necessary to maintain in full force and effect the corporate existence, qualifications, material licenses, permits, registrations and franchises of CBC; fail to comply with any law applicable to the conduct of the business of CBC, where the failure to comply is reasonably likely to result in a Material Adverse Change; amend the Certificate of Incorporation or by-laws of CBC, or fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence and qualifications of CBC; enter into any loan agreements or incur any material debt with any third party or Affiliates of CBC, other than in accordance with RPC's standard cash management policy; or take any action that would render any representation or warranty of Ralston inaccurate at the time of Closing.

  Until Closing, the Company has agreed that it will conduct its business in the usual and customary manner consistent with past practice. Except with the prior written consent of Ralston, or in furtherance of the transactions contemplated by the Purchase Agreement, the Company has agreed that it will not merge with or into another corporation; issue, authorize or propose the issuance of any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock; declare or pay any extraordinary dividend or any other dividend other than in the ordinary course consistent with past business practice; or fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence and qualification of the Company or amend the Restated Certificate of Incorporation or by-laws of the Company.

OTHER COVENANTS PENDING CLOSING

  The parties have also agreed, among other things, that until Closing, CBC will permit the Company and Brands to continue their due diligence review; RPC will cause CBC to maintain in effect its liability and casualty insurance policies; the parties will coordinate with each other, to the extent they are legally permitted to do so, public announcements related to the Acquisition; the parties will take all action necessary in complying with the HSR Act; the parties will deliver to the other certain financial statements; the parties will have a continuing obligation to supplement information previously provided to the other; and the Company will prepare and file a listing application with the NYSE covering the IBC Equity.

CONDITIONS TO CLOSING

  The obligation of the Company and Brands to close the transactions contemplated by the Purchase Agreement is subject to, among other things, the performance of all covenants, obligations and agreements of Ralston contained in the Purchase Agreement; the truth and correctness of the representations and warranties of Ralston contained in the Purchase Agreement on the date thereof and through Closing with only those changes as are contemplated or specifically permitted by the Purchase Agreement; the approval of the issuance of the IBC Equity and of the Purchase Agreement and the transactions contemplated therein by the requisite vote of the stockholders of the Company; and the execution and delivery by Ralston of all documents required to be delivered by the Purchase Agreement at or prior to Closing.

  The obligation of Ralston to close the transactions contemplated by the Purchase Agreement is subject to, among other things, the performance of all covenants, obligations and agreements of the Company and Brands contained in the Purchase Agreement; the truth and correctness of the representations and warranties of the Company and Brands contained in the Purchase Agreement as of the date thereof through Closing with only those changes as are contemplated or specifically permitted by the Purchase Agreement; the execution and delivery by the Company of all documents required to be delivered by the Purchase Agreement at or prior to Closing; and the IBC Stock shall have been duly authorized and reserved for issuance by the Company and listed on the NYSE, subject to official notice of issuance.

  In addition, neither party is obligated to close until the applicable waiting period (as may be extended) under the HSR Act shall have expired or been terminated by the appropriate governmental agency. SEE "REGULATORY MATTERS-- HART-SCOTT-RODINO ACT FILINGS." The obligation of the parties to close the transactions contemplated by the Purchase Agreement is also subject to the condition that, upon Closing, there shall exist no bona-fide lawsuit or other legal action (or any administrative proceeding or investigation), which challenges or seeks to enjoin or modify the transactions contemplated by the Purchase Agreement. SEE "LITIGATION."

THE CLOSING

  The Closing is to be held at the offices of VCS at PNC Bank Delaware, 300 Delaware Avenue, Wilmington, Delaware, or at such other place as shall be mutually agreed upon by the parties on the Saturday immediately following the fulfillment or waiver of all conditions precedent contained in the Purchase Agreement or at such time as is mutually agreed upon by the parties, provided, however, that if the conditions contained in the Purchase Agreement have not been met or waived by July 31, 1995, the Purchase Agreement will terminate.

CLOSING TRANSACTIONS

  At Closing, VCS will deliver to Brands certificate(s) representing that whole number of the issued and outstanding shares of CBC Stock closest or equal to
(i) the total number of shares of CBC Stock issued and outstanding, multiplied by (ii) a fraction, (A) the numerator of which is 220,000,000, and (B) the denominator of which is the sum of (I) 220,000,000 plus (II) the product of (A) the IBC Market Price (as defined in the Purchase Agreement) multiplied by (B) 16,923,077.

  VCS will deliver to the Company certificate(s) representing that whole number of the issued and outstanding shares of CBC Stock closest or equal to (i) the total number of shares of CBC Stock outstanding, multiplied by (ii) a fraction,
(A) the numerator of which is the product of (I) the IBC Market Price (as defined in the Purchase Agreement) multiplied by (II) 16,923,077 and (B) the denominator of which is the sum of (I) 220,000,000 plus (II) the product of (A) the IBC Market Price multiplied by (B) 16,923,077.

  Brands will pay to VCS, or its nominee, the Cash Purchase Price of $220,000,000 payable in federal or other immediately available funds. The Company will deliver to VCS, or its nominee, 16,923,077 shares of IBC Stock.

OTHER DOCUMENTS TO BE DELIVERED AT CLOSING

  Other documents to be delivered at Closing include opinions of legal counsel for each of the parties containing usual and customary opinions as to matters of law; good standing certificates of certain of the parties; corporate resolutions of the parties; certificate of incorporation and by-laws of CBC; software license assignments related to the CBC owned software; officers' certificates of the parties; and duly executed originals of a Lease Agreement related to the CBC's headquarters facility, a Lease Agreement related to CBC's research and development facility, a Transition Services Agreement relating to, among other things, the provision of data processing services by Ralston to CBC, a Non-Competition Agreement, a Tax
Sharing Agreement and the Shareholder Agreement. SEE "DESCRIPTION OF THE SHAREHOLDER AGREEMENT" AND "DESCRIPTION OF THE ANCILLARY AGREEMENTS."

TRANSFER OF NON-PRODUCTIVE ASSETS

  Immediately prior to Closing, CBC will assign and transfer to Ralston any Non-Productive Assets which have not been otherwise assigned or transferred prior to that date.

EMPLOYEE BENEFIT PLAN MATTERS

  Purina Retirement Plans. Except as set forth in the Purchase Agreement, neither the Company, Brands nor CBC will assume any liabilities under any plans maintained individually or jointly by Ralston or individually or jointly with any of its subsidiaries (including CBC) in respect of those CBC Participants who continue to participate in such plans following Closing.

  Savings Plans. The Company and CBC will take those actions necessary to amend or establish, as necessary, effective as of Closing, one or more IRS tax-qualified defined contribution plans sponsored by the Company or CBC, which will be subject to Section 401(k) of the Code. Each CBC Participant will receive credit for the term of service and the value of any account balance, as applicable, credited to such CBC Participant as of Closing under the terms of the RALSTON SIP or the RALSTON ESP. Following Closing, Ralston will direct the Trustees for the RALSTON SIP and the RALSTON ESP trusts to transfer to the Trustees of the Company's plans, an amount in cash, securities or other property (or a combination thereof, as reasonably determined by Ralston) equal to the account balances as of the date of transfer attributable to the CBC Participants in the RALSTON SIP or the RALSTON ESP.

  CBC Health Plans. The parties will take those actions necessary to transfer from Ralston to the Company or CBC, sponsorship of, and all liability related to, the CBC Health Plans.

  Non-Health Welfare Plans. The Company and CBC will take those actions necessary to amend or establish, effective as of Closing, such other Non-Health Welfare Plans sponsored by the Company or CBC, that are similar to those Non-Health Welfare Plans maintained by Ralston for CBC Participants.

  Multiemployer Plans. The Company and CBC will assume or retain, as the case may be, any liability existing now or in the future arising under any Multiemployer Plan, including any withdrawal liability caused by the transactions contemplated by the Purchase Agreement.

INDEMNIFICATION

  Indemnification of the Company. Ralston has agreed to indemnify and hold harmless the Company and Brands, and after Closing, CBC, against any Loss suffered as a result of, among other things: any breach of any representation or warranty made by Ralston in the Purchase Agreement or in any other document, instrument or agreement entered into in connection therewith; any breach of any covenant made by Ralston in the Purchase Agreement or in any other document, instrument or agreement entered into in connection therewith; any shareholder or derivative suit brought by shareholders of Ralston that challenges the execution of the Purchase Agreement, the consummation of the transactions contemplated therein, or the retention or distribution by Ralston of the proceeds from the sale of all of the outstanding CBC Stock; the use, possession or ownership by CBC or Ralston of the Non-Productive Assets; any breach of the Confidentiality Agreement between Ralston and the Company dated January 1995; and the Retained Obligations.

  Ralston will pay the Company in full for any Loss suffered by the Company and Brands resulting from: (i) a breach of any representation or warranty relating to the ownership of the CBC Stock and the corporate status of CBC; (ii) a breach of any covenant of Ralston made in the Purchase Agreement; (iii) any item or matter which is the responsibility of Ralston in any other document, instrument or agreement entered into in connection therewith, including the Shareholder Agreement and the Ancillary Agreements; (iv) any shareholder or derivative suit brought by a shareholder or former shareholder of Ralston; or
(v) the Retained Obligations or the Non-Productive Assets.

  Ralston will pay the Company, for any other Loss for breach of representations and warranties for which indemnification is sought, fifty percent (50%) of all such Losses in excess of $10 million; provided, however, that the Company must deliver a Notice of Claim within ninety (90) calendar days of the discovery of any such breach.

  Indemnification of Ralston. The Company and, after Closing, CBC, will indemnify and hold Ralston harmless against any Loss suffered as a result of:
(i) any breach of any representation or warranty made by the Company and Brands in the Purchase Agreement; (ii) any breach of any covenant made by the Company, or, after the Closing, CBC, in the Purchase Agreement which cannot be remedied by the Company within a reasonable time after notice of such breach; (iii) any breach of the Confidentiality Agreement; (iv) any liability relating to the use, possession or ownership of CBC's assets, or the conduct of the business of CBC except to the extent such liability is a Retained Obligation or a Non-Productive Asset; and (v) any item or matter which is the responsibility of the Company and Brands in any other document, instrument or agreement entered into in connection with the Purchase Agreement.

  The obligation of the Company and Brands to pay Ralston for a Loss, or to cause CBC to pay for a Loss, shall be satisfied in full as such obligation is incurred.

SURVIVABILITY OF REPRESENTATIONS AND WARRANTIES

  The representations and warranties made by Ralston in the Purchase Agreement relating to ownership of the CBC Stock and the corporate status of CBC survive indefinitely. The representations and warranties of Ralston with respect to tax matters survive through the expiration of the applicable statute of limitations which relates to the matter which is the subject of the representation and warranty plus an additional sixty (60) days, and thereafter to the extent a claim is made prior to the expiration of such time. Representations and warranties of Ralston with respect to litigation and claims and environmental matters survive for a period of two (2) years following Closing and thereafter to the extent a claim is made prior to such expiration. All other representations and warranties survive for a period of one (1) year following Closing and thereafter to the extent a claim is made prior to such expiration.

  The representations and warranties of the Company and Brands survive a period of one (1) year following Closing and thereafter to the extent a claim is made prior to such expiration with respect to any breach of such representation or warranty; provided, however, that the representations and warranties made by the Company relating to the ownership of the IBC Equity and the corporate status of the Company survive indefinitely.

TERMINATION; AMENDMENT

  The Purchase Agreement may be terminated at any time before Closing by the mutual consent of the parties; by any party upon giving written notice to the other parties, if the notifying party is not obligated to close due to the failure of any of the conditions to close; or by either party if the Closing has not taken place on or before July 31, 1995.

  In the event either party fails or refuses to consummate the transactions contemplated by the Purchase Agreement after all of the conditions to Closing set forth therein have been met or waived, provided that the Purchase Agreement has not otherwise been terminated in accordance therewith, then the defaulting party shall immediately pay to the non-defaulting party $30 million in immediately available funds in full payment for all costs, expenses, damages and claims incurred by such non-defaulting party in connection therewith. The failure of the stockholders of the Company to approve the Acquisition and the issuance of the IBC Equity shall constitute a default by the Company requiring the payment of the $30 million to Ralston only in the event the Board of the Company fails to recommend to the stockholders of the Company to vote "for" the Acquisition and the issuance of the IBC Equity.

  Changes, modifications, amendments or additions to the Purchase Agreement will not be valid unless they are made in writing and signed by or on behalf of each party thereto.

                    DESCRIPTION OF THE SHAREHOLDER AGREEMENT

  The Shareholder Agreement will be entered into at Closing by and among the Company, RPC and VCS to provide for certain rights and restrictions with respect to the IBC Equity to be received by Ralston pursuant to the Purchase Agreement. Capitalized terms which are used under this section of this Proxy Statement and which have not previously been defined shall have the meanings given to them in the Shareholder Agreement, which is attached as an Exhibit to the Purchase Agreement.

STANDSTILL COVENANTS

  Unless specifically requested or permitted in writing in advance by the Chairman of the Board of the Company, or unless otherwise permitted in the Shareholder Agreement, Ralston will agree that until the sixth anniversary date of the Shareholder Agreement, it will not, directly or indirectly:

    (a) acquire, offer to acquire, or agree to acquire by purchase or otherwise, any IBC Securities except as a result of a stock split, stock dividend or similar recapitalization by the Company;

    (b) except in the ordinary course of business, acquire, offer to acquire, or agree to acquire by purchase or otherwise, any assets of the Company;

    (c) initiate, solicit, propose, seek to effect or negotiate, alone or with any other Person, (i) any form of business combination transaction involving the Company or any Affiliate thereof, or (ii) any restructuring, recapitalization or similar transaction with respect to the Company or any Affiliate thereof;

    (d) initiate, solicit, propose, seek to effect, negotiate, or announce an intent to make, alone or with any other Person, any tender offer, exchange offer, merger, consolidation or share exchange for any IBC Securities, or disclose an intent, purpose, plan or proposal with respect to the Company, any of its Affiliates or any IBC Securities inconsistent with the provisions of the Shareholder Agreement;

    (e) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to the Company or any of its Affiliates or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) involving the Company or any of its Affiliates;

    (f) initiate, solicit, or propose the approval of one or more stockholder proposals with respect to the Company or any of its Affiliates or induce or attempt to induce any other Person to initiate any such stockholder proposal;

    (g) form, join or in any way participate in a Group with respect to the IBC Securities;

    (h) except as expressly provided in the Shareholder Agreement, seek election to or seek to place a representative on the Board of Directors of the Company or any of its Affiliates or seek the removal of any member of the Board of Directors of the Company or any of its Affiliates;

    (i) except for participation on the Board of Directors of the Company, act in concert with any other Person to seek to affect the management or Board of Directors of the Company or any of its Affiliates or the business, operations or affairs of the Company or any of its Affiliates;

    (j) call or seek to have called any meeting of the stockholders of the Company or any of its Affiliates;

    (k) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in the Shareholder Agreement; or

    (l) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or advise, assist, encourage or influence any other Person to take any action with respect to any of the foregoing.

ISSUANCE OF IBC SECURITIES

  Notwithstanding the standstill provisions of the Shareholder Agreement, during the term of the Shareholder Agreement, if the Company issues any IBC Securities in a public offering (other than a public offering of Ralston's IBC Equity) or as consideration in an acquisition, Ralston may purchase in one or more open market transactions or otherwise, that number of shares necessary to bring its percentage of ownership in the Company back to the same level as immediately prior to such offering or acquisition.

VOTING OF IBC EQUITY

  Ralston will agree that during the term of the Shareholder Agreement, with respect to the election of directors of the Company, each class of IBC Equity owned by Ralston shall be voted: (i) "for" the nominees recommended by the Board, provided the Company is in compliance with the terms of the Shareholder Agreement; (ii) in accordance with the recommendation of the Board of the Company on each proposal of a security holder pursuant to Rule 14a-8 under the Exchange Act, so long as the subject matter of such proposal does not fall within the proviso set forth below; and (iii) with respect to all other matters requiring a vote of the IBC Equity, "for" any proposal in the same proportion as the votes cast "for" such proposal by the holders of the IBC Securities of the same class (excluding the IBC Equity owned by Ralston), and "against" any proposal in the same proportion as the votes cast "against" such proposal by the holders of each such class of IBC Securities (excluding the IBC Equity owned by Ralston) and that with respect to broker non-votes and abstentions, each class of IBC Equity owned by Ralston will be voted in the same proportion as votes deemed "for," "against" or "abstain," giving effect to broker non-votes and abstentions as required under the laws and rules then applicable; provided, however, that Ralston will retain the right to vote its IBC Equity in any manner it sees fit with respect to any proposals for: (i) the merger of the Company or any subsidiary of the Company with or into any other corporation;
(ii) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company and all of its subsidiaries taken together as a single business; or (iii) the creation of any other class of stock with voting rights.

TRANSFER OF IBC EQUITY

  Restrictions on Transfer. During the term of the Shareholder Agreement, Ralston will agree that it will not, and it will cause each of its Affiliates who acquire IBC Equity not to, Transfer any IBC Equity, except for:

    (a) a Transfer of some or all of the IBC Equity pro rata to all of the holders of the Ralston stock as a dividend or distribution or similar transaction;

    (b) a Transfer of some or all of the IBC Equity to an Affiliate of Ralston, provided that such Affiliate shall agree to the provisions of the Shareholder Agreement and Ralston will remain liable for the performance by such Affiliate of its obligations under the Shareholder Agreement;

    (c) a Transfer of some or all of the IBC Equity in accordance with the incidental registration rights provisions of the Shareholder Agreement;

    (d) a Transfer of some or all of the IBC Equity in any tender offer, self-tender, exchange offer, going private transaction or other transaction involving a Transfer which is recommended to stockholders of the Company by the Board;

    (e) a Transfer of some or all of the IBC Equity in accordance with the demand registration rights provisions of the Shareholder Agreement; and

    (f) a Transfer of some or all of the IBC Equity allowed under Rule 144 of the Securities Act.

  Other Transfers. In the event Ralston desires to Transfer the IBC Equity in a manner not specifically permitted above, Ralston will have the right to submit a written Notice of Intention to the Company. In the event the Company declines to purchase the IBC Equity described in the Notice of Intention, and if, in the sole and absolute discretion of the Company, the Chairman of the Board of the Company notifies Ralston in writing that such Transfer may occur, the Transfer may proceed strictly in accordance with Ralston's Notice of Intention and with any terms and conditions imposed by the Company on such Transfer and the transferee.

RIGHT OF FIRST OFFER

  Sales by Ralston. Except for certain of the enumerated Transfers including Transfers to Affiliates or to its stockholders, during the term of the Shareholder Agreement, Ralston may not sell any shares of IBC Equity to any Person unless it has first made an offer (the "First Offer") to sell such shares to the Company. The First Offer must be set forth in the form of a notice made in writing (the "Notice of Intention") to the Company setting forth: (i) Ralston's desire to make a sale; and (ii) the number of shares of IBC Equity proposed to be sold (the "Offered Shares").

  Upon receipt of the Notice of Intention, the Company will have the right to purchase the Offered Shares at the IBC Market Price (as defined in the Shareholder Agreement, which definition varies from the definition in the Purchase Agreement), at any time within twenty calendar days from the date of receipt of the Notice of Intention. The Company may assign its right to purchase the Offered Shares pursuant to a specific Notice of Intention to any Person.

REGISTRATION RIGHTS

  Demand Registration. During the term of the Shareholder Agreement, upon Ralston's written request specifying the intended manner of disposition (a "Demand Notice"), the Company will agree to use its best efforts to prepare and file with the Securities and Exchange Commission (the "Commission"), as expeditiously as possible, a Registration Statement on an available form for which the Company then qualifies and which legal counsel for the Company deems appropriate and which form is available for the sale of IBC Equity in accordance with the intended method of distribution thereof to permit an offering of some or all of the shares of IBC Equity then held by Ralston (a "Demand Registration").

  The Company will be obligated to effect up to a total of five Demand Registrations and will not be obligated to effect more than one Demand Registration in any twelve-month period (except that during each of the twelve-month periods commencing on the date of the Shareholder Agreement and on the fourth anniversary of the Shareholder Agreement, Ralston shall be entitled to request up to two Demand Registrations).

  If any Demand Registration involves an underwritten offering, then as many shares of IBC Securities that the Company elects may be included in such offering on the same terms and conditions as the IBC Equity; provided, however, that if the managing underwriter(s) advises Ralston and the Company that, in its judgment, the number of shares proposed to be included in such offering should be limited, then the total number of shares to be included in such offering will be determined by the managing underwriter(s) and the Company shall include in such offering first, all the shares of IBC Equity that Ralston proposes to sell, and second, all the shares of IBC Securities that the Company proposes to sell. Except as otherwise provided for in the Shareholder Agreement or the First Registration Rights Agreement, no person other than Ralston will be permitted to offer any IBC Securities under any Demand Registration without the prior written consent of Ralston.

  Incidental Registration. If the Company or any other Person at any time proposes to register any IBC Securities under the Securities Act (other than a registration of securities in connection with a merger, an acquisition, an exchange offer or an Employee Benefit Plan maintained by the Company or its Affiliates or on Form S-4 or S-8 or any successor or similar form), whether or not for sale for its own account, in a manner which would permit registration of the IBC Equity for sale to the public under the Securities Act, it must give written notice to Ralston (to the extent permitted by such other Person's contractual registration rights, if any) of its intention to do so at least thirty calendar days prior to the anticipated filing date of a Registration Statement relating to such registration (an "Incidental Notice"). Such Incidental Notice will offer Ralston the opportunity to include in such Registration Statement that number of shares of IBC Equity as Ralston may request. The Company must use its best efforts to effect the registration under the Securities Act of all shares of IBC Equity which the Company has been so requested to register; provided, however, that
(i) if such registration involves an underwritten offering, Ralston must sell its IBC Equity requested to be included in such registration to the underwriter(s) selected by the Company on the same terms and conditions as apply to other Persons, including the Company, and (ii) if, at any time after receiving a reply from Ralston to an Incidental Notice, and prior to the effective date of the Registration Statement filed in connection with such registration, the Company decides for any reason not to register any shares of IBC Securities, the Company will notify Ralston and thereupon be relieved of its obligation to register any IBC Equity in connection with such registration.

  Third Party Registration Rights. The provisions of the Shareholder Agreement will be, in all cases, subject to the contractual registration rights granted by that certain Registration Rights Agreement dated July 23, 1991 by and among the Company, Mezzanine Investment Limited Partnership-8, 1987 Merchant Investment Partnership, Merchant LBO, Inc. and GKB IX, L.P.

  Registration Expenses. Except as otherwise provided in the Shareholder Agreement, all expenses incident to the Company's performance of or compliance with the Shareholder Agreement to effect five (5) Demand Registrations will be borne by the Company, including, without limitation: all federal registration and filing fees; fees and expenses of compliance with securities or blue sky laws (provided, however, that the Company will not be obligated to pay the fees and disbursements of counsel for the underwriters or Ralston in connection with blue sky qualifications of the IBC Equity under the laws of such jurisdictions as the managing underwriter(s) may designate); printing, messenger, telephone and delivery expenses; fees and disbursements of legal counsel for the Company; fees and disbursements of all independent certified public accountants of the Company; NASD fees and disbursements of the underwriters (provided, however, that in all cases Ralston will pay all costs of discounts, commissions, spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the IBC Equity being sold by Ralston); fees and expenses of other Persons retained by the Company; and certain other listing or quotation fees and expenses required to be made pursuant to the Shareholder Agreement in connection with the Registration Statement.

INDEMNIFICATION

  Ralston will agree to indemnify and hold harmless the Company, its Affiliates and Associates (each such Person referred to as an "IBC Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) (each a "Loss") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary, final or summary prospectus covering any IBC Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of Ralston for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or such amendment or supplement thereto, or such document incorporated by reference.

  The Company will agree to indemnify and hold harmless Ralston and its Affiliates and Associates (each such Person referred to as a "Ralston Indemnified Party") from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary, final or summary prospectus covering any IBC Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such Losses arise out of or are based solely upon any such untrue statement or omission or allegation thereof based upon written information provided by or on behalf of Ralston for inclusion in such Registration Statement, preliminary, final or summary prospectus, or such amendment or supplement thereto, or such document incorporated by reference; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) Ralston failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of the IBC Equity covered by the Registration Statement to the Person asserting such Loss, and (ii) the final prospectus would have corrected such untrue statement or omission and, provided, further, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or omission in the final prospectus, if such untrue statement or omission is corrected in an amendment or supplement to the final prospectus and if, having previously been furnished by or on behalf of the Company with copies of the final prospectus as so amended or supplemented, Ralston thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of the IBC Equity to the Person asserting such Loss who purchased such IBC Equity which is the subject thereof.

CALL RIGHTS

  At any time during the one-year period commencing on the fifth anniversary date of the Shareholder Agreement, the Company will have the right to acquire all, but not less than all, of the IBC Equity then owned by Ralston at a purchase price equal to one hundred and ten percent (110%) of the IBC Market Price of the IBC Equity then owned by Ralston (such right to acquire the IBC Equity is referred to as the "IBC Call"). The Company must notify Ralston of its election to exercise the IBC Call (a "Call Notice"), which Call Notice will contain the Company's notice of election to purchase such shares subject to the IBC Call, the purchase price of the shares subject to the IBC Call, and the date estimated for consummation of the purchase and sale. The Company may assign the right to purchase such shares subject to the IBC Call to any Person.

RALSTON'S RIGHT TO NOMINATE DIRECTORS TO THE COMPANY'S BOARD

  The Company will agree that (i) effective as of Closing, the Company will nominate and appoint Mr. William P. Stiritz, Chairman of the Board, President and Chief Executive Officer of RPC, and Mr. James R. Elsesser, Vice President and Chief Financial Officer of RPC, to the Board of the Company, one to hold office until the 1996 Annual Meeting of the Company's stockholders and one to hold office until the 1997 Annual Meeting of the Company's stockholders, and
(ii) the nominee chosen by Ralston to serve in the 1996 class shall be nominated and elected to an additional term of not less than two years at the 1996 Annual Meeting of the Company's stockholders. There will be no obligation of the Company under the terms of the Shareholder Agreement to nominate any Ralston representatives after such terms expire.

RESTRICTIONS ON ISSUING PREFERRED STOCK

  The Company will agree that during the term of the Shareholder Agreement, so long as Ralston owns 15% or more of the IBC Securities, the Company will not issue to any Person any shares of preferred stock of the Company which possess voting rights which are greater than the equity interest represented by such shares of preferred stock.

REDUCTION OF OWNERSHIP OF IBC SECURITIES

  Ralston will agree that on the fifth anniversary of the date of the Shareholder Agreement its ownership of IBC Securities shall be no more than 14.9% of the total outstanding shares of the IBC Securities.

  A copy of the proposed Shareholder Agreement is attached as an Exhibit to the Purchase Agreement.

                    DESCRIPTION OF THE ANCILLARY AGREEMENTS

  Headquarters Lease Agreement. Pursuant to the proposed terms of a Lease Agreement, Ralston will lease to CBC 23,576 square feet on one floor of the CBC headquarters building in St. Louis, Missouri for up to one year at no charge. CBC, as lessee, will have free access to the Ralston cafeteria and parking lot adjacent to the building serving the leased premises.

  Research and Development Lease Agreement. Pursuant to the proposed terms of a Lease Agreement, Ralston will also lease to CBC 35,703 square feet constituting the CBC research and development laboratory in St. Louis, Missouri for up to two years at no charge. CBC, as lessee, will have free access to the Ralston cafeteria and parking lot adjacent to the building serving the research and development premises.

  Transition Services Agreement. The proposed Transition Services Agreement between Ralston and CBC will generally provide that Ralston will provide to CBC, at no charge, for up to two years after Closing, those data processing services and access to the Ralston management information system, as was available to CBC immediately prior to Closing. The Transition Services Agreement also will provide that Ralston will provide certain services to CBC after Closing at Ralston's cost, including, among other things, assistance with employee benefit plan administration.

  Non-Competition Agreement. The Non-Competition Agreement between the Company and Ralston will provide that Ralston will not attempt to purchase or establish a business that would compete with the Company and CBC's wholesale bakery business for a period of five years following Closing.

  Tax Sharing Agreement. Through the date of Closing, the results of operations of CBC will be included in Ralston's consolidated United States federal income tax returns and in certain state consolidated and combined income tax returns. The Company and Ralston will enter into a Tax Sharing Agreement that, among other things, will provide for the allocation of federal, state, local and foreign tax liabilities and benefits for all periods through the date of Closing. In general, the Tax Sharing Agreement will provide that Ralston will be liable for all federal and state income taxes attributable to CBC (including any tax liabilities resulting from the audit or other adjustment of previously filed tax returns) which relate to periods up to and including the date of Closing. The Tax Sharing Agreement will also provide generally that Ralston will be liable for all other taxes due from CBC (including any tax liabilities resulting from the audit or other adjustment of previously filed tax returns) which relate to periods up to and including the date of Closing, but only to the extent the amount of such other taxes exceeds the total accruals for such other taxes set forth in CBC's general ledger as of the date of Closing.

                   OPINION OF THE COMPANY'S FINANCIAL ADVISOR

  The Board retained Bear Stearns on March 11, 1994, to act as the Company's financial advisor in connection with a possible acquisition of CBC or any of its assets, operations or equity securities and to render an opinion to the Board as to the fairness of any such transaction, from a financial point of view, to the Company's stockholders. The Board selected Bear Stearns based on its qualifications, expertise and familiarity with the Company. On April 10, 1995, prior to the execution of the Purchase Agreement, Bear Stearns rendered its oral opinion (confirmed in a written opinion dated the date of mailing of this Proxy Statement) that, as of the date of such opinion, and subject to certain assumptions, procedures followed and matters and limitations set forth in such written opinion as described below, the Acquisition is fair, from a financial point of view, to the stockholders of the Company. The Board accepted Bear Stearns' fairness opinion and did not question Bear Stearns concerning the financial analysis underlying its opinion. The Bear Stearns' opinion was accepted without analysis because the Board was of the view that the central determinants of the value of CBC to the Company were the potential synergies between the two companies and the ability of the Company to return CBC to 1994 levels of profitability. The Board was familiar with management's projections relating to these two factors because the Board has previously analyzed the projections with management. At the time of delivering its opinion, Bear Stearns confirmed to the Board that management's projections were the primary factor in and were material to Bear Stearns in rendering the opinion. SEE "COMBINED OPERATIONS." A summary of the financial analysis underlying the opinion is provided below.

  THE FULL TEXT OF THE WRITTEN OPINION OF BEAR STEARNS DATED THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, BY BEAR STEARNS, IS INCLUDED AS APPENDIX C TO THIS PROXY STATEMENT. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY. BEAR STEARNS' OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. BEAR STEARNS WAS NOT REQUESTED TO OPINE AS TO, AND ITS OPINION DOES NOT ADDRESS, THE COMPANY'S UNDERLYING BUSINESS DECISION TO PROCEED WITH OR EFFECT THE ACQUISITION.

  In rendering its opinion, Bear Stearns, among other things: (i) reviewed this Proxy Statement in substantially the form hereof; (ii) reviewed RPC's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended September 30, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended December 31, 1994 and March 31, 1995; (iii) reviewed the Company's Annual Report to stockholders and Annual Reports on Form 10-K for the fiscal years ended on or about May 28, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended August 20, 1994, November 12, 1994 and March 4, 1995; (iv) reviewed certain operating and financial information, including financial projections, provided to it by the managements of the Company and CBC; (v) discussed with certain members of the Company's senior management its operations, historical financial statements, financial projections and future prospects, and their views of the projected costs savings, operational efficiencies and other financial opportunities resulting from the Acquisition; (vi) reviewed the historical prices and trading volume of the Common Stock of the Company and the Common Stock of Ralston-Continental Baking Group, which represents an indirect economic interest in CBC; (vii) reviewed publicly available financial data and stock market performance data of companies which Bear Stearns deemed generally comparable to CBC; (viii) reviewed the terms of recent acquisitions of companies which Bear Stearns deemed generally comparable to CBC; and (ix) conducted such other studies, analyses, inquiries, and investigations as Bear Stearns deemed appropriate. In addition, Bear Stearns discussed with certain members of CBC's senior management CBC's operations, historical financial statements, financial projections and future prospects.

  In connection with its review, Bear Stearns relied upon and assumed the accuracy and completeness of the financial and other information provided to it by the Company and CBC. With respect to the Company's and CBC's projected financial results, Bear Stearns assumed that such results were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and CBC as to expected future performance of the Company and CBC, respectively. Bear Stearns did not and does not assume any responsibility for the information or projections provided to it, and Bear Stearns has further relied upon the assurances of the managements of the Company and CBC that they are unaware of any facts that would make the information or projections provided to Bear Stearns incomplete or misleading. In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets of the Company or CBC. Bear Stearns' opinion was necessarily based on economic, market and other conditions, and the information made available to it, as of the date of the opinion.

  The following is a summary of the analysis undertaken by Bear Stearns in rendering the fairness opinion.

  Comparison with Selected Comparable Publicly Traded Companies. Bear Stearns reviewed and compared certain financial data of CBC and corresponding financial data, ratios and multiples for publicly traded companies engaged in businesses considered by Bear Stearns to be generally comparable to that of CBC. Specifically, Bear Stearns reviewed Flowers Industries, the Company and Tasty Baking (the "Comparable Companies"). Although the Comparable Companies were considered similar to CBC in some respects, none of the Comparable Companies possessed the same make-up, combination of businesses or other characteristics identical to those of CBC. In general, Bear Stearns observed that CBC performed poorly relative to the Comparable Companies. This review showed, among other things, that CBC's latest two-year historical net sales growth was minus 1.6%, compared with the mean for the Comparable Companies of positive 2.7%, and CBC's latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization

("EBITDA") margin was 3.9%, compared with a mean for the Comparable Companies of 8.7%. In addition, Bear Stearns compared certain valuation ratios of CBC based on an assumed purchase price of $475 million ($220 million cash consideration, approximately $253.8 million of the Company's common stock, i.e., 16.9 million shares at an assumed price of $15 per share, and assumption of $1.5 million of debt) (the "Assumed Purchase Price") to those of the Comparable Companies. This review showed, among other things, that the ratio of the Assumed Purchase Price to LTM net sales of CBC was 0.25x, compared with the harmonic mean of the ratio of debt, less cash, plus market value of equity ("Enterprise Value") to LTM net sales of the Comparable Companies of 0.54x, and that the ratio of the Assumed Purchase Price to LTM EBITDA was 6.4x for CBC, compared with a harmonic mean of the ratio of Enterprise Value to LTM EBITDA of the Comparable Companies of 6.2x. This analysis was also performed to adjust LTM EBITDA for the Company management's forecasted annual operating efficiencies of $100 million following complete integration of the acquisition, resulting in a pro forma multiple of Assumed Purchase Price to LTM EBITDA of 2.7x.

  Bear Stearns noted that multiples of EBIT and net income for the Acquisition were above the mean for the Comparable Companies; however, reflecting the forecasted operational efficiencies, such multiples were below such mean. Based upon the Company's management's forecasts for CBC, Bear Stearns noted that CBC's EBITDA, EBIT and net income were projected to decline for the Company's fiscal years 1995 and 1996, but thereafter were expected to return to levels of profitability similar to CBC's fiscal year 1994. Until such return to profitability, multiples of forecasted earnings would be higher than LTM levels and those of the Comparable Companies.

  Comparison with Selected Comparable Acquisitions. Bear Stearns compared the acquisition of CBC to five other historical acquisitions of similar businesses (the "Comparable Acquisitions") in terms of selected financial data and valuation ratios. The Comparable Acquisitions were management leveraged buyouts of the Company and of American Bakeries Company ("ABC"), Ralston's acquisition of CBC, the Company's acquisition of Merita/Cotton from ABC, and Anheuser-Busch's acquisition of Campbell Taggart, Inc. Bear Stearns noted that the latest of the Comparable Transactions closed in 1990. In general, Bear Stearns observed that CBC performed poorly relative to the acquired entities in Comparable Acquisitions. This review showed, among other things, that CBC's latest two-year historical sales growth was minus 1.6%, compared to the mean for the acquired companies in the Comparable Acquisitions of a positive 1.4%, and CBC's LTM EBITDA margin was 3.9%, compared to the mean for the acquired companies in the Comparable Acquisitions of 7.5%. In addition, Bear Stearns compared certain ratios in the acquisition of CBC to those of the Comparable Acquisitions. This review showed, among other things, that the ratio of the Assumed Purchase Price to LTM net sales for CBC was 0.25x, compared with the harmonic mean of the ratio of Enterprise Value to LTM net sales of the Comparable Acquisitions of 0.45x, and the ratio of the Assumed Purchase Price to LTM EBITDA was 6.4x for CBC, compared with a harmonic mean of the ratio of Enterprise Value to LTM EBITDA of the Comparable Acquisitions of 6.0x. This analysis was also performed to adjust LTM EBITDA for the Company management's forecasted annual operating efficiencies of $100 million, resulting in a pro forma multiple of Assumed Purchase Price to LTM EBITDA of 2.7x.

  Bear Stearns noted that multiples of EBIT and net income for the Acquisition were above the mean for the Comparable Acquisitions; however, reflecting the forecasted operational efficiencies, such multiples were below such mean. Based upon the Company management's forecasts for CBC, Bear Stearns noted that CBC's EBITDA, EBIT and net income were projected to decline for the Company's fiscal years 1995 and 1996, but thereafter were expected to return to levels of profitability similar to CBC's fiscal year 1994. Until such return to profitability, multiples of forecasted earnings would be higher than LTM levels and those of the Comparable Acquisitions.

  Discounted Cash Flow. Bear Stearns prepared a discounted cash flow calculation for the acquisition of CBC by the Company. Discounted cash flow is used to calculate a valuation of a corporate entity by capitalizing the estimated future free cash flows of such corporate entity and discounting such aggregated results back to the present. Using the projections prepared by the management of the Company with respect to the financial performance of CBC and potential operating efficiencies to be achieved in the Acquisition (which are set forth under the heading "COMBINED OPERATIONS"), Bear Stearns calculated the present value of the cash flows generated by an acquisition of CBC by the Company, using a range of discount rates of 10% to 14% and perpetual growth rates of 0% to 4%. Based on the rates that Bear Stearns considered most applicable, Bear Stearns calculated that the present discounted value of the cash flows generated by the Company from an acquisition of CBC was in excess of the Assumed Purchase price.

  Pro Forma Financial Impact. Bear Stearns analyzed the impact of the Acquisition on the Company's projected earnings per share. This analysis was based on projections provided by the management of the Company and included forecasted operating efficiencies that the Company's management expects to achieve following the Acquisition. Based on management's projections, such analysis showed accretion (dilution) in the Company's earnings per share of (53.3%), 10.5% and 67.0%, for projected fiscal years ending May 31, 1996, 1997 and 1998, respectively.

  Historical Stock Trading. Bear Stearns reviewed the historical public trading prices of the Common Stock of Ralston-Continental Baking Group (the "CBG Stock") a class of equity of RPC intended to reflect the financial performance of CBC. Using these historical stock prices, Bear Stearns calculated an imputed Enterprise Value for CBC (using publicly available data as to the amount of net indebtedness allocated to CBC by RPC at each calendar year-end) on the date of the high and low stock prices for each of calendar years 1993, 1994 and 1995 (prior to the date of the announcement of the Acquisition). Bear Stearns compared the Assumed Purchase Price to these imputed Enterprise Values which ranged from a high of $806 million in 1993 to a low of $541 million in 1995. Bear Stearns noted that the trading value of the CBG Stock prior to the announcement of the Acquisition may not be indicative of the intrinsic value of CBC due to, among other factors, CBC's continuing decline in financial performance after the announcement, the ownership profile of the CBG Stock, and special characteristics of the CBG Stock.

  The summary set forth above of the analyses prepared by Bear Stearns does not purport to be a complete description of Bear Stearns' analyses. Bear Stearns has indicated to the Company that it believes that its analyses must be considered as a whole and that selecting portions of the factors considered and analyses performed by it, without considering all factors and analyses, could create an incomplete view of the processes underlying Bear Stearns' analyses and fairness opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. In its analyses, Bear Stearns made numerous assumptions which Bear Stearns considered reasonable with respect to the baking industry, general business and economic conditions and other matters, many of which are beyond the Company's and CBC's control. Any estimates contained therein are not necessarily indicative of actual value, which may be significantly more or less favorable than as set forth therein. Estimates of value for companies do not purport to be appraisals and do not necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Bear Stearns assumes no responsibility for their accuracy.

  Bear Stearns is an internationally recognized investment banking firm which is continually engaged in the valuation of businesses and their securities in connection with transactions and acquisitions and other purposes.

  In the ordinary course of its business, Bear Stearns may actively trade the equity securities of the Company and RPC for its own account and for the accounts of customers and, accordingly, may, at any time, hold long or short positions in such securities.

  For its services as financial advisor, the Company has paid Bear Stearns an initial fee of $100,000 and has agreed to pay Bear Stearns a fee of $500,000 for rendering its opinion in connection with the Acquisition.
A fee of $3,800,000 will be payable to Bear Stearns at Closing, against which any of the above amounts previously paid shall be credited. The Company has also agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, and to indemnify Bear Stearns and certain related parties against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws. If the Acquisition is not consummated, and the Company receives the termination fee described under "DESCRIPTION OF THE PURCHASE AGREEMENT--TERMINATION," the Company has agreed to pay Bear Stearns 15% of such fee, net of any unreimbursed transaction expenses.

  George K. Baum & Company, an investment banking firm, has rendered investment advisory services to the Company in connection with the Acquisition for which it will receive a fee of $700,000. George K. Baum & Company will not render a report, opinion or appraisal to the Company in connection with the Acquisition. SEE "CERTAIN TRANSACTIONS."

                               REGULATORY MATTERS

HART-SCOTT-RODINO ACT FILINGS

  Pursuant to the Purchase Agreement, the obligations of the Company and Ralston to consummate the Acquisition are subject to, among other things, the termination or expiration of the waiting period applicable under the HSR Act. Under the HSR Act, the Acquisition may not be consummated unless certain information has been furnished to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied.

  The Company submitted its initial filing under the HSR Act on January 13, 1995. RPC submitted its HSR Act filing on or about January 11, 1995, and amended that filing the following week. The Antitrust Division notified the Company and RPC that it would review the Acquisition and the Company and RPC jointly met with the Antitrust Division on February 7, 1995. The Antitrust Division issued a second request for information under the HSR Act to each of the Company and RPC on February 10, 1995.

  The Company subsequently met with the Antitrust Division to negotiate the scope and requirements of the second request on February 16, 1995, March 28, 1995 and March 30, 1995.

  The Antitrust Division issued civil investigative demands for depositions of the Company's Chief Executive Officer and General Managers of the Glendale, Chicago and Peoria plants. Mr. Sullivan testified on April 18, 1995, and the three General Managers testified on May 17, 18 and 19, 1995, respectively. The Company and RPC made filings intended to comply with the second request on May 26, 1995. The 20 day waiting period with respect to such request has expired.

  Representatives of the Company and RPC met with representatives of the Antitrust Division on May 31 and June 12, 1995. A further meeting is scheduled for June 26, 1995.

  Notwithstanding the termination of the waiting period under the HSR Act, neither the FTC nor the Antitrust Division nor any other person is precluded, at any time before or after Closing, from taking action under the antitrust laws, including seeking to enjoin the consummation of the Acquisition. Based upon information available to them, the management of the Company and RPC believe that the Acquisition can be effected in compliance with antitrust laws; however, it is not possible to predict whether a challenge to the Acquisition by the FTC, the Antitrust Division or any other person on antitrust grounds will be made or, if any such challenge were made, the result thereof.

  It is possible that at the time of the Special Meeting, clearance from the Antitrust Division to close the Acquisition will not have been obtained. Nevertheless, the Company intends to hold the Special Meeting and thereafter, assuming approval of the Acquisition Proposal by the stockholders, close the Acquisition as soon as possible following termination or expiration of the applicable waiting period or receipt of clearance from the Antitrust Division.

                                   LITIGATION

  On January 20, 1995, CBC and Ralston were served with two substantially identical complaints filed in the Missouri Circuit Court of St. Louis, Missouri, and styled Attanasio v. Ralston Purina Company No. 954-00010, and Haenel v. Ralston Purina Co. No. 954-00009. Both actions purport to be brought by and on behalf of all shareholders (other than the defendants) of CBC, and are filed against CBC, Ralston and all the directors of each, and allege that the defendants have engaged in unfair dealing and otherwise breached their duties to CBC's shareholders by improperly proposing to sell CBC to the Company for less than adequate consideration. Both actions seek to enjoin the sale to the Company, as well as damages. The Haenel action includes Brands as a defendant. A similar suit, styled Goodsene v. Stiritz No. 952-00416, was filed in the same court against Ralston's and CBC's directors (and purportedly against two non-existent entities, "Ralston Purina Group" and "Continental Baking Group") on February 15, 1995. No discovery has occurred in any such action, and the court has not determined that either may proceed as a class action. CBC believes that all actions were intended to be filed on behalf of all shareholders (other than defendants) of a class of Ralston common stock, denominated the "Ralston-Continental Baking Group" common stock, and that CBC and its directors are not proper parties to any such action. Pursuant to the terms of the Purchase Agreement, these actions will not constitute a reason for any party to fail or refuse to close the transactions contemplated under the Purchase Agreement.

  On September 27, 1994, CBC was served with a subpoena by the Dallas, Texas office of the Antitrust Division requiring it to produce records to a Federal Grand Jury. The subpoena sought information regarding the sale of bread and bread products (including snack cakes), principally in the State of Texas, during the period from January 1, 1986 to the present. On April 3, 1995, CBC was advised that it was one of the "targets" of the Grand Jury's investigation. CBC has furnished the information called for by subpoena. CBC does not believe that it (or its employees) has engaged in any unlawful activity relating to this investigation.

  On September 27, 1994, the Company was also served with a document subpoena by the Dallas, Texas office of the Antitrust Division requiring it to produce records to a Federal Grand Jury. The Company supplied certain requested documents on October 13, 1994 and continues to supply information to the Federal Grand Jury. The Company does not believe that it (or its employees) has engaged in any unlawful activity relating to this investigation.

                CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS

SIGNIFICANT OWNERSHIP OF COMMON STOCK BY RALSTON

  The consummation of the transactions contemplated by the Purchase Agreement will change the nature of the Company's ownership structure from one in which no single stockholder holds more than 14% of the outstanding Common Stock to one in which Ralston will own approximately 46% of the outstanding Common Stock. However, as discussed elsewhere in this Proxy Statement, pursuant to the terms of the Shareholder Agreement, Ralston will be restricted in its ability to exert control over the Company and will be required to distribute, or otherwise dispose of, within five years after Closing, a sufficient number of shares of the Company so that its ownership at the fifth anniversary date of the Shareholder Agreement is no more than 14.9% of the total outstanding shares of Common Stock at that time. In order to facilitate the distribution of the IBC Equity by Ralston, the Company will grant to Ralston, pursuant to the terms of the Shareholder Agreement, five demand registration rights. The distribution pursuant to registered public offerings of the IBC Equity over the five years after Closing may affect the market price of the Company's Common Stock during the periods that the IBC Equity is being distributed. Pursuant to the terms of the Shareholder Agreement, Ralston will be required to vote the IBC Equity in a manner which will reduce significantly its ability to influence the Company.

  Immediately following the consummation of the Acquisition, the composition of the Company's Board will change, as discussed elsewhere in this Proxy Statement, with Messrs. Stiritz and Elsesser being appointed as Directors. There will not be any significant change in the management of the Company. SEE "DESCRIPTION OF THE SHAREHOLDER AGREEMENT."

DILUTION

  The issuance of the IBC Equity will cause a dilution in the voting rights of the existing stockholders of the Company. Following Closing, the issued and outstanding shares of the Common Stock held by the current stockholders will be reduced to approximately 54% of the total issued and outstanding shares of the Common Stock. At May 24, 1995, the Company had 19,635,928 shares of Common Stock outstanding, and after Closing there will be 36,559,005 shares of Common Stock outstanding.

  On March 4, 1995, each share of Common Stock had a net book value of $9.92, calculated on a historical basis. After Closing, each share of Common Stock will have a pro forma net book value of $12.10. However, it is anticipated that the issuance of the IBC Equity will result in a dilution in the earnings per share for the Company's stockholders. SEE "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS."

STOCKHOLDER DISTRIBUTIONS

  The continued payment of dividends on the Common Stock will depend on the performance of the combined companies after Closing. If the Company is unable to stabilize CBC's financial performance in the foreseeable future, then the payment of dividends could be adversely affected. SEE "COMPANY COMMON STOCK INFORMATION." Under certain circumstances, covenants in the New Credit Facility may restrict the payment of dividends by the Company. However, it is the Company's belief that such restrictions are no more onerous than the restrictions contained in the Company's prior credit agreement. SEE "THE ACQUISITION PROPOSAL--FINANCING FOR THE TRANSACTION--COVENANTS."

CAPITALIZATION OF THE COMPANY

  After the Acquisition, the Company will have approximately $440 million in long-term debt outstanding and stockholders' equity of approximately $440 million. SEE "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS." The amount of debt outstanding will have important consequences to the holders of the Common Stock, including the following: (i) dedication of a large portion of the Company's cash flow from operations to pay principal and interest on its debt obligations, which will limit the funds available to the Company for its operations and future business opportunities; and (ii) impairment of the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate or other purposes. If the Company is unable to stabilize CBC's financial performance it could affect the Company's ability to service its indebtedness which would have an adverse effect on the Company and the market value and the marketability of the Common Stock.

CHALLENGES OF BUSINESS INTEGRATION

  CBC has experienced net losses in fiscal years 1994 and 1993. SEE "CBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." The Company will seek to reverse such losses by, among other things, reducing operating costs through improved operating efficiencies and economies of scale. Although the Company expects to be able to achieve such efficiencies and economies, the combination of CBC and Brands will require integration of each company's administrative, finance, sales and marketing organizations, and to some extent, the integration of each company's distribution systems. This will require substantial attention from the Company's management team. While management has significant experience in integrating acquired operations, a transaction of this size may divert management attention and any difficulties encountered in this more complex transaction could have an adverse impact on the revenues and operating results of the combined companies. Additionally, attempts to achieve economies of scale through cost cutting may, at least in the short-term, have an adverse impact upon the combined companies' operations.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences to the Company and its stockholders resulting from the Acquisition is for general information only. This summary is based upon laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change. This discussion does not cover all aspects of federal taxation that may be relevant and it does not address state, local, foreign or other tax laws.

  Neither the Company nor Brands should be required to recognize income or gain as a result of the acquisition of all of the outstanding CBC stock. The parties presently intend for the Company to acquire a portion of the CBC stock in exchange for the IBC Equity and for Brands to acquire the remaining outstanding CBC stock for cash. The tax basis of the CBC stock acquired by the Company will be equal to the fair market value of the IBC Equity transferred to Ralston in exchange for the CBC stock. The tax basis of the CBC stock acquired by Brands will be equal to the amount of cash paid by Brands for such CBC stock.

  There will be no federal tax consequences to the holders of the Common Stock of the Company in connection with the Acquisition.

                  APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

  Stockholders of the Company who do not vote in favor of any of the Proposals will not have the right to seek payment in cash of the fair market value of their shares of Common Stock pursuant to Section 262 of the Delaware General Corporation Law.

                   ASSET EXCHANGE BETWEEN THE COMPANY AND CBC

  On January 23, 1994, the Company exchanged its cake baking and distribution business in Alaska, Hawaii, California, Oregon and Washington, operated from the Company's Los Angeles, California cake bakery, together with certain assets relating to the business (the "Dolly Madison Assets"), for CBC's bread and roll baking and distribution business in the State of Florida operated from CBC's Tampa, Florida bread bakery together with certain assets relating to the business (the "Wonder Bread Assets"). In addition to the exchange of the Dolly Madison Assets and the Wonder Bread Assets, CBC paid to the Company $5.8 million in cash, as adjusted in accordance with the terms of the Asset Exchange Agreement between the Company and CBC.

                                      LOGO

                              COMBINED OPERATIONS

  If the Acquisition is approved in the form generally summarized herein, the combined companies will own 66 bakeries located in 32 states, employ approximately 35,000 people and have combined revenues of approximately $3 billion. The Company does not presently anticipate significant reductions or eliminations in CBC's field operations, but does expect significant reductions in CBC's corporate office staff in St. Louis, Missouri. Although the Company is optimistic about the prospects of the combined companies, there can be no assurance that the cost savings and synergies which the Company expects to realize as a result of the Acquisition will in fact be realized.




  The following summarizes certain financial projections developed by the Company's management. The projections were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission (the "Commission") or the guidelines established by the American Institute of Certified Public Accountants regarding projections and are included in this Proxy Statement only because such information was available to the Company's management. The Company's independent auditors have not examined or compiled the projections herein and, accordingly, assume no responsibility for them.

  The projections are based, among other things, on the payment at Closing of $220,000,000 in cash and the IBC Equity to Ralston pursuant to the terms of the Purchase Agreement. The projections are also based on numerous estimates and other assumptions which are subject to significant business, economic and competitive uncertainties, contingencies and risks, all of which are difficult to quantify and many of which are beyond the control of the Company. There can be no assurance that the synergies or results of operations will, in fact, be realized. AS THERE IS UNCERTAINTY TO WHETHER THE RESULTS CONTEMPLATED BY SUCH PROJECTIONS WILL BE REALIZED, THE STOCKHOLDERS SHOULD NOT BASE THEIR DECISION AS TO WHETHER TO VOTE FOR THE ACQUISITION PROPOSAL SOLELY ON THE FINANCIAL PROJECTIONS. The Company undertakes no obligation to update, revise or modify the financial projections after the date of this Proxy Statement.

                                ($ IN MILLIONS)
                                      CBC

                                     YEAR ENDED
                                    SEPTEMBER 24,
                                        1994       YEAR 1    YEAR 2    YEAR 3
                                    ------------- --------  --------  --------
Net Sales(/1/).....................   $1,948.6    $1,948.6  $2,007.1  $2,067.3
Operating Cash Flow Margin(/2/)....       4.95%       2.60%     3.80%     4.95%
                                      --------    --------  --------  --------
Operating Cash Flow (Before
 Synergies)........................       96.5        50.7      76.3     102.3
Synergies(/3/).....................         --        50.0      75.0     100.0
                                      --------    --------  --------  --------
Operating Cash Flow................   $   96.5    $  100.7  $  151.3  $  202.3
                                      ========    ========  ========  ========

                                  THE COMPANY

                                       YEAR ENDED
                                      JUNE 3, 1995
                                      (ESTIMATED)   YEAR 1    YEAR 2    YEAR 3
                                      ------------ --------  --------  --------
Net Sales(/1/).......................   $1,200.0   $1,236.0  $1,273.1  $1,311.3
Operating Cash Flow Margin(/2/)......       7.50%      7.50%     7.50%     7.50%
                                        --------   --------  --------  --------
Operating Cash Flow..................   $   90.0   $   92.7  $   95.5  $   98.3
                                        ========   ========  ========  ========

                              COMBINED COMPANIES

                           BASE
                           YEAR     YEAR 1    YEAR 2    YEAR 3
                         --------  --------  --------  --------
Net Sales(/1/).......... $3,148.6  $3,184.6  $3,280.2  $3,378.6
Operating Cash Flow
 Margin(/2/)............     5.92%     4.50%     5.24%     5.94%
                         --------  --------  --------  --------
Operating Cash Flow
 (Before Synergies).....    186.5     143.4     171.8     200.6
Synergies(/3/)..........       --      50.0      75.0     100.0
                         --------  --------  --------  --------
Operating Cash Flow..... $  186.5  $  193.4  $  246.8  $  300.6
                         ========  ========  ========  ========

                   YEAR 1    YEAR 2    YEAR 3
                  --------  --------  --------
Operating Cash
 Flow............ $  193.4  $  246.8  $  300.6
Depreciation and
 Amortization....   (122.2)   (127.2)   (127.6)
                  --------  --------  --------
Earnings Before
 Interest and
 Taxes...........     71.2     119.6     173.0
Interest(/4/)....    (39.4)    (35.1)    (27.5)
                  --------  --------  --------
Pre-tax Income...     31.8      84.5     145.5
Income Tax(/5/)..    (17.6)    (38.4)    (62.5)
                  --------  --------  --------
Net Income....... $   14.2  $   46.1  $   83.0
                  ========  ========  ========

- -------
(1) Net sales are estimated to grow at a rate of 3% per year, except for year 1 of CBC. There can be no assurance of the growth rate, if any, of CBC, the Company or the combined companies. Actual net sales may be higher or lower than the amounts indicated.
(2) Operating cash flow margin represents the percentage of net sales after deducting from net sales the cost of products sold; selling, general and administrative expense; and advertising and promotion expense excluding depreciation, amortization and restructuring charges. CBC's cost of products sold; selling, general and administrative expense; and advertising and promotion expense are principally extrapolated from historical amounts. IBC's cost of products sold; selling, general and administrative expense; and advertising and promotion expense are based on an estimated historical percentage of net sales. There can be no assurance as to the actual cost of products sold; selling, general and administrative expense; or advertising and promotion expense.
(3) Synergies consist primarily of cost savings in corporate overhead, advertising and promotion spending, product sourcing and improved utilization of production facilities. There can be no assurance that the synergies or cost savings will be achieved or, if achieved, the amounts thereof.
(4) Based upon an estimated effective interest rate on the New Credit Facility of 8.5%, of which there can be no assurance.
(5) Based upon an assumed statutory federal and state income tax rate of 39.5%, which may be subject to change.

                    CBC MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL REVIEW

  The following discussion is a summary of the key factors RPC and CBC management considers necessary in reviewing CBC's results of operations, liquidity and capital resources. The discussion should be read in conjunction with the financial statements of CBC and related notes.

HIGHLIGHTS AND OUTLOOK

  CBC had a net loss of $3.0 million in 1994 compared to a net loss of $27.9 million in 1993 and net earnings of $68.8 million in 1992. The 1994 loss includes a provision for restructuring of $9.6 million, after taxes. The 1993 loss includes charges of $79.1 million, after taxes, for the cumulative effect of accounting changes related to postretirement benefits other than pensions and income taxes. The 1992 earnings include a restructuring provision of $8.4 million, after taxes. Excluding these items, earnings declined $44.6 million in 1994 and $26.0 million in 1993.

  The markets in which CBC competes are mature and highly competitive and are sensitive to pricing and promotion. Most of the production and distribution workforce belong to organized labor unions.

  Future performance of CBC is dependent on arresting volume declines, implementing cost reductions, the ability to raise prices, maintaining competitive promotion and pricing practices and new product introductions. Historically, CBC has responded to these market conditions by introducing new breads, snack cakes and breakfast products, by consolidating and improving production and by improving margins from pricing actions. However, performance has been hampered by strong, low price competition, the growth of in-store bakeries, weak market trends and the decline of convenience stores. Bread margins have been impacted by a shift from branded to private label products during recent years.

  The impact of problems described above has thus far exceeded the benefits of cost-reduction programs underway. CBC management continues to challenge the way it conducts business by looking for additional cost savings, ways to strengthen volume and opportunities to improve bottom line performance. CBC has experienced resistance to aspects of its cost-reduction initiatives by some unions; however, CBC expects to aggressively pursue these changes in contract talks in order to implement its cost saving objectives.

  Cost of products sold is somewhat dependent on commodity market prices. Prices may fluctuate due to weather conditions, government regulations, economic climate or other unforeseen circumstances. CBC manages exposure to changes in the commodities markets as considered necessary by hedging certain of its ingredient requirements such as flour and sweeteners. Commodity costs have represented 30 to 35% of the cost of products sold during the three year period ended September 24, 1994. Futures contracts were used to hedge approximately 10 to 25% of such commodity purchases, or 4 to 8% of cost of products sold, during that period.

OPERATING RESULTS

  Net sales decreased $48.4 million or 2.4% in 1994 from lower volume and the continuing shift to lower-margin products in bread, lower thrift store volume and higher promotional sales discounts. Sales declined .8% in 1993 from the shift to lower margin products in bread, lower thrift store volume and higher promotional sales discounts, partially offset by higher prices.

  Gross profit decreased 5.4% in 1994 and 2.4% in 1993. Cost of products sold as a percentage of sales was 50.6% in 1994 compared to 49.1% in 1993 and 48.3% in 1992. Lower sales combined with the high fixed cost operating structure as well as higher ingredient costs accounted for the higher cost percentage in the current year, more than offsetting the impact of cost reductions.

  Earnings before taxes, restructuring charges and cumulative effect of accounting changes, declined 86% in 1994. Lower sales combined with high fixed production and distribution costs accounted for the majority of the decline. Price increases insufficient to cover higher ingredient costs and inflationary increases in other costs also contributed to the decline. In 1993, earnings before taxes, and restructuring charges, declined 35% as bread products experienced a significant decline in operating profit as a result of an unfavorable product mix, lower thrift store volume and higher promotional sales discounts. Sweet baked goods operating profit improved due to cost reductions partially offset by lower thrift store volume and higher promotional sales discounts.

  CBC experienced an earnings before tax loss in the fourth quarter of 1994 of $8.8 million compared to earnings before taxes and cumulative effect of accounting changes of $23.7 million in the fourth quarter of 1993. Factors cited for the year and a $5.5 million pre-tax adjustment to prior year's workers' compensation claims accounted for the decline.

  Selling, general and administrative expenses increased 2.8% in 1994 and 2.3% in 1993. The increases in 1994 and 1993 approximate inflation rates. As a percentage of sales, such costs were 44.7%, 42.4% and 41.1% in 1994, 1993 and 1992, respectively, reflecting declining sales combined with CBC's high fixed cost distribution structure. The increases also reflect plant consolidation efforts and more centralized production of new products.

  CBC recorded tax benefits of 18.9% of pre-tax loss in 1994 compared to income tax provisions of 40.3% in 1993 and 41.8% in 1992. Tax provisions generally reflect statutory tax rates.

LIQUIDITY AND CAPITAL RESOURCES

  Cash flow from operations was $64.2 million in 1994 compared to $143.0 million in 1993 and $152.2 million in 1992. The decrease in 1994 cash flow from operations is primarily the result of lower cash earnings. CBC's working capital needs are minimal due to daily production and distribution of fresh product and fast receivable turnover. Current liabilities exceeded current assets by $10.4 million at September 24, 1994 compared to $19.3 million at September 25, 1993.

  Capital expenditures were $89.6 million, $90.1 million and $72.1 million in fiscal years 1994, 1993 and 1992, respectively. In 1995, capital expenditures are projected to be approximately $50 million which includes capital expenditures for cost reduction programs.

  CBC is part of RPC's centralized cash management system. The liquidity and capital resources of RPC provide financial and operating flexibility for CBC. Cash generated by CBC is used by RPC for various corporate purposes.

RESTRUCTURING ACTIVITIES

  The 1994 restructuring provision of $16.0 million, pre-tax, covers severance and related payroll costs for 365 headquarters and field employees who have been or will be laid off as part of CBC's continuing cost reduction program. As of September 24, 1994, 205 employees have been laid off and have begun receiving benefits which will total $9.5 million of which $1.4 million of benefits had been paid. CBC expects annualized cost reductions of $20 million, pre-tax, as a result of these actions. Pre-tax cost savings realized in the fourth quarter were $2.7 million.

  Provisions for restructuring in 1992 consisted of $6.7 million of severance and employee related costs, $3.2 million of other cash costs and $3.8 million of fixed asset writedown on expected disposition losses. The following summarizes activities related to such reserves:

                                                                   (IN MILLIONS)
      1992 restructuring provisions...............................     $13.7
      Cash exit costs incurred thru 9/24/94.......................      (3.8)
      Losses on disposal of fixed assets thru 9/24/94.............      (2.6)
      Provision reversal in 1993..................................      (2.6)
      Provision reversal in 1994..................................       (.5)
                                                                       -----
      Remaining reserve balance at 9/24/94........................     $ 4.2
                                                                       =====

  Activities related to the 1994 restructuring provision are expected to be completed in 1995.

  As a result of the restructuring actions covered by the 1992 provisions, pre-tax cost savings have been approximately $6 million and $5 million in 1994 and 1993, respectively. The ultimate annual reduction is expected to be $6 million.

ENVIRONMENTAL MATTERS

  The operations of CBC, like those of similar businesses, are subject to various federal, state and local laws and regulations intended to protect the public health and the environment, including air and water quality, underground fuel storage tanks, and waste handling and disposal. CBC has approximately 300 underground fuel storage tanks at various locations throughout the United States which are subject to federal and state regulations establishing minimum standards for such tanks and, where necessary, remediation of associated contamination. CBC is presently in the process of testing and evaluating, and, if necessary, removing, replacing or upgrading such tanks in order to comply with such laws. In addition, RPC has received notices from the United States Environmental Protection Agency, state agencies, and/or private parties seeking contribution, that it has been identified as a "potentially responsible party"
(PRP), under the Comprehensive Environmental Response, Compensation and Liability Act and CBC may be required to share in the cost of cleanup with respect to approximately three "Superfund" sites. CBC's ultimate liability in connection with those sites may depend on many factors, including the volume of material contributed to the site, the number of other PRP's and their financial viability and the remediation methods and technology to be used. While it is difficult to quantify the potential financial impact of actions involving environmental matters, particularly remediation costs at waste disposal sites and future capital expenditures for environmental control equipment, in the opinion of management, the ultimate liability arising from such environmental matters, taking into account established accruals for estimated liabilities, should not be material to the financial position of CBC, but could be material to results of operations or cash flows for a particular quarter or annual period.

QUARTERLY OPERATING RESULTS

  CBC incurred a net loss of $3.4 million for the 26 weeks ended March 25, 1995 compared to net income of $8.2 million for the 26 weeks ended March 26, 1994. Net loss for the current year includes a second quarter adjustment to reduce previously recorded restructuring provisions of $.8 million, after taxes. For the 13 weeks ended March 25, 1995, net earnings were $1.1 million, compared to $3.3 million for the same quarter in the prior year.

  Sales and gross profit declined for the 13 and 26 weeks ended March 25, 1995 on an unfavorable product mix in bread, lower sweet baked goods volume in the second quarter and higher promotional sales discounts in the first quarter. Cost of products sold as a percent of sales increased to 51.3% and 51.5% in the current 13 and 26 weeks, respectively, compared to 49.6% and 49.1% in 1994.

  Operating results decreased in the quarter and six months on the previously mentioned items and higher material and labor costs. CBC was unable to offset higher costs with price increases given current competitive conditions. These factors were partially offset by continued favorable results from cost reduction actions. Selling, general and administrative costs increased to 46.1% of sales in the current year 26 week period compared to 45.0% in the prior year on lower sales and increased route distribution costs, partially offset by administrative cost reductions. Advertising and promotion expense was 2.9% of sales compared to 4.4% in the prior year on lower spending.

  CBC's restructuring plan announced in June 1994 provided for the severance of 435 employees at a pre-tax cost of $16.0 million. The plan has been revised to cover only 360 employees at a pre-tax cost of $14.6 million. An adjustment to the restructuring provision of $1.4 million, pre-tax, was recorded in the second quarter. Annualized pre-tax cost savings are expected to be approximately $20 million. As of March 25, 1995, 209 employees have been severed under CBC's restructuring plan with $5.7 million of spending occurring in the quarter.

FINANCIAL CONDITION

  Cash used by operations in the 26 week period ended March 25, 1995 was $1.4 million compared to cash provided by operations of $35.8 million for the same period in the prior year. The current period was negatively impacted by significant fluctuations in working capital components. Net cash used for investing activities in the quarter was $34.4 million.

  Working capital was $35.5 million at March 25, 1995 compared to current liabilities in excess of current assets of $10.4 million at September 24, 1994.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

  The following unaudited pro forma consolidated balance sheet has been prepared by combining the unaudited consolidated balance sheets of the Company as of March 4, 1995 and of CBC as of March 25, 1995. The Acquisition is accounted for using the purchase method of accounting as if the Acquisition had occurred on March 4, 1995. Under this method, based upon a preliminary purchase price for CBC, the identifiable assets and liabilities of CBC have been adjusted to their estimated fair values and certain estimated costs to downsize and reorganize CBC operations have been accrued.

  The following unaudited pro forma consolidated statements of operations have been prepared by combining the consolidated statements of operations of (i) the Company for the fiscal year ended May 28, 1994 and CBC for the fifty-two weeks ended June 25, 1994 and (ii) the Company for the forty weeks ended March 4, 1995 and CBC for the thirty-nine weeks ended March 25, 1995. The consolidated statement of operations of CBC for the fifty-two weeks ended June 25, 1994 was derived by deducting the statement of operations for the thirteen weeks ended September 24, 1994 from the statement of operations for the fiscal year ended September 24, 1994 and adding the statement of operations for the thirteen weeks ended September 25, 1993. The consolidated statement of operations of CBC for the thirty-nine weeks ended March 25, 1995 was derived by deducting the statement of operations for the thirty-nine weeks ended June 25, 1994 from the statement of operations for the fiscal year ended September 24, 1994 and adding the statement of operations for the twenty-six weeks ended March 25, 1995. The Acquisition is accounted for using the purchase method of accounting as if the Acquisition had occurred on May 30, 1993. No cost savings and synergies which the Company expects to realize as a result of the Acquisition have been recognized in the pro forma consolidated statements of operations.

  The pro forma consolidated financial statements do not purport to represent what the Company's consolidated financial position or results of operations actually would have been had the Acquisition been completed on the dates for which the Acquisition is being given effect, nor is it necessarily indicative of future financial position or operating results of the Company. The pro forma consolidated financial statements should be read in conjunction with the accompanying notes and the historical financial statements of the respective companies and the related notes thereto. Certain reclassifications have been made to the historical financial statements of the Company and CBC in order to provide classifications appropriate to the pro forma financial statements.

  The pro forma consolidated financial statements do not take into account any modifications to the Acquisition which may be required to address any challenges which are made on antitrust grounds. SEE "REGULATORY MATTERS--HART-SCOTT-RODINO ACT FILINGS."

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                       HISTORICAL
                                  ---------------------
                                  THE COMPANY    CBC
                                   MARCH 4,   MARCH 25,   PRO FORMA      PRO
             ASSETS                  1995       1995    ADJUSTMENTS(1)  FORMA
             ------               ----------- --------- -------------- --------
                                                 ($ IN MILLIONS)
Current assets:
 Cash and cash equivalents......    $   3.6    $   --      $   --      $    3.6
 Accounts receivable, net.......       74.2      100.8         --         175.0
 Inventories....................       22.9       57.1         --          80.0
 Other current assets...........       18.3       27.7         --          46.0
                                    -------    -------     -------     --------
    Total current assets........      119.0      185.6         --         304.6
                                    -------    -------     -------     --------
Property and equipment..........      343.3    1,101.4      (508.6)       936.1
Less accumulated depreciation...     (118.4)    (508.6)      508.6       (118.4)
                                    -------    -------     -------     --------
    Net property and equipment..      224.9      592.8         --         817.7
                                    -------    -------     -------     --------
Excess of purchase cost over net
 assets acquired--the Company...      248.4        --         77.1        325.5
Excess of purchase cost over net
 assets acquired--CBC...........        --        42.8       (42.8)         --
Other assets....................        4.6         --         9.9         14.5
                                    -------    -------     -------     --------
                                    $ 596.9    $ 821.2     $  44.2     $1,462.3
                                    =======    =======     =======     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Current liabilities:
 Long-term debt payable within
  one year......................    $   1.0    $   --      $   --      $    1.0
 Accounts payable...............       44.6       53.2         --          97.8
 Accrued expenses...............       64.1       96.9         8.4        169.4
                                    -------    -------     -------     --------
    Total current liabilities...      109.7      150.1         8.4        268.2
                                    -------    -------     -------     --------
Long-term debt:
 Related party..................       79.0        --          --          79.0
 Existing credit facility.......      133.0        --       (133.0)         --
 New credit facility............        --         --        361.4        361.4
 Other..........................         .2        --          --            .2
Other liabilities...............       46.4      221.1         --         267.5
Deferred income taxes...........       33.7        9.9         --          43.6
                                    -------    -------     -------     --------
    Total long-term liabilities.      292.3      231.0       228.4        751.7
                                    -------    -------     -------     --------
Stockholders' equity:
 Redeemable preferred stock.....        --         --          --           --
 Common stock...................         .2        --           .2           .4
 Additional paid-in capital.....      261.1        --        247.3        508.4
 Accumulated deficit............      (45.4)       --          --         (45.4)
 Ralston equity investment......        --       440.1      (440.1)         --
 Treasury stock, at cost........      (21.0)       --          --         (21.0)
                                    -------    -------     -------     --------
    Total stockholders' equity..      194.9      440.1      (192.6)       442.4
                                    -------    -------     -------     --------
                                    $ 596.9    $ 821.2     $  44.2     $1,462.3
                                    =======    =======     =======     ========

               See Notes to Pro Forma Consolidated Balance Sheet.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                ($ IN MILLIONS)

(1) Pro forma adjustments related to the Acquisition and the financing thereof are summarized in the following table and are more fully described in the notes that follow.

                               BANK
                            FINANCINGS,
                            ACQUISITION             DOWNSIZE/                  TOTAL PRO
                             FEES AND      STOCK    REORGANIZE   FAIR VALUE      FORMA
                            EXPENSES(A) ISSUANCE(B)  COSTS(C)  ADJUSTMENTS(D) ADJUSTMENTS
                            ----------- ----------- ---------- -------------- -----------
   Property and equipment..                                       $(508.6)      $(508.6)
   Accumulated
    depreciation...........                                         508.6         508.6
   Excess of purchase cost
    over net assets
    acquired--the Company..                                          77.1          77.1
   Excess of purchase cost
    over net assets
    acquired--CBC..........                                         (42.8)        (42.8)
   Other assets............   $    .1                                 9.8           9.9
   Acquisition cost........     228.3     $247.5       $8.4        (484.2)          --
   Accrued expenses........                             8.4                         8.4
   Existing credit
    facility...............    (133.0)                                           (133.0)
   New credit facility.....     361.4                                             361.4
   Common stock............                   .2                                     .2
   Additional paid-in
    capital................                247.3                                  247.3
   Ralston equity
    investment.............                                        (440.1)       (440.1)

- --------
(a) Represents $361.4 million of borrowings under the New Credit Facility to
    (i) refinance $133.0 million of borrowings under the existing bank credit agreement, (ii) pay the $220 million cash portion of the Acquisition, and
    (iii) pay $8.4 million of related fees and expenses.
(b) Represents the issuance of 16.9 million shares of Company common stock to RPC for the stock portion of the Acquisition. The market price of a share of the Company's common stock of $14.625 on June 2, 1995 has been used herein. The actual price used to record the Acquisition will be determined at Closing.
(c) Represents estimated costs to downsize and reorganize CBC's operations, representing primarily the cost of employee severance and termination benefits.
(d) Represents adjustments to reflect the CBC net assets, including favorable lease and services agreements with Ralston, at their fair values, based upon management's preliminary purchase price allocations.

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)

                                          HISTORICAL
                                       ------------------
                                         THE       CBC
                                       COMPANY    FIFTY-
                                        FISCAL     TWO
                                         YEAR     WEEKS
                                        ENDED     ENDED
                                       MAY 28,   JUNE 25,  PRO FORMA      PRO
                                         1994      1994   ADJUSTMENTS    FORMA
                                       --------  -------- -----------   --------
Net sales............................. $1,142.7  $1,959.8   $  --       $3,102.5
                                       --------  --------   ------      --------
Cost of products sold.................    581.2     933.5      --        1,514.7
Selling, delivery and administrative
 expenses.............................    473.6     904.5      --        1,378.1
Restructuring and other charges.......      9.4      16.0      --           25.4
Depreciation and amortization.........     31.6      76.3      3.1 (a)     111.0
                                       --------  --------   ------      --------
                                        1,095.8   1,930.3      3.1       3,029.2
                                       --------  --------   ------      --------
Operating income......................     46.9      29.5     (3.1)         73.3
                                       --------  --------   ------      --------
Other (income) expense................      (.1)       .7      --             .6
Interest expense......................     14.7       --      17.1 (b)      31.8
                                       --------  --------   ------      --------
                                           14.6        .7     17.1          32.4
                                       --------  --------   ------      --------
Income before income taxes............     32.3      28.8    (20.2)         40.9
Income taxes..........................     16.5      12.1     (6.7)(c)      21.9
                                       --------  --------   ------      --------
Net income............................ $   15.8  $   16.7   $(13.5)     $   19.0
                                       ========  ========   ======      ========
Net income per share.................. $    .78                         $    .51
                                       ========                         ========

         See Notes to Pro Forma Consolidated Statements of Operations.

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)

                                          HISTORICAL
                                       ------------------
                                         THE       CBC
                                       COMPANY   THIRTY-
                                        FORTY     NINE
                                        WEEKS     WEEKS
                                        ENDED     ENDED
                                        MARCH   MARCH 25,   PRO FORMA     PRO
                                       4, 1995    1995     ADJUSTMENTS   FORMA
                                       -------  ---------  -----------  --------
Net sales............................. $913.1   $1,429.6      $ --      $2,342.7
                                       ------   --------      -----     --------
Cost of products sold.................  471.2      713.8        --       1,185.0
Selling, delivery and administrative
 expenses.............................  373.9      670.9        --       1,044.8
Depreciation and amortization.........   26.1       58.6        1.0 (a)     85.7
                                       ------   --------      -----     --------
                                        871.2    1,443.3        1.0      2,315.5
                                       ------   --------      -----     --------
Operating income (loss)...............   41.9      (13.7)      (1.0)        27.2
                                       ------   --------      -----     --------
Other (income) expense................    (.1)        .8        --            .7
Interest expense......................   13.2        --        13.1 (b)     26.3
                                       ------   --------      -----     --------
                                         13.1         .8       13.1         27.0
                                       ------   --------      -----     --------
Income (loss) before income taxes.....   28.8      (14.5)     (14.1)          .2
Income taxes (benefit)................   13.8       (5.6)      (5.2)(c)      3.0
                                       ------   --------      -----     --------
Net income (loss)..................... $ 15.0   $   (8.9)     $(8.9)    $   (2.8)
                                       ======   ========      =====     ========
Net income (loss) per share........... $  .76                           $   (.08)
                                       ======                           ========

         See Notes to Pro Forma Consolidated Statements of Operations.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

  Pro forma adjustments related to the Acquisition and financing thereof are as follows:

    (a) Represents additional depreciation of property and equipment and amortization of the excess of purchase cost over net assets acquired (including intangible assets) resulting from the application of purchase accounting. This depreciation and amortization is not deductible for income tax purposes.

    (b) Represents additional interest expense related to the incremental borrowings under the New Credit Facility. A 1/8 percent increase in the annual rate of interest on all variable rate borrowings would increase interest expense $.5 million per year.

    (c) To adjust income taxes for the income tax effect of the additional interest expense at the statutory rate of 39.5%.

                                 VOTE REQUIRED

  Under the rules of the NYSE, approval of the Company's stockholders is required for any transaction or series of transactions in which 20% or more of the voting stock of the Company is to be issued. To be adopted, the Acquisition Proposal must be approved by the holders of a majority of the shares of the Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, assuming a quorum is present.

  Although the management of the Company believes that the Acquisition can be effected in compliance with the antitrust law, it is not possible to predict whether a challenge to the Acquisition by the FTC, the Antitrust Division or any other person on antitrust grounds will be made, or if any challenge were made, the result thereof. The Acquisition Proposal as described in this Proxy Statement may be modified in certain respects in order to address any challenges which may be made on antitrust grounds. The approval of the Acquisition Proposal by the stockholders will be deemed to include approval of any such modifications to the Acquisition that do not alter, in any material respect, the transactions contemplated by the Purchase Agreement. SEE "REGULATORY MATTERS--HART-SCOTT-RODINO ACT FILINGS."

  Although the Certificate Amendment and the Acquisition Proposal are presented as separate proposals, they are closely related. If the Certificate Amendment is not approved and the Acquisition Proposal is approved, the Company may proceed with the Acquisition, however, it would be unable to effect the 1991 Plan Amendment and its ability in the future to issue additional shares in pursuing appropriate corporate objectives could be severely restricted.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board believes that the Acquisition provides an opportunity to fulfill its objective of growth through acquisition and fits well with its emphasis on brand-building. The Acquisition will provide the Company's stockholders with the opportunity for continued equity participation in a larger combined enterprise with additional strong brand names and enhanced distribution capabilities. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE ACQUISITION PROPOSAL.

  In reaching its conclusion to recommend approval by the stockholders of the Acquisition Proposal, the Board considered management's discussion of a number of factors, including the terms and conditions of the Purchase Agreement and the transactions contemplated thereby, information with respect to the financial condition, business, operations and prospects of the Company and CBC, on both an historical basis and a prospective basis, including certain information reflecting the two companies on a pro forma combined basis, potential synergies, improved operating efficiencies and economies of scale which may result from the Acquisition, and the views and opinions of the Company's management and its financial advisors.

  The financial projections developed by management and which are summarized under "COMBINED OPERATIONS" were based primarily on the anticipated future performance of CBC and potential synergies and economies of scale which management believes can be achieved following the Acquisition. Generally, the projections assume that CBC's base business will stabilize in the foreseeable future and that certain operating efficiencies can be achieved in corporate overhead, advertising and promotional spending and bread and cake operations. Also, the financial projections take into account improved utilization of production facilities. SEE "THE COMPANIES;" "THE ACQUISITION PROPOSAL;" "DESCRIPTION OF THE PURCHASE AGREEMENT;" "DESCRIPTION OF THE SHAREHOLDER AGREEMENT;" "OPINION OF THE COMPANY'S FINANCIAL ADVISOR;" "CERTAIN MATTERS TO BE CONSIDERED BY STOCKHOLDERS;" "COMBINED OPERATIONS;" CBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION;" AND "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS."

                     DESCRIPTION OF THE 1991 PLAN AMENDMENT

  The Company, through the Board, may amend the 1991 Plan at any time, but may not, without stockholder approval, adopt any amendment which would materially increase the benefits accruing to participants, materially increase the number of options which may be granted under the 1991 Plan or materially modify the 1991 Plan's eligibility requirements. The Board has adopted a resolution amending Section 8 of the 1991 Plan to increase the aggregate number of shares of Common Stock available for issuance thereunder upon the exercise of options from 2,031,534 to 4,000,000. Pursuant to Section 26 of the 1991 Plan, the 1991 Plan Amendment is subject to the approval of the stockholders of the Company.

  Of the 2,031,534 shares of Common Stock currently subject to the 1991 Plan, approximately 718,000 shares remain available for use in future grants. The 1991 Plan Amendment is being proposed to take into account the Acquisition, to further facilitate the achievement of the goals of the 1991 Plan by providing additional shares for grants to induce new key employees to join the Company, for grants to additional existing key employees not previously participating in the 1991 Plan or for additional grants to existing key employees who currently participate in the 1991 Plan. The Board believes that the approximately 2,687,000 shares of Common Stock that would be available for further grants and the total of 4,000,000 shares of Common Stock that would be reserved pursuant to the 1991 Plan are reasonable to achieve the goals of the 1991 Plan in light of the approximately 40,496,000 shares of Common Stock that would be issued and outstanding on a fully diluted basis after adoption of the 1991 Plan Amendment and the consummation of the Acquisition.

BACKGROUND/ADMINISTRATION

  The purpose of the 1991 Plan is to establish and continue a close identity between the interests of the Company, its subsidiaries and their employees. The 1991 Plan serves to reward employees for past service, to retain those employees in the service of the Company or any subsidiary and to induce new executives or other key employees to become associated with the Company or a subsidiary. The 1991 Plan provides for the granting of stock options, including non-qualified stock options and stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. The 1991 Plan provides for administration by a committee (the "Plan Committee") to be comprised of no fewer than two Directors, as determined by the Board, each of which shall be "disinterested" within the meaning of Rule 16(b)-3 under the Exchange Act. Among the powers granted to the Plan Committee are the powers to interpret the 1991 Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards and determine the timing, form, amount and other terms and conditions pertaining to any award.

ELIGIBILITY FOR PARTICIPATION

  Any key employee of the Company or any of its subsidiaries is eligible to participate in the 1991 Plan; provided, however, that members of the Plan Committee are not eligible to receive options. The selection of participants from among key employees is within the discretion of the Plan Committee. Approximately 60 key employees are currently eligible to participate in the 1991 Plan. The Company anticipates that 60 more key employees presently associated with CBC could be eligible for participation in the 1991 Plan upon the consummation of the Acquisition or thereafter.

COMPONENTS OF THE 1991 PLAN

  The 1991 Plan authorizes the Committee to grant options during the period beginning on the effective date of the 1991 Plan and ending on July 22, 2001. Upon adoption of the 1991 Plan Amendment, 4,000,000 shares of Common Stock will be reserved for issuance subject to awards under the 1991 Plan. Shares of Common Stock subject to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, will again be available for issuance subject to awards under the 1991 Plan.

STOCK OPTIONS

  The Plan Committee may grant awards in the form of options to purchase shares of Common Stock (an "Option"). The Plan Committee will, with regard to each Option, determine the number of shares subject to the Option, the manner and time of the Option's exercise and the exercise price per share of Common Stock subject to the Option. No Option shall be exercisable with respect to any of the shares of Common Stock subject thereto earlier than the date which is one year from the grant of such Option. Each Option shall expire, if not previously exercised, on not later than the tenth anniversary of the date of grant. Options are not transferable. The exercise price of an Option may, at the discretion of the Plan Committee, be paid by a participant in cash, shares of the Company's Common Stock, a combination thereof or such other consideration as the Plan Committee may deem appropriate.

  The 1991 Plan provides that Options shall be exercisable only while the optionee is an employee of the Company or a subsidiary thereof (subject to specific provision on exercisability upon death, disability or retirement of the participant).

FEDERAL TAX TREATMENT

  Under current federal tax laws, the following are federal tax consequences generally arising with respect to awards under the 1991 Plan. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such Option and one year of the transfer of such shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

  The participant who is granted a non-qualified stock option has taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

VOTE REQUIRED

  To be adopted, the 1991 Plan Amendment must be approved by the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, and the total votes cast must represent over 50% of all votes entitled to be cast. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE 1991 PLAN AMENDMENT.

                               SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

  The following table sets forth information as of May 24, 1995, regarding the ownership of the Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock:

                                                                PRO FORMA
                                                           --------------------
                                                                        PERCENT
                                                                          OF
                                        AMOUNT AND            AMOUNT     CLASS
                                        NATURE OF  PERCENT BENEFICIALLY  OWNED
                                        BENEFICIAL   OF    OWNED AFTER   AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER    OWNERSHIP   CLASS    CLOSING    CLOSING
- ------------------------------------    ---------- ------- ------------ -------
Harris Associates L.P.................. 2,697,975   13.74%  2,697,975    7.38%
 2 N. LaSalle--Suite 500
 Chicago, IL 60602
Metropolitan Life Insurance Company ... 2,418,430   12.32   2,418,430    6.62
 Mezzanine Investment Limited
  Partnership 8
 1 Madison Avenue (10th Floor)
 New York, NY 10010
Wellington Management.................. 2,010,550   10.24   2,010,550    5.50
 75 State Street
 Boston, MA 02109
Sound Shore Management, Inc............ 1,650,100    8.40   1,650,100    4.51
 8 Sound Shore Drive
 Greenwich, CT 06836

COMMON STOCK OWNED BY MANAGEMENT

  The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 24, 1995, by the Directors, the Named Executive Officers (as defined below) and all Directors and Executive Officers as a group.

                                                               PRO FORMA
                                                          -----------------------
                                                                          PERCENT
                                                                            OF
                                AMOUNT AND                   AMOUNT        CLASS
                                NATURE OF                 BENEFICIALLY     OWNED
                                BENEFICIAL     PERCENTAGE OWNED AFTER      AFTER
NAME OF BENEFICIAL OWNER        OWNERSHIP         HELD      CLOSING       CLOSING
- ------------------------        ----------     ---------- ------------    -------
Charles A. Sullivan............  402,323(/1/)     2.03%     402,323(/1/)   1.10%
G. Kenneth Baum................  204,606(/2/)     1.04      204,606(/2/)     *
Leo Benatar....................    3,000           *          3,000          *
E. Garrett Bewkes, Jr..........    1,000           *          1,000          *
Philip Briggs..................    1,000           *          1,000          *
Robert B. Calhoun, Jr..........    1,366           *          1,366          *
Frank E. Horton................    2,000           *          2,000          *
Vincent J. Lupinacci...........      --                         --
Ray Sandy Sutton...............   39,752(/1/)      *         39,752(/1/)     *
H.L. Shetler...................   81,590(/1/)      *         81,590(/1/)     *
Robert P. Morgan...............   54,956(/1/)      *         54,956(/1/)     *
All Directors and Executive
 Officers as a Group (15
 persons)......................  923,739(/1/)     4.61      923,739(/1/)   2.50

- --------
*Less than 1%

(1) Of the shares indicated, 165,000 (Mr. Sullivan), 35,000 (Mr. Sutton), 63,849 (Mr. Shetler), 47,500 (Mr. Morgan) and 416,519 (all Directors and Executive Officers as a group) are attributable to currently exercisable employee stock options.
(2) Mr. Baum is a director and Chairman of the Board of George K. Baum Group, Inc. Mr. Baum is also the majority stockholder of George K. Baum Group, Inc. Of the 204,606 shares indicated, 152,879 of such shares are held by George K. Baum Group, Inc. Mr. Baum may be deemed to beneficially own all 152,879 shares of Common Stock held by George K. Baum Group, Inc.

  Based on its review of copies of Forms 3, 4 and 5 received by it, the Company believes that these forms were timely filed pursuant to Section 16 of the Securities Exchange Act of 1934, with the exception of the Form 4 filed by Metropolitan Life Insurance Company on May 30, 1995 for securities purchased in December, 1994.

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning compensation received by (i) the Chief Executive Officer of the Company as of June 3, 1995, and (ii) the four other most highly compensated executive officers of the Company as of June 3, 1995, whose annual compensation exceeded $100,000 for the fiscal year ended June 3, 1995 ((i) and (ii) collectively the "Named Executive Officers"). The Company does not currently award stock appreciation rights, restricted stock or other long-term incentive compensation (other than Stock Options) under its executive compensation program.

                                                        LONG-TERM
NAME AND PRINCIPAL                                     COMPENSATION    ALL OTHER
POSITION                 FISCAL YEAR  SALARY  BONUS(3)   OPTIONS    COMPENSATION(1)
- ------------------       ----------- -------- -------- ------------ ---------------
Charles A. Sullivan.....    1995     $453,846 $192,800    75,000        $12,000
 Chairman of the Board
  and                       1994      400,000      --     40,000         14,501
 Chief Executive Officer    1993      400,000  180,190    25,000         30,000
Vincent J. Lupinacci....    1995      100,961   62,500    50,000         75,048(/2/)
 President and              1994          --       --        --             --
 Chief Operating Officer    1993          --       --        --             --
Ray Sandy Sutton........    1995      137,063   85,700    20,000         12,000
 Vice President,
  Corporate Secretary       1994      132,042      --      5,000         10,563
 and General Counsel        1993      128,000   56,757     5,000         13,857
H. L. Shetler...........    1995      143,298  111,050    35,000         12,000
 Executive Vice
  President                 1994      134,415   31,184    20,000         12,007
 Bread Division             1993      130,000  111,836     5,000         18,138
Robert P. Morgan........    1995      123,562    5,000    25,000         10,285
 Executive Vice
  President                 1994      113,911      --     17,500          9,113
 Cake Division              1993      110,000   37,696     5,000         11,077

- --------
(1) These amounts represent contributions by the Company to the Company's Retirement Income Plan for the benefit of each executive, excluding the amount described in (2) below.
(2) Mr. Lupinacci was employed by the Company on January 9, 1995. In conjunction with his employment, Mr. Lupinacci was paid a relocation bonus of $65,000.
(3) Estimated amounts until financial results for fiscal year 1995 are determined.

EMPLOYMENT AGREEMENT

  The Employment Agreement between the Company and Mr. Sullivan provides that Mr. Sullivan will serve as Chairman of the Board of the Company and Chief Executive Officer of the Company and Brands. The Employment Agreement, which is automatically renewed on May 31 of each year unless terminated by the Company and Brands or Mr. Sullivan, further provides that Mr. Sullivan will receive a minimum annual salary of $400,000 and will be eligible for an annual bonus, each to be determined by the Board.

  In the event Mr. Sullivan's employment with the Company is terminated without his consent, the Employment Agreement limits Mr. Sullivan's ability to compete with the Company and provides for full salary and benefits for a period of two years from the date of such termination and a lump sum payment equal to the aggregate annual bonuses paid to Mr. Sullivan for the two most recent fiscal years prior to such termination.

STOCK OPTIONS

  The following two tables set forth information for the last completed fiscal year relating to (i) the grant of Stock Options to the Named Executive Officers and (ii) the exercise and appreciation of Stock Options held by the Named Executive Officers.

              OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 3, 1995

                                                                            POTENTIAL
                                   PERCENT OF                           REALIZABLE VALUE
                                      TOTAL                              OF STOCK PRICE
                         NUMBER OF   OPTIONS    EXERCISE OR             APPRECIATION (2)
                          OPTIONS  GRANTED IN   BASE PRICE   EXPIRATION -----------------
NAME                      GRANTED  FISCAL YEAR PER SHARE (1)    DATE       5%      10%
- ----                     --------- ----------- ------------- ---------- -------- --------
Charles A. Sullivan.....  35,000      4.84%       $12.500     10/09/04  $275,141 $697,262
                          40,000     5.53          14.375     04/30/05   361,614  916,402
Vincent J. Lupinacci....  30,000     4.15          14.000     01/08/05   264,136  669,372
                          20,000     2.77          14.375     04/30/05   180,807  458,201
Ray Sandy Sutton........  10,000     1.38          12.500     10/09/04    78,612  199,218
                          10,000     1.38          14.375     04/30/05    90,404  229,101
H. L. Shetler...........  15,000     2.07          12.500     10/09/04   117,918  298,827
                          20,000     2.77          14.375     04/30/05   180,807  458,201
Robert P. Morgan........  15,000     2.07          12.500     10/09/04   117,918  298,827
                          10,000     1.38          14.375     04/30/05    90,404  229,101

- --------
(1) All Stock Options were granted at an Exercise Price equal to the fair market value of the underlying Common Stock on the date of grant. The Stock Options become exercisable one year after the date of grant.
(2) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the annual rate shown (compounded annually) from the date of option grant until the end of the 10-year option term. There can be no assurance that the potential realizable values shown in the table will be achieved.

  AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND OPTION VALUES AT JUNE 3, 1995

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                           SHARES                     YEAR-END           AT FISCAL YEAR-END (1)
                          ACQUIRED    VALUE   ------------------------- -------------------------
NAME                     ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     ----------- -------- ----------- ------------- ----------- -------------
Charles A. Sullivan.....      --     $   --     165,000      75,000      $ 38,750      $84,375
Vincent J. Lupinacci....      --         --         --       50,000           --        23,750
Ray Sandy Sutton........    5,000     64,675     35,000      20,000           625       23,750
H. L. Shetler...........      --         --      63,849      35,000       224,910       36,875
Robert P. Morgan........      --         --      47,500      25,000        24,688       34,375

- --------
(1) The value of unexercised, in-the-money options is the difference between the Exercise Price of the Options and the fair market value of the Company's Common Stock at June 3, 1995 ($14.625).

DIRECTORS' COMPENSATION

  Directors who are not salaried employees of, or consultants to, the Company are entitled to an annual retainer of $18,000 plus $2,000 for each Board Meeting attended. In addition, directors who are members of committees of the Board and who are not salaried employees of, or consultants to, the Company are entitled to receive $750 for each committee meeting attended that is not conducted on the same day as a meeting of the full Board and $500 for each committee meeting attended that is conducted on the same day as a meeting of the full Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee was an officer, employee or a former officer or employee of the Company or any of its subsidiaries during the last fiscal year.

                              CERTAIN TRANSACTIONS

MANAGEMENT LOANS

  The Company in 1988 established a loan program to enable certain members of management to purchase shares of Common Stock and the Company's previously outstanding $12.00 Cumulative Exchangeable Redeemable Preferred Stock. The loans are payable on demand, bear interest at the rate of 3% per annum and are secured by a pledge of Common Stock owned. None of the loans are in default. In connection with the Company's initial public offering of Common Stock on July 24, 1991, the $12.00 Cumulative Exchangeable Redeemable Preferred Stock was redeemed and the loan program was terminated. Loan balances due from executive officers have been paid with the exception of the amounts as of June 3, 1995, for executive officers: Mark D. Dirkes--$46,000; John F. McKenny--$64,000; Robert P. Morgan--$41,000.

OTHER MATTERS

  The Company pays fees and reimburses related expenses in respect of investment advisory services rendered to the Company by George K. Baum & Company. G. Kenneth Baum, a director of the Company, served as Chairman of the Board of George K. Baum & Company from 1982 through May 1994. G. Kenneth Baum is presently Chairman of the Board of George K. Baum Group, Inc., a corporation unaffiliated with George K. Baum & Company. In connection with the Acquisition, George K. Baum & Company will receive a fee of $700,000 for providing investment advisory services to the Company.

  Mr. Leo Benatar, who is a director of the Company, is Chairman of the Board and President of Engraph, Inc. which manufactures graphic items for various uses. The Company has purchased truck decals from Engraph, Inc. in the past and will continue to do so. During fiscal 1995, the Company purchased approximately $128,000 worth of truck decals from Engraph, Inc. The Company purchases such decals from a variety of sources to ensure that such purchases are made at competitive prices.

  Mr. William P. Stiritz and Mr. James R. Elsesser are to be appointed to the Board upon the consummation of the Acquisition, if approved. Mr. Stiritz is the Chairman of the Board, Chief Executive Officer and President of RPC and Mr. Elsesser is Vice President and Chief Financial Officer of RPC. Pursuant to the terms of the Purchase Agreement, the Company and RPC contemplate entering into a Transition Services Agreement and two Lease Agreements upon the consummation of the Acquisition. Pursuant to the terms of the Transition Services Agreement, RPC will provide to CBC, after Closing, certain data processing services at no charge and other services at RPC's cost. Pursuant to the terms of the two Lease Agreements, RPC will lease to CBC, after Closing, certain headquarters and research and development facilities in St. Louis, Missouri for a period of up to one year and two years, respectively, at no charge. However, the Company and CBC may incur incidental costs in connection with these Lease Agreements. While it is impossible to quantify as of the date hereof the cost of such additional services to the Company and CBC, the Company believes that such charges will be on a basis equal to or better than that available from unaffiliated third parties. SEE "DESCRIPTION OF THE ANCILLARY AGREEMENTS."

                      THE COMPANY COMMON STOCK INFORMATION

  The Company's Common Stock is listed on the New York Stock Exchange and is traded under the symbol IBC. The following table sets forth the high and low closing sales prices and dividends paid for the Company's Common Stock for the periods indicated.

                                                 STOCK PRICE
      FISCAL                                ------------------------------------          CASH
       YEAR           QUARTER                HIGH                   LOW                 DIVIDENDS
      ------          -------               -------               -------               ---------
      1995                1                 $12.875               $11.875                 $.125
                          2                  13.500                12.500                  .125
                          3                  15.375                12.375                  .125
                          4                  14.875                14.125                  .125
      1994                1                  17.500                15.125                  .12
                          2                  16.500                14.125                  .125
                          3                  15.250                13.625                  .125
                          4                  13.875                11.750                  .125

  On June 2, 1995, the last reported sale prices for the Common Stock on the NYSE was $14.625, and the Common Stock was held by approximately 3,400 stockholders of record.

                            INDEPENDENT ACCOUNTANTS

  A representative of Deloitte & Touche LLP, the Company's independent public accountants, is expected to be present at the Special Meeting and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board knows of no other business which may be brought before the Special Meeting. If other matters shall come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

  The Company will hold its 1995 Annual Meeting of Stockholders on September 20, 1995. The Company intends to hold the 1996 Annual Meeting of Stockholders on or about September 25, 1996. Any stockholder of the Company wishing to include proposals in the proxy materials for the 1996 Annual Meeting must deliver such materials to the Company in writing at the principal offices of the Company prior to April 25, 1996.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THIS SPECIAL MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, COPIES OF ANY AND ALL SUCH DOCUMENTS (OTHER THAN THE EXHIBITS THERETO) WHICH ARE INCORPORATED BY REFERENCE HEREIN WITHIN ONE (1) BUSINESS DAY OF RECEIPT OF SUCH REQUEST. REQUESTS SHOULD BE DIRECTED TO INTERSTATE BAKERIES CORPORATION, 12 EAST ARMOUR BOULEVARD, KANSAS CITY, MISSOURI 64111, ATTENTION: RAY SANDY SUTTON, CORPORATE SECRETARY, TELEPHONE (816) 561-6600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE NO LATER THAN JUNE 26, 1995.

  The following documents are incorporated by reference herein:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended May 28, 1994;

    (2) The following information from the Company's Annual Report to Stockholders for the fiscal year ended May 28, 1994: Item 6 "Selected Financial Data," Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Item 8 "Financial Statements and Supplementary Data";

    (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended August 20, 1994, November 12, 1994 and March 4, 1995;

    (4) The Company's Current Reports on Form 8-K filed January 11, 1995, April 14, 1995 and June 9, 1995; and

    (5) The description of the Company's capital stock contained in a Form 8-A filed with the Commission on May 27, 1992.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and shall be a part hereof from the date of filing of such documents.

  Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statements. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                                          By Order of the Board of Directors

                                          LOGO
                                          Ray Sandy Sutton
                                          Corporate Secretary

            INDEX TO CONTINENTAL BAKING COMPANY FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          -----
Report of Independent Accountants.......................................   F-1
Statement of Earnings for the Fifty-Two Weeks Ended September 24, 1994,
 September 25, 1993 and September 26, 1992..............................   F-3
Balance Sheet as of September 24, 1994 and September 25, 1993...........   F-4
Statement of Cash Flows for the Fifty-Two Weeks Ended September 24,
 1994, September 25, 1993 and September 26, 1992........................   F-5
Notes to Financial Statements...........................................   F-6
Condensed Statement of Earnings for the Twenty-Six Weeks Ended March 25,
 1995 and
 March 26, 1994.........................................................   F-16
Condensed Balance Sheet as of March 25, 1995............................   F-17
Condensed Statement of Cash Flows for the Twenty-Six Weeks Ended March
 25, 1995 and
 March 26, 1994.........................................................   F-18
Notes to Condensed Financial Statements.................................   F-19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Interstate Bakeries Corporation

  We have audited the accompanying consolidated balance sheets of Interstate Bakeries Corporation and its subsidiaries as of May 28, 1994 and May 29, 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended May 28, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Interstate Bakeries Corporation and its subsidiaries as of May 28, 1994 and May 29, 1993, and the results of their operations and their cash flows for each of the three fiscal years in the period ended May 28, 1994 in conformity with generally accepted accounting principles.


LOGO

Kansas City, Missouri
July 8, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors of
Ralston Purina Company

  In our opinion, the accompanying balance sheet and the related statements of earnings and of cash flows present fairly, in all material respects, the financial position of Continental Baking Company as described in the Basis of Presentation note to the financial statements, at September 24, 1994 and September 25, 1993, and the results of their operations and their cash flows for each of the three 52 week periods in the period ended September 24, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Ralston Purina Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As discussed in the Summary of Accounting Policies note to the financial statements, Continental Baking Company changed its method of accounting for postretirement benefits other than pensions and income taxes in 1993.

LOGO

St. Louis, Missouri
November 4, 1994, except Note 3 which is as of April 12, 1995 and the litigation pertaining to the sale of Continental
 Baking Company described in Note 10
 which is as of February 15, 1995

                           CONTINENTAL BAKING COMPANY

                             STATEMENT OF EARNINGS

                                   52 WEEKS ENDED 52 WEEKS ENDED 52 WEEKS ENDED
                                   SEPT. 24, 1994 SEPT. 25, 1993 SEPT. 26, 1992
                                   -------------- -------------- --------------
                                              (DOLLARS IN MILLIONS)
Net sales.........................    $1,948.6       $1,997.0       $2,013.4
                                      --------       --------       --------
Costs and expenses
  Cost of products sold...........       986.9          980.5          972.4
  Selling, general and
   administrative.................       871.4          847.3          828.0
  Advertising and promotion.......        77.1           83.6           79.9
  Provisions for restructuring....        16.0            --            13.7
  Other (income)/expense, net.....          .9            (.1)           1.2
                                      --------       --------       --------
                                       1,952.3        1,911.3        1,895.2
                                      --------       --------       --------
Earnings (loss) before income
 taxes, and cumulative effect of
 accounting changes...............        (3.7)          85.7          118.2
Income taxes (benefit)............         (.7)          34.5           49.4
                                      --------       --------       --------
Earnings (loss) before cumulative
 effect of accounting changes.....        (3.0)          51.2           68.8
                                      --------       --------       --------
Cumulative effect of accounting
 changes:
  Postretirement benefits other
   than pensions..................         --           (34.4)           --
  Income taxes....................         --           (44.7)           --
                                      --------       --------       --------
Net earnings (loss)...............    $   (3.0)      $  (27.9)      $   68.8
                                      ========       ========       ========



 The above financial statement should be read in conjunction with the Notes to
                             Financial Statements.

                           CONTINENTAL BAKING COMPANY

                                 BALANCE SHEET

                                                  SEPT. 24, 1994 SEPT. 25, 1993
                                                  -------------- --------------
                                                      (DOLLARS IN MILLIONS)
                     ASSETS
                     ------
Current assets:
  Receivables, less allowance for doubtful
   accounts......................................    $   98.5       $   91.3
  Inventories....................................        52.7           55.3
  Other current assets...........................        27.8           25.6
                                                     --------       --------
    Total current assets.........................       179.0          172.2
                                                     --------       --------
Investments and other assets.....................        43.4           41.8
                                                     --------       --------
Property at cost:
  Land...........................................        65.6           64.2
  Buildings......................................       215.3          210.1
  Machinery and equipment........................       765.1          702.1
  Construction in progress.......................        25.5           37.9
                                                     --------       --------
                                                      1,071.5        1,014.3
Less: Accumulated depreciation...................       474.5          425.4
                                                     --------       --------
                                                        597.0          588.9
                                                     --------       --------
    Total........................................    $  819.4       $  802.9
                                                     ========       ========
    LIABILITIES AND RALSTON EQUITY INVESTMENT
    -----------------------------------------
Current liabilities:
  Accounts payable and accrued liabilities.......    $  189.4       $  191.5
                                                     --------       --------
    Total current liabilities....................       189.4          191.5
Deferred income taxes............................        12.0           14.9
Other liabilities................................       210.3          208.2
Commitments and contingencies
Ralston equity investment........................       407.7          388.3
                                                     --------       --------
    Total........................................    $  819.4       $  802.9
                                                     ========       ========


 The above financial statement should be read in conjunction with the Notes to
                             Financial Statements.

                           CONTINENTAL BAKING COMPANY

                            STATEMENT OF CASH FLOWS

                                                                   52 WEEKS
                                                 52 WEEKS 52 WEEKS  ENDED
                                                  ENDED    ENDED    SEPT.
                                                  SEPT.    SEPT.     26,
                                                 24, 1994 25, 1993   1992
                                                 -------- -------- --------
                                                   (DOLLARS IN MILLIONS)
Cash flow from operations:
  Net earnings (loss)...........................  $ (3.0)  $(27.9)  $ 68.8
  Adjustments to reconcile net earnings (loss)
   to net cash flow
   provided by operations:
    Cumulative effect of accounting changes.....     --      79.1      --
    Non-cash restructuring reserves.............     --       --       3.8
    Depreciation and amortization...............    76.5     73.2     69.1
    Deferred income taxes.......................    (5.8)     (.1)    (7.8)
    Changes in assets and liabilities used in
     operations:
      (Increase) decrease in accounts
       receivable...............................    (7.2)     2.1     (5.2)
      (Increase) decrease in inventories........     2.6      1.2     (2.3)
      (Increase) decrease in other current
       assets...................................      .7     (1.3)     (.5)
      Increase (decrease) in accounts payable
       and accrued liabilities..................    (2.1)     6.8      6.4
    Other, net..................................     2.5      9.9     19.9
                                                  ------   ------   ------
        Net cash flow from operations...........    64.2    143.0    152.2
                                                  ------   ------   ------
Cash flow from investing activities:
  Property additions............................   (89.6)   (90.1)   (72.1)
  Proceeds from the sale of property............     6.3      2.4      1.5
  Other, net....................................    (3.3)     --       (.4)
                                                  ------   ------   ------
        Net cash used by investing activities...   (86.6)   (87.7)   (71.0)
                                                  ------   ------   ------
Cash flow from financing activities:
  Net transactions with Ralston.................    22.4    (55.3)   (81.2)
                                                  ------   ------   ------
        Net cash provided (used) by financing
         activities.............................    22.4    (55.3)   (81.2)
                                                  ------   ------   ------
Net increase (decrease) in cash and cash
 equivalents....................................     --       --       --
Cash and cash equivalents, beginning of year....     --       --       --
                                                  ------   ------   ------
Cash and cash equivalents, end of year..........  $  --    $  --    $  --
                                                  ======   ======   ======

  The above financial statement should be read in conjunction with the Notes to Financial Statements.

                           CONTINENTAL BAKING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN MILLIONS)

1. BASIS OF PRESENTATION

  Continental Baking Company ("CBC") is a wholesale baker of fresh delivered bakery products operating in the United States. CBC is an indirect wholly-owned subsidiary of Ralston Purina Company ("Ralston").

  These financial statements constitute the financial position, results of operations and cash flows of CBC, a separate legal entity of Ralston. Ralston's historical cost basis of assets and liabilities has been reflected in the CBC financial statements. The financial information in these financial statements are not necessarily indicative of results that would have occurred if CBC had been a separate stand alone entity during the periods presented or of future results of CBC.

2. SUMMARY OF ACCOUNTING POLICIES

  CBC's significant accounting policies, which conform to generally accepted accounting principles and are applied on a consistent basis, except as indicated, are described below:

  Inventories are valued generally at the lower of FIFO cost or market. CBC hedges certain of its commodity purchases as considered necessary to reduce the risk associated with market price fluctuations. Gains and losses on hedges of future commodity purchases are recognized in the same period as the related purchase transaction. Cash flow from hedging transactions is classified in the same category as the cash flow from the item being hedged.

  Property at Cost--Expenditures for new facilities and those which substantially increase the useful lives of property, including interest during construction, are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are reflected in earnings.

  Depreciation is generally provided on the straight-line basis by charges to costs or expenses at rates based on the estimated useful lives of the properties. Estimated useful lives range from 3 to 20 years for machinery and equipment and 15 to 45 years for buildings.

  Intangible assets which are included in Investments and Other Assets, represent the excess of cost over the net tangible assets of acquired businesses and are amortized over estimated periods of related benefit ranging from 5 to 40 years.

  Subsequent to acquisition, CBC continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of an intangible asset may warrant revision or that the remaining balance of an intangible asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of intangible assets from expected future operating cash flows on an undiscounted basis. In the opinion of management, no such impairment existed as of September 24, 1994 and September 25, 1993.

  Self-Insurance Reserves--CBC is self-insured for workers compensation in certain states, and for general liability. CBC accrues the estimated future ultimate costs of such liabilities incurred through the financial statement date, on a non-discounted basis.

  Income taxes--Ralston adopted Statement of Financial Standards No. 109, "Accounting for Income Taxes" (FAS 109) for CBC effective September 27, 1992. FAS 109 requires the liability method of income tax accounting. The impact of the change is discussed in the Income Taxes note to financial statements. CBC is included in the consolidated federal income tax return filed by Ralston. Ralston's consolidated provision and actual cash payments for income taxes have been allocated to CBC in accordance with Ralston's tax allocation policy. In general, the consolidated tax provision and related tax payments or refunds are allocated

                           CONTINENTAL BAKING COMPANY

                             (DOLLARS IN MILLIONS)
based principally upon the financial income, taxable income, credits and other amounts directly related to the respective business. Deferred income taxes are recognized for the effect of temporary differences between financial and tax reporting.

  Postretirement Benefits Other Than Pensions--Ralston adopted Statement of Financial Accounting Standards No. 106 "Employer's Accounting for
Postretirement Benefits Other Than Pensions" (FAS 106) for CBC effective September 27, 1992. The impact of this change is discussed in the Postretirement Benefits Other Than Pensions note to the financial statements.

  Advertising Costs--CBC expenses advertising costs as incurred.

  Earnings Per Share--Given the historical organization and capital structure of CBC, earnings per share information for CBC is not considered meaningful and has not been presented in these financial statements or notes thereto.

3. SALE OF CBC

  Ralston signed a definitive agreement on April 12, 1995 to sell CBC to Interstate Bakeries Corporation ("IBC") for $220 in cash and 16,923,077 shares of IBC stock. The transaction is subject to the approval of the stockholders of IBC and obtaining regulatory clearance.

4. RELATED PARTY ACTIVITIES

  Ralston uses a centralized cash management system to finance its operations. Cash deposits from CBC are transferred to Ralston on a daily basis and Ralston funds CBC's disbursement bank accounts as required. The balance sheet at September 24, 1994 and September 25, 1993 reflects no cash or liability for outstanding checks. No interest has been charged to CBC on transactions with Ralston, nor has any Ralston corporate debt or related interest expense been allocated to CBC. However, cash flows from CBC are used to service Ralston corporate debt and for other corporate needs.

  Ralston provided certain general and administrative services to CBC including systems, benefits, facilities and other shared services. These costs have been allocated to CBC principally based on utilization, which management believes to be reasonable. These allocations and charges for such services were $17.2, $19.8 and $20.0 for 1994, 1993, and 1992, respectively. Such allocations are not necessarily indicative of what these costs for such services would have been if CBC had been a separate stand alone entity during the periods presented.

  CBC sells certain of its products to Ralston for export and purchases certain ingredients and goods for resale from Ralston. These transactions are at negotiated prices. Included in the statement of earnings are export sales to and purchases from Ralston as follows:

                                                                  1994 1993 1992
                                                                  ---- ---- ----
      Net sales.................................................. $ -- $5.8 $5.6
      Purchases..................................................  2.6  4.4  3.7

5. RESTRUCTURING ACTIVITIES

  In the third quarter of 1994, CBC recorded restructuring provisions which reduced 1994 earnings before income taxes and net earnings by $16.0 and $9.6, respectively. The charge covers severance and related

                           CONTINENTAL BAKING COMPANY

                             (DOLLARS IN MILLIONS)
payroll costs for 365 headquarters and field employees who have been or will be laid off as part of the continuing bakery products cost reduction program. As of September 24, 1994, 205 employees have been laid off and have begun receiving benefits which will total $9.5. As of September 24, 1994, $1.4 of such benefits had been paid.

  Provisions for restructuring bakery operations of $13.7, pre-tax, were recorded in 1992. These provisions reduced net earnings by $8.4. The pre-tax restructuring charge consisted of $6.7 of severance and employee related costs, $3.2 of other cash costs and $3.8 of fixed asset writedowns on expected disposition losses. Restructuring activities through September 24, 1994 related to the 1992 provisions included cash exit costs of $3.8, losses on disposal of fixed assets of $2.6 and provision reversals of $3.1. Activities related to the 1992 restructuring provisions are expected to be completed in 1995.

6. INCOME TAXES

  The provisions (benefits) for income taxes consisted of the following:

                                                           1994   1993   1992
                                                           -----  -----  -----
      Currently payable
        United States..................................... $ 4.6  $28.0  $45.9
        State.............................................    .5    6.6   11.3
                                                           -----  -----  -----
          Total current...................................   5.1   34.6   57.2
                                                           -----  -----  -----
      Deferred
        United States.....................................  (5.2)   (.1)  (7.8)
        State.............................................   (.6)   --     --
                                                           -----  -----  -----
          Total deferred.................................. $(5.8) $ (.1) $(7.8)
                                                           -----  -----  -----
      Valuation allowance for deferred income taxes.......   --     --     --
                                                           -----  -----  -----
      Income taxes before extraordinary item and
       cumulative effect of accounting changes............ $ (.7) $34.5  $49.4
                                                           =====  =====  =====

  A reconciliation of income taxes with the amounts computed at the statutory federal rate follows:

                                            1994          1993         1992
                                         ------------  -----------  -----------
      Computed tax at federal statutory
       rate............................  $(1.3)  35.0% $29.7  34.7% $40.2  34.0%
      State income taxes, net of
       federal tax benefit.............    (.1)   2.8    6.6   7.7   11.3   9.6
      Amortization of purchase price
       adjustments.....................    --     --     --    --     1.8   1.5
      Other, net.......................     .7  (18.9)  (1.8) (2.1)  (3.9) (3.3)
                                         -----  -----  -----  ----  -----  ----
                                         $(.7)   18.9% $34.5  40.3% $49.4  41.8%
                                         =====  =====  =====  ====  =====  ====

  Effective September 27, 1992, CBC adopted FAS 109, which required CBC to change its method of accounting for income taxes from the deferred method to the liability method. FAS 109 was adopted on a prospective basis and amounts presented for prior years were not restated. The cumulative effect of the adoption as of September 27, 1992 was a $44.7 decrease to prior years' net earnings. The effect of the adoption on the 1993 income tax provision was a decrease of $1.6.

                           CONTINENTAL BAKING COMPANY

                             (DOLLARS IN MILLIONS)

  The deferred tax assets and liabilities recorded on the balance sheet as of September 24, 1994 and September 25, 1993 are as follows:

                                                                 1994    1993
                                                                ------  ------
      Deferred tax liabilities:
        Depreciation and property basis differences............ $ 96.4  $ 98.1
                                                                ------  ------
          Gross deferred tax liabilities.......................   96.4    98.1
                                                                ------  ------
      Deferred tax (assets):
        Self-insurance reserves................................  (46.0)  (45.1)
        Postretirement benefits other than pensions............  (29.9)  (28.3)
        Accrued liabilities....................................  (21.4)  (18.4)
        Pension plans..........................................   (5.5)   (6.8)
        Other..................................................   (3.0)   (3.1)
                                                                ------  ------
          Gross deferred tax (assets).......................... (105.8) (101.7)
                                                                ------  ------
      Net deferred tax (assets)................................ $ (9.4) $ (3.6)
                                                                ======  ======

  Total net deferred assets shown above include current and non-current elements.

7. PENSION PLANS

  CBC participates in Ralston's noncontributory defined benefit pension plans (Plans) covering substantially all full-time employees, who are not participating in a multiemployer pension plan. The Plans provide retirement benefits based on years of service and earnings. It is Ralston's practice to fund pension liabilities in accordance with the minimum and maximum limits imposed by the Employee Retirement Income Security Act of 1974 (ERISA) and the federal income tax laws. Ralston's pension cost attributable to CBC is actuarially determined based on the attributes of its plan participants, the benefit formulas of CBC and a proportionate share of fund assets based on plan assets at the acquisition date of CBC, which method management believes to be reasonable. CBC also contributes to jointly administered multiemployer defined benefit pension plans covering certain of its union employees. These contributions are expensed currently.

  Allocated pension cost and other retirement savings plan costs included the following components:

                                                            1994   1993   1992
                                                            -----  -----  -----
      Defined benefit plans:
        Service cost for benefits earned during the year... $ 8.3  $ 8.1  $ 8.0
        Interest cost on projected benefit obligation......  21.8   20.6   20.1
        Return on plan assets..............................  (7.4) (43.3) (20.0)
        Net amortization and deferral...................... (16.2)  22.0   (2.0)
                                                            -----  -----  -----
      Total defined benefit plans..........................   6.5    7.4    6.1
      Multiemployer plans..................................  56.1   59.8   55.6
      Defined contribution plans...........................   8.4    8.2    8.2
                                                            -----  -----  -----
          Total............................................ $71.0  $75.4  $69.9
                                                            =====  =====  =====

                           CONTINENTAL BAKING COMPANY

                             (DOLLARS IN MILLIONS)

  The following table presents CBC's funded status based on a proportionate share of fund assets as described previously and amounts recognized in the accompanying balance sheet at year end:

                                                               1994     1993
                                                              -------  -------
      Actuarial present value of:
        Vested benefits.....................................  $(225.1) $(215.4)
        Nonvested benefits..................................    (13.3)   (12.7)
                                                              -------  -------
      Accumulated benefit obligation........................   (238.4)  (228.1)
        Effect of future salary increases...................    (54.1)   (52.6)
                                                              -------  -------
      Projected benefit obligation..........................   (292.5)  (280.7)
      Plan assets at fair value.............................    284.0    283.1
                                                              -------  -------
      Projected benefit obligation in excess of plan assets.     (8.5)     2.4
      Unrecognized net gain.................................    (27.3)   (42.5)
      Unrecognized prior service cost.......................      1.5      1.6
      Unrecognized net liability at transition, net of
       amortization.........................................      7.3      8.4
                                                              -------  -------
      Accrued pension cost included in other liabilities....  $ (27.0) $ (30.1)
                                                              =======  =======

  The assumptions used in determining the information above, which reflect weighted averages for the component plans, were as follows:

                                                                       1994 1993
                                                                       ---- ----
      Discount rate................................................... 7.9% 7.9%
      Rate of increase of future compensation levels.................. 5.5% 5.5%
      Long-term rate of return on assets.............................. 9.0% 9.5%

  Assets of Ralston's plans, a portion of which has been allocated to CBC, consist primarily of listed common stocks and bonds, including 1,700,866 shares of Ralston Purina Group Stock and 340,173 shares of Continental Baking Group Stock with a market value of $70.4 and $1.9, respectively, at September 30, 1994.

  Substantially all of the CBC's full-time administrative and non-union production employees are eligible to participate in Ralston's leveraged employee stock ownership plan ("ESOP"). CBC makes a matching contribution of up to 100% of the participant's contribution based on specified limits of the participant's salary.

  The cost of the ESOP allocated to CBC is recognized as incurred and was $8.3 for 1994, $8.1 for 1993 and $8.0 for 1992.

8. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  Effective September 27, 1992, CBC adopted FAS 106. This standard requires that the estimated cost of postretirement benefits other than pensions be accrued over the period such benefits are earned. CBC elected to recognize the cumulative effect of this accounting change in 1993. As a result, CBC recorded a non-cash charge of $57.3 ($34.4 after income taxes) which represents the excess of the accumulated postretirement benefit obligation over accruals recorded prior to the adoption of FAS 106.

  Ralston currently provides health care and life insurance benefits for certain groups of retired employees who meet specified age and years of service requirements. Ralston also sponsors plans whereby certain management employees may defer compensation in exchange for cash benefits after retirement. CBC is

                           CONTINENTAL BAKING COMPANY

                             (DOLLARS IN MILLIONS)
allocated costs associated with such benefits related to its employees and retirees. The costs related to health care and life insurance were expensed as incurred before adoption of FAS 106. The cost of deferred compensation benefits was accrued over the life of the participant prior to adoption of FAS 106.

  The net periodic costs for postretirement benefits other than pensions allocated to CBC include the following components for the years ended September 24, 1994 and September 25, 1993:

                                                         1994          1993
                                                     ------------- -------------
                                                     MEDICAL OTHER MEDICAL OTHER
                                                     ------- ----- ------- -----
      Service cost..................................  $ --   $ .8   $ .1   $1.8
      Interest cost.................................   4.4    1.0    3.9     .8
                                                      ----   ----   ----   ----
                                                      $4.4   $1.8   $4.0   $2.6
                                                      ====   ====   ====   ====

  The following table presents the funded status of CBC's postretirement benefit plans at September 24, 1994 and September 25, 1993:

                                                        1994          1993
                                                    ------------- -------------
                                                    MEDICAL OTHER MEDICAL OTHER
                                                    ------- ----- ------- -----
      Accumulated benefit obligation:
        Retirees...................................  $36.3  $ 5.8  $41.9  $ 4.8
        Fully eligible plan participants...........   11.8    3.5   13.3    3.0
        Other active plan participants.............    1.3    6.2     .8    4.5
                                                     -----  -----  -----  -----
      Accumulated benefit obligation...............   49.4   15.5   56.0   12.3
      Fair value of plan assets....................    1.5     --    1.5     --
                                                     -----  -----  -----  -----
      Accumulated benefit obligation in excess of
       plan assets.................................   47.9   15.5   54.5   12.3
      Unrecognized experience gain (loss)..........    1.3     .1   (2.1)   1.5
      Unrecognized prior service costs.............    4.4     --     --     --
                                                     -----  -----  -----  -----
      Accrued postretirement benefit obligation....   53.6   15.6   52.4   13.8
      Current portion..............................    3.0     .6    3.1     .5
                                                     -----  -----  -----  -----
      Noncurrent portion...........................  $50.6  $15.0  $49.3  $13.3
                                                     =====  =====  =====  =====

    The assumptions used in determining the information above were as follows:

                                                                      1994  1993
                                                                      ----  ----
      Discount rate.................................................  7.9%  7.9%
      Trend rate for health care costs
        Prior to age 65--current year...............................   11%   12%
              --ultimate rate (by 2000).............................    6%    6%
        After age 65--current year..................................    8%    9%
              --ultimate rate (by 1997).............................    6%    6%

  If the assumed health care cost trend rate increased by 1 percentage point, the accumulated benefit obligation as of September 24, 1994 would increase by approximately $5.6 and expense would increase by $.5 annually.

                           CONTINENTAL BAKING COMPANY

                             (DOLLARS IN MILLIONS)
  Coincident with the adoption of the ESOP, Ralston is phasing out its subsidy of medical benefits for future retirees. In addition, retiree contributions are adjusted periodically and it is expected that such adjustments will continue in the future.

9. RALSTON EQUITY INVESTMENT

  The following analyzes this account for the periods presented:

                                  52 WEEKS ENDED 52 WEEKS ENDED 52 WEEKS ENDED
                                  SEPT. 24, 1994 SEPT. 25, 1993 SEPT. 26, 1992
                                  -------------- -------------- --------------
      Balance at beginning of
       period....................     $388.3         $471.5         $483.9
      Net earnings (loss)........       (3.0)         (27.9)          68.8
      Net transactions with
       Ralston...................       22.4          (55.3)         (81.2)
                                      ------         ------         ------
        Balance at end of year...     $407.7         $388.3         $471.5
                                      ======         ======         ======

10. COMMITMENTS AND CONTINGENCIES

 Legal and environmental matters

  CBC is a party to a number of legal proceedings in various state, federal and foreign jurisdictions. These proceedings are in varying stages and many may proceed for protracted periods of time. Some proceedings involve highly complex questions of fact and law.

  On September 27, 1994, CBC was served with a subpoena by the Dallas, Texas office of the Antitrust Division of the U.S. Department of Justice requiring it to produce records to a Federal Grand Jury. The subpoena sought information regarding the sale of bread and bread products (including snack cakes), principally in the State of Texas, during the period from January 1, 1986 to the present. On April 3, 1995, CBC was advised that it was one of the "targets" of the Grand Jury's investigation. CBC has furnished the information called for by subpoena, and does not believe that it (or its employees) has engaged in any unlawful activity relating to this investigation.

  On January 20, 1995, CBC and Ralston were served with two substantively identical complaints filed in the Missouri Circuit Court of St. Louis, Missouri, and styled Attanasio v. Ralston Purina Co. No. 954-00010, and Haenel
v. Ralston Purina Co. No. 954-00009. Both actions purport to be brought by and on behalf of all shareholders (other than the defendants) of CBC, and are filed against CBC, Ralston, and all the directors of each, and allege that the defendants have engaged in unfair dealing and otherwise breached their duties to CBC's shareholders by improperly proposing to sell CBC to IBC for less than adequate consideration. Both actions seek to enjoin the sale to Brands, as well as damages. The Haenel action includes an affiliate of IBC as a defendant. A similar suit, styled Goodsene v. Stiritz No. 952-00416, was filed in the same court against Ralston's and CBC's directors (and purportedly against two non-existent entities, "Ralston Purina Group" and "Continental Baking Group") on February 15, 1995. No discovery has occurred in any such action, and the court has not determined that either may proceed as a class action. CBC believes that all actions were intended to be filed on behalf of all shareholders (other than defendants) of a class of Ralston common stock, denominated the "Ralston-Continental Baking Group" common stock, and that CBC and its directors are not proper parties to any such action.

  The above complaints contain questionable allegations, and in the opinion of management, CBC has numerous meritorious defenses to each. The amount of alleged liability asserted by these actions cannot be determined with certainty.

                           CONTINENTAL BAKING COMPANY

                             (DOLLARS IN MILLIONS)

  The operations of CBC, like those of other companies engaged in similar businesses, are subject to various federal, state, and local laws and regulations intended to protect the public health and the environment, including air and water quality, underground fuel storage tanks, and waste handling and disposal. CBC has approximately 300 underground fuel storage tanks at various locations throughout the United States which are subject to federal and state laws and regulations establishing minimum standards for such tanks and, where necessary, remediation of associated contamination. CBC is presently in the process of testing and evaluating, and, if necessary, removing, replacing or upgrading such tanks in order to comply with such laws. In addition, CBC has received notices from the U.S. Environmental Protection Agency, state agencies, and/or private parties seeking contribution, that it has been identified as a "potentially responsible party" (PRP), under the Comprehensive Environmental Response, Compensation and Liability Act, and may be required to share in the cost of cleanup with respect to approximately 3 "Superfund" sites. CBC's ultimate liability in connection with those sites may depend on many factors including the volume of material contributed to the site, the number of other PRP's and their financial viability, and the remediation methods and technology to be used.

  In the opinion of management, based on the information presently known, the ultimate liability of CBC, if any, arising from all such matters, as well as from all other pending legal proceedings, asserted legal claims and known potential legal claims which are probable of assertion, taking into account established accruals of $6.5 for estimated liabilities, should not be material to the financial position of CBC, but could be material to the results of operations or cash flows for a particular quarter or annual period.

 Other contingencies

  At September 24, 1994, CBC's primary concentration of credit risk related to approximately $9.9 of trade accounts receivable due from several highly leveraged customers. Consideration was given to the financial position of these customers when determining the appropriate allowance for doubtful accounts.

 Lease commitments

  Future minimum rental commitments under noncancellable operating leases in effect as of September 24, 1994 were:

             1995................................ $8.2
             1996................................  7.7
             1997................................  6.7
             1998................................  3.6
             1999................................  2.2
             Thereafter..........................  4.6

  Total rental expense for all operating leases was $28.7 in 1994, $26.4 in 1993 and $27.5 in 1992.

11. SUPPLEMENTAL EARNINGS STATEMENT INFORMATION

                                                                 1994 1993 1992
                                                                 ---- ---- ----
      Research and development.................................. $5.6 $7.3 $8.5

                           CONTINENTAL BAKING COMPANY

                             (DOLLARS IN MILLIONS)
12. SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                                 1994    1993
                                                                ------  ------
      Receivables (current):
        Trade.................................................. $ 98.5  $ 90.9
        Other..................................................    3.4     3.7
        Allowance for doubtful accounts........................   (3.4)   (3.3)
                                                                ------  ------
                                                                $ 98.5  $ 91.3
                                                                ======  ======
      Inventories:
        Raw materials and supplies............................. $ 45.3  $ 46.9
        Finished products......................................    7.4     8.4
                                                                ------  ------
                                                                $ 52.7  $ 55.3
                                                                ======  ======
      Other current assets:
        Deferred income tax benefits........................... $ 21.4  $ 18.5
        Prepaid expenses.......................................    6.4     7.1
                                                                ------  ------
                                                                $ 27.8  $ 25.6
                                                                ======  ======
      Investments and other assets:
        Goodwill and other intangible assets (net of
         accumulated amortization: 1994--$13.3 and 1993--
         $11.9)................................................ $ 43.2  $ 41.3
        Deferred charges and other assets......................     .2      .5
                                                                ------  ------
                                                                $ 43.4  $ 41.8
                                                                ======  ======
      Accounts payable and accrued liabilities:
        Trade accounts payable................................. $ 73.9  $ 94.8
        Incentive compensation, salaries and vacations.........   42.9    38.8
        Restructuring reserves.................................   18.2     7.8
        Environmental reserves.................................    6.5     6.8
        Other items............................................   47.9    43.3
                                                                ------  ------
                                                                $189.4  $191.5
                                                                ======  ======
      Other liabilities:
        Self-insurance reserves................................ $114.9  $112.8
        Postretirement medical benefits........................   50.6    49.3
        Other postretirement benefits..........................   15.0    13.3
        Pensions...............................................   27.0    30.1
        Other..................................................    2.8     2.7
                                                                ------  ------
                                                                $210.3  $208.2
                                                                ======  ======

13. SUPPLEMENTAL CASH FLOW STATEMENT INFORMATION

                                                                1994 1993  1992
                                                                ---- ----- -----
      Income taxes paid........................................ $5.1 $34.6 $57.2

                           CONTINENTAL BAKING COMPANY

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)
                             (DOLLARS IN MILLIONS)

14. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                 FIRST   SECOND THIRD   FOURTH
                                                 ------  ------ ------  ------
      FISCAL 1994
        Net sales............................... $476.0  $491.4 $500.9  $480.3
        Gross profit............................  245.0   247.6  244.8   224.3
        Earnings (loss) before income taxes.....    8.5     5.8   (9.2)   (8.8)
        Net earnings (loss).....................    4.9     3.3   (5.7)   (5.5)
      FISCAL 1993
        Net sales............................... $488.9  $499.2 $517.4  $491.5
        Gross profit............................  244.0   255.2  268.8   248.5
        Earnings before income taxes and
         cumulative effect of accounting
         changes................................   13.7    19.9   28.4    23.7
        Earnings before cumulative effect of
         accounting changes.....................    8.2    11.8   17.0    14.2
        Net earnings (loss).....................  (70.9)   11.8   17.0    14.2

- ----------------

                           CONTINENTAL BAKING COMPANY

                        CONDENSED STATEMENT OF EARNINGS
                        (DOLLARS IN MILLIONS--UNAUDITED)

                                           13 WEEKS ENDED      26 WEEKS ENDED
                                         ------------------- -------------------
                                         MARCH 25, MARCH 26, MARCH 25, MARCH 26,
                                           1995      1994      1995      1994
                                         --------- --------- --------- ---------
Net sales...............................  $470.6    $491.4    $949.3    $967.4
                                          ------    ------    ------    ------
Cost and expenses
  Cost of products sold.................   241.5     243.8     489.0     474.8
  Selling, general and administrative...   216.1     221.5     438.1     435.6
  Advertising and promotion.............    11.1      20.7      27.3      42.9
  Other (income)/expense, net...........      .4       (.4)       .6       (.2)
                                          ------    ------    ------    ------
                                           469.1     485.6     955.0     953.1
                                          ------    ------    ------    ------
Earnings (loss) before income taxes.....     1.5       5.8      (5.7)     14.3
Income taxes (benefit)..................      .4       2.5      (2.3)      6.1
                                          ------    ------    ------    ------
Net earnings (loss).....................  $  1.1    $  3.3    $ (3.4)   $  8.2
                                          ======    ======    ======    ======




           See Accompanying Notes to Condensed Financial Statements.

                           CONTINENTAL BAKING COMPANY

                            CONDENSED BALANCE SHEET
                        (DOLLARS IN MILLIONS--UNAUDITED)

                                                                        MARCH 25, 1995
                                                                        --------------
                                ASSETS
                                ------
Current assets
  Receivables, less allowance for doubtful accounts of $3.6............    $  100.8
  Inventories
    Raw materials and supplies.........................................        49.1
    Finished products..................................................         8.0
  Other current assets.................................................        27.7
                                                                           --------
      Total current assets.............................................       185.6
                                                                           --------
Investments and other assets...........................................        42.8
                                                                           --------
Property at cost.......................................................     1,101.4
  Accumulated depreciation.............................................       508.6
                                                                           --------
                                                                              592.8
                                                                           --------
      Total............................................................    $  821.2
                                                                           ========
               LIABILITIES AND RALSTON EQUITY INVESTMENT
               -----------------------------------------
Current liabilities
  Accounts payable and accrued expenses................................    $  150.1
                                                                           --------
      Total current liabilities........................................       150.1
Deferred income taxes..................................................         9.9
Other liabilities......................................................       221.1
Ralston equity investment..............................................       440.1
                                                                           --------
      Total............................................................    $  821.2
                                                                           ========

           See Accompanying Notes to Condensed Financial Statements.

                           CONTINENTAL BAKING COMPANY

                       CONDENSED STATEMENT OF CASH FLOWS
                        (DOLLARS IN MILLIONS--UNAUDITED)

                                                              26 WEEKS ENDED
                                                            -------------------
                                                            MARCH 25, MARCH 26,
                                                              1995      1994
                                                            --------- ---------
Net earnings (loss)........................................   $(3.4)    $ 8.2
Non-cash items included in income..........................    39.5      35.5
Changes in operating assets and liabilities used in
 operations................................................   (48.1)    (13.5)
Other, net.................................................    10.6       5.6
                                                              -----     -----
    Net cashflow from operations...........................    (1.4)     35.8
                                                              -----     -----
Cash flow from investing activities
  Property additions, net..................................   (34.5)    (44.3)
  Other, net...............................................      .1      (2.0)
                                                              -----     -----
    Net cash from investing activities.....................   (34.4)    (46.3)
                                                              -----     -----
Cash flow from financing activities
  Net transactions with Ralston............................    35.8      10.5
                                                              -----     -----
    Net cash from financing activities.....................    35.8      10.5
                                                              -----     -----
Net increase (decrease) in cash and cash equivalents.......     --        --
Cash and cash equivalents, beginning of the period.........     --        --
                                                              -----     -----
Cash and cash equivalents, end of the period...............   $ --      $ --
                                                              =====     =====


           See Accompanying Notes to Condensed Financial Statements.

                           CONTINENTAL BAKING COMPANY

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                 MARCH 25, 1995
                        (DOLLARS IN MILLIONS--UNAUDITED)

  Note 1--The accompanying unaudited financial statements have been prepared in accordance with the instructions for Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation, have been included. Operating results for any quarter are not necessarily indicative of the results for any other quarter or for the full year. These statements should be read in connection with the attached financial statements of CBC and notes thereto for the year ended September 24, 1994.

  Note 2--Accounts payable and accrued expenses consists of the following:

                                                                       MARCH 25,
                                                                         1995
                                                                       ---------
      Trade accounts payable..........................................  $ 53.2
      Incentive compensation, salaries and vacation...................    41.3
      Other...........................................................    55.6
                                                                        ------
                                                                        $150.1
                                                                        ======

  Note 3--Other liabilities consists of the following:

                                                                       MARCH 25,
                                                                         1995
                                                                       ---------
      Self-insurance reserves.........................................  $119.7
      Postretirement medical benefits.................................    51.3
      Other liabilities...............................................    50.1
                                                                        ------
                                                                        $221.1
                                                                        ======

  Note 4--The CBC restructuring plan announced in June 1994 provided for the severance of 435 employees at a cost of $16.0, pre-tax. The plan has been revised to cover only 360 employees, at a pre-tax cost of $14.6. An adjustment to the restructuring provision of $1.4 pre-tax, was recorded in the second quarter. As of March 25, 1995, 209 employees have been severed under the plan with $5.7 of spending occurring in the quarter.

  Note 5--On April 12, 1995, RPC and the Company jointly announced the signing of a definitive sales agreement for the Company to acquire Ralston's wholly-owned subsidiary, CBC, for a total purchase price of $220 in cash and 16,923,077 shares of Common Stock of the Company. The parties also agreed to the terms of a Shareholder Agreement which provides that by no later than five years following Closing, Ralston's holdings of the Company's Common Stock will be less than 15% of the outstanding shares. In addition, the Shareholder Agreement provides that Ralston will be entitled to nominate two directors to the Company's Board of Directors. The Closing is subject to approval by the stockholders of the Company and various regulatory clearances.

                                   APPENDIX A

                             CERTIFICATE AMENDMENT

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION

  Interstate Bakeries Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

  First: That the Board of Directors of the Corporation adopted resolutions pursuant to Section 242(b)(1) of the Delaware General Corporation Law ("DGCL"), setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as follows:

    Be It Resolved, that, subject to the approval of the stockholders,
  Section 4.01 of ARTICLE FOURTH of the Restated Certificate of Incorporation of the Company be amended to read as follows (the "Certificate Amendment"):

      Section 4.01. Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 61,000,000 shares, consisting of 60,000,000 shares of Common Stock of $.01 par value ("Common Stock") and 1,000,000 shares of Preferred Stock of $.01 par value ("Preferred Stock").

  Second: That the stockholders of the Corporation, at a Special Meeting held
on July   , 1995 in accordance with Section 211(d) of DGCL, approved the
Certificate Amendment.

  Third: That Notice of the Special Meeting at which the Certificate Amendment was approved was given to the stockholders of the Corporation pursuant to
Section 222(b) of the DGCL on or about June   , 1995.

  Fourth: That the Certificate Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

  In Witness Whereof, this Certificate of Amendment to the Restated Certificate of Incorporation has been executed by Charles A. Sullivan, Chairman and Chief Executive Officer of the Corporation and attested by Ray Sandy Sutton,
Secretary of the Corporation, on July   , 1995.

                                          Interstate Bakeries Corporation

                                          By: _________________________________
                                                    Charles A. Sullivan
                                                 Chairman of the Board and
                                                  Chief Executive Officer

Attest:

By: _________________________________
           Ray Sandy Sutton
         Corporate Secretary

                                   APPENDIX B

                          SALE AND PURCHASE AGREEMENT

                                                             CONFORMED COPY
                                                             --------------






                        SALE AND PURCHASE AGREEMENT

                               BY AND AMONG

                     INTERSTATE BAKERIES CORPORATION,

                       INTERSTATE BRANDS CORPORATION

                                    AND

                          RALSTON PURINA COMPANY,

                            VCS HOLDING COMPANY

                                    AND

                        CONTINENTAL BAKING COMPANY



                              APRIL 12, 1995

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----

ARTICLE I  -  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  2
      1.1      Adjusted Balance Sheet. . . . . . . . . . . . . . . . . . . .  2
      1.2      Affiliated Group. . . . . . . . . . . . . . . . . . . . . . .  2
      1.3      Business Day. . . . . . . . . . . . . . . . . . . . . . . . .  2
      1.4      Cash Purchase Price . . . . . . . . . . . . . . . . . . . . .  2
      1.5      CBC Employee. . . . . . . . . . . . . . . . . . . . . . . . .  2
      1.6      CBC Financial Statements. . . . . . . . . . . . . . . . . . .  2
      1.7      CBC Health Plans. . . . . . . . . . . . . . . . . . . . . . .  3
      1.8      CBC Participant . . . . . . . . . . . . . . . . . . . . . . .  3
      1.9      CBC Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      1.10     CBG Group Financial Statements. . . . . . . . . . . . . . . .  3
      1.11     CBG Group . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.12     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.13     Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.14     Confidentiality Agreement . . . . . . . . . . . . . . . . . .  4
      1.15     Corporate Officers. . . . . . . . . . . . . . . . . . . . . .  4
      1.16     Employee Benefit Plan . . . . . . . . . . . . . . . . . . . .  4
      1.17     Environmental Claims. . . . . . . . . . . . . . . . . . . . .  5
      1.18     Environmental Law . . . . . . . . . . . . . . . . . . . . . .  5
      1.19     Environmental Permit. . . . . . . . . . . . . . . . . . . . .  5
      1.20     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      1.21     ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . .  6
      1.22     ESOP Stock. . . . . . . . . . . . . . . . . . . . . . . . . .  6
      1.23     Exchange Act of 1934. . . . . . . . . . . . . . . . . . . . .  6
      1.24     Food, Drug and Cosmetics Act. . . . . . . . . . . . . . . . .  6
      1.25     GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      1.26     Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . .  6
      1.27     Hazardous Substances. . . . . . . . . . . . . . . . . . . . .  6
      1.28     IBC Financial Statements. . . . . . . . . . . . . . . . . . .  7
      1.29     IBC Market Price. . . . . . . . . . . . . . . . . . . . . . .  7
      1.30     IBC Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      1.31     Income Tax. . . . . . . . . . . . . . . . . . . . . . . . . .  7
      1.32     IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      1.33     Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      1.34     Lease Agreements. . . . . . . . . . . . . . . . . . . . . . .  8
      1.35     Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      1.36     Material Adverse Change . . . . . . . . . . . . . . . . . . .  9
      1.37     Multiemployer Plan. . . . . . . . . . . . . . . . . . . . . .  9
      1.38     Non-Compete Agreement . . . . . . . . . . . . . . . . . . . .  9
      1.39     Non-Productive Assets . . . . . . . . . . . . . . . . . . . .  9
      1.40     Notice of Claim . . . . . . . . . . . . . . . . . . . . . . . 10
      1.41     PBGC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      1.42     Permitted Encumbrances. . . . . . . . . . . . . . . . . . . . 10

      1.43     Purina Retirement Plans . . . . . . . . . . . . . . . . . . . 10
      1.44     Ralston ESP . . . . . . . . . . . . . . . . . . . . . . . . . 10
      1.45     Ralston SIP . . . . . . . . . . . . . . . . . . . . . . . . . 11
      1.46     Release . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      1.47     Retained Obligations. . . . . . . . . . . . . . . . . . . . . 11
      1.48     Safe Harbor Lease Agreement . . . . . . . . . . . . . . . . . 11
      1.49     Savings Plans . . . . . . . . . . . . . . . . . . . . . . . . 11
      1.50     SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      1.51     Securities Act of 1933. . . . . . . . . . . . . . . . . . . . 11
      1.52     Shareholder Agreement . . . . . . . . . . . . . . . . . . . . 12
      1.53     Tax Return. . . . . . . . . . . . . . . . . . . . . . . . . . 12
      1.54     Tax Sharing Agreement . . . . . . . . . . . . . . . . . . . . 12
      1.55     Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      1.56     Transition Services Agreement . . . . . . . . . . . . . . . . 12
      1.57     Warn. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      1.58     Workers' Compensation Claims. . . . . . . . . . . . . . . . . 13

ARTICLE II -  SALE AND PURCHASE OF CBC STOCK . . . . . . . . . . . . . . . . 13
      2.1      Sale and Purchase of CBC Stock. . . . . . . . . . . . . . . . 13
      2.2      Cash Purchase Price . . . . . . . . . . . . . . . . . . . . . 13
      2.3      IBC Stock Portion of Purchase Price . . . . . . . . . . . . . 13

ARTICLE III - SELLERS' REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 14
      3.1      CBC Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      3.2      Ownership of CBC Stock. . . . . . . . . . . . . . . . . . . . 14
      3.3      Rights to Acquire CBC Stock . . . . . . . . . . . . . . . . . 14
      3.4      Transfer of the CBC Stock . . . . . . . . . . . . . . . . . . 15
      3.5      Corporate Standing of RALSTON . . . . . . . . . . . . . . . . 15
      3.6      Corporate Standing of VCS . . . . . . . . . . . . . . . . . . 15
      3.7      Authority of Sellers. . . . . . . . . . . . . . . . . . . . . 16
      3.8      Corporate Standing of CBC . . . . . . . . . . . . . . . . . . 17
      3.9      Authority of CBC. . . . . . . . . . . . . . . . . . . . . . . 17
      3.10     Qualifications to do Business . . . . . . . . . . . . . . . . 18
      3.11     Interests in Other Businesses . . . . . . . . . . . . . . . . 18
      3.12     Corporate and Stock Transfer Records. . . . . . . . . . . . . 18
      3.13     Employee Loans and Other Employee Interests in CBC. . . . . . 19
      3.14     Financial Statements. . . . . . . . . . . . . . . . . . . . . 19
      3.15     Conduct of Business . . . . . . . . . . . . . . . . . . . . . 19
      3.16     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      3.17     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . 22
      3.18     Inventories . . . . . . . . . . . . . . . . . . . . . . . . . 23
      3.19     Accounts Receivable . . . . . . . . . . . . . . . . . . . . . 23
      3.20     Safe Harbor Lease Agreements. . . . . . . . . . . . . . . . . 23
      3.21     Industrial Revenue and Development Bonds and Private Activity
               Bonds 23
      3.22     Title to Property . . . . . . . . . . . . . . . . . . . . . . 24
      3.23     Real Property . . . . . . . . . . . . . . . . . . . . . . . . 24
      3.24     Condemnation Proceedings. . . . . . . . . . . . . . . . . . . 28

      3.25     Personal Property . . . . . . . . . . . . . . . . . . . . . . 28
      3.26     Vehicle Fleet . . . . . . . . . . . . . . . . . . . . . . . . 29
      3.27     Litigation And Claims . . . . . . . . . . . . . . . . . . . . 30
      3.28     Investigations. . . . . . . . . . . . . . . . . . . . . . . . 30
      3.29     Compliance with Laws. . . . . . . . . . . . . . . . . . . . . 30
      3.30     Orders and Consent Decrees. . . . . . . . . . . . . . . . . . 31
      3.31     Labor Agreements. . . . . . . . . . . . . . . . . . . . . . . 31
      3.32     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . 32
      3.33     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . 32
      3.34     Validity of Material Contracts. . . . . . . . . . . . . . . . 34
      3.35     Trademarks and Copyrights . . . . . . . . . . . . . . . . . . 35
      3.36     Patents . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
      3.37     Powers of Attorney. . . . . . . . . . . . . . . . . . . . . . 37
      3.38     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
      3.39     Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . 40
      3.40     Purina Retirement Plans . . . . . . . . . . . . . . . . . . . 43
      3.41     Multiemployer Plans . . . . . . . . . . . . . . . . . . . . . 43
      3.42     Food Products . . . . . . . . . . . . . . . . . . . . . . . . 44
      3.43     Environmental Matters . . . . . . . . . . . . . . . . . . . . 45
      3.44     Liability and Casualty Insurance. . . . . . . . . . . . . . . 46
      3.45     Independent Distributorships. . . . . . . . . . . . . . . . . 46
      3.46     Consents or Approvals . . . . . . . . . . . . . . . . . . . . 46
      3.47     Transaction Fees. . . . . . . . . . . . . . . . . . . . . . . 47
      3.48     Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . 47
      3.49     Computer Programs, Databases and Software . . . . . . . . . . 47
      3.50     Inter-company Trade Receivables and Payables. . . . . . . . . 48

ARTICLE IV -  BUYERS' REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 48
      4.1      Corporate Standing of Interstate. . . . . . . . . . . . . . . 48
      4.2      Corporate Standing of Brands. . . . . . . . . . . . . . . . . 49
      4.3      Authority of Buyers . . . . . . . . . . . . . . . . . . . . . 50
      4.4      Consents or Approvals . . . . . . . . . . . . . . . . . . . . 50
      4.5      Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 50
      4.6      Transaction Fees. . . . . . . . . . . . . . . . . . . . . . . 51
      4.7      CBC Stock Acquired for Buyers' Account. . . . . . . . . . . . 51
      4.8      IBC Stock Outstanding . . . . . . . . . . . . . . . . . . . . 51
      4.9      IBC Stock to be Issued. . . . . . . . . . . . . . . . . . . . 51
      4.10     IBC Financial Statements. . . . . . . . . . . . . . . . . . . 52
      4.11     SEC Filings; Compliance With Laws . . . . . . . . . . . . . . 52
      4.12     Conduct of Business . . . . . . . . . . . . . . . . . . . . . 52

ARTICLE V  -  COVENANTS PENDING CLOSING. . . . . . . . . . . . . . . . . . . 52
      5.1      CBC Operations. . . . . . . . . . . . . . . . . . . . . . . . 52
      5.2      Interstate Operations . . . . . . . . . . . . . . . . . . . . 57
      5.3      Due Diligence Review. . . . . . . . . . . . . . . . . . . . . 58
      5.4      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 59
      5.5      Public Announcements. . . . . . . . . . . . . . . . . . . . . 59
      5.6      Hart-Scott-Rodino Filing. . . . . . . . . . . . . . . . . . . 60

      5.7      Other Transactions. . . . . . . . . . . . . . . . . . . . . . 60
      5.8      Delivery of Additional Financial Statements . . . . . . . . . 61
      5.9      Supplemental Disclosure . . . . . . . . . . . . . . . . . . . 62
      5.10     Registration Statement. . . . . . . . . . . . . . . . . . . . 62
      5.11     Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . 63
      5.12     Proxy and Registration Statement Information. . . . . . . . . 63
      5.13     Exchange Listing. . . . . . . . . . . . . . . . . . . . . . . 64
      5.14     Real Property Transfer Laws . . . . . . . . . . . . . . . . . 64
      5.15     Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . 64

ARTICLE VI -  CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . 64
      6.1      Conditions of Buyers. . . . . . . . . . . . . . . . . . . . . 64
      6.2      Conditions of Sellers . . . . . . . . . . . . . . . . . . . . 65
      6.3      Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . 66
      6.4      No Litigation . . . . . . . . . . . . . . . . . . . . . . . . 66

ARTICLE VII - THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . 67
      7.1      Place of Closing. . . . . . . . . . . . . . . . . . . . . . . 67
      7.2      Date of Closing . . . . . . . . . . . . . . . . . . . . . . . 67
      7.3      Effective Time of Closing . . . . . . . . . . . . . . . . . . 67
      7.4      Delivery of Closing Documents . . . . . . . . . . . . . . . . 67

ARTICLE VIII     CLOSING TRANSACTIONS. . . . . . . . . . . . . . . . . . . . 68
      8.1      Transfer of CBC Stock . . . . . . . . . . . . . . . . . . . . 68
      8.2      Payment of Cash Purchase Price. . . . . . . . . . . . . . . . 69
      8.3      Delivery of IBC Stock . . . . . . . . . . . . . . . . . . . . 69
      8.4      Receipt . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
      8.5      Opinion of Counsel of Sellers . . . . . . . . . . . . . . . . 69
      8.6      Opinion of Counsel of Buyers. . . . . . . . . . . . . . . . . 72
      8.7      Good Standing Certificates. . . . . . . . . . . . . . . . . . 75
      8.8      Corporate Resolutions of Sellers. . . . . . . . . . . . . . . 76
      8.9      Corporate Resolutions of Buyers . . . . . . . . . . . . . . . 76
      8.10     Certificate of Incorporation and By-laws of CBC . . . . . . . 76
      8.11     Software Assignments. . . . . . . . . . . . . . . . . . . . . 77
      8.12     Certificate of Sellers. . . . . . . . . . . . . . . . . . . . 77
      8.13     Certificate of Buyers . . . . . . . . . . . . . . . . . . . . 77
      8.14     Lease Agreements. . . . . . . . . . . . . . . . . . . . . . . 77
      8.15     Transition Services Agreement . . . . . . . . . . . . . . . . 78
      8.16     Shareholder Agreement . . . . . . . . . . . . . . . . . . . . 78
      8.17     Non-Competition Agreement . . . . . . . . . . . . . . . . . . 78
      8.18     Tax Sharing Agreement . . . . . . . . . . . . . . . . . . . . 78
      8.19     Resignations of CBC Corporate Officers. . . . . . . . . . . . 78
      8.20     Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . 78
      8.21     Transfer of Non-productive Assets . . . . . . . . . . . . . . 79
      8.22     UCC Search Results. . . . . . . . . . . . . . . . . . . . . . 79

      8.23     Ancillary Documents . . . . . . . . . . . . . . . . . . . . . 79

ARTICLE IX -  ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . 79
      9.1      Commissions and Fees. . . . . . . . . . . . . . . . . . . . . 79
      9.2      Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . 80
      9.3      Warn Notice . . . . . . . . . . . . . . . . . . . . . . . . . 80
      9.4      Workers' Compensation Claims. . . . . . . . . . . . . . . . . 80
      9.5      Ralston Identification. . . . . . . . . . . . . . . . . . . . 81
      9.6      Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . 81
      9.7      Inter-company Services and Loans. . . . . . . . . . . . . . . 83
      9.8      Inter-company Trade Receivables and Payables. . . . . . . . . 84
      9.9      Business Relationships. . . . . . . . . . . . . . . . . . . . 84
      9.10     Insurance Proceeds. . . . . . . . . . . . . . . . . . . . . . 84
      9.11     Further Action. . . . . . . . . . . . . . . . . . . . . . . . 85
      9.12     Safe Harbor Lease Agreements. . . . . . . . . . . . . . . . . 86
      9.13     Guarantees of Ralston . . . . . . . . . . . . . . . . . . . . 87
      9.14     Surety Bonds. . . . . . . . . . . . . . . . . . . . . . . . . 87
      9.15     Records . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
      9.16     Employee Benefit Plan Matters . . . . . . . . . . . . . . . . 89
      9.17     Confidentiality Agreement . . . . . . . . . . . . . . . . . . 98
      9.18     Tax Election. . . . . . . . . . . . . . . . . . . . . . . . . 98
      9.19     Resale of CBC Stock . . . . . . . . . . . . . . . . . . . . . 98
      9.20     Interstate Guarantee. . . . . . . . . . . . . . . . . . . . . 99
      9.21     Ralston Guarantee . . . . . . . . . . . . . . . . . . . . . . 99

ARTICLE X  -  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 99
      10.1     Indemnification of Buyers . . . . . . . . . . . . . . . . . . 99
      10.2     Obligation of Sellers to Pay for a Loss . . . . . . . . . . .100
      10.3     Indemnification of Sellers. . . . . . . . . . . . . . . . . .101
      10.4     Obligation of Buyers to Pay for a Loss. . . . . . . . . . . .101
      10.5     Indemnification Procedure . . . . . . . . . . . . . . . . . .102
      10.6     Third Party Claims. . . . . . . . . . . . . . . . . . . . . .102
      10.7     Survival of Representations and Warranties. . . . . . . . . .103
      10.8     Survival of Indemnities . . . . . . . . . . . . . . . . . . .104

ARTICLE XI -  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .104
      11.1     Mutual Consent. . . . . . . . . . . . . . . . . . . . . . . .104
      11.2     Obligation to Close . . . . . . . . . . . . . . . . . . . . .104
      11.3     Final Closing Date. . . . . . . . . . . . . . . . . . . . . .104
      11.4     Obligations After Termination . . . . . . . . . . . . . . . .104

ARTICLE XII -  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . .105
      12.1     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .105
      12.2     Effect of Supplemental Information. . . . . . . . . . . . . .105
      12.3     Choice of Law . . . . . . . . . . . . . . . . . . . . . . . .106
      12.4     Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . .106
      12.5     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .107
      12.6     Effective Date of Notice. . . . . . . . . . . . . . . . . . .108
      12.7     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . .108
      12.8     Gender and Number . . . . . . . . . . . . . . . . . . . . . .108

      12.9       Assignments . . . . . . . . . . . . . . . . . . . . . .108
      12.10      Headings and Captions . . . . . . . . . . . . . . . . .108
      12.11      Schedules and Exhibits. . . . . . . . . . . . . . . . .109
      12.12      Severability. . . . . . . . . . . . . . . . . . . . . .109
      12.13      Counterparts. . . . . . . . . . . . . . . . . . . . . .109
      12.14      Remedies Cumulative . . . . . . . . . . . . . . . . . .109
      12.15      Third Party Beneficiaries . . . . . . . . . . . . . . .110
      12.16      Binding Agreement . . . . . . . . . . . . . . . . . . .110

                          SALE AND PURCHASE AGREEMENT
                          ---------------------------

           THIS SALE AND PURCHASE AGREEMENT (this "Agreement") is made and entered into this 12th day of April, 1995, by and among Interstate Bakeries Corporation, a Delaware corporation ("INTERSTATE"); Interstate Brands Corporation, a Delaware corporation ("BRANDS") (INTERSTATE and BRANDS are hereinafter collectively referred to as "BUYERS"); Ralston Purina Company, a Missouri corporation ("RALSTON"); VCS Holding Company, a Delaware corporation ("VCS") (RALSTON and VCS are hereinafter collectively referred to as the "SELLERS"); and Continental Baking Company, a Delaware corporation ("CBC").

           WHEREAS, RALSTON is the owner of all the issued and outstanding capital stock of VCS, and VCS is the owner of all the issued and outstanding capital stock of CBC; and

           WHEREAS, SELLERS desire to sell all of the capital stock of CBC in accordance with the terms and subject to the conditions of this Agreement; and

           WHEREAS, BUYERS desire to purchase all of the capital stock of CBC in accordance with the terms and subject to the conditions of this Agreement.

           NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and subject to the terms and conditions of this Agreement, SELLERS, BUYERS and CBC agree as follows:

                           ARTICLE I  -  DEFINITIONS

          1.1 Adjusted Balance Sheet: The "Adjusted Balance Sheet" shall mean the CBC balance sheet as of September 24, 1994, as set forth on Schedule 1.1.

          1.2 Affiliated Group: The "Affiliated Group" shall mean an "affiliated group" as such term is used in Section 1504 of the Code, having RALSTON as the common parent.

          1.3 Business Day: A "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday for commercial banks in Kansas City, Missouri.

          1.4 Cash Purchase Price: The "Cash Purchase Price" shall mean the cash portion of the consideration paid by BRANDS pursuant to Section 2.2 for the purchase of that portion of the CBC Stock calculated in accordance with Section 8.1(a).

          1.5 CBC Employee: A "CBC Employee" shall mean an individual who (a) is employed by CBC on the date of Closing, or (b) was employed by CBC immediately prior to his or her retirement or other termination of employment prior to the date of Closing, or (c) is, as of Closing, on any approved leave of absence from employment with CBC, including, but not limited to, leave due to disability.

          1.6 CBC Financial Statements: The "CBC Financial Statements" shall mean the balance sheets of CBC as of September 24, 1994 and September 25, 1993, and the related statements of earnings and cash flow for the fifty-two (52) week periods ended September 24, 1994, September 25,

1993 and September 26, 1992, as audited by Price Waterhouse LLP, and any unaudited quarterly financial statements of CBC since the date of the latest audited financial statements.

          1.7 CBC Health Plans: The "CBC Health Plans" shall mean the CBC Bargaining Unit Employees Group Benefits Plan, the CBC/Akron Production Employees Group Benefits Plan, the CBC/Buffalo Production Employees Group Benefits Plan, the Continental Baking Company Health Plan for Non-Union Employees, the Continental Baking Company Prescription Drug Plan and the Cigna Health Plan.

          1.8 CBC Participant: A "CBC Participant" shall mean any CBC Employee, or a dependent, beneficiary or alternate payee of a CBC Employee who, on the date of Closing, was participating in, or was otherwise entitled to benefits from, an Employee Benefit Plan maintained for CBC Employees by CBC or RALSTON.

          1.9 CBC Stock: The "CBC Stock" shall mean the $100 par value common stock of CBC.

          1.10 CBG Group Financial Statements: The "CBG Group Financial Statements" shall mean the balance sheets of the CBG Group as of September 24, 1994 and September 25, 1993, and the related statements of earnings and cash flow for the fifty-two (52) week periods ended September 24, 1994, September 25, 1993 and September 26, 1992, as audited by Price Waterhouse LLP, and any quarterly unaudited financial statements of CBG Group since the date of the latest audited financial statements.

          1.11 CBG Group: The "CBG Group" shall mean the businesses of CBC as defined in the Restated Articles of Incorporation of RALSTON.

          1.12 Closing: The "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

          1.13 Code: The "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

          1.14 Confidentiality Agreement: The "Confidentiality Agreement" shall mean the letter agreement between RALSTON and INTERSTATE and dated as of July 11, 1994, a copy of which is attached hereto as Exhibit A.

          1.15 Corporate Officers: The "Corporate Officers" of CBC are those individuals who are identified as such on Schedule 1.15.

          1.16 Employee Benefit Plan: An "Employee Benefit Plan" shall mean all employee benefit plans, programs and practices of an employer which provide pension, profit-sharing, savings, bonus, deferred or incentive compensation, stock bonus, medical, hospitalization, life, disability, vacation, severance, stock award or other benefits, including, but not limited to, all employee benefit plans as such term is defined in Section 3(3) of ERISA, but excluding all pension and welfare plans which are Multiemployer Plans or are otherwise maintained pursuant to a collective bargaining agreement and to which more than one employer contributes.

          1.17 Environmental Claims: "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Environmental Permit including, without limitation, (a) any demands or claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, or remedial action, (b) any demands or claims for damages pursuant to any applicable Environmental Law, and (c) any demands or claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance, or arising from alleged injury to the environment.

          1.18 Environmental Law: "Environmental Law" shall mean any federal, state or local statute, law, regulation, or ordinance relating to the environment including, without limitation, the following acts, as amended, and all state or local equivalents thereof: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Emergency Planning and Community Right-to-Know Act; the Resource Conservation and Recovery Act; the Federal Water Pollution Control Act; the Clean Air Act; the Safe Drinking Water Act; the Toxic Substances Control Act; the Oil Pollution Act of 1990; and the Hazardous Materials Transportation Act.

          1.19 Environmental Permit: An "Environmental Permit" shall mean a permit, identification number, license or other written authorization required under any applicable Environmental Law.

          1.20 ERISA: "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

          1.21 ERISA Affiliate: An "ERISA Affiliate" shall mean (a) any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with CBC (as such terms are defined in Section 414(b) and (c) of the Code), or (b) any entity which is (or at any relevant time was) a member of an "affiliated service group" (as such term is defined in Section 414(m) of the Code) which includes CBC.

          1.22 ESOP Stock: The "ESOP Stock" shall mean the Ralston Purina Company Series A ESOP Convertible Preferred Stock held by the trustee of the RALSTON SIP.

          1.23 Exchange Act of 1934: The "Exchange Act of 1934" shall mean the Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder.

          1.24 Food, Drug and Cosmetics Act: The "Food, Drug and Cosmetics Act" shall mean the Federal Food, Drug and Cosmetics Act, as amended, and all regulations promulgated thereunder, including the Food Additives Amendments of 1958, as amended.

          1.25 GAAP: "GAAP" shall mean generally accepted accounting principles as in effect on the date on which the document to which it refers relates.

          1.26 Hart-Scott-Rodino: "Hart-Scott-Rodino" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all regulations promulgated thereunder.

          1.27 Hazardous Substances: "Hazardous Substances" shall mean: (a) any chemical, material or substance defined as, or included in the definition of, "hazardous substances,"

"hazardous wastes," "hazardous materials," "toxic substances or toxic pollutants," "contaminants," "toxic or hazardous chemicals" or "pesticides" in any applicable Environmental Law, (b) any petroleum or petroleum product, or, asbestos containing materials in a condition which would pose a danger to public health.

          1.28 IBC Financial Statements: The "IBC Financial Statements" shall mean the INTERSTATE balance sheets as of May 28, 1994 and May 29, 1993, and the related statements of earnings and cash flow for the fifty-two (52) week periods ended May 28, 1994, May 29, 1993 and May 30, 1992, as audited by Deloitte & Touche, and any quarterly unaudited financial statements of INTERSTATE since the date of the latest audited financial statements.

          1.29 IBC Market Price: The "IBC Market Price" shall mean the closing sales price on the New York Stock Exchange of the IBC Stock on the fifth (5th) Business Day prior to the anticipated date of Closing.

          1.30 IBC Stock: The "IBC Stock" shall mean the $.01 par value common stock of INTERSTATE.

          1.31 Income Tax: "Income Tax" or "Income Taxes" shall mean any tax or taxes imposed or based on income, including, but not limited to, any income, environmental, minimum or franchise tax based on income, alternative net worth tax, or single business tax, imposed by any foreign, federal, state, county or local government, or any subdivision or agency thereof, and any interest, penalty or expense relating to such taxes.

          1.32  IRS:  The "IRS" shall mean the Internal Revenue Service.

          1.33 Knowledge: "Knowledge" shall mean (a) with respect to an individual, "knowledge" of a particular fact or other matter if: (i) such individual is aware of such fact or other matter; or (ii) such individual should have known of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter; and, (b) with respect to a person (other than an individual), "knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, executive, executor or trustee of such person or in any similar capacity: (i) is aware of such fact or other matter; or (ii) should have known of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. For purposes of this definition, with respect to the Knowledge of SELLERS or CBC, a "reasonably comprehensive investigation" shall mean an inquiry directed to Corporate Officers and division vice presidents of CBC and the plant manager and general manager of sales at each CBC bakery location and any other employee of SELLERS or CBC headquartered in St. Louis, Missouri who has primary responsibility for the substantive area in question.

          1.34 Lease Agreements: "Lease Agreements" shall have the meaning given it in Section 814.

          1.35 Loss: A "Loss" shall mean any liability, loss, damage, assessment, obligation, settlement payment, award, fine, penalty, judgment, cost or expense, including reasonable attorneys' fees, auditors' fees and experts' fees (but excluding punitive damages that may be imposed on or against the indemnified party because of its egregious conduct after Closing) suffered by a party hereto, including expenses related to investigating, defending and settling indemnifiable claims, but net of any insurance proceeds received by the injured party with respect to a Loss.

          1.36 Material Adverse Change: A "Material Adverse Change" shall mean any event, occurrence or change or effect that is materially adverse to the business, operations, results of operations or condition (financial or otherwise), assets, prospects or liabilities of CBC, taken as a whole, but shall not be deemed to include any changes in general economic, regulatory or political conditions, or changes that affect the baking industry generally.

          1.37 Multiemployer Plan: A "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 3(37) of ERISA (a) which CBC or any ERISA Affiliate contributes to or is required to contribute to, or under which CBC or any ERISA Affiliate may incur any liability, and (b) which covers or has covered any CBC Employee since October 9, 1984 or any ERISA Affiliate employee.

          1.38 Non-Compete Agreement: "Non-Compete Agreement" shall have the meaning given it in Section 8.17.

          1.39 Non-Productive Assets: "Non-productive Assets" are properties owned or leased by IBC and listed on Schedule 1.39, which are not presently being used in the business or operations of CBC and which are to be retained or assumed by SELLERS prior to Closing.

          1.40 Notice of Claim: A "Notice of Claim" shall mean a written notice delivered by a party claiming a right of indemnification to a party that would be required to indemnify an injured party or hold such injured party harmless in accordance with the terms of this Agreement.

          1.41 PBGC: The "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          1.42 Permitted Encumbrances: "Permitted Encumbrances" shall mean, collectively: (a) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings; or (b) liens that arise by operation of law for work performed or materials supplied to any of the real properties owned by CBC after the date hereof; or (c) minor easements, rights-of-way, restrictions and covenants; none of which (a) through (c) above, individually or in the aggregate, would be material as to the particular site or asset in question.

          1.43 Purina Retirement Plans: The "Purina Retirement Plans" shall mean the Purina Retirement Plan for Sales, Administrative and Clerical Employees; the Purina Retirement Plan for Production Employees; the Employees Pension Plan of Continental Baking Company and its Subsidiaries; and any other "employee pension benefit plan" as defined in Section 3(a) of ERISA and which is subject to Title IV of ERISA (other than a Multiemployer Plan) under which CBC or any ERISA Affiliate may incur any liability.

          1.44 Ralston ESP: The "RALSTON ESP" shall mean the Ralston Purina Company Employee Savings Plan for Production Employees.

          1.45 Ralston SIP: The "RALSTON SIP" shall mean the Ralston Purina Company Savings Investment Plan.

          1.46 Release: A "Release" shall mean a "release" as defined in 42 U.S.C. Section 9601(22).

          1.47 Retained Obligations: The "Retained Obligations" shall mean those obligations and liabilities of SELLERS or CBC which, shall be retained, transferred to, or assumed by RALSTON, or its nominee, at Closing as set forth on Schedule 1.47, or arise pursuant to any other agreement to be executed by SELLERS pursuant to the terms hereof.

          1.48 Safe Harbor Lease Agreement: A "Safe Harbor Lease Agreement" shall mean a tax benefit transfer agreement entered into pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

          1.49 Savings Plans: The "Savings Plans" shall mean the RALSTON ESP and the RALSTON SIP.

          1.50  SEC:  The "SEC" shall mean the Securities and Exchange
Commission.

          1.51 Securities Act of 1933: The "Securities Act of 1933" shall mean the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

          1.52 Shareholder Agreement: "Shareholder Agreement" shall have the meaning given it in Section 8.16.

          1.53 Tax Return: A "Tax Return" shall mean a return, declaration, report, claim for refund or information return relating to Taxes (including, without limitation, any statement, information or documentation required to be provided to any taxing authority with respect to property Taxes), including any schedule or attachment thereto, and including any amendment thereof.

          1.54 Tax Sharing Agreement: "Tax Sharing Agreement" shall have the meaning given it in Section 8.18.

          1.55 Tax: "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, windfall profits, environmental (including Taxes under Section 59A of the Code), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or other tax or assessment, and shall include all interest or penalties on Taxes, whether or not disputed.

          1.56 Transition Services Agreement: "Transition Services Agreement" shall have the meaning given it in Section 8.15.

          1.57 Warn: "WARN" shall mean the Worker Adjustment and Retraining Notification Act, as amended, and all regulations promulgated thereunder.

          1.58 Workers' Compensation Claims: "Workers' Compensation Claims" shall mean any and all claims by CBC Employees or their dependents or representatives under or pursuant to any state laws providing for compensation upon disability or death resulting from occupational injuries or diseases.

                 ARTICLE II  -  SALE AND PURCHASE OF CBC STOCK

          2.1 Sale and Purchase of CBC Stock: Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties, and agreements contained in this Agreement and in consideration of the payment of the purchase price as provided in Sections 2.2 and 2.3 below, on the date of the Closing, VCS shall sell, transfer, convey, assign and deliver to BUYERS, or their nominee, all of the issued and outstanding shares of CBC Stock.

          2.2 Cash Purchase Price: Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties, and agreements contained in this Agreement and in partial consideration of the aforesaid sale, transfer, conveyance, assignment and delivery of the outstanding shares of CBC Stock, on the date of the Closing, BRANDS shall pay VCS, or its nominee, Two Hundred Twenty Million Dollars ($220,000,000), payable in federal or other immediately available funds.

          2.3 IBC Stock Portion of Purchase Price: Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties, and agreements contained in this Agreement and in partial consideration of the aforesaid sale, transfer, conveyance, assignment and delivery of the outstanding shares of CBC Stock, on the date of the Closing, INTERSTATE will deliver to VCS, or its nominee, 16,923,077 shares of IBC Stock.

            ARTICLE III  --  SELLERS' REPRESENTATIONS AND WARRANTIES

          SELLERS jointly and severally represent and warrant that:

          3.1 CBC Stock: The CBC Stock is the only authorized class of capital stock of CBC. There are 100 shares of CBC Stock authorized and 15 shares outstanding. All outstanding shares of CBC Stock are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants, calls, or agreements of any character for the issuance of additional shares of CBC Stock. There are no contracts for the authorization or issuance of any other class of securities of CBC, and there are no outstanding securities convertible or exchangeable into CBC Stock.

          3.2 Ownership of CBC Stock: VCS is the owner of record, and the legal and beneficial owner of, all of the outstanding shares of CBC Stock, and VCS has the full right, power and authority to transfer, convey and deliver good, valid, marketable and indefeasible title to such shares of CBC Stock to BUYERS, or their nominee, as called for under this Agreement, free and clear of any liabilities, obligations, options, charges, encumbrances, liens, claims, interests, powers of attorney, restrictions or contractual rights of others of any kind whatsoever.

          3.3 Rights to Acquire CBC Stock: Neither SELLERS nor CBC are a party to any agreement or understanding, oral or written, which (a) grants an option or other right to acquire any of the CBC Stock or any other equitable interest that they may have in CBC (other than any equitable interests that may be deemed to arise pursuant to any rights to acquire securities of RALSTON), (b) grants a right of first refusal or other such similar right upon the sale of any of the CBC Stock, or (c) restricts or affects the voting rights of any of the CBC Stock.

          3.4 Transfer of the CBC Stock: The stock certificate(s) representing all of the outstanding shares of CBC Stock to be delivered to BUYERS, or their nominee, at Closing, and the signatures or endorsements thereon (or on stock powers delivered therewith), when duly executed, shall be valid and genuine, and shall transfer to and vest in BUYERS, or their nominee, good, valid, marketable and indefeasible title to all of the outstanding shares of the CBC Stock.

          3.5 Corporate Standing of RALSTON: RALSTON is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by RALSTON in connection herewith, do not, and the consummation of the transactions contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under (a) any provision of the Restated Articles of Incorporation or by-laws of RALSTON, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, judgment, order, decree, writ or injunction to which RALSTON is a party, or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any such properties or assets.

          3.6 Corporate Standing of VCS: VCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by VCS in connection herewith, do not, and the consummation of the transactions contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under
(a) any provision of the Certificate of Incorporation or by-laws of VCS, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, judgment, order, decree, writ or injunction to which VCS is a party, or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any such properties or assets.

          3.7  Authority of Sellers:

               (a) RALSTON has taken all action required by its Restated Articles of Incorporation and its by-laws, and VCS has taken all action required by its Certificate of Incorporation and its by-laws, to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by SELLERS in connection herewith, and the performance of the transactions contemplated herein and therein. SELLERS have all requisite corporate power and authority to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by SELLERS pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, when duly executed and delivered, shall constitute a valid and binding obligation of SELLERS enforceable in accordance with its terms.

               (b) No approvals on the part of any class (whether voting together or as separate classes), of RALSTON'S shareholders are necessary to authorize this Agreement or any other agreements, instruments and documents required to be executed in connection herewith, or the transactions contemplated herein or therein.

          3.8 Corporate Standing of CBC: CBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its property and assets and to carry on its business in the same manner as now being conducted. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by CBC in connection herewith, do not, and the consummation of the transactions contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit resulting in a Material Adverse Change under (a) any provision of the Certificate of Incorporation or by-laws of CBC, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, agreement, instrument or permit, judgment, order, decree, writ or injunction to which CBC is a party, or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any of such properties or assets.

          3.9 Authority of CBC: CBC has taken all action required by its Certificate of Incorporation and its by-laws to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by CBC in connection herewith, and the performance of the transactions contemplated herein and therein. CBC has all requisite corporate power and authority to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by CBC pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, when duly executed and delivered, shall constitute a valid and binding obligation of CBC enforceable in accordance with its terms.

          3.10 Qualifications to do Business: CBC is duly qualified and in good standing as a foreign corporation and authorized to do business in all fifty (50) states of the United States, the District of Columbia and the Commonwealth of Puerto Rico. CBC is qualified and in good standing in every other jurisdiction in which the ownership of its property or the conduct of its business require it to be qualified to do business, except in those jurisdictions where the failure to be so qualified would not result in a Material Adverse Change.

          3.11 Interests in Other Businesses: CBC has no subsidiaries, nor any direct or indirect legal or equitable ownership interest in any corporation, partnership, joint venture, limited liability company or other business organization, and CBC does not have any agreement or understanding for the purchase of a legal or equitable ownership interest in any corporation, partnership, joint venture, limited liability company or other business organization.

          3.12 Corporate and Stock Transfer Records: The Certificate of Incorporation of CBC, attached as Exhibit B, and the by-laws of CBC, attached as Exhibit C, are true, complete and current copies, as amended to the date hereof. All minutes of CBC contained in the minute books of CBC, accurately reflect the substance of all actions taken by shareholders of CBC and by CBC'S Board of Directors. The CBC Stock transfer register is true, complete, correct and current.

          3.13 Employee Loans and Other Employee Interests in CBC: Except as set forth on Schedule 3.13, there are no outstanding loans by or to CBC to or from any CBC Employee, other than (a) emergency loans which do not exceed $100,000 in the aggregate, and none of which exceed $10,000 individually, (b) housing loans which do not exceed $1,000,000 in the aggregate, and none of which exceed $200,000 individually, or (c) ordinary travel advances. Except as set forth on Schedule 3.13, no CBC Employee currently employed has any material interest, direct or indirect, in any lease or contract of CBC.

          3.14  Financial Statements:

               (a) The CBG Group Financial Statements present fairly, in all material respects, the financial position of the CBG Group as of the dates thereof, all in conformity with GAAP, applied on a consistent basis, except as set forth in the notes to those financial statements. Schedule 3.14 lists the adjustments between the CBG Group balance sheet as of September 24, 1994, contained in the CBG Group Financial Statements, and the Adjusted Balance Sheet. Except as set forth on Schedule 3.14, the Adjusted Balance Sheet presents fairly, in all material respects, the financial position of CBC as of September 24, 1994.

               (b) The CBC Financial Statements present fairly, in all material respects, the financial position of CBC as of the dates thereof, all in conformity with GAAP, applied on a consistent basis except as set forth in the notes to those financial statements.

          3.15  Conduct of Business:  Except as and to the extent set forth on
Schedule 3.15, since September 24, 1994, SELLERS on behalf of CBC have not, and CBC has not:

               (a) made any capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets other than those included in the fiscal 1995 budget of CBC and such other expenditures and commitments as are in the ordinary course of business, all of which expenditures and commitments do not exceed, in the aggregate, the amount budgeted for capital expenditures in such fiscal 1995 budget;

               (b) acquired (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, joint venture, limited liability company or other business organization, or division thereof, or entered into any contract or agreement with respect thereto;

               (c) to the Knowledge of SELLERS, incurred any material obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except items incurred in the ordinary course of business consistent with past practice, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserve;

               (d) sold, transferred or conveyed any of its material properties or assets used in CBC'S business or operations, except in the ordinary course of business and consistent with past practice, or permitted or allowed any of the properties or assets used in CBC'S business or operations to be mortgaged, pledged or subjected to any lien or encumbrance, except liens or encumbrances for taxes not yet delinquent;

               (e) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances or liabilities (i) which are reflected or accrued for or reserved against in the Adjusted Balance Sheet and which were paid, discharged or satisfied since the date of the Adjusted Balance Sheet in the ordinary course of business and consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since the date of the Adjusted Balance Sheet in the ordinary course of business and consistent with past practice;

               (f) written down or determined to write down or written up or determined to write up the value of any inventory, or written off or determined to write off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the prior fifty-two (52) weeks;

               (g)  to the Knowledge of SELLERS, waived any material rights;

               (h) granted any increase in the compensation of any director of CBC or CBC Employee (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan), except for increases
     (i) made pursuant to the terms of any existing Employee Benefit Plan, or
     (ii) occurring in the ordinary course of business in accordance with customary practice (for purposes of the foregoing, ordinary course of business shall be deemed to include those customary increases granted during ongoing negotiation of labor agreements);

               (i) instituted or adopted any new Employee Benefit Plan for any director of CBC or any CBC Employee;

               (j) directly or indirectly redeemed, purchased or otherwise acquired or subdivided or reclassified any CBC Stock;

               (k) been involved in any labor dispute, litigation or governmental investigation which is reasonably likely to result in a Material Adverse Change;

               (l) made any amendments to the Certificate of Incorporation or by-laws of CBC; or

               (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.15.

          3.16 Dividends: Since December 15, 1992, CBC has not declared or paid any dividends on its capital stock in cash, stock or other property.

          3.17 Liabilities: Other than as set forth on Schedule 3.17 or as specifically cross-referenced from other Schedules hereto, or as otherwise included in the Adjusted Balance Sheet, to the Knowledge of SELLERS there are no liabilities of CBC, whether or not accrued, asserted or reserved against which would be reasonably likely to result in or would be a Material Adverse Change, other than liabilities incurred since September 24, 1994 in the ordinary course of business. Each of the reserves provided for on the Adjusted Balance Sheet have been established and maintained in accordance with GAAP.

          3.18 Inventories: All inventories (including raw materials, finished goods and supplies) of CBC reflected on the Adjusted Balance Sheet, and all additions thereto since September 24, 1994, are stated at the lower of cost (determined using the "first-in, first-out" method of accounting) or market, consistent with past practice, and to the extent the same have not been disposed of in the ordinary course of business consistent with past practice, are in reasonably good condition and usable or salable in the ordinary course of business consistent with past practice, after accounting for customary discounts, returns and reserves.

          3.19 Accounts Receivable: All accounts receivable of CBC, less allowances for doubtful accounts, as stated on the Adjusted Balance Sheet, and all accounts receivable acquired since September 24, 1994, less allowances for doubtful accounts, are assets of CBC and represent bona-fide transactions made in the ordinary course of business consistent with past practice. The allowances for doubtful accounts have been, and through the time of Closing shall be, established and maintained in accordance with GAAP, and in a manner consistent with past practice.

          3.20 Safe Harbor Lease Agreements: Except as set forth on Schedule 3.20, CBC has not entered into any Safe Harbor Lease Agreement, and there have been no amendments to any CBC Safe Harbor Lease Agreement. CBC is, and to the Knowledge of SELLERS, each of the parties to the Safe Harbor Lease Agreements are in compliance with all of the terms and conditions contained in the Safe Harbor Lease Agreements, and the assets subject thereto are being operated or utilized pursuant to the terms thereof.

          3.21 Industrial Revenue and Development Bonds and Private Activity
Bonds: Except as set forth on Schedule 3.21, CBC is not obligated to make payments with respect to, and is not a party to any agreements relating to, any "industrial development bond" (as such term is used in Section 103(b) of the Internal Revenue Code of 1954, as amended) or any "private activity bond" (as such term is used in
Section 103(b) of the Code), and there are no requests by CBC pending before any agency or commission to obtain any new "industrial development bond" or "private activity bond" or to refinance any existing "industrial development bond" or "private activity bond."

          3.22 Title to Property: Except as set forth in Schedule 3.22, CBC holds marketable fee simple title to all of its respective owned real properties, and CBC holds a good and valid leasehold title and estate to all of its respective leased real properties, including, without limitation, all of such properties and assets reflected on the Adjusted Balance Sheet and such assets which are necessary for CBC to conduct its business as currently conducted. None of such owned or leased properties (or such assets which are necessary for CBC to conduct its business as presently conducted) are subject to any mortgage, deed of trust, pledge, lien, security interest, conditional sale agreement, encumbrance, claim, mechanic's or materialmen's lien, or charge of any kind, except liens shown on Schedule 3.22 as securing specific liabilities (with respect to which no default, or action or omission, which with the giving of notice or passage of time or both would constitute a default, exists) and Permitted Encumbrances.

          3.23 Real Property:

               (a) All real property owned or leased by CBC is set forth on
     Schedule 3.23(a)(i) and such real property is identified in a manner to reflect the properties which are owned and those which are leased. To the Knowledge of SELLERS, except as set forth on Schedule 3.23(a)(ii), all buildings, structures and equipment located on the real properties owned or leased by CBC are structurally sound and are in good operating condition and repair (ordinary wear and tear excepted), and are usable in the ordinary course of business.

               (b) Except as set forth on Schedule 3.23(b)(i), CBC has not received written notice (x) of any dispute from any contiguous boundary owners concerning contiguous boundary lines, (y) that any of the said owned or leased properties (or the buildings, structures or improvements thereon), or CBC's operations, violate the zoning or planning laws, ordinances, rules or regulations of the city, county, or state in which they are located, or any building regulations or codes of such city, county or state, or land use laws or regulations applicable to said properties, and to the Knowledge of SELLERS, no such violations exist, or (z) of any material claims of others to rights over, under, across or through any of the owned or leased properties by virtue of use or prescription. To the Knowledge of SELLERS, all permits, approvals, authorizations or licenses required or necessary for the use of any of the owned or leased real properties have been obtained and are in full force and effect.

               (c) Schedule 3.23(c) sets forth a complete list of all service and maintenance contracts affecting the CBC bakeries and all material utility and management contracts affecting all owned or leased real properties to which CBC is a party or to which said properties are subject. All such contracts are currently in full force and effect, and there is no default, or action or omission which with the giving of notice or passage of time or both would constitute a default, thereunder. SELLERS and CBC have previously delivered to BUYERS lists of the most recently issued real and personal (including vehicles) property tax assessments and tax bills, if any, for CBC's 1993 and 1994 fiscal years for all property owned or leased by CBC as attached as Schedule 3.23(c).

          (d) Except as set forth on Schedule 3.23(d), all real properties owned or leased by CBC are free and clear of any agreements to sell, lease, or sublease (or to grant an assignment of lease), options to sell, lease, or sublease (or to grant an assignment of lease), or rights of first refusal relating thereto. Except as set forth on Schedule 3.23(d), all real properties owned or leased by CBC are free and clear of any leases or subleases, respectively. All real property with respect to which CBC has an agreement to purchase, lease or sublease, option to purchase, lease, or sublease, or right of first refusal relating thereto is set forth on
     Schedule 3.23(d).

               (e) Except as set forth on Schedule 3.23(e), to the Knowledge of SELLERS, all owned or leased real properties are currently zoned in the zoning category which permits operation of said properties as now used, operated and maintained. CBC has not requested, applied for, or given consent to, and there are no pending, zoning variances or changes with respect to any of said properties. The consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing, and if the improvements on the said owned or leased properties are damaged or destroyed subsequent to Closing, the repair or replacement of same by BUYERS to the condition existing immediately prior to Closing will not violate applicable zoning ordinances (assuming there has been no change in such zoning ordinances).

               (f) Schedule 3.23(f) lists all properties owned or leased by CBC which are not presently being used in the business or operations of CBC.

               (g) To the Knowledge of SELLERS, all buildings, structures or improvements owned and/or leased by CBC on any of the owned or leased real properties are located entirely within the property boundary lines of such properties and do not materially encroach onto adjoining lands, and there are no material encroachments of buildings, structures or improvements from adjoining lands onto such properties.

               (h) To the Knowledge of SELLERS, the owned or leased real properties (i) currently have access to, at or within their property boundary lines to all gas, water, electricity, storm sewer, sanitary sewer, telephone, and all other utilities necessary or beneficial to the current operation of the owned or leased properties, and all of such utilities are adequate and sufficient for the current operation of such properties, and
     (ii) are contiguous to and have vehicular and pedestrian access to and from physically open and publicly dedicated public streets.

               (i) Except as set forth on Schedule 3.23(i), no construction, improvements, or expansion is currently on-going at any of the owned or leased properties.

               (j) To the Knowledge of SELLERS, CBC holds a valid leasehold estate pursuant to each lease by which real properties are leased, as shown on Schedule 3.23(a)(i), and enjoys peaceful and undisturbed possession thereunder. All such leases are valid, binding, and enforceable in accordance with their terms, and are in full force and effect, CBC has complied with all material obligations thereunder, and there are no existing defaults by CBC, and, except as set forth in Schedule 3.23(j), to the Knowledge of SELLERS, there are no existing defaults by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by

     CBC, and to the Knowledge of SELLERS, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. Except as disclosed on Schedule 3.23(j), all such leases shall continue in full force and effect (without default) after the Closing and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party.

          3.24 Condemnation Proceedings: Except as set forth on Schedule 3.24, neither SELLERS nor CBC have Knowledge of nor have received written notice of any pending, proposed or threatened proceedings or governmental or quasi-governmental actions to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or otherwise to take or restrict the right to use or occupy, any of the real properties owned by CBC or used under a lease by CBC.

          3.25 Personal Property: Except as set forth on Schedule 3.25(a), and except for any immaterial exceptions, restrictions or limitations contained in financing statements with respect to such property, CBC owns, or has a valid lease with respect to, the tangible personal property which is necessary for the operation of the business as currently conducted, free and clear of all liens, mortgages, pledges, security interests, charges or encumbrances other than Permitted Encumbrances and enjoys peaceful and undisturbed possession thereunder. Except as set forth on Schedule 3.25(b), all such property, is in reasonably good operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is used. Schedule 3.25(c) contains a list of each lease pursuant to which CBC leases personal property which involves payment over the remaining term of such lease of more than $100,000 and which in each case is not cancelable upon six months' notice or less without penalty of more than $10,000. All such personal property leases are valid, binding and enforceable in accordance with their terms are in full force and effect, CBC has complied with all material obligations thereunder and there are no existing defaults by CBC or, to the Knowledge of SELLERS, by any other party thereunder; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default of CBC thereunder; and, to the Knowledge of SELLERS, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. Except as set forth on Schedule 3.25(d), all personal property leases which are set forth on a Schedule hereto shall continue in effect after the Closing and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party. All contracts to purchase personal property to which CBC is a party which provide for a purchase price of $100,000 or more are set forth on Schedule 3.25(e), other than contracts to purchase product packaging or commodities used in the manufacture of products.

          3.26 Vehicle Fleet: The CBC vehicle fleet, consisting of approximately 10,479 vehicles (330 automobiles; 431 minivans; 841 road tractors; 1,145 trailers; and 7,732 route trucks) is owned by CBC, and there are no claims, liens, mortgages, pledges, encumbrances or security interests on the vehicle fleet. The vehicles in the fleet are in reasonably good repair and condition (ordinary wear and tear excepted) considering the use made of such vehicles and their age, and except for (a) such vehicles that may be out of service for mechanical reasons in the ordinary course of business, (b) such vehicles that may have been damaged by accident or otherwise that are temporarily out of service, or (c) such vehicles that have been retired in the ordinary course of business and are presently for sale or are being prepared for sale. The vehicle fleet is adequate in all material respect for the ordinary conduct of the CBC business and operations. Except as set forth on Schedule 3.26, all route trucks previously leased have been purchased by CBC and will, at the time of Closing, be titled in CBC'S name. The current replacement schedule and maintenance schedules are consistent with past practices. To the Knowledge of SELLERS, the vehicles comply in all material respects with all federal, state and local laws regulating vehicles and commercial vehicle operations.

          3.27 Litigation And Claims: Schedule 3.27 sets forth all pending lawsuits, actions or proceedings against CBC of which SELLERS or CBC have received written notice. Except as set forth on Schedule 3.27, to the Knowledge of SELLERS, there are no actions, suits, administrative proceedings or orders pending or threatened against SELLERS or CBC, at law or in equity, which, if adversely determined, would result in a Material Adverse Change or would have an adverse effect on the ability of SELLERS or CBC to perform the terms of the Agreement, or could interfere with the ability of BUYERS to consummate the transactions contemplated herein.

          3.28 Investigations: All pending or, to the Knowledge of SELLERS or CBC, threatened judicial or administrative investigations or proceedings of any federal, state or local commission, board or agency are set forth on Schedule
3.28. Except as set forth on Schedule 3.28, there are no pending judicial administrative investigations or proceedings which, if adversely determined, would result in a Material Adverse Change.

          3.29 Compliance with Laws: CBC is not in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any federal, state or local commission, except where such violation or default is not reasonably likely to result in a Material Adverse Change.

          3.30 Orders and Consent Decrees: Except as set forth on Schedule 3.30, or as specifically cross-referenced therein from other Schedules hereto, CBC is not a party to, or bound by, any judicial or administrative order, judgment, decree or consent decree or conciliation or compliance agreement relating to any past or present practice, omission, activity or undertaking which would result in a Material Adverse Change. CBC is not in default under any of the judicial or administrative orders, judgments, decrees or consent decrees or conciliation or compliance agreements set forth on Schedule 3.30.

          3.31 Labor Agreements: There are no binding agreements of any type with any labor union, labor organization, collective bargaining unit or employee group to which CBC is bound except those set forth on Schedule 3.31 (or those immaterial agreements which apply only to a small group of employees such as a single thrift store and which may have been negotiated without the involvement of CBC'S labor relations group). All agreements which are set forth on Schedule
3.31 are legal and valid and, except for those which are presently under negotiation or renegotiation due to the expiration of their stated term, are in full force and effect. Further:

               (a) Except in negotiations ongoing as of the date hereof, or as otherwise set forth on Schedule 3.31(a), CBC has not agreed to any terms and conditions to be added or deleted in future negotiations or otherwise regarding the agreements set forth on Schedule 3.31.

               (b) To the Knowledge of SELLERS, there are no threatened or active strikes, work stoppages, boycotts or concerted actions against CBC, other than those threats which commonly arise as a result of normal labor contract renegotiations.

               (c) Except as set forth on Schedule 3.31(c), SELLERS have no notice of any pending (i) proceedings under the National Labor Relations Act or before the National Labor Relations Board, (ii) grievances or arbitrations, or (iii) organizational drives or unit clarification requests; which, if adversely determined, would result in a Material Adverse Change.

          3.32 Employees: Except as set forth on Schedule 3.32, CBC has not received any notice of any non-compliance with any federal, state and local laws, regulations and legal requirements relating to the employment of labor in connection with the business, including those laws, regulations and legal requirements relating to wages, hours, benefits affirmative action, equal opportunity, including the Americans with Disabilities Act, Occupational Safety and Health Act, collective bargaining, workers' compensation and the payment of social security, unemployment and employment taxes, which if adversely determined, could reasonably be likely to result in a Material Adverse Change.

          3.33 Contracts:  All material contracts of CBC are set forth on
Schedule 333 or are specifically cross-referenced therein from other Schedules hereto. Except as set forth on Schedule 3.33, CBC is not a party to or obligated under any written agreement or contract that:

               (a) provides for the employment of any Corporate Officer of CBC, not terminable at will and without liability for additional payments or compensation, other than severance and vacation pay payable in accordance with the established policies of CBC;

               (b) provides for the employment of any consultant or broker for a term that would exceed one (1) year from the date of Closing, or provides for payments that exceed $100,000 individually, or $500,000 in the aggregate, or (ii) the employment of any independent attorney or accounting firm not terminable at will;

               (c) would prohibit or materially limit CBC from engaging in its present business;

               (d) requires the purchase of materials, inventories, services or supplies which have a remaining contractual term of more than one (1) year from the Closing, or would require payments in the aggregate in excess of $500,000;

               (e) involves the sale of any asset or property of CBC presently being used in CBC'S business or operations, including any Non-productive Assets, other than in the normal course of business;

               (f) relates to the borrowing of money or bank credit (including, but not limited to indentures, notes, installment obligations and capital leases) or the mortgaging or pledging of any asset or property of CBC;

               (g) guarantees the obligations of any supplier, customer or other third party, other than endorsements in the ordinary course;

               (h) is a forward, swap, option or swaption contract, or any other financial instrument with similar characteristics and/or generally characterized as a "derivative" security to which CBC is a party or by which CBC or any of its respective assets or properties is subject or bound (including, without limitation, funds of CBC invested by any other person); or

               (i) includes any indemnity provisions for claims based on product liability, environmental or employee or retiree liabilities and arises out of any purchase or acquisition of another entity or business.

          3.34 Validity of Material Contracts:

               (a) Except as set forth on Schedule 3.34(a), CBC has not: (i) received any written claim of breach or default from any party relating to any agreement, commitment or contract listed on Schedule 3.33; or, (ii) received any written notice of termination from any party relating to any such agreement, commitment or contract.

               (b) Except as set forth on Schedule 3.34(b), CBC has not breached or defaulted on any agreement, commitment or contract listed on Schedule 3.33.

               (c) The legal enforceability after the Closing by CBC of any agreement, commitment or contract listed on Schedule 3.33 shall not be affected by the execution or delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith or the consummation of the transactions contemplated hereby.

          3.35  Trademarks and Copyrights:

               (a) Schedule 3.35(a)(i) lists all registered trademarks and copyrights owned by CBC, the jurisdictions in which such are registered, or in which an application has been filed for such registration. Schedule 3.35(a)(ii) lists each license or sub-license to which CBC is a party, and pursuant to which any other person or entity is authorized to use any such trademark or copyright. All trademarks and copyrights listed on Schedule 3.35(a)(i) are owned by CBC and, except as disclosed on Schedule 3.35(a)(iii), are free and clear of any adverse claim of any third party.

               (b) To the Knowledge of SELLERS, CBC does not infringe or unlawfully or wrongly use any trademark or copyright rights owned or claimed by any other party.

               (c) To the Knowledge of SELLERS, except as disclosed on Schedule 3.35(c), no third party is now making any infringing use of any CBC trademark or copyright.

               (d) Except as disclosed on Schedule 3.35(d), CBC has not sold, licensed or otherwise disposed of, or transferred or granted, any interest in such CBC trademarks or copyrights listed on Schedule 3.35(a)(i).

               (e) To the Knowledge of SELLERS, no claims are being asserted by any person against the use of any of the trademarks or copyrights in
     Schedule 3.35(a)(i), or
     challenging or questioning the validity or effectiveness of any license or agreement related thereto. Except as disclosed in Schedule 3.35(e), none of the CBC trademarks or copyrights is subject to any outstanding order, judgment or decree restricting the use thereof by CBC, or restricting the licensing thereof by CBC to any other person or entity.

          3.36 Patents:

               (a) To the Knowledge of SELLERS, Schedule 3.36(a)(i) sets forth all registered patents owned by CBC and all patent applications filed by or on behalf of CBC. Schedule 3.36(a)(ii) lists each license or sub-license as to which CBC is a party, and pursuant to which any other person or entity is authorized to use such patents. All patents listed on Schedule 3.36(a)(i) are (i) owned by CBC free and clear of any adverse claim of any third party, or (ii) are the subject of an appropriate license agreement pursuant to which CBC has the right to make use thereof.

               (b) To the Knowledge of SELLERS, CBC does not infringe or unlawfully or wrongly use any patent owned or claimed by any other party.

               (c) To the Knowledge of SELLERS, no third party is now making use of any CBC patent.

               (d) CBC has not sold, licensed or otherwise disposed of, or transferred or granted, any interest in the patents listed on Schedule 3.36(a)(i) except as listed on Schedule 3.36(a)(ii).

          (e) To the Knowledge of SELLERS, no claims are being asserted by any person against the use of any of the CBC patents, or challenging or questioning the validity or effectiveness of any license or agreement related thereto. None of the CBC patents are subject to any outstanding order, judgment or decree restricting the use thereof by CBC, or restricting the licensing thereof by CBC to any other person or entity.

          3.37 Powers of Attorney: CBC has no outstanding revocable or irrevocable Powers of Attorney or similar authorizations issued to any individual who is not a CBC Employee except those executed in the ordinary course of business.

          3.38 Taxes:

               (a) To the Knowledge of SELLERS and CBC, CBC has filed all Tax Returns required to be filed, and all such Tax Returns were correct and complete in all material respects and all amounts shown thereon as owing have been paid. Except as set forth on Schedule 3.38(a): (i) all Tax bills or Tax assessments received by CBC have been paid (to the extent the Taxes shown thereon are due and owing); (ii) all Taxes owed by CBC (whether or not shown on any Tax Returns) have been paid or accrued; (iii) no claim is currently being made by an authority in a jurisdiction where CBC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and (iv) there are no liens on any of the assets of CBC that arose in connection with any failure (or alleged failure) to pay any Tax.

               (b) To the Knowledge of SELLERS and CBC, the Affiliated Group has filed all Income Tax Returns that it was required to file for each taxable period during which

     CBC was a member of the group. All such Tax Returns were correct and complete in all material respects. All Income Taxes owed by the Affiliated Group (whether or not shown on any Tax Return) have been paid or accrued for each taxable period during which CBC was a member of the group.

               (c) To the Knowledge of SELLERS and CBC, CBC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

               (d) Except as set forth on Schedule 3.38(d), there is no dispute concerning any Tax liability of CBC claimed or raised by any authority in writing.

               (e) Except as set forth on Schedule 3.38(e), there is no dispute concerning any Income Tax liability of any member of the Affiliated Group for any taxable period during which CBC was a member of the Affiliated Group claimed or raised by any authority in writing.

               (f) Except as set forth on Schedule 3.38(f), CBC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (but only to the extent such waiver or extension is still in effect). Except as set forth on Schedule 3.38(f), no member of the Affiliated Group has waived any statute of limitations in respect of any Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency for any taxable period during which CBC was a member of the group (but only to the extent such waiver or extension is still in effect). For all taxable periods subsequent to the fiscal year ended September 30, 1989, SELLERS have provided to BUYERS (i) correct and complete copies of federal Form 1120 pro forma returns for CBC and all other information (compiled in a correct and complete manner) relating to income, deductions, credits and taxes of CBC that is not included in the pro forma returns but is included in the consolidated federal Income Tax return of the Affiliated Group, and
     (ii) all statements of federal Income Tax deficiencies assessed against, or attributable to, CBC.

               (g) Except as set forth on Schedule 3.38(g), CBC has not made, is not obligated to make, and is not a party to any agreement that (taking into account the transactions contemplated by this Agreement) could obligate it to make any payments of compensation that would not be deductible under Section 162 of the Code (by reason of being unreasonable in amount), Section 162(m) or Section 280G of the Code. Except as set forth on Schedule 3.38(g) and except for any agreement in effect between members of the Affiliated Group, CBC is not a party to any Tax allocation or sharing agreement. Except to the extent CBC may be held liable for Taxes of members of the Affiliated Group under Treas. Reg. (S) 1.1502-6 (or any similar provision of a state, local or foreign law), CBC does not have any liability for the Taxes of any other individual or entity.

               (h) Schedule 3.38(h) sets forth the following information with respect to CBC as of the most recent practicable date: (i) the tax basis of CBC'S assets; and (ii) the amount of any net operating loss, net capital loss, tax credit or other carryover allocable to CBC.

               (i) CBC is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (j) To the Knowledge of SELLERS and CBC, the unpaid Taxes of CBC do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Adjusted Balance Sheet.

          3.39 Employee Benefit Plans:

               (a) All Employee Benefit Plans sponsored by RALSTON or CBC and covering CBC Participants are set forth on Schedule 3.39(a). With respect to each Employee Benefit Plan, copies of the following have been delivered to BUYERS where applicable: (i) the Plan document; (ii) a summary plan description; (iii) most recent Annual Return/Report of Employee Benefit Plan, Form 5500 Series; (iv) trust agreement; (v) insurance policy; and
     (vi) determination letter from the IRS. The Employee Benefit Plans have in all material respects been maintained and administered in compliance with applicable federal and state laws, regulations and rules, including but not limited to, ERISA and the Code. All contributions required as of the Closing, by law or contract to be made to each Plan will have been timely made.

               (b) No Employee Benefit Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Section 511 of the Code that remains unpaid and assessable against CBC after the Closing.

               (c) There are no contracts, agreements or plans covering any CBC Employee that, individually or collectively, provide for the payment by CBC of any amount (i) that is not deductible by CBC under Section 162(a)(1) or 404 of the Code, or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (d) Neither CBC nor any plan fiduciary of any Employee Benefit Plan sponsored by RALSTON or CBC and covering CBC Participants has engaged in any transaction in violation of Sections 404 or 406 of ERISA, or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA, or in violation of Sections 4975(c)(2) or 4975(d) of the Code.

               (e) Except as listed on Schedule 3.39(e), neither CBC nor any Employee Benefit Plan is a party to any litigation with respect to CBC Participants relating to, or seeking benefits under, any Employee Benefit Plan.

               (f) Except as set forth on Schedule 3.39(f) and except as may be required by the terms of a collective bargaining agreement or in connection with any pending labor negotiations, neither CBC nor any ERISA Affiliate has any legally binding commitments to create any additional Employee Benefit Plans which are intended to cover CBC Employees, or to amend or modify any existing Employee Benefit Plan with respect to benefits for CBC Employees. With respect to each collective bargaining agreement, there is no legally binding commitment to create any additional Employee Benefit Plans which are intended to cover CBC Employees, to amend or modify any existing Employee Benefit Plan which covers or has covered CBC Employees, or to begin contributing, or increase contributions, to a Multiemployer Plan, which would materially increase the benefits to be provided under such collective bargaining agreement.

          (g) Except as described on Schedule 3.39(g), the execution of, and performance of, the transactions contemplated by this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, shall not constitute an event under any Employee Benefit Plan or agreement under which CBC may incur any liability that will result in any payment (whether severance pay or otherwise), acceleration, vesting or increase of benefits with respect to any CBC Employee.

               (h) Schedule 3.39(h) sets forth the benefits owed to each CBC Employee at Closing under the Continental Baking Company Severance Pay Plan and the Continental Baking Company Supplemental Separation Benefits Policy.

               (i) Each Purina Retirement Plan and each Savings Plan has been established and operated so as to be qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) from its adoption to date and will be so as of Closing. SELLERS have not, by their action or inaction, adversely affected the qualified status of any such Employee Benefit Plan.

               (j) Schedule 3.39(j) sets forth a summary of the retiree health and retiree life insurance benefits provided at Closing to all CBC Employees who are not covered by a collective bargaining agreement.

               (k) All Employee Benefit Plans under which benefits are provided under health maintenance and preferred provider organizations are set forth on Schedule 3.39(k).

          3.40 Purina Retirement Plans: It is expressly understood and agreed by the parties that neither BUYERS nor CBC shall be responsible for any liabilities or obligations arising under or relating to any Purina Retirement Plans and that such liabilities and obligations shall be assumed or retained, as the case may be, by SELLERS.

          3.41 Multiemployer Plans:

               (a) To the Knowledge of SELLERS, except as set forth on Schedule 3.41(a), neither CBC (since October 9, 1984) nor any ERISA Affiliate has withdrawn from a Multiemployer Plan in either a "complete withdrawal" as defined in Section 4203 of ERISA or a "partial withdrawal" as defined in
     Section 4205 of ERISA.

               (b) All contributions required to be made by CBC or any ERISA Affiliate to each Multiemployer Plan have been made when due or within any extension of time for such payment.

               (c) Except as set forth on Schedule 3.41(c), to the Knowledge of SELLERS, there is not pending with SELLERS or CBC from any Multiemployer Plan any assessment or notice of assessment of withdrawal liability.

               (d) Except as set forth on Schedule 3.41(d), no CBC Employee is a fiduciary of any Multiemployer Plan.

               (e) Schedule 3.41(e) sets forth the amount of liability that CBC has been informed that, pursuant to the information provided by each respective Multiemployer Plan and which information is not represented or warranted to by SELLERS, CBC would incur under Title IV of ERISA as of the date of Closing were it (and all ERISA Affiliates) to withdraw from each such Multiemployer Plan.

          3.42 Food Products:

               (a) Except for those violations which would not be reasonably likely to result in a Material Adverse Change, all articles of food, and to the Knowledge of SELLERS, all food packaging materials of CBC comply with the Food, Drug and Cosmetics Act and orders issued by the Food and Drug Administration, and with all applicable laws (whether statutory or otherwise), rules, regulations, orders, judgments, decrees and ordinances of any governmental authority (including federal, state, local or otherwise) which regulate food or food packaging.

               (b) Except as set forth on Schedule 3.42, neither CBC nor SELLERS has received any written notification of any asserted failure of CBC to comply with the Food, Drug and Cosmetics Act, except failures of compliance which have been waived or cured and which have not recurred, and with respect to which there is no ongoing liability.

               (c) All finished product of CBC may be freely sold in interstate commerce and shipped to every jurisdiction to which such articles are presently being shipped.

               (d) Substantially all labeling on such inventories complies with the provisions of 21 C.F.R. Sections 101.1 through 101.108, as in effect on the date hereof.

          3.43 Environmental Matters:  Except as set forth on Schedule 3.43:

               (a) During the period of SELLERS' ownership of CBC and, to the Knowledge of SELLERS prior thereto, CBC has obtained all Environmental Permits and all licenses and other authorizations and have made all registrations and given all notifications, which are required under any applicable Environmental Law which, if not obtained or given would result in a Material Adverse Change.

               (b) There is no Environmental Claim pending (excluding any of the foregoing with respect to which SELLERS and/or CBC have not received service of process or notice, as the case may be, except if SELLERS and/or CBC have Knowledge of the existence thereof) against CBC under an Environmental Law which, if adversely determined, would be reasonably likely to result in a Material Adverse Change.

               (c) To the Knowledge of SELLERS, CBC is in compliance with all terms and conditions of its Environmental Permits, and is in compliance with all applicable Environmental Laws except for such violations or instances of non-compliance, if any, that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Change.

               (d) CBC did not generate, treat, store, transport, discharge, dispose of or release any Hazardous Substances on any property now or previously owned, leased or used by CBC, which action is reasonably likely to result in a Material Adverse Change.

          3.44 Liability and Casualty Insurance: Schedule 3.44 sets forth each liability or casualty insurance policy (including, without limitation, fire and product liability policies) including self-insurance maintained on the property, assets and business of CBC, specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date and the annual premium. All such policies: (i) are valid, outstanding and enforceable policies; (ii) provide, in SELLERS' reasonable and informed judgment, adequate insurance coverage for the properties, assets and operations of CBC as of the date hereof; (iii) shall remain in full force and effect until their respective expiration as dates set forth on Schedule 3.44 without the payment of additional premiums other than additional premiums required in the ordinary course prior to Closing; and (iv) except as noted on Schedule 3.44, shall not in any way be adversely affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

          3.45 Independent Distributorships: Schedule 3.45 sets forth a listing of all independent distributorships used by, working for or under contract with CBC.

          3.46 Consents or Approvals:

               (a) All consents and approvals of any third party required by the terms hereof or required to consummate the transactions contemplated herein have been obtained or, prior to the Closing, will be obtained and shall remain in full force and effect through the Closing.

          (b) Except as set forth in Schedule 3.46, no consent, waiver, approval, or authorization, registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign is required by or with respect to SELLERS or CBC in connection with the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by SELLERS or CBC in connection herewith contemplated herein and therein, or the consummation by SELLERS or CBC of the transactions contemplated herein and therein.

          3.47 Transaction Fees: Except as set forth on Schedule 3.47, neither SELLERS, CBC nor their directors have any agreement or understanding, nor have incurred any liability, requiring the payment of a finder's fee, brokerage commission or like cost or charge to any person by reason of this Agreement or the transactions contemplated herein.

          3.48 Bank Accounts: BUYERS have been provided a listing of all CBC bank accounts and lock boxes, and all RALSTON bank accounts and lock boxes used by CBC, including the names and locations of all such banking institutions and depositories, the account numbers, and the names of all persons authorized to draw thereon or to have access thereto.

          3.49 Computer Programs, Databases and Software: Schedule 3.49 accurately lists all significant computer programs, databases and software owned, licensed, leased or otherwise used in connection with the business of CBC, whether purchased or internally developed. CBC owns or has otherwise licensed computer programs, databases and software which in the aggregate are sufficient and adequate to operate such business. CBC has documentation in reasonable detail relating to all such scheduled computer programs, databases and software. All such scheduled computer programs, databases and software and, with respect to owned computer programs, databases and software, the source codes thereof, have been maintained only at CBC'S office in St. Louis, Missouri. Since January 1, 1989, CBC has not sold, licensed, leased or otherwise transferred any ownership interest in or granted any ownership rights to any of its computer programs, databases or software.

          3.50 Inter-company Trade Receivables and Payables: The aggregate balances of all inter-company trade receivables and payables owed by CBC to SELLERS or by SELLERS to CBC as of the date hereof are set forth on Schedule 3.50.

          3.51 Status of IBC Stock Acquired by Sellers: SELLERS understand that the IBC Stock acquired by it pursuant to this Agreement may not be sold or transferred unless such shares are registered under the Securities Act of 1933 and/or applicable state securities or blue sky laws or an exemption from such registration is available.

             ARTICLE IV  --  BUYERS' REPRESENTATIONS AND WARRANTIES

          BUYERS jointly and severally represent and warrant that:

          4.1 Corporate Standing of Interstate: INTERSTATE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by INTERSTATE in connection herewith do not, and the consummation of the transactions contemplated herein and therein will not conflict with, or result in any violation of, or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under
(a) any provision of the Certificate of Incorporation or by-laws of INTERSTATE, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, judgment, order, decree, writ or injunction to which INTERSTATE is a party or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any such properties or assets.

          4.2 Corporate Standing of Brands: BRANDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by BRANDS in connection herewith do not, and the consummation of the transactions contemplated herein and therein will not conflict with, or result in any violation of, or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under (a) any provision of the Certificate of Incorporation or by-laws of BRANDS, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, judgment, order, decree, writ or injunction to which BRANDS is a party or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any such properties or assets, provided, however, that as to any credit agreement among BRANDS and its bank lenders, the representations and warranties in this subsection (b) are only made as of Closing.

          4.3 Authority of Buyers: Subject to the approval of INTERSTATE'S shareholders, BUYERS have all requisite corporate power and authority, and have taken all action required by their Certificates of Incorporation and their by-laws, to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by BUYERS pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed herewith, when duly executed and delivered, shall constitute valid and binding obligations of BUYERS enforceable in accordance with their terms.

          4.4 Consents or Approvals: Except as set forth in Schedule 4.4, no consent, waiver, approval, order, authorization, registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to BUYERS in connection with the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by BUYERS in connection herewith, or the consummation by BUYERS of the transactions contemplated herein and therein.

          4.5 Litigation: Except as set forth in Schedule 4.5, there are no actions, suits, proceedings, orders or investigations pending against BUYERS, or either of them, at law or in equity which, if adversely determined, would have an adverse effect on the ability of the BUYERS to perform the terms of this Agreement, or could interfere with the ability of BUYERS to consummate the transactions contemplated herein.

          4.6 Transaction Fees: Except as set forth on Schedule 4.6, neither of the BUYERS have any agreement or understanding requiring the payment of a finder's fee, brokerage commission or like cost or charge to any person by reason of this Agreement or the transactions contemplated herein.

          4.7 CBC Stock Acquired for Buyers' Account: The CBC Stock to be acquired by BUYERS pursuant to this Agreement is being acquired for BUYERS' own account. BUYERS have no intention of distributing or reselling such stock or any part thereof in any transaction which would be in violation of the Securities Act of 1933, or the securities laws of any state.

          4.8 IBC Stock Outstanding: The IBC Stock and the preferred stock, par value $.01 per share of INTERSTATE are the only authorized classes of capital stock of INTERSTATE. As of the date of this Agreement there are 40,000,000 shares of IBC Stock authorized and 19,636,028 shares outstanding. Subject to shareholder approval, the number of authorized shares of IBC Stock is to be increased to 60,000,000 shares. All presently outstanding shares of IBC Stock have been validly issued, fully paid and are non-assessable. Except as set forth on the IBC Financial Statements, there are (i) no options, warrants, calls or agreements for the issuance of IBC Stock, (ii) no contracts for the authorization or issuance of any other class of securities of INTERSTATE, and
(iii) no outstanding securities convertible or exchangeable into IBC Stock.

          4.9 IBC Stock to be Issued: The IBC Stock to be issued pursuant to this Agreement shall be duly and validly authorized, and not subject to any preemptive or similar rights with respect to its issuance, and when issued and delivered pursuant to this Agreement, shall be validly issued, fully paid and non-assessable.

          4.10 IBC Financial Statements: Except as set forth in Schedule 4.10, the IBC Financial Statements present fairly, in all material respects, the financial position of INTERSTATE as of the dates thereof, all in conformity with GAAP, applied on a consistent basis.

          4.11 SEC Filings; Compliance With Laws: All filings of INTERSTATE required by the SEC or by any applicable law, rule or regulation within the past three (3) years have been made and, as of their respective dates, such filings did not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any such filing has been revised or superseded by a document filed later with the SEC, no filing with the SEC, nor the IBC Financial Statements, currently contains any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. During such three (3) year period, INTERSTATE has complied in all material respects with applicable federal, state and local laws, rules and regulations, both as to form and substance.

          4.12 Conduct of Business: To the Knowledge of BUYERS, since May 28, 1994, INTERSTATE has not declared nor paid any extraordinary dividends or other dividends other than in the ordinary course of business, in a manner consistent with past corporate practice.

                    ARTICLE V  --  COVENANTS PENDING CLOSING

          5.1 CBC Operations: Until the Closing, SELLERS and CBC shall use their reasonable best efforts to conduct CBC'S business in the usual and customary manner consistent with past practice and exclusively through CBC. Except with the prior written approval of BUYERS or as specifically permitted by the terms of this Agreement, SELLERS shall not permit CBC to, and CBC shall not:

               (a) enter into any employment agreement with a Corporate Officer or director of CBC, or any agreement to increase the compensation or benefits of any Corporate Officer or director of CBC;

               (b) increase the compensation or benefits of any CBC Employee except: (i) as required by law; (ii) in accordance with customary negotiations of applicable labor or employment agreements to which CBC is bound; (iii) pursuant to any changes in Employee Benefit Plans as set forth on Schedule 3.39(f); or (iv) pursuant to normal merit salary reviews conducted by CBC in the ordinary course of business;

               (c) make any payment under any existing Employee Benefit Plan not required under the terms thereof, or modify, amend or terminate any existing Employee Benefit Plan (except as required by law) to materially increase the benefits under such plan, or adopt any new Employee Benefit Plan;

               (d) hire any new CBC Employee at a grade level of vice president or higher;

               (e) merge with or into another corporation, or become a partner, shareholder or participant in any joint venture, limited liability company or other business organization; or acquire by purchase or otherwise all or any part of the business or the assets of, or stock or other evidence of beneficial ownership in, any firm, corporation or other person;

               (f) other than in the ordinary course of business, acquire or dispose of any material asset (other than the Non-productive Assets), or fail to execute all renewal options on any material lease;

               (g) permit any material change in any methods of calculating any bad debt, or in the assumptions underlying such calculations;

               (h) undertake any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or permit any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

               (i) permit or allow any of the properties or assets used by CBC in its business or operations (whether real, personal or mixed, tangible or intangible) to be mortgaged or pledged, or subjected to a lien, except for Permitted Encumbrances;

               (j) cancel or release any other debts or claims, or waive any rights of substantial value or sell, transfer or convey any of its properties or assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice and the Non-Productive Assets;

               (k) dispose of, or permit to lapse, or otherwise fail to use reasonable efforts, which may or may not include the institution of litigation, to preserve the rights of CBC to use any material patent, trademark, service mark, logo, trade dress, trade style, trade name, assumed name or copyright or any registration or recording thereof or application therefor, or fail to affix an appropriate copyright notice on any of CBC'S advertising;

               (l) dispose of, or permit to lapse, any license, permit or other form of material authorization; or dispose of or disclose to any person, other than employees, consultants and representatives bound by confidentiality obligations or agreements, any trade secret, formula, process or know how;

               (m) make any capital expenditures or commitments for replacements or additions to property, plant or equipment, other than as required in the ordinary course of business as budgeted;

               (n) declare, pay or make, or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities other than in connection with RALSTON'S standard cash management policy, or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities;

               (o) issue, authorize or propose the issuance of any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock;

               (p) delay or defer payment of accounts payable or other obligations of CBC, or accelerate collection of accounts receivable or other obligations due CBC, in a manner inconsistent with past practice, or otherwise make any change in any method of accounting or accounting practice;

               (q) except pursuant to existing Employee Benefit Plans, pay, loan or advance any amount to, or sell, transfer or lease, any property or asset (whether real, personal, tangible or intangible) to, or enter into any agreement, arrangement or transaction with any of the Corporate Officers or directors of CBC;

               (r) terminate any material contract, lease, agreement or license except for contracts, leases, agreements or licenses expiring in the ordinary course of business pursuant to their terms, amend or suffer the amendment of, or fail to perform all of its obligations under, any material contract, lease, agreement or license;

               (s) enter into any contract, lease, license or permit, except contracts entered into in the ordinary course of business;

               (t) fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence, qualifications, material licenses, permits, registrations and franchises of CBC, or fail to comply with any law applicable to the conduct of the businesses of CBC, where the failure to comply is reasonably likely to result in a Material Adverse Change;

               (u) amend the Certificate of Incorporation or by-laws of CBC, or fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence and qualifications of CBC;

               (v) enter into any loan agreements or incur any material debt with any third party or Affiliates of CBC, other than in accordance with RALSTON'S standard cash management policy; or

               (w) take any action that would render any representation or warranty inaccurate at the time of Closing.

          5.2 Interstate Operations: Until the Closing, INTERSTATE shall conduct its business in the usual and customary manner consistent with past practice. Except with the prior written consent of SELLERS or in furtherance of the transactions contemplated by this Agreement, INTERSTATE shall not:

               (a) merge with or into another corporation;

               (b) issue, authorize or propose the issuance of any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock;

               (c) declare or pay any extraordinary dividend or any other dividend other than in the ordinary course consistent with past business practice; or

               (d) fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence and qualification of INTERSTATE or amend the Certificate of Incorporation or by-laws of INTERSTATE, except as contemplated herein.

          5.3  Due Diligence Review:

               (a) Until the Closing, CBC shall permit BUYERS, and their respective counsel, accountants, financial advisors and other representatives access during normal business hours to the facilities, personnel and accountants of CBC and to all of the properties, operations, books, contracts, and records of it to the extent relevant to the transactions contemplated herein, and shall furnish the other during such period with all such information concerning the businesses and operations of CBC, as such other may reasonably request, except to the extent that, in the reasonable opinion of counsel, such furnishing of information would violate or suggest a violation of any federal, state or local statute, rule, regulation or ordinance, or any confidentiality agreements with respect to such information.

               (b) In the event of a material change to INTERSTATE'S business or operations, INTERSTATE shall notify RALSTON of such material change and INTERSTATE shall furnish RALSTON with all information concerning such change as RALSTON may reasonably request, except to the extent that, in the reasonable opinion of counsel, such furnishing of information would violate or suggest a violation of any federal, state or local statute, rule, regulation or ordinance or any confidentiality agreements with respect to such information.

          5.4  Insurance:

               (a) Until the Closing, RALSTON shall, and shall cause CBC to, use its best efforts to maintain, in full force and effect, liability and casualty insurance policies providing coverage substantially identical to the insurance coverage provided under the policies of insurance now in effect for CBC and set forth on Schedule 3.44. RALSTON shall notify BUYERS in writing in the event any of CBC'S insurance coverage is cancelled.

               (b) CBC's insurable interest in the insurance policies listed in
     Schedule 3.44 shall terminate (except for the property policy) at the Closing. BUYERS shall add CBC as additional named insured under BUYERS' casualties policies effective as of the Closing. BUYERS shall assume CBC's property policy under an assignment until the expiration of such policy.

               (c) SELLERS will provide notice in the form of claim printouts to the respective insurers of "claims made" excess liabilities policies.

          5.5 Public Announcements: Until the Closing, the parties hereto shall consult with each other and shall mutually agree upon any press release or public announcement relating to the transactions contemplated herein and will not issue any such press release or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law, by obligations pursuant to any listing agreement with any national securities exchange, or that counsel deems any party should make to the investing public and its shareholders provided, that the party proposing to issue such press release or make such public announcement will use reasonable efforts to consult in good faith with the other parties before issuing any such press release or making any such public announcement.

          5.6 Hart-Scott-Rodino Filing: SELLERS and BUYERS shall (a) take all action necessary to make the filings required of SELLERS and BUYERS under Hart-Scott-Rodino, (b) promptly comply at the earliest practicable date with the request for additional information received by SELLERS or BUYERS from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to Hart-Scott-Rodino, and (c) each party will reasonably cooperate with the other parties in connection with the filings under Hart-Scott-Rodino and shall coordinate responses and establish reasonable schedules and deadlines in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          5.7 Other Transactions: Unless and until this Agreement is terminated pursuant to Article XI, SELLERS and CBC shall not, and shall not permit any of their Corporate Officers or directors to (a) furnish any information concerning the businesses of CBC to any person (other than the BUYERS) interested in acquiring CBC or, except in the ordinary course of business, any of its assets, or (b) solicit any offer, or enter into discussions or negotiations with respect to, any merger or sale of all or substantially all of the assets of CBC, or other acquisition transaction with respect to CBC, with any persons other than BUYERS. SELLERS shall notify BUYERS promptly upon the receipt of any such inquiry, contact or offer. SELLERS shall notify BUYERS of the terms of any proposal or offer received by SELLERS from any third party with respect to any merger or consolidation, or sale of all or substantially all of the assets, of CBC, or other acquisition transaction with respect to CBC.

          5.8  Delivery of Additional Financial Statements:

               (a) Until the Closing, SELLERS shall deliver to BUYERS interim consolidated financial statements of CBC as soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter, and related statements of income and cash flow for such current and comparative prior year and fiscal quarter, prepared in accordance with GAAP and consistent with past practices, and thereafter such statements shall be considered CBC Financial Statements hereunder.

               (b) Until the Closing, SELLERS shall deliver to BUYERS interim consolidated financial statements of the CBG Group as soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter, and related statements of income and cash flow for such fiscal quarter, prepared in accordance with GAAP and consistent with past practices, and thereafter such statements shall be considered CBG Group Financial Statements hereunder.

               (c) To the extent not included within the CBC Financial Statements, SELLERS shall deliver within ten (10) days after the period to which they relate, unaudited monthly financial statements of the CBC division, including a balance sheet, statements of earnings and cash flow for the periods then ended.

               (d) Until the closing, INTERSTATE shall make available to SELLERS interim consolidated financial statements of INTERSTATE, as soon as practicable but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter, and related statements of income, shareholders' equity and cash flow for such fiscal quarter, prepared in accordance with GAAP and consistent with past practices, and thereafter such statements shall be considered IBC Financial Statements hereunder.

          5.9 Supplemental Disclosure: Until the Closing, SELLERS and BUYERS shall have the continuing obligation to promptly supplement the information contained in the Schedules attached hereto with respect to any matter hereafter discovered which was in existence on the date hereof, and if known at the date of this Agreement, would have been required to be set forth or described in the Schedules.

          5.10 Registration Statement: To the extent required to consummate the transactions contemplated herein, INTERSTATE shall prepare and file with the SEC a registration statement covering the IBC Stock to be delivered to SELLERS hereunder, under the provisions of the Securities Act of 1933, as well as any applicable state blue sky laws. Such registration statement shall also cover any distribution of such IBC Stock, or any portion thereof, by RALSTON to any class of its shareholders occurring within sixty (60) days following Closing. Such registration statement shall comply in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder, and with respect to information provided by INTERSTATE, will not contain any material misstatement of fact, or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading. INTERSTATE shall update or amend such registration statement as reasonably necessary.

          5.11 Proxy Statement: Prior to the Closing, INTERSTATE shall prepare and file with the SEC a proxy statement under the provisions of the Exchange Act of 1934, in connection with the meeting of shareholders of INTERSTATE to be held to approve this transaction and the issuance of the IBC Stock. Such proxy statement shall comply in all material respects with the requirements of the Exchange Act of 1934, and the rules and regulations promulgated thereunder, and with respect to the information provided by INTERSTATE, will not contain any material misstatement of fact, or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading. INTERSTATE shall update or amend such proxy statement as necessary to comply with the Exchange Act of 1934.

          5.12 Proxy and Registration Statement Information:  SELLERS agree that
(a) they will provide to INTERSTATE for inclusion in the INTERSTATE proxy statement and registration statement all information concerning SELLERS and CBC necessary for the preparation of such proxy statement and registration statement, and (b) such information shall not contain any material misstatement of fact, or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading. If at any time after the mailing of the definitive proxy statement and prior to the INTERSTATE meeting of shareholders, or if any time after the delivery of prospectuses by INTERSTATE, any event should occur that results in the information supplied by SELLERS or CBC for inclusion in the proxy statement or registration statement containing an untrue statement of a material fact, or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, SELLERS and CBC shall promptly notify BUYERS of the occurrence of such event.

          5.13 Exchange Listing: Prior to Closing, INTERSTATE will prepare and file with the New York Stock Exchange a listing application covering the IBC Stock to be delivered to SELLERS hereunder.

          5.14 Real Property Transfer Laws: SELLERS and CBC shall comply with any real property transfer laws which may be triggered by this transaction.

          5.15 Cooperation: Prior to Closing, the parties shall cooperate in preparing, and proceed with due diligence and in good faith in filing, any and all registration statements, filings, and other documents necessary to consummate the transactions contemplated by this Agreement.

                     ARTICLE VI  --  CONDITIONS TO CLOSING

          6.1 Conditions of Buyers: The obligation of BUYERS to close the transactions contemplated herein is subject to the following conditions:

               (a) performance of all covenants, obligations and agreements of SELLERS contained in this Agreement required to be performed at or prior to Closing;

               (b) the representations and warranties of SELLERS contained in this Agreement shall be true and correct in all material respects as of the date hereof and remain true and correct in all material respects on the date of Closing as if such representations and warranties are being made as of the date of Closing with only those changes as are contemplated or specifically permitted by this Agreement;

               (c) the issuance of the IBC Stock, this Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the shareholders of INTERSTATE; and

               (d) the execution and delivery by SELLERS of all documents required to be delivered by this Agreement at or prior to the Closing.

  BUYERS may waive any condition to Closing; provided, however, that such waiver shall not act as a waiver of any of BUYERS' available rights or remedies against SELLERS pursuant to Article X hereof.

          6.2 Conditions of Sellers: The obligation of SELLERS to close the transactions contemplated herein is subject to the following conditions:

               (a) performance of all covenants, obligations and agreements of BUYERS contained in this Agreement required to be performed at or prior to Closing;

               (b) the representations and warranties of BUYERS contained in this Agreement shall be true and correct in all material respects as of the date hereof and remain true and correct in all material respects on the date of Closing as if such representations and warranties are being made as of the date of Closing with only those changes as are contemplated or specifically permitted by this Agreement;

               (c) the execution and delivery by BUYERS of all documents required to be delivered by this Agreement at or prior to the Closing; and

               (d) the IBC Stock shall have been duly authorized and reserved for issuance by INTERSTATE and listed on the New York Stock Exchange, subject to official notice of issuance.

SELLERS may waive any condition to Closing; provided, however, that such waiver shall not act as a waiver of any of SELLERS' available rights or remedies against BUYERS pursuant to Article X hereof.

          6.3 Hart-Scott-Rodino: No party is obligated to close until (a) the applicable waiting period (as may be extended) under Hart-Scott-Rodino shall have expired or been terminated by the appropriate governmental agency, and no challenge or objection has been made to the transactions contemplated herein, or
(b) any such challenge or objection made has been withdrawn or resolved to the satisfaction of all parties.

          6.4 No Litigation: The obligation of SELLERS and BUYERS to close the transactions contemplated herein is subject to the condition that, upon Closing, there shall exist no bona-fide lawsuit or other legal action (or any administrative proceeding or investigation), which challenges or seeks to enjoin or modify the transactions contemplated herein, or which, in SELLERS' or BUYERS' reasonable opinion, could materially interfere with the consummation of the transactions contemplated by this Agreement excluding, however, those actions set forth on Schedule 3.27 hereto.

                          ARTICLE VII  --  THE CLOSING

          7.1 Place of Closing: The Closing will be held at the offices of VCS at PNC Bank Delaware, 300 Delaware Avenue, Wilmington, Delaware, or at such other place as shall be mutually agreed upon by the parties.

          7.2 Date of Closing: The Closing shall occur on the Saturday immediately following the fulfillment (which conditions shall continue to be fulfilled as of the Closing) or waiver of all conditions precedent contained herein, provided that the conditions set forth in Sections 6.1(d) and 6.2(c) with respect to certificates and legal opinions may be fulfilled as of Closing, at 10:00 a.m. Central Daylight Time, or at such time as shall be mutually agreed upon by the parties hereto; provided, however, if the conditions contained herein have not been met or waived by July 31, 1995, this Agreement shall terminate.

          7.3 Effective Time of Closing: The Closing shall be deemed effective at 11:59 p.m. Central Daylight Time on the date of Closing.

          7.4 Delivery of Closing Documents: All matters at Closing shall be considered to take place simultaneously, and no delivery of any document shall be deemed complete until all documents are delivered and all transactions contemplated herein are completed.

                     ARTICLE VIII  --  CLOSING TRANSACTIONS

          8.1  Transfer of CBC Stock:

               (a) At the Closing, VCS shall deliver to BRANDS, stock certificate(s) representing that whole number of the issued and outstanding shares of CBC Stock, duly and validly endorsed in blank by VCS for transfer, or accompanied by duly and validly executed stock powers, with all necessary stock transfer or other documentary stamps attached and any other documents that are necessary to transfer legal valid title closest or equal to (i) the total number of shares of CBC Stock issued and outstanding, multiplied by (ii) a fraction, (A) the numerator of which is 220,000,000, and (B) the denominator of which is the sum of (I) 220,000,000 plus (II) the product of (A) the IBC Market Price, multiplied by (B) 16,923,077.

               (b) At the Closing, VCS shall deliver to INTERSTATE stock certificate(s) representing that whole number of the issued and outstanding shares of CBC Stock, duly and validly endorsed by VCS for transfer, or accompanied by duly and validly executed stock powers with all necessary stock transfer or other documentary stamps attached and any other documents that are necessary to transfer legal valid title closest or equal to (i) the total number of shares of CBC Stock outstanding, multiplied by (ii) a fraction, (A) the numerator of which is the product of (I) the IBC Market Price, multiplied by (II) 16,923,077 and (B) the denominator of which is the sum of (I) 220,000,000 plus (II) the product of (A) the IBC Market Price, multiplied by (B) 16,923,077.

          8.2 Payment of Cash Purchase Price: At the Closing, BRANDS shall pay VCS, or its nominee, the Cash Purchase Price of $220,000,000 payable in federal or other immediately available funds.

          8.3 Delivery of IBC Stock: As part of the consideration for the purchase of the CBC Stock, INTERSTATE will deliver to VCS, or its nominee, 16,923,077 shares of IBC Stock.

          8.4 Receipt: At the Closing, after receipt of the IBC Stock and confirmation of the receipt of the Cash Purchase Price, RALSTON or VCS shall deliver to BUYERS an appropriate receipt for the IBC Stock and the Cash Purchase Price.

          8.5 Opinion of Counsel of Sellers: At the Closing, SELLERS shall deliver to BUYERS an Opinion of Counsel from counsel for SELLERS (which opinion may be made by RALSTON'S in-house counsel and which opinion is to provide that it may be relied upon by BUYERS' bank lenders), with such counsel relying on opinions of other counsel and certificates of Corporate Officers of SELLERS, VCS or CBC, as he or she deems appropriate, dated as of the Closing, to the effect that:

               (a) RALSTON is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri; VCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and, CBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (b) CBC has the corporate power and authority to own its properties and assets and carry on its business, and is duly qualified and in good standing as a foreign corporation registered to do business in all fifty (50) states of the United States and in the District of Columbia and the Commonwealth of Puerto Rico;

               (c) VCS is the record and beneficial owner of all of the issued and outstanding CBC Stock, and the CBC Stock certificate(s) or stock powers, that have been duly executed and delivered by VCS, transfer all rights to such stock to BUYERS, or their nominee, free and clear of any and all liens, encumbrances or rights of any other party;

               (d) RALSTON has taken all action required by its Restated Articles of Incorporation and its by-laws, and VCS and CBC have taken all action required by their Certificates of Incorporation and by-laws, to authorize the execution and delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith;

               (e) SELLERS and CBC have the corporate power and authority to execute and deliver the Agreement and, when executed and delivered, the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, constitute legal, valid and binding obligations of SELLERS and CBC, enforceable in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

               (f) The execution and delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, and the consummation of the transactions contemplated therein, do not conflict with any provision of the Restated Articles of Incorporation or by-laws of RALSTON or conflict with any provision of the Certificates of Incorporation or by-laws of VCS or CBC;

               (g) The authorized and outstanding capital stock of CBC consists solely of 15 shares of CBC Stock, with all 15 shares owned of record and beneficially by VCS. All outstanding shares of CBC Stock are duly authorized, validly issued, fully paid and non-assessable, and there are no other shares of capital stock or other securities of CBC outstanding, and there are no outstanding options, warrants, preemptive rights or rights to purchase or acquire from CBC any securities of CBC, and there are no outstanding subscriptions, convertible securities or exchangeable securities of CBC; and there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which CBC is a party or by which it is bound relating to any shares of capital stock or other securities of CBC, whether or not outstanding;

               (h) Neither the execution or delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, nor the consummation of the transactions contemplated therein, to the knowledge of counsel: (i) violates any statute, law, rule or regulation, or any order, award, judgment or decree of any court or governmental authority affecting CBC; (ii) violates or conflicts with, or constitutes a default under any provision of, any contract, agreement or trust to which CBC is a party or by which CBC assets are bound; (iii) causes (with or without notice, the passage of time or both), the maturity of any debt, liability or obligations of CBC to be accelerated, or increases or will increase any such liability or obligation; or (iv) requires any filing with, the notification of, or the obtaining of any authorization, consent or approval of, any federal or state governmental or regulatory authority, other than filings under Hart-Scott-Rodino, filings with the SEC and the New York Stock Exchange and licenses and permits as may be necessary for CBC to carry on its business subsequent to Closing;

               (i) Except as set forth in Schedule 3.27 of the Agreement, to the best knowledge of counsel, there does not exist any action, proceeding or investigation pending or threatened against SELLERS or CBC attempting to enjoin the Agreement or the transactions contemplated by the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith; and


               (j) CBC is not (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Company Act of 1935.

          8.6 Opinion of Counsel of Buyers: At the Closing, BUYERS shall deliver to SELLERS an Opinion of Counsel from counsel for BUYERS (which opinion may be made by BUYERS' in-house counsel), with such counsel relying on opinions of other counsel and such certificates of Corporate Officers of BUYERS, as he or she deems appropriate, dated as of the Closing, to the effect that:

               (a) INTERSTATE and BRANDS are corporations validly existing and in good standing under the laws of the State of Delaware;

               (b) BUYERS have the corporate power and authority to own their respective properties and carry on their respective businesses as presently conducted;

               (c) BUYERS have taken all action required by their Certificates of Incorporation and by-laws to authorize the execution and delivery of the Agreement, and such other agreements, instruments and documents required to be executed in accordance therewith;

               (d) BUYERS have the corporate power and authority to execute and deliver the Agreement and, when executed and delivered, the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, constitute legal, valid and binding obligations of BUYERS, enforceable in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

               (e) The execution and delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, and the consummation of the transactions contemplated therein, do not conflict with any provision of the Certificates of Incorporation or by-laws of BUYERS;

               (f) Neither the execution or delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, nor the consummation of the transactions contemplated therein, to the knowledge of counsel: (i) violates any statute, law, rule or regulation, or any order, award, judgment or decree of any court or governmental authority affecting BUYERS; (ii) violates or conflicts with, or constitutes a default under any provision of, any contract, agreement or trust to which BUYERS are a party, or by which BUYERS' assets are bound;
     (iii) causes (with or without notice, the passage of time or both), the maturity of any debt, liability or obligation of BUYERS to be accelerated, or increases or will increase any such liability or obligation; or (iv) requires any filing with, the notification of, or the obtaining of any authorization, consent or approval of any federal governmental or regulatory authority, other than filings under Hart-Scott-Rodino and filings with the SEC and New York Stock Exchange;

               (g) The IBC Stock issued to SELLERS pursuant to the Agreement has been duly authorized and is validly issued, fully paid and non-assessable. To counsel's best knowledge, there are no outstanding options, warrants, preemptive rights or rights to purchase or acquire from INTERSTATE any securities of INTERSTATE (except those issued pursuant to INTERSTATE'S 1991 Stock Option Plan), and there are no outstanding subscriptions, convertible securities or exchangeable securities of INTERSTATE and there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which CBC is a party or by which it is bound relating to any shares of capital stock or other securities of CBC, whether or not outstanding. The IBC Stock has been authorized for listing on the New York Stock Exchange, subject only to official notice of issuance;

               (h) The registration statement (if applicable), and the proxy statement (other than information provided by SELLERS or CBC) comply as to form in all material respects with the requirements of the Securities Act of 1933 and the Exchange Act of 1934, respectively, and the rules and regulations of the SEC (except that counsel does not express an opinion as to financial statements, schedules and other financial, statistical and factual information contained in the registration statement or the proxy statement);

               (i) Based on counsel's conversations and correspondence with the staff of the SEC, the registration statement (if applicable), has become effective under the Securities Act of 1933 and the proxy statement has become effective under the Exchange Act of 1934 and, to the knowledge of counsel, no stop orders suspending the effectiveness of the registration statement or the proxy statement have been issued, and no proceedings for that purpose have been instituted or threatened by the SEC; and

               (j) Except as set forth on Schedule 4.5, to counsel's knowledge, there does not exist any action, proceeding or investigation pending or threatened against INTERSTATE attempting to enjoin the Agreement or the transactions contemplated by the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith.

          8.7 Good Standing Certificates: At the Closing, SELLERS shall deliver to BUYERS a Certificate of Good Standing for CBC from the Secretary of State for the State of Delaware, dated not more than fifteen (15) days prior to Closing, with bring-down certificates as of the date of Closing; and BUYERS shall deliver to SELLERS Certificates of Good Standing for BUYERS from the

Secretary of State for the State of Delaware, dated not more than fifteen (15) days prior to Closing, with bring-down certificates as of the date of Closing.

          8.8 Corporate Resolutions of Sellers: At the Closing, SELLERS shall deliver to BUYERS a copy of the resolutions adopted by the Board of Directors of RALSTON (or its Executive Committee), and a copy of the resolutions adopted by the Board of Directors of VCS, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, duly certified to as of the Closing by the appropriate corporate secretary or assistant secretary.

          8.9 Corporate Resolutions of Buyers: At the Closing, BUYERS shall deliver to SELLERS a copy of the resolutions adopted by the Board of Directors of INTERSTATE (or its Executive Committee), and a copy of the resolutions adopted by the Board of Directors of BRANDS, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, duly certified to as of the Closing by the appropriate corporate secretary or assistant secretary. BUYERS shall also deliver to SELLERS resolutions of the shareholders of INTERSTATE approving the transactions contemplated herein, certified by a corporate secretary or assistant secretary of INTERSTATE.

          8.10 Certificate of Incorporation and By-laws of CBC: At the Closing, SELLERS shall deliver to BUYERS (a) a copy of the Certificate of Incorporation of CBC duly certified by the Secretary of State of the State of Delaware dated not more than five (5) days prior to the date of the Closing, (b) by-laws of CBC duly certified to as of the date of the Closing by a corporate secretary or assistant secretary of CBC, and (c) the original corporate minute books and stock transfer records of

CBC. The minute books shall reflect the cancellation of inter-company receivables and payables described in Section 3.50 of this Agreement.

          8.11 Software Assignments: At the Closing, SELLERS shall deliver to CBC valid assignments or sublicenses for such computer software agreements or licenses in SELLERS' name which are being used by CBC, as may be mutually agreed by the parties, to the extent such assignments are permitted under such computer software agreements or licenses. Consents to assign the software shall be obtained to the extent such assignments are not permitted under such software agreements or licenses.

          8.12 Certificate of Sellers: At the Closing, SELLERS shall deliver to BUYERS certificates signed by a corporate officer of RALSTON and a corporate officer of VCS, on behalf of SELLERS, dated as of the Closing, certifying as to the truth and accuracy of the representations and warranties made by SELLERS in this Agreement, and reaffirming and remaking such representations and warranties of SELLERS as of the Closing, substantially in the form of Exhibit D.

          8.13 Certificate of Buyers: At the Closing, BUYERS shall deliver to SELLERS certificates, signed by a senior officer of INTERSTATE and a senior officer of BRANDS, on behalf of BUYERS, dated as of the Closing, certifying as to the truth and accuracy of the representations and warranties made by BUYERS in this Agreement, and reaffirming and remaking such representations and warranties of BUYERS as of the Closing, substantially in the form of Exhibit E.

          8.14 Lease Agreements: At the Closing, SELLERS, or their nominee, and BUYERS and/or CBC shall execute lease agreements, substantially in the form of Exhibits F and G, for the lease by SELLERS to BUYERS and/or CBC of (a) part of the CBC general headquarters building located in St. Louis, Missouri; and (b) the CBC research and development facility located in St. Louis, Missouri.

          8.15 Transition Services Agreement: At the Closing, RALSTON and BUYERS and/or CBC shall execute and deliver a Transition Services Agreement, substantially in the form of Exhibit H.

          8.16 Shareholder Agreement: At the Closing, RALSTON and INTERSTATE shall execute and deliver a Shareholder Agreement, substantially in the form of
Exhibit I.

          8.17 Non-Competition Agreement: At the Closing, SELLERS and BUYERS shall execute and deliver a Non-Competition Agreement, substantially in the form of Exhibit J.

          8.18 Tax Sharing Agreement: At the Closing, SELLERS and BUYERS and/or CBC shall execute and deliver a Tax Sharing Agreement, substantially in the form of Exhibit K.

          8.19 Resignations of CBC Corporate Officers: At the Closing, SELLERS shall deliver to BUYERS the executed resignations, dated as of the date of the Closing and effective immediately prior to the Effective Time of Closing, for all of the Corporate Officers and directors of CBC.

          8.20 Consents: At the Closing, SELLERS and CBC shall deliver to BUYERS any consents from third parties required in connection with the execution, delivery and performance of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein.

          8.21 Transfer of Non-productive Assets: Immediately prior to Closing, CBC will assign and transfer to RALSTON, or its nominee, title to any Non-productive Assets which have not been otherwise assigned or transferred prior to that date.

          8.22 UCC Search Results: At or before Closing, SELLERS and CBC shall deliver to BUYERS (at SELLERS' cost) the results of a recent search of the Uniform Commercial Code, judgment, and tax lien filings which have been filed with respect to personal property of CBC in each jurisdiction where CBC Bakeries are located, and the results of such searches shall be satisfactory to BUYERS.

          8.23 Ancillary Documents: At the Closing, SELLERS shall deliver to BUYERS all assignments, sublicenses, bills of sale or other instruments, in form acceptable to BUYERS, as may be necessary or reasonably requested by BUYERS in order to effectively sell, convey, transfer and assign to CBC good and marketable title to all assets used in CBC'S business or operations.


                     ARTICLE IX  --  ADDITIONAL COVENANTS

          9.1 Commissions and Fees: Each party hereto shall pay any and all finder's fees, brokerage commissions or like costs or charges to be paid by reason of the transactions contemplated herein that may have been incurred by such party.

          9.2 Costs and Expenses: SELLERS shall pay their own and CBC'S costs and expenses, including fees of attorneys, accountants and financial advisors, necessary in the preparation of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein. BUYERS shall pay their own costs and expenses, including fees of attorneys, accountants and financial advisors, necessary in the preparation of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein.

          9.3 Warn Notice: BUYERS shall be responsible for determining if, as a result of the consummation of the transactions contemplated by this Agreement, the number of CBC Employees who would experience an "employment loss" as defined by Section 2101 of WARN is sufficient to require notification pursuant to WARN. If it is so determined, BUYERS shall provide the proper notice required by WARN to any affected CBC Employees and such other parties required by WARN. BUYERS shall reimburse SELLERS for any Losses incurred by SELLERS, or any of them, as a result of the WARN notice provided, or of the failure to provide such WARN notice.

          9.4 Workers' Compensation Claims: After the Closing, CBC shall remain responsible for any and all Workers' Compensation Claims, whether arising or occurring prior to or following Closing. After the Closing, SELLERS shall use their best efforts to assist BUYERS and CBC in pursuing any and all claims that SELLERS or CBC may have against any excess coverage insurance carriers for CBC workers' compensation claims that have arisen prior to or after Closing, including any claims that have arisen prior to SELLERS' acquisition of CBC in 1984. Any payments made to

SELLERS by any such carriers shall be promptly paid to BUYERS without any set-off, reduction or holdback whatsoever.

          9.5 Ralston Identification: Immediately after Closing, BUYERS and CBC shall eliminate any oral use of any mark, name or term presently used in the business and operations of CBC which indicates affiliation with RALSTON, including, but not limited to, the following designations: "Ralston Purina Company," "Ralston Purina," "Ralston," "Purina," "Checkerboard Square," or "Checkerboard." After Closing, neither CBC nor the BUYERS shall purchase property of any kind which contains any such mark, name or term, or any other similar mark or logo indicating such affiliation including, but not limited to, signs, advertising and promotional materials, stationery, checks, purchase orders, packaging materials, vouchers and other similar items. With respect to existing inventories, CBC shall eliminate the use of such marks, names or terms and other similar mark or logo as soon as practicable, but in no event more than six (6) months after Closing; provided, however, with respect to the use of the "Checkerboard Square" designation as an address on packaging, CBC shall eliminate such use no more than nine (9) months following Closing.

          9.6  Bank Accounts:

               (a) Until the Closing, RALSTON shall continue to employ cash management practices consistent with those employed immediately prior to the date of this Agreement, including:

                    (i) continuing to collect funds generated from the business or operations of CBC from bank accounts and bank lock boxes of RALSTON or CBC and through RALSTON'S standard depository transfer system;

                    (ii) continuing to fund the bank accounts of RALSTON or CBC in connection with cash disbursements related to the business or operations of CBC; and

                    (iii) continuing to adjust accordingly the inter-company account of CBC with RALSTON.

               (b) All collection, concentration and disbursement bank accounts used exclusively in the business or operations of CBC existing as of the date of Closing (the "CBC Accounts") shall be transferred at Closing to BUYERS or to CBC. Any and all cash and checks held by CBC or retained in CBC Accounts as of the opening of business on the first Business Day following Closing, as well as any and all checks deposited in CBC bank lock boxes prior to the close of business on such first Business Day following Closing ("CBC Cash"), shall be retained by CBC. BUYERS shall assume liability with respect to all checks, drafts or other withdrawal instruments, related to the operation of the CBC business prior to Closing, which are written on any of the CBC Accounts prior to, but not cleared as of, Closing (the "Uncleared CBC Checks"); RALSTON shall retain liability with respect to all other checks, drafts or other withdrawal instruments which are written on any bank accounts other than the CBC Accounts, but which are not cleared as of Closing. Notwithstanding the above, if the value of the Uncleared CBC Checks is more than the value of the CBC Cash, RALSTON shall pay to

     BUYERS an amount equal to such excess. The adjustment and payment by RALSTON to BUYERS provided for in the immediately preceding sentence shall be calculated on a weekly basis after Closing until sixty (60) days following Closing, at which time all remaining amounts related to the Uncleared CBC Checks shall be settled between the parties. If the value of the Uncleared CBC Checks is less than the CBC Cash, BUYERS shall pay to RALSTON an amount equal to such shortfall. Prior to any such payment, RALSTON shall have the opportunity to review the books and records of CBC and to confirm transactions with banks utilized by CBC in order to verify amounts to be paid by either party.

               (c) All bona fide checks and instruments deposited in RALSTON accounts or CBC Accounts prior to Closing and related to the operations of CBC which are returned to such accounts thereafter shall be assigned to and shall become the responsibility of BUYERS, and BUYERS shall reimburse RALSTON as soon as practicable after Closing for all such items returned to RALSTON accounts upon the transfer to BUYERS of rights relating to such checks or instruments. All checks or other amounts deposited in RALSTON accounts following Closing and related to the operations of CBC shall be remitted by RALSTON to BUYERS as soon as practicable after Closing.

          9.7 Inter-company Services and Loans: All inter-company services shall terminate as of the Closing unless otherwise provided for in the agreements which are attached hereto as Exhibits. Except as set forth in
Section 9.8, the inter-company receivables or payables, including those resulting from terminated inter-company services, and all loans existing between CBC and RALSTON or any of RALSTON's subsidiaries shall be written off as of Closing by means of cancellation, capital contribution or dividend, as the case may be. The items which shall be written off as of Closing by means of cancellation, capital contribution or dividend are generally described on Schedule 9.7.

          9.8 Inter-company Trade Receivables and Payables: All inter-company trade receivables and payables arising out of bona-fide sales of inventories, finished products, raw materials or other tangible goods, or related to any promotional or marketing program, which sales were made in the ordinary course of business consistent with past practice, shall be treated as trade receivables or payables arising in the ordinary course of business, and shall not be canceled as of Closing.

          9.9 Business Relationships: Within five (5) Business Days after the Closing, BUYERS or CBC shall notify all banking institutions used by CBC that CBC has been acquired by BUYERS. In addition, BUYERS or CBC, and RALSTON shall notify, in writing or by publication, the customers and suppliers of CBC that CBC has been acquired by BUYERS, and that the payment of any account receivable shall be paid directly to CBC.

          9.10 Insurance Proceeds:

               (a) In the event SELLERS receive any amount of insurance proceeds (other than self-insurance and insurance related to Employee Benefit Plans, lost profits or business interruption) in connection with any insurance policy providing coverage for the properties, assets, and business of CBC for events arising after the date hereof, SELLERS shall promptly notify BUYERS of the receipt of such proceeds, and with respect to amounts received prior to Closing, shall retain and deliver the aggregate amount of such insurance proceeds, net of any amount of such proceeds used to replace or repair any properties or assets, to BUYERS at Closing, and shall promptly deliver to BUYERS any such additional proceeds received after the Closing; provided, however, that to the extent any such proceeds relate to Retained Obligations, RALSTON shall retain all such related proceeds.

               (b) In the event SELLERS, subsequent to the Closing, receive any amount of insurance proceeds (other than self-insurance and insurance related to Employee Benefit Plans, lost profits or business interruption) in connection with any insurance policy providing coverage for the properties, assets, business and operations of CBC (including any proceeds received under any general liability, workers' compensation or excess coverage policy) then SELLERS shall promptly deliver all of such proceeds to BUYERS, without any set-off, reduction or hold back whatsoever, provided, however, that to the extent any such proceeds relate to Retained Obligations, RALSTON shall retain all such related proceeds.

          9.11 Further Action: Subsequent to the Closing, SELLERS, BUYERS and CBC shall each take such further action as may be reasonably requested by the other in order to carry out the terms of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and consummate the transactions contemplated herein and therein. The parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including contract assignments, bills of sale and third party consents, and doing any and all such other things as may be reasonably required by the parties or their counsel. In connection with the liabilities assumed or retained by BUYERS and CBC pursuant to this Agreement, and the assumption or retention by SELLERS of other liabilities associated with the CBC business, each of the parties hereto shall, and shall cause their affiliates and employees to, aid, cooperate with and assist the other party or parties in their defense of such assumed or retained litigation or liabilities, by, among other things, providing such other party or parties with full access to pertinent records at such times as such other party or parties may reasonably request, and making available for depositions, testimony or other consultation, such officers, employees, or agents as such party or parties may reasonably request without cost to such party or parties except for reimbursement by it or them of reasonable out-of-pocket expenditures incurred in connection with such cooperation and assistance.

          9.12 Safe Harbor Lease Agreements: In regard to each Safe Harbor Lease Agreement set forth on Schedule 3.20, BUYERS and CBC shall:

               (a) make all payments that may be due a lessor as a result of a voluntary termination of a lease after Closing, including, but not limited to, a voluntary termination that may be caused by an election under Section
     3.38 of the Code, abandonment or sale of the leased property or use of the leased property outside of the United States;

               (b) make all payments that may be due a lessor as a result of an involuntary termination of a lease after Closing, including, but not limited to, an involuntary termination caused by a casualty loss to the leased property; and

               (c) make all payments that may be due a lessor as a result of any failure of CBC or BUYERS to properly maintain a lease after Closing including, but not limited to, making incorrect CBC federal tax filings with the IRS, improper record retention or failure to give proper notice under a lease.

          9.13 Guarantees of Ralston: As soon as practicable following the Closing, BUYERS and CBC shall use their reasonable efforts, with the cooperation of RALSTON, to obtain the complete release and discharge of RALSTON from all guarantees, letters of credit, contingent liabilities (other than those which arise pursuant to this Agreement and the agreements contemplated hereby) and hold harmless agreements (including any obligations upon any renewal or extension) related to the business, assets or operations of CBC, or any liability of CBC for which RALSTON is obligated as a guarantor or assignor or otherwise liable (including, without limitation, any letter of credit or guarantees with respect to Workers' Compensation Claims) (the "Guarantees"). Without limiting the provisions of this Section 9.13, to the Knowledge of SELLERS, all Guarantees, including expiration dates, are set forth on Schedule
9.13. In the event that BUYERS are unable to obtain any such release, BUYERS agree that: (a) they shall not extend the term or otherwise modify any such Guarantees in a manner which would expand RALSTON'S financial exposure; (b) they shall use their reasonable efforts to substitute themselves or an affiliate as primary guarantor of such Guarantees; (c) BUYERS or CBC shall not assign any such obligation or transfer, sell or assign any assets securing such Guarantees, other than to an entity controlled by or under common control with either BUYERS or CBC unless RALSTON is released and discharged of all liabilities with respect to such Guarantees; and (d) BUYERS and CBC shall reimburse RALSTON for any and all costs, expenses and Losses associated with maintaining or satisfying such Guarantees. For such period as any Guarantees remain outstanding, RALSTON shall have the right to review BUYERS' or CBC's claims handling procedures with respect to claims which are the subject of such Guarantees.

          9.14 Surety Bonds: After Closing, BUYERS and CBC shall use their reasonable efforts to replace surety bonds, which are provided by RALSTON and presently being used by CBC in the operation of its business, and any related indemnification agreements, with surety bonds provided by

BUYERS or CBC. Without limiting the provisions of this Section 9.14, to the Knowledge of SELLERS, all surety bonds are set forth on Schedule 9.13. Until such bonds and indemnification agreements are replaced, BUYERS and CBC shall reimburse RALSTON for any and all costs, expenses or Losses associated with maintaining such bonds and agreements or reimbursing any claims made thereunder, and RALSTON shall have the right to review BUYERS' or CBC'S claim handling procedures with respect to claims which are the subject of such bonds and agreements.

          9.15 Records: Subsequent to the Closing, each party shall provide, or cause to be provided, to the other and their representatives, reasonable access (for the purpose of examining and copying during normal business hours) to the books and records of CBC or RALSTON (insofar as they relate to CBC), including, but not limited to, accounting and tax records, sales and purchase documents, notes, memoranda, test records and any other electronic or written data ("Records") pertaining to periods or occurrences prior to Closing. To the extent deemed necessary by SELLERS, SELLERS may cause CBC to provide copies of such Records to them prior to Closing, or BUYERS shall cause CBC to provide such copies as soon as practicable following Closing. Unless otherwise consented to in writing by the other, the parties shall not, for a period of ten (10) years following the Closing, destroy, alter or otherwise dispose of any of the books and records of CBC (or RALSTON insofar as they relate to CBC) pertaining or relating to periods prior to Closing and, notwithstanding any other provision of this Section 9.15, no party to this Agreement shall destroy, alter or otherwise dispose of any tax or accounting records of CBC (or RALSTON insofar as they relate to CBC) without the written consent of all other parties to this Agreement.

          9.16  Employee Benefit Plan Matters:

               (a) CBC Employee Benefit Plans and Liabilities. It is expressly understood and agreed to by the parties that, except as set forth in
     Section 9.16(c)(iii), BUYERS and CBC shall, on Closing, assume or retain, as the case may be, all liabilities and obligations arising under those Employee Benefit Plans maintained solely by CBC. Such liabilities and obligations shall include, but not be limited to, all retiree health obligations arising under the CBC Health Plans.

               (b) RALSTON Employee Benefit Plans and Liabilities.

                    (i) It is expressly understood and agreed to by the parties that, except as set forth in Sections 9.16(b)(ii) and (iii) and in Sections 9.16(d)(ii) and (iii), neither BUYERS nor CBC are, with respect to those CBC Participants who participate in any Employee Benefit Plan maintained by RALSTON individually or jointly with any of its subsidiaries (including CBC), assuming any liabilities or obligations arising under such plans, and that such liabilities and obligations shall remain the sole and complete responsibilities of SELLERS. Such liabilities and obligations shall include, but not be limited to, any liabilities or obligations arising under, or related to, the Purina Retirement Plans, and any obligation to make contributions to the RALSTON SIP or any obligation to repay any debt associated with the ESOP Stock held in the RALSTON SIP.

                    (ii) BUYERS agree to assume those retiree health and life
            insurance obligations owed to CBC Participants under the terms of the Purina Comprehensive Health Plan, the Group Life Plan, the Executive Health Plan and the Executive Retiree Life Plan. Further, with the exception of the disability benefits provided under the terms of the Purina Retirement Plan for Production Employees, BUYERS agree to assume all disability benefit obligations owed to those CBC Employees who are on disability leave as of Closing. For purposes of the immediately preceding sentence, such disability benefit obligations consist of disability benefits arising under the Long Term Disability Plan, the installment disability component of the Group Life Plan and the Purina Comprehensive Health Plan.

                    (iii) BUYERS shall adopt and assume, as of the date of the Closing, the RALSTON ESP and the liabilities thereunder, with respect to all CBC Participants entitled to benefits under the provisions of the Plan. As of the date of the Closing, BUYERS will be substituted for RALSTON as the plan sponsor under the Plan with full authority to maintain and amend the Plan. As of the date of Closing, RALSTON shall assign its entire interest in the RALSTON ESP trust fund to BUYERS and shall cause the trustee of such trust to consent to such assignment. RALSTON shall, during the period ending with the date of such assignment, administer the RALSTON ESP in the ordinary course and in accordance with its Plan provisions. From and after the Closing, RALSTON shall cease to have any liability or obligation whatsoever with respect to CBC Participants under the RALSTON ESP, and BUYERS shall assume and shall be solely responsible for all liabilities and obligations whatsoever relating to benefits, including the outstanding balance of any loans made pursuant to ERISA Section 408(b)(1) and Code Section 4975(d)(1), under the RALSTON ESP.

               (c) Participation of CBC Employees in SELLERS' Plans After
     Closing.

                    (i) RALSTON shall, subject to the consummation of the
            transactions contemplated by this Agreement, take whatever action it deems in its sole discretion to be necessary or appropriate regarding the participation of the CBC Participants in the Employee Benefits Plans maintained by RALSTON individually or jointly with any of its subsidiaries (including CBC); provided, however, that promptly after the date of the Closing, RALSTON shall amend the Purina Retirement Plans to provide that benefit accruals thereunder for the CBC Participants shall cease as of the date of the Closing and that all benefits accrued by the CBC Participants under such plans shall be fully vested. The parties hereto understand and agree that neither BUYERS nor CBC shall assume any liabilities or obligations under such Employee Benefit Plans maintained by RALSTON individually or jointly with any of its subsidiaries (including
            CBC), nor do BUYERS or CBC have, except as provided in Sections 9.16(d)(ii) and (iii), any right to any assets under such Plans.

                    (ii) Notwithstanding the above, if BUYERS and SELLERS agree at or prior to Closing, the participation of any CBC Participants in any Employee Benefit Plan maintained by RALSTON individually or jointly with any of its subsidiaries (including CBC) which is an "employee welfare benefit plan" (within the meaning of ERISA Section 3(1)) may be extended beyond the Closing, at

            BUYERS' and CBC's expense, for the purpose of facilitating the transition between the employee benefit plans of SELLERS and BUYERS.

                    (iii) Prior to Closing, RALSTON and CBC shall take all action necessary for RALSTON to assume sponsorship of the Employee Pension Plan of Continental Baking Company and its Subsidiaries. It is expressly understood and agreed to by the parties that, in connection with such assumption, neither BUYERS nor CBC shall have responsibility for any liabilities and obligations arising under, or relating to, such plan, and that such liabilities and obligations shall be the sole and complete responsibility of SELLERS.

               (d) Treatment of CBC Employees by BUYERS after Closing.

                    (i) Except as provided in Sections 9.16(d)(ii) and (iii),
            neither BUYERS nor CBC shall have any obligation to establish new plans, or amend existing plans, to provide any particular benefit for any CBC Participant. Effective as of the Closing, all CBC Employees who are not covered by a collective bargaining agreement (and the spouses, dependents, beneficiaries and alternate payees of such CBC Employees) shall become participants in the employee benefit plans and programs maintained by BUYERS upon terms and conditions which are no less favorable than those afforded BUYERS' other similarly situated employees (and their spouses, dependents, beneficiaries and alternate payees), and such CBC Employees shall, accordance with Section 9.16(f), receive credit for their terms of service with

            CBC under such plans and programs available to BUYERS' other similarly situated employees.

                    For purposes of this Section 9.16(d)(i), BUYERS agree to
            assume liability for all claims incurred by CBC Participants under the CBC Health Plans prior to Closing that have not been paid as of Closing. Liability for all claims incurred by CBC Participants under the Purina Comprehensive Health Plan prior to Closing, meanwhile, shall remain the sole and complete responsibility of SELLERS. For purposes of the immediately preceding sentence, medical and dental services are incurred when the CBC Participant is provided with medical or dental care notwithstanding any provision of the Purina Comprehensive Health Plan to the contrary. Also, for purposes of satisfying the applicable deductibles and maximum out-of-pocket limits under BUYERS' health plans, the CBC Participants shall receive credit for payments made during calendar 1995 under the CBC Health Plans or the Purina Comprehensive Health Plan, as the case may be.

                    For purposes of this Section 9.16(d)(i), BUYERS agree
            further to assume the continuation of coverage obligations arising under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, with respect to those collectively bargained CBC Employees (or their dependents) who have elected such continuation coverage under the Purina Comprehensive Health Plan.

                    (ii) Notwithstanding Section 9.16(d)(i) above, but subject to the provisions of Section 9.16(f), BUYERS and CBC agree, subject to the conditions set forth below, to provide the following benefits to certain CBC
            Participants: (A) with respect to those CBC Employees who are covered by a collective bargaining agreement to which CBC is a party, the benefits (other than the disability benefits provided under the Purina Retirement Plan for Production Employees) required to be provided under the terms of such collective bargaining agreements; (B) with respect to those CBC Participants who, as of the Closing, are receiving retiree health benefits under the Purina Comprehensive Health Plan, retiree health benefits identical to those provided to such CBC Participants under the terms of the Purina Comprehensive Health Plan; and (C) with respect to those CBC Employees who are on disability leave as of the Closing, disability benefits identical to those provided to such CBC Employees under the terms of the Long Term Disability Plan, the Short Term Salary Continuation Plan, the CBC Sickness and Accident Policy and the installment disability component of the Group Life Plan. As a condition to the provision of such benefits by BUYERS and CBC, if there are any employee benefit plan reserves or deposits that relate to the employee benefit liabilities assumed by BUYERS and CBC under this Section 9.16(d)(ii), such reserves or deposits shall be transferred or credited to the appropriate employee benefit plan maintained by BUYERS which provides similar benefits to the transferor plan (or if any such reserves are non-transferable, such reserves shall be used for the benefit of the CBC Employees); provided, however, that in the event that BUYERS and CBC are required to maintain an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for any CBC Employees in order to comply with the terms of a collective bargaining agreement, no such transfer of assets shall occur, but rather, the accrued benefits of the CBC Employees under such plans maintained by BUYERS shall be offset by the accrued benefits of such CBC Employees as of Closing under the Purina Retirement Plans. For purposes of the immediately preceding sentence, all reserves or deposits which shall be transferred to BUYERS' plans pursuant to this Section 9.16(d)(ii) shall be calculated in accordance with the procedures set forth on Schedule 9.16(d)(ii).

                        (iii) Notwithstanding Section 9.16(d)(i), BUYERS and CBC shall take all actions necessary to establish, effective as of the Closing, an IRS tax-qualified defined contribution plan sponsored by BUYERS or CBC, and which will be subject to Section 401(k) of the Code. BUYERS and CBC shall, in such plan, provide each CBC Participant credit for the term of service and the value of any account balance, as applicable, credited to such CBC Participant as of the Closing under the terms of the RALSTON SIP. RALSTON shall provide BUYERS or CBC, as soon as practicable after the Closing, a list of the CBC Participants in the RALSTON SIP. As soon as practicable following the Closing, RALSTON shall direct the Trustees for the RALSTON SIP trust to transfer to the trustee or other funding agents of BUYERS' plan, an amount in cash, the notes associated with the outstanding balance of any loans made pursuant to ERISA Section 408(b)(1) and Code Section 4975(d)(1) and those certain guaranteed investment contracts which BUYERS have agreed to accept equal to the account balances as of the date of transfer attributable to the CBC Participants in the RALSTON SIP. In connection with the transfer, RALSTON and BUYERS shall cooperate in making any and all appropriate filings required under the Code and ERISA; provided, that no transfer shall take place until the earlier of: (A) the receipt of a favorable IRS determination letter with respect to the tax-qualification of BUYERS' plan under Section 401(a) of the Code, and that the trust established thereunder is exempt from federal income tax under Section 501(a) of the Code and a written representation from BUYERS which accurately states that nothing has occurred with respect to BUYERS' plan subsequent to the date of the determination letter which has caused it to lose its qualified status; (B) the adoption of a standardized prototype 401(k) plan by BUYERS; or (C) a written representation from BUYERS which accurately states that the new plan satisfies or will satisfy all conditions with respect to tax qualification under Section 401(a) of the Code, and that the trust established thereunder is or will be exempt from tax under
            Section 501(a) of the Code. RALSTON shall, during the period ending with the date of complete transfer of assets and liabilities, administer the RALSTON SIP in the ordinary course and in accordance with its plan provisions. From and after the date of transfer, RALSTON shall cease to have any liability or obligation whatsoever with respect to those assets transferred to BUYERS' plan, and BUYERS and CBC shall assume and shall be solely responsible for all liabilities and obligations whatsoever relating to such transferred assets.

               (e) Multiemployer Plans. BUYERS and CBC shall assume or retain, as the case may be, any liability existing now or in the future arising under any Multiemployer Plan to which CBC contributes or is required to contribute, including but not limited to, any withdrawal liability caused by the transactions contemplated herein, or by BUYERS' and CBC'S actions after the Closing.

               (f) Modification or Replacement of Employee Benefit Plans.
     BUYERS intend to review the Employee Benefit Plans sponsored or maintained solely by CBC and those benefit obligations which they have agreed to assume pursuant to this
     Section 9.16 and, except as otherwise provided pursuant to collective bargaining agreements, BUYERS may modify, replace or eliminate any such Employee Benefit Plans and benefit obligations; provided, that BUYERS and CBC shall indemnify and hold harmless each of the SELLERS and their officers, directors, employees and agents, and SELLERS' employee benefit plans and their fiduciaries and agents, against any and all Losses incurred in connection with or arising out of such modifications, replacements or other actions taken with respect to the retiree health and life insurance benefit obligations and the disability benefit obligations assumed by BUYERS, and provided further, that for a period of one year from the date of Closing, BUYERS agree to retain the standard CBC Severance Pay Plan with respect to those CBC Employees who would otherwise be entitled to a lower severance benefit under BUYERS' severance pay plan. If any Employee Benefit Plan is replaced by a plan or program of BUYERS, or if any individuals employed by CBC on the date of Closing otherwise become eligible to participate in any employee benefit plans or programs of BUYERS, such employees shall receive credit for their term of service with CBC for purposes of determining their eligibility for participation and vesting under such plans or programs of BUYERS, but not, except as otherwise provided in this Section 9.16, for purposes of benefit accrual.

               (g) Executive Benefit Plans. Except as provided in Section 9.16(b)(ii) with respect to retiree health and retiree life obligations arising under the Executive Health Plan and Executive Retiree Life Plan, respectively, SELLERS shall retain all other liabilities with respect to the CBC Participants arising out of their participation prior to Closing in the Deferred Compensation Plan for Key Employees, the Executive Savings Investment Plan, the Executive

     Health, Retiree Life and Disability Plans, the Personal Financial Planning Program, the Supplemental Retirement Plan and the 1988 Incentive Stock Plan.

               (h) Assistance After Closing. Subsequent to the date of Closing, the parties agree to assist one another with respect to certain employee benefit matters in the manner set forth in the Transition Services Agreement. Furthermore, the parties agree to cooperate and assist one another, in a mutually acceptable fashion, with the exchange of information relating to the participation of a CBC Participant in either party's employee benefit plans after Closing.

          9.17 Confidentiality Agreement: The Confidentiality Agreement shall remain in full force and effect until Closing, and if this Agreement is terminated pursuant to Article XI, such Confidentiality Agreement shall continue in accordance with its terms.

          9.18 Tax Election: BUYERS shall not make a Section 338(h)(10) election under Section 338 of the Code with respect to the acquisition of the CBC Stock or the operations of CBC.

          9.19 Resale of CBC Stock: For a period of two (2) years following the Closing, BUYERS shall not offer, sell or distribute the shares of CBC Stock received in this transaction unless and until one of the following conditions occurs: (a) receipt by RALSTON of an opinion of independent legal counsel acceptable to RALSTON that such offer, sale or other distribution may be effected without any registration under the Securities Act of 1933 and any applicable state securities laws; or (b) such shares of CBC Stock have been made the subject of an effective registration under the Securities Act of 1933 and any applicable state securities laws.

          9.20 Interstate Guarantee: INTERSTATE agrees to cause BRANDS and, following Closing, CBC, to perform each and every obligation to be performed by any of them pursuant to this Agreement or any other agreement referred to herein. INTERSTATE hereby unconditionally and irrevocably guarantees to RALSTON the full observation and performance of all representations and warranties (for so long as they survive), which are assumed or made by BRANDS hereunder or thereunder.

          9.21 Ralston Guarantee: RALSTON agrees to cause VCS, and prior to Closing, CBC to perform each and every obligation to be performed by them pursuant to this Agreement or any other agreement referred to herein.

                         ARTICLE X  --  INDEMNIFICATION

          10.1 Indemnification of Buyers: SELLERS shall jointly and severally indemnify and hereby hold harmless BUYERS and, after the Closing, CBC, and their nominees, affiliates, officers, directors, employees and agents harmless, against any Loss suffered as a result of:

               (a) any breach of any representation or warranty made by SELLERS in this Agreement or in any other document, instrument or agreement entered into in connection herewith;

               (b) any breach of any covenant made by SELLERS in this Agreement or in any other document, instrument or agreement entered into in connection herewith which cannot be remedied by SELLERS within a reasonable time after notice of such breach;

               (c) any shareholder or derivative suit brought by shareholders or former shareholders of RALSTON that challenges the execution of this Agreement, the consummation of the transactions contemplated herein, or the retention or distribution by SELLERS of the proceeds from the sale of all of the outstanding CBC Stock;

               (d) the use, possession or ownership by CBC or RALSTON of the Non-productive Assets whether arising out of events occurring before or after Closing, or arising out of the transfer of such property to RALSTON or any of its affiliates or to any third party, including any Taxes resulting from such transfer;

               (e) any breach of the Confidentiality Agreement made by SELLERS in favor of BUYERS dated January, 1995; and

               (f) the Retained Obligations.

          10.2 Obligation of Sellers to Pay for a Loss: SELLERS shall pay BUYERS, or CBC after Closing for any Loss suffered by such parties as follows:

               (a) Payment in full as incurred with respect to any Loss resulting from (i) a breach of any representation or warranty made in Sections 3.1 through 3.9 of this Agreement, (ii) a breach of any covenant of SELLERS made in this Agreement, (iii) any item or matter which is the responsibility of SELLERS in any other document, instrument or agreement entered into in connection herewith, including the Shareholder Agreement, the Transition Services Agreement, the Tax Sharing Agreement, the Lease Agreements and the Non-

     Competition Agreement, (iv) any shareholder or derivative suit brought by a shareholder or former shareholder of RALSTON, or (v) the Retained Obligations or the Non-Productive Assets.

               (b) With respect to any other Loss for breach of representations and warranties for which indemnification is sought from SELLERS, SELLERS shall pay BUYERS or, after the Closing, CBC, 50% of all such Losses in excess of $10,000,000; provided, however, that BUYERS must deliver a Notice of Claim within ninety (90) calendar days of the discovery of any such breach.

          10.3 Indemnification of Sellers: BUYERS and, after the Closing, CBC, jointly and severally, shall indemnify and hold SELLERS, and their nominees, affiliates, officers, directors, employees and agents, harmless against any Loss suffered as a result of: (a) any breach of any representation or warranty made by BUYERS in this Agreement; (b) any breach of any covenant made by BUYERS or, after the Closing, CBC in this Agreement which cannot be remedied by BUYERS within a reasonable time after notice of such breach; (c) any breach of the Confidentiality Agreement; (d) any liability relating to the use, possession or ownership of CBC'S assets, or the conduct of the business of CBC, except to the extent such liability is a Retained Obligation or a Non-Productive Asset; and
(e) any item or matter which is the responsibility of BUYERS in any other document, instrument or agreement entered into in connection herewith, including the Shareholder Agreement, the Transition Services Agreement, the Tax Sharing Agreement and the Lease Agreements.

          10.4 Obligation of Buyers to Pay for a Loss: The obligation of BUYERS under Section 10.3 to pay SELLERS for a Loss, or to cause CBC to pay for a Loss, shall be satisfied in full as such obligation is incurred.

          10.5 Indemnification Procedure: Upon obtaining knowledge of a Loss which entitles or would entitle an injured party to indemnification absent the provisions of Section 10.2(b), the injured party shall deliver a Notice of Claim to the indemnifying party. The Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Loss giving rise to the right of indemnification. The indemnifying party shall have thirty (30) Business Days after receipt of the Notice of Claim to notify the injured party whether or not it disputes its liability, or the amount thereof, with such notice setting forth the basis for such objection. Subject to the provisions of Section 10.2(b), if the indemnifying party fails to respond to the injured party within such thirty
(30) Business Days, the indemnifying party shall be deemed to have acknowledged its responsibility for such Loss, and the indemnifying party shall pay and discharge any such Loss which is not contested within sixty (60) Business Days after receipt of the Notice of Claim.

          10.6 Third Party Claims: If any party believes it may suffer a Loss that should be indemnified under this Agreement because of a lawsuit, claim or other action by a third party, such injured party shall deliver a Notice of Claim to the party required to indemnify. The injured party shall be authorized to settle or compromise any third party claim in an amount less than $50,000 prior to delivering the Notice of Claim, provided the settlement is made in good faith. Within thirty (30) days after receipt of a Notice of Claim, the indemnifying party may: (a) acknowledge its liability and elect to assume the defense of the third party claim at its sole cost and expense; or, (b) dispute its liability or the amount claimed in the Notice of Claim. Any contest of a third party claim in which the indemnifying party assumes the defense shall be conducted by attorneys employed by the indemnifying party; provided, that the injured party shall have the right to participate with its own attorneys and at its own cost and expense. If the indemnifying party assumes the defense, such indemnifying party may agree to any monetary settlement it deems in its best interest, but shall not settle any action where the settlement includes an injunction or other order affecting the injured party without the prior approval of the injured party, which shall not be unreasonably withheld. If the indemnifying party does not assume the defense of the third party claim as provided for herein, the injured party shall have the right to defend such claim and effectuate any settlement thereof it deems appropriate, and within fifteen (15) Business Days of any final resolution, the indemnifying party shall pay the injured party any Loss the injured party suffered.

          10.7 Survival of Representations and Warranties: The representations and warranties by SELLERS in Sections 3.1 through 3.9 shall survive indefinitely. The representations and warranties of SELLERS in Sections 3.20 (Safe Harbor Lease Agreements) and 3.38 (Taxes) shall survive through the expiration of the applicable statute of limitations which relates to the representation and warranty plus an additional sixty (60) days, and thereafter to the extent a claim is made prior to the expiration of such time. The representations and warranties of SELLERS in Sections 3.27 (Litigation and Claims) and 3.43 (Environmental Matters) shall survive for a period of two (2) years following Closing and thereafter to the extent a claim is made prior to such expiration. All other representations and warranties shall survive for a period of one (1) year following Closing and thereafter to the extent a claim is made prior to such expiration. The representations and warranties of BUYERS in Sections 4.1, 4.2, 4.3 and 4.9 shall survive indefinitely. All other representations and warranties of BUYERS shall survive for a period of one (1) year following Closing and thereafter to the extent a claim is made prior to such expiration. No party shall be entitled to indemnification for breach of any representation and warranty set forth in Articles III and IV of this Agreement unless a Notice of Claim of such breach has been given to the breaching party or parties prior to the termination of the period of survival of such representation and warranty as set forth herein.

          10.8 Survival of Indemnities: The obligations of each party to indemnify another party for a Loss arising under this Agreement shall survive the sale or other transfer by a party of any asset or liability transferred, assumed or retained pursuant to this Agreement.

                          ARTICLE XI  --  TERMINATION

          11.1 Mutual Consent: This Agreement may be terminated at any time before the Closing by the mutual consent of the SELLERS and the BUYERS.

          11.2 Obligation to Close: This Agreement may be terminated by any party upon giving written notice to the other parties, if the notifying party is not obligated to close pursuant to Article VI of this Agreement.

          11.3 Final Closing Date: This Agreement will terminate if the Closing has not taken place on or before July 31, 1995.

          11.4 Obligations After Termination:

               (a) Upon any termination of this Agreement, the parties shall be released from all obligations or liabilities arising hereunder except for:
     (i) liabilities arising from or out of pre-termination breaches hereunder;
     (ii) liabilities arising out of the failure or refusal of a party to consummate the Closing if all conditions precedent have been met or waived; and (iii) obligations arising out of Sections 9.1, 9.2 and 9.17 of this Agreement.

               (b) In the event either party fails or refuses to consummate the Closing of the transactions contemplated herein after all of the Conditions to Closing as set forth in Article VI have been met or waived provided that the Agreement has not otherwise been terminated in accordance herewith, then the defaulting party shall immediately pay to the non-defaulting party Thirty Million Dollars ($30,000,000) in immediately available funds in full payment for all costs, expenses, damages and claims incurred by such non-defaulting party in connection herewith. Notwithstanding anything to the contrary in this Section 11.4(b) or Section 6.1(c), the failure of the IBC shareholders to approve the issuance of the IBC Stock, this Agreement and the transactions contemplated herein shall constitute a default by BUYERS hereunder only in the event the IBC board of directors fails to recommend to the IBC shareholders to vote "for" the approval of the issuance of the IBC Stock, this Agreement and the transactions contemplated herein.

                   ARTICLE XII  --  MISCELLANEOUS PROVISIONS

          12.1 Entire Agreement: This Agreement, including the attached Schedules and Exhibits, constitutes the entire agreement between the parties hereto relative to the subject matter hereof, and supersedes all prior written or oral understandings, agreements, conditions, representations or warranties. The Tax Sharing Agreement, as executed and delivered, shall supersede any provisions contained herein which specifically address matters which are the subject matter of the Tax Sharing Agreement.

          12.2 Effect of Supplemental Information. Pursuant to Section 5.9 hereof, the parties have the obligation to supplement their respective Schedules with additional information which is discovered between the date hereof and the Closing and which should have been disclosed on the Schedules hereto. Neither the supplementation of the Schedules pursuant to such obligation nor any disclosure after the date hereof of the untruth of any representation and warranty made in this Agreement shall operate as a cure of any breach of (a) the failure to disclose the information, nor (b) any untrue representation or warranty made herein. Notwithstanding the foregoing, if such supplementation (i) is consented to in writing by BUYERS,
(ii) discloses any fact or set of facts which, either singly or in the aggregate with other facts disclosed in the Schedules, is not, or is not reasonably likely to result in, a Material Adverse Change, or (iii) does not, or is not reasonably likely to, result in additional liability for BUYERS in an amount in excess of $100,000 in the aggregate with all other supplemental information, such supplementation shall be deemed to cure any such untrue representation or warranty, and such representation or warranty, as so supplemented, shall be deemed to have been amended accordingly.

          12.3 Choice of Law: This Agreement shall be construed under and in accordance with the laws of the State of Missouri without giving effect to the conflict of laws provisions thereof; provided, however, that all matters relating to the internal affairs of INTERSTATE, BRANDS, VCS and CBC shall be governed by the laws of the State of Delaware.

          12.4 Venue: Any action or legal proceedings to enforce this Agreement or any of its terms, or for indemnification and the recovery of any Loss by a party, may be brought and prosecuted in such court or courts located in the Eastern District of Missouri as provided by law, and the parties to this Agreement consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner provided by Missouri law. BUYERS hereby consent and agree that, following Closing, service upon CBC shall constitute good service upon both CBC and BUYERS.

          12.5 Notices: Any notice or other communication required or permitted hereunder shall be deemed sufficiently given if sent by registered or certified mail, return receipt requested, and addressed as follows (the address for any party may be changed by giving notice thereof to the other parties):

     If to RALSTON or VCS:                     Office of the General Counsel
                                               Ralston Purina Company
                                               Checkerboard Square
                                               St. Louis, MO 63164
                                               Attn.:  James M. Neville, Esq.

     If to CBC (prior to the Closing):         Office of the General Counsel
                                               Continental Baking Company
                                               Checkerboard Square
                                               St. Louis, MO 63164

     If to BUYERS or CBC (after the Closing):  Office of the General Counsel
                                               Interstate Bakeries Corporation
                                               12 East Armour Boulevard
                                               Kansas City, MO 64111
                                               Attn.: Ray Sandy Sutton, Esq.

     With a Copy to:          Shook, Hardy & Bacon P.C.
                              One Kansas City Place
                              1200 Main Street, Suite 3100
                              Kansas City, MO 64105
                              Attn.:  Jennings J. Newcom, Esq.

          12.6 Effective Date of Notice: Any notice or communication shall be deemed to have been given on the next Business Day if sent by Federal Express or a similar overnight delivery service, or on the third Business Day if sent by ordinary U.S. mail service.

          12.7 Amendments: No changes, modifications, amendments or additions shall be valid unless such be made in writing and signed by or on behalf of each party.

          12.8 Gender and Number: Where appropriate in this Agreement, the masculine pronoun shall include the feminine or neuter, and the singular shall include the plural.

          12.9 Assignments: No party hereto may assign this Agreement or any rights or obligations hereunder except to the extent that written authorization for such assignment is given by the other parties prior to such assignment.

         12.10 Headings and Captions: All headings and captions used in the Table of Contents and all section, Schedule and Exhibit headings and captions used in this Agreement are for convenience only, and shall not be construed to either limit or broaden the language of this Agreement or any particular section.

          12.11 Schedules and Exhibits: The inclusion of any information in any Schedule or Exhibit attached hereto shall not be deemed to be an admission or acknowledgment that such information is material to the transaction, or represents matters that are outside the ordinary course of business. The Schedules and Exhibits attached hereto are incorporated herein by reference and are made a part hereof for all purposes.

          12.12 Severability: The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

          12.13 Counterparts: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          12.14 Remedies Cumulative: Except as otherwise expressly limited herein, the remedies given to any party by this Agreement shall be in addition to all remedies under any statute or rule of law. Any forbearance or failure or delay in exercising any remedy hereunder shall not be deemed to be a waiver of any other remedy a party may be entitled to under this Agreement.

          12.15 Third Party Beneficiaries: This Agreement is not intended to confer upon any non-party any rights or remedies hereunder. Any representation or warranty made by SELLERS in this Agreement is made to BUYERS alone, and solely for the purposes of selling the CBC Stock, and SELLERS have not made, and make no representation or warranty to any person other than BUYERS. Any representation or warranty made by BUYERS in this Agreement is made to SELLERS alone, and solely for the purpose of purchasing the CBC Stock, and the BUYERS have not made, and make no representation or warranty to any person other than the SELLERS.

          12.16 Binding Agreement: This Agreement shall be deemed effective and legally binding upon the parties when it has been executed and delivered by all parties hereto. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assignees.

          IN WITNESS WHEREOF, the parties have executed this Agreement by an officer thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                 RALSTON PURINA COMPANY


By:    /s/ James M. Neville             By:     /s/ William P. Stiritz
       -------------------------------          --------------------------------
Name:  James M. Neville                 Name:   William P. Stiritz
Title: Vice-President, General Counsel  Title:  Chairman of the Board, President
       and Secretary                            and Chief Executive Officer


ATTEST:                                 VCS HOLDING COMPANY


By:    /s/ T.L. Grosch                  By:    /s/ James R. Elsesser
       -----------------------------           --------------------------------
Name:  T.L. Grosch                      Name:  James R. Elsesser
Title: Secretary                        Title: Chairman of the Board, President
                                               and Chief Executive Officer

ATTEST:                                 INTERSTATE BAKERIES CORPORATION


By:    /s/ Ray Sandy Sutton             By:    /s/ Charles A. Sullivan
       -----------------------------           --------------------------------
Name:  Ray Sandy Sutton                 Name:  Charles A. Sullivan
Title: Vice President, Secretary and    Title: Chairman of the Board and
       General Counsel                         Chief Executive Officer


ATTEST:                                 INTERSTATE BRANDS CORPORATION


By:    /s/ Ray Sandy Sutton             By:    /s/ Charles A. Sullivan
       -----------------------------           --------------------------------
Name:  Ray Sandy Sutton                 Name:  Charles A. Sullivan
Title: Vice President, Secretary and    Title: Chairman of the Board, President
       General Counsel                         and Chief Executive Officer


ATTEST:                                 CONTINENTAL BAKING COMPANY


By:    /s/ T.L. Grosch                  By:    /s/ Jay W. Brown
       -----------------------------           --------------------------------
Name:  T.L. Grosch                      Name:  Jay W. Brown
Title: Assistant Secretary              Title: Chairman of the Board and
                                               Chief Executive Officer

                                                                       EXHIBIT I

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------



                             SHAREHOLDER AGREEMENT

                                  by and among

                        INTERSTATE BAKERIES CORPORATION,

                             RALSTON PURINA COMPANY

                                      and

                              VCS HOLDING COMPANY



                           Dated              , 1995


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                  Page
ARTICLE I - DEFINITIONS ...........................................................  1
     Section 1.1   Affiliate ......................................................  1
     Section 1.2   Applicable Acceptance Period ...................................  1
     Section 1.3   Associate ......................................................  1
     Section 1.4   Business Day ...................................................  1
     Section 1.5   CBC ............................................................  2
     Section 1.6   Continental Baking Group .......................................  2
     Section 1.7   CBG Stock ......................................................  2
     Section 1.8   Closing ........................................................  2
     Section 1.9   Control ........................................................  2
     Section 1.10  Demand Notice ..................................................  2
     Section 1.11  Demand Registration ............................................  2
     Section 1.12  Exchange Act ...................................................  2
     Section 1.13  First Offer ....................................................  2
     Section 1.14  First Registration Rights Agreement.............................  2
     Section 1.15  Group ..........................................................  2
     Section 1.16  IBC ............................................................  2
     Section 1.17  IBC Call .......................................................  2
     Section 1.18  IBC Equity .....................................................  2
     Section 1.19  IBC Indemnified Party ..........................................  3
     Section 1.20  IBC Market Price ...............................................  3
     Section 1.21  IBC Stock ......................................................  3
     Section 1.22  IBC Securities .................................................  3
     Section 1.23  Incidental Notice ..............................................  3
     Section 1.24  Loss ...........................................................  3
     Section 1.25  Marketable Number ..............................................  3
     Section 1.26  Notice of Exercise .............................................  3
     Section 1.27  Notice of Intention ............................................  3
     Section 1.28  Offered Shares .................................................  4
     Section 1.29  Person .........................................................  4
     Section 1.30  Purchase Agreement .............................................  4
     Section 1.31  RAL Stock ......................................................  4
     Section 1.32  Ralston ........................................................  4
     Section 1.33  Ralston Indemnified Party ......................................  4
     Section 1.34  Registration Statement .........................................  4
     Section 1.35  RPC ............................................................  4
     Section 1.36  SEC ............................................................  4
     Section 1.37  Securities Act .................................................  4
     Section 1.38  Securities Exchange Act ........................................  4
     Section 1.39  Transfer .......................................................  4
     Section 1.40  VCS ............................................................  4

ARTICLE II - STANDSTILL AND VOTING PROVISIONS .....................................  5



     Section 2.1   Standstill Covenants ...........................................  5
     Section 2.2   Issuance of IBC Securities .....................................  6
     Section 2.3   Voting of IBC Equity ...........................................  6

ARTICLE III - TRANSFERS OF IBC EQUITY .............................................  7
     Section 3.1   Restrictions on Transfer .......................................  7
     Section 3.2   Exceptions to Restrictions .....................................  7
     Section 3.3   Other Transfers ................................................  7
     Section 3.4   Improper Transfer ..............................................  8
     Section 3.5   Restrictive Legend .............................................  8

ARTICLE IV - RIGHT OF FIRST OFFER .................................................  9
     Section 4.1   Sales by Ralston ...............................................  9
     Section 4.2   Purchase of the Offered Shares ................................. 10
     Section 4.3   Waiting Period with Respect to Subsequent Transfers ............ 10

ARTICLE V - REGISTRATION .......................................................... 10
     Section 5.1   Demand Registration ............................................ 10
     Section 5.2   Delay of Demand Registration ................................... 12
     Section 5.3   Incidental Registration ........................................ 12
     Section 5.4   Delay of Incidental Registration ............................... 13
     Section 5.5   Third Party Registration Rights ................................ 13

ARTICLE VI - REGISTRATION EXPENSES ................................................ 14
     Section 6.1   Registration Expenses .......................................... 14

ARTICLE VII - REGISTRATION PROCEDURE .............................................. 15
     Section 7.1   Ralston Information ............................................ 15
     Section 7.2   Compliance ..................................................... 15
     Section 7.3   Provision of Prospectuses ...................................... 15
     Section 7.4   Blue Sky Compliance ............................................ 16
     Section 7.5   Maintenance of Effectiveness ................................... 16
     Section 7.6   Listing of IBC Equity .......................................... 16
     Section 7.7   Stop-Orders .................................................... 16

ARTICLE VIII - INDEMNIFICATION AND CONTRIBUTION ................................... 17
     Section 8.1   Indemnification ................................................ 17
     Section 8.2   Contribution ................................................... 19

ARTICLE IX - CALL RIGHTS .......................................................... 20
     Section 9.1   IBC Call ....................................................... 20

ARTICLE X - ADDITIONAL COVENANTS .................................................. 21
     Section 10.1  Maintain Listing or Quotation .................................. 21
     Section 10.2  Board of Directors ............................................. 21
     Section 10.3  No Inconsistent Agreements ..................................... 21
     Section 10.4  Preferred Stock ................................................ 21



     Section 10.5  Rule 144 and 144A .............................................. 21
     Section 10.6  Maximum Allowed Ownership of IBC Securities .................... 21

ARTICLE XI - MISCELLANEOUS ........................................................ 22
     Section 11.1  Entire Agreement ............................................... 22
     Section 11.2  Headings and Captions .......................................... 22
     Section 11.3  Choice of Law .................................................. 22
     Section 11.4  Venue .......................................................... 22
     Section 11.5  Notices ........................................................ 22
     Section 11.6  Amendments ..................................................... 23
     Section 11.7  Extended Meanings .............................................. 23
     Section 11.8  Assignments .................................................... 23
     Section 11.9  Severability ................................................... 23
     Section 11.10 Counterparts ................................................... 23
     Section 11.11 Remedies Cumulative ............................................ 24
     Section 11.12 Binding Agreement .............................................. 24
     Section 11.13 Recapitalizations, Exchanges, Etc., Affecting IBC Securities ... 24
     Section 11.14 Other Agreements ............................................... 24
     Section 11.15 Term; Effectiveness ............................................ 24
     Section 11.16 Enforcement .................................................... 24
     Section 11.17 Confidentiality ................................................ 24
     Section 11.18 Fiduciary Accounts ............................................. 25


                             SHAREHOLDER AGREEMENT
                             ---------------------

          THIS SHAREHOLDER AGREEMENT dated _____________________, 1995 (the "Agreement"), is made by and among INTERSTATE BAKERIES CORPORATION, a Delaware corporation ("IBC"), RALSTON PURINA COMPANY, a Missouri corporation ("RPC") and VCS HOLDING COMPANY, a Delaware corporation and a wholly-owned subsidiary of RPC ("VCS") (RPC, VCS and any of their Affiliates (as defined below) which own IBC Equity (as defined below) are collectively referred to as "Ralston").

          WHEREAS, pursuant to that certain Sale and Purchase Agreement dated as of ___________________________, 1995 (the "Purchase Agreement") by and among
IBC, RPC, VCS and CONTINENTAL BAKING COMPANY, a Delaware corporation and wholly-owned subsidiary of VCS ("CBC"), IBC acquired all of the outstanding shares of capital stock of CBC, par value $100 per share, from VCS in exchange for cash in the amount of $220,000,000 and 16,923,077 shares of IBC Stock (as defined below); and

          WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the shares of IBC Equity.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, each of IBC and Ralston agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, and unless the context requires a different meaning, the following terms (whether used in the singular or plural) have the meanings indicated. Any term used and not defined herein has the meaning set forth in the Purchase Agreement.

          SECTION 1.1 AFFILIATE. An "Affiliate" of a Person, means any other Person that directly or indirectly through one or more intermediaries Controls, is controlled by or is under common control with such Person. When used in this Agreement with respect to IBC, the term applies only to other Persons that are Affiliates, as so defined, as of the date of this Agreement.

          SECTION 1.2 APPLICABLE ACCEPTANCE PERIOD. "Applicable Acceptance Period" has the meaning set forth in Section 4.1(c) of this Agreement.

          SECTION 1.3 ASSOCIATE. An "Associate" of a Person, means any of such Person's directors, officers, shareholders, representatives, trustees, employees, attorneys, advisors, or agents.

          SECTION 1.4 BUSINESS DAY. "Business Day" means any day other than a Saturday, Sunday or legal holiday for commercial banks in Kansas City, Missouri.

          SECTION 1.5 CBC. "CBC" has the meaning set forth above in the recitals to this Agreement.

          SECTION 1.6 CONTINENTAL BAKING GROUP. "Continental Baking Group" means the business of CBC as defined in the Restated Articles of Incorporation of RPC.

          SECTION 1.7 CBG STOCK. "CBG Stock" means the Ralston - Continental Baking Group Common Stock which reflects the financial performance of the Continental Baking Group.

          SECTION 1.8 CLOSING. "Closing" means the closing of the transactions contemplated by the Purchase Agreement.

          SECTION 1.9 CONTROL. "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession of the power, directly or indirectly, (a) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (b) to direct or cause the direction of the management and policies of or with respect to the entity or assets in question, whether through ownership of securities, by contract or otherwise.

          SECTION 1.10 DEMAND NOTICE. "Demand Notice" has the meaning set forth in Section 5.1 of this Agreement.

          SECTION 1.11 DEMAND REGISTRATION. "Demand Registration" has the meaning set forth in Section 5.1 of this Agreement.

          SECTION 1.12 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          SECTION 1.13 FIRST OFFER. "First Offer" has the meaning set forth in Section 4.1(a) of this Agreement.

          SECTION 1.14 FIRST REGISTRATION RIGHTS AGREEMENT. "First Registration Rights Agreement" has the meaning set forth in Section 5.5 of this Agreement.

          SECTION 1.15 GROUP. "Group" means any group of Persons within the meaning of Section 13(d)(3) of the Exchange Act.

          SECTION 1.16 IBC. "IBC" has the meaning set forth above in the recitals to this Agreement.

          SECTION 1.17 IBC CALL. "IBC Call" means the right of IBC to acquire certain IBC Equity pursuant to Section 9.1(a) of this Agreement.

          SECTION 1.18 IBC EQUITY. "IBC Equity" means shares of IBC Stock acquired by Ralston at the Closing and any other IBC Securities owned, beneficially or of record, by Ralston at any time during the term of this Agreement.

          SECTION 1.19 IBC INDEMNIFIED PARTY. "IBC Indemnified Party" has the meaning set forth in Section 8.1(a) of this Agreement.

          SECTION 1.20 IBC MARKET PRICE. "IBC Market Price" means the average of the closing sale prices of the class of IBC Securities being valued on the New York Stock Exchange or if such IBC Securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which the security is listed or admitted to trading, for the twenty
(20) trading days which end on the day immediately prior to the date of the (i) Notice of Exercise delivered pursuant to an IBC Call; (ii) Notice of Intention;
(iii) Demand Notice; or (iv) Incidental Notice, as the case may be. If the IBC Securities are not listed or admitted to trading on any national securities exchange, the IBC Market Price means the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, for the twenty
(20) trading days which end on the day immediately prior to such date, or, if on any such trading day such IBC Securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by two professional market makers making a market in such securities, one selected in good faith by the board of directors of IBC and the other selected in good faith by Ralston. If the IBC Securities are not publicly held or so listed or publicly traded, IBC Market Price means the cash price at which a willing seller would sell and a willing buyer would buy such securities in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by, an investment banking firm selected by agreement between IBC and Ralston

          SECTION 1.21 IBC STOCK. "IBC Stock" means the $.01 par value common stock of IBC.

          SECTION 1.22 IBC SECURITIES. "IBC Securities" means any voting securities of IBC or its affiliates, including any securities convertible into or exercisable or exchangeable for any voting securities of IBC.

          SECTION 1.23 INCIDENTAL NOTICE. "Incidental Notice" has the meaning set forth in Section 5.3(a) of this Agreement.

          SECTION 1.24 LOSS. "Loss" has the meaning set forth in Section 8.1(a)(i) of this Agreement.

          SECTION 1.25 MARKETABLE NUMBER. "Marketable Number" has the meaning set forth in Section 5.3(b) of this Agreement.

          SECTION 1.26 NOTICE OF EXERCISE. "Notice of Exercise" has the meaning set forth in Section 4.1(c) of this Agreement.

          SECTION 1.27 NOTICE OF INTENTION. "Notice of Intention" has the meaning set forth in Section 4.1(b) of this Agreement.

          SECTION 1.28 OFFERED SHARES. "Offered Shares" has the meaning set forth in Section 4.1(b) of this Agreement.

          SECTION 1.29 PERSON. "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

          SECTION 1.30 PURCHASE AGREEMENT. "Purchase Agreement" has the meaning set forth above in the recitals to this Agreement.

          SECTION 1.31 RAL STOCK. "RAL Stock" means RPC's Ralston-Ralston Purina Group Common Stock, $.10 par value per share.

          SECTION 1.32 RALSTON. "Ralston" has the meaning set forth above in the recitals to this Agreement.

          SECTION 1.33 RALSTON INDEMNIFIED PARTY. "Ralston Indemnified Party" has the meaning set forth in Section 8.1(b) of this Agreement.

          SECTION 1.34 REGISTRATION STATEMENT. "Registration Statement" means any registration statement or comparable document under Section 5 of the Securities Act through which a public sale or disposition of IBC Securities may be registered other than a registration statement (a) relating to an Employee Benefit Plan or similar plan, or a business combination; or (b) on any form that is not available for a secondary offering.

          SECTION 1.35 RPC. "RPC" has the meaning set forth above in the recitals to this Agreement.

          SECTION 1.36 SEC. "SEC" means the Securities and Exchange Commission or other federal agency at the time administering the Securities Act, the Exchange Act or any successor acts thereto.

          SECTION 1.37 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          SECTION 1.38 SECURITIES EXCHANGE ACT. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          SECTION 1.39 TRANSFER. "Transfer" with respect to all or any part of the IBC Equity means to directly or indirectly (whether or not through an underwriter) offer, sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, hypothecate or otherwise dispose of such IBC Equity.

          SECTION 1.40 VCS. "VCS" has the meaning set forth above in the recitals to this Agreement.

                                 ARTICLE II

                        STANDSTILL AND VOTING PROVISIONS
                        --------------------------------

          SECTION 2.1 STANDSTILL COVENANTS. Unless specifically requested or permitted in writing in advance by the Chairman of the Board of IBC or unless otherwise permitted in this Agreement, Ralston agrees that until the sixth anniversary date of this Agreement, it will not, directly or indirectly:

               (a) acquire, offer to acquire, or agree to acquire by purchase or otherwise, any IBC Securities except as a result of a stock split, stock dividend or similar recapitalization by IBC;

               (b) except in the ordinary course of business, acquire, offer to acquire, or agree to acquire by purchase or otherwise, any assets of IBC;

               (c) initiate, solicit, propose, seek to effect or negotiate, alone or with any other Person, (i) any form of business combination transaction involving IBC or any Affiliate thereof, or (ii) any restructuring, recapitalization or similar transaction with respect to IBC or any Affiliate thereof;

               (d) initiate, solicit, propose, seek to effect, negotiate, or announce an intent to make, alone or with any other Person, any tender offer, exchange offer, merger, consolidation or share exchange for any IBC Securities, or disclose an intent, purpose, plan or proposal with respect to IBC, any of its Affiliates or any IBC Securities inconsistent with the provisions of this Agreement;

               (e) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to IBC or any of its Affiliates or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) involving IBC or any of its Affiliates;

               (f) initiate, solicit, or propose the approval of one or more shareholder proposals with respect to IBC or any of its Affiliates or induce or attempt to induce any other Person to initiate any such shareholder proposal;

               (g) form, join or in any way participate in a Group with respect to the IBC Securities;

               (h) except as expressly provided herein, seek election to or seek to place a representative on the board of directors of IBC or any of its affiliates or seek the removal of any member of the board of directors of IBC or any of its Affiliates;

               (i) except for participation on the board of directors of IBC, act in concert with any other Person to seek to affect the management or board of directors of

     IBC or any of its Affiliates or the business, operations or affairs of IBC or any of its Affiliates;

               (j) call or seek to have called any meeting of the shareholders of IBC or any of its Affiliates;

               (k) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in this Agreement; or

               (l) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or advise, assist, encourage or influence any other Person to take any action with respect to any of the foregoing.

          SECTION 2.2 ISSUANCE OF IBC SECURITIES. Notwithstanding anything in Section 2.1 herein, during the term of this Agreement, if IBC issues any IBC Securities in a public offering (other than a public offering of Ralston's IBC Equity) or as consideration in an acquisition, Ralston may purchase in one or more open market transactions or otherwise that number of shares necessary to bring its percentage of ownership in IBC to the same level as immediately prior to such offering or acquisition; provided, however, that Ralston must still comply with the provisions of Section 10.6.

          SECTION 2.3 VOTING OF IBC EQUITY. Ralston agrees that during the term of this Agreement, with respect to the election of directors of IBC, each class of IBC Equity owned by Ralston shall be voted (i) "for" the nominees recommended by the Board of Directors of IBC, provided IBC is in compliance with the terms of Section 10.2 of this Agreement, (ii) in accordance with the recommendation of the Board of Directors of IBC on each proposal of a security holder pursuant to Rule 14a-8 under the Securities Exchange Act, so long as the subject matter of such proposal does not fall within the proviso hereto, and,
(iii) with respect to all other matters requiring a vote of the IBC Equity, "for" any proposal in the same proportion as the votes cast "for" such proposal by the holders of the IBC Securities of the same class (excluding the IBC Equity owned by Ralston), and "against" any proposal in the same proportion as the votes cast "against" such proposal by the holders of each such class of IBC Securities (excluding the IBC Equity owned by Ralston) and that with respect to broker non-votes and abstentions, each class of IBC Equity owned by Ralston will be voted in the same proportion as votes deemed "for," "against" or "abstain," giving the effect to broker non-votes and abstentions as required under the laws and rules then applicable; provided, however, that Ralston shall retain the right to vote its IBC Equity in any manner it sees fit with respect to any proposals for (1) the merger of IBC or any subsidiary of IBC with or into any other corporation, (2) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of IBC and all of its subsidiaries taken together as a single business, or (3) the creation of any other class of stock with voting rights. The provisions of this Section 2.3 shall apply to both the casting of votes at meetings of shareholders and execution of actions by written consent.

                                 ARTICLE III

                            TRANSFERS OF IBC EQUITY
                            -----------------------

          SECTION 3.1 RESTRICTIONS ON TRANSFER. During the term of this Agreement, Ralston agrees that it will not, and it will cause each of its Affiliates who acquire IBC Equity pursuant to Sections 3.2(c) or 3.3(c) of this Agreement not to, Transfer any IBC Equity, except as permitted by or in accordance with this Agreement.

          SECTION 3.2 EXCEPTIONS TO RESTRICTIONS. Subject to all applicable laws, the restrictions on Transfer set forth in Section 3.1 hereof shall not apply to any of the following:

               (a) a Transfer of some or all of the IBC Equity pro rata to all of the holders of CBG Stock as a dividend or distribution, in redemption of the CBG Stock, or pursuant to a similar transaction;

               (b) a Transfer of some or all of the IBC Equity pro rata to all of the holders of the RAL Stock as a dividend or distribution or similar transaction;

               (c) a Transfer of some or all of the IBC Equity to an Affiliate of Ralston, provided that such Affiliate shall agree to the provisions of this Agreement and Ralston will remain liable for the performance by such Affiliate of its obligations under this Agreement;

               (d) a Transfer of some or all of the IBC Equity in accordance with Section 5.3 of this Agreement;

               (e) a Transfer of some or all of the IBC Equity in any tender offer, self-tender, exchange offer, going private transaction or other transaction involving a Transfer which is recommended to shareholders of IBC by the board of directors of IBC;

               (f) a Transfer of some or all of the IBC Equity in accordance with Section 5.1 of this Agreement; and

               (g) a Transfer of some or all of the IBC Equity allowed under Rule 144 of the Securities Act.

          SECTION 3.3 OTHER TRANSFERS. In the event Ralston desires to Transfer the IBC Equity in a manner not specifically permitted under Sections
3.2 of this Agreement, Ralston may submit a written Notice of Intention (as defined in Section 4.1 hereof) to IBC. In the event IBC declines to purchase the IBC Equity described in the Notice of Intention, and if, in the sole and absolute discretion of IBC, the Chairman of the Board of IBC notifies Ralston in writing that such Transfer may occur, the Transfer may proceed strictly in accordance with Ralston's Notice of Intention and with any terms and conditions imposed by IBC on such Transfer and the transferee.

          SECTION 3.4 IMPROPER TRANSFER. Any attempt to Transfer any shares of IBC Equity during the term of this Agreement not in accordance with this Agreement will be null and void and IBC will not give nor permit the transfer agent of IBC to give any effect to such attempted Transfer in its stock records.

          SECTION 3.5  RESTRICTIVE LEGEND.

               (a) A copy of this Agreement will be filed with the Secretary of IBC and kept with the records of IBC. All certificates representing shares of IBC Equity hereafter issued to or acquired by Ralston, if applicable, (or, if applicable, its successors in a Transfer pursuant to Section 3.3) will bear the following legend noted conspicuously on such certificates:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT ONLY, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE) ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND AN ACCEPTABLE OPINION OF COUNSEL IS DELIVERED TO IBC WITH REGARD TO SUCH EXEMPTION, OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH STATE SECURITIES LAWS.

          THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDER AGREEMENT, DATED _________, 1995. NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST INTERSTATE BAKERIES CORPORATION TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF INTERSTATE BAKERIES CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE.

               (b) Until such time as the IBC Equity has been registered pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 of the Securities Act, the certificates representing IBC Equity (including, without limitation, all certificates issued upon Transfer or in exchange thereof or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

               (c) IBC may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the IBC Equity in order to implement the restrictions set forth in this Article III hereof.

               (d) In the event Ralston acquires any other or additional IBC Securities, Ralston will submit all certificates representing such IBC Securities to IBC so that the legend or legends required by this Section
     3.5 may be placed thereon.


                                   ARTICLE IV

                              RIGHT OF FIRST OFFER
                              --------------------

          SECTION 4.1    SALES BY RALSTON.

               (a) Except for Transfers permitted by Section 3.2 (a), (b), (c) or (e), during the term of this Agreement, Ralston shall not sell any shares of IBC Equity to any Person unless it has first made an offer (the "First Offer") to sell such shares to IBC in accordance with this Article IV and such First Offer shall have been rejected or not accepted within the Applicable Acceptance Period (as hereinafter defined).

               (b) The First Offer to IBC shall be set forth in the form of a notice made in writing (the "Notice of Intention") to IBC setting forth (i) Ralston's desire to make a sale; and (ii) the number of shares of IBC Equity proposed to be sold (the "Offered Shares").

               (c) Upon receipt of the Notice of Intention, IBC will have the right to purchase the Offered Shares at the IBC Market Price, exercisable by the delivery of an acceptance in the form of a notice in writing to Ralston by IBC (the "Notice of Exercise") at any time within twenty (20) calendar days from the date of receipt of the Notice of Intention (the "Applicable Acceptance Period"). The right of IBC to purchase IBC Equity will terminate if such Notice of Exercise is not delivered within Applicable Acceptance Period. IBC may assign its right to purchase the Offered Shares pursuant to a specific Notice of Intention, once received by IBC, to any Person, but may not otherwise assign its rights under this
     Article IV.

               (d) In the event that IBC exercises its right to purchase the Offered Shares in accordance with Section 4.1(c) hereof, then Ralston must sell the Offered Shares to IBC at the IBC Market Price within twenty (20) days from the date of receipt of the Notice of Exercise delivered by IBC, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.

          SECTION 4.2 PURCHASE OF THE OFFERED SHARES. In the event IBC rejects the First Offer or fails to deliver a Notice of Exercise within the Applicable Acceptance Period, then Ralston may (a) proceed with the Transfer pursuant to Articles V, VI, VII and VIII hereof, if applicable, or (b) otherwise sell such Offered Shares to transferees who agree to be bound by the terms and conditions of this Agreement, in the case of a rejection, within ninety (90) days after the delivery of such rejection or, in the case of a failure to deliver a Notice of Exercise, within ninety (90) days after the expiration of the Applicable Acceptance Period, subject to the other terms and conditions of this Agreement

          SECTION 4.3 WAITING PERIOD WITH RESPECT TO SUBSEQUENT TRANSFERS. In the event that IBC does not deliver a Notice of Exercise within the Applicable Acceptance Period and Ralston does not sell the Offered Shares, then Ralston may not offer to sell any additional IBC Equity (other than the Offered Shares) for a period of ninety (90) days from the expiration of the Applicable Acceptance Period.


                                   ARTICLE V

                                  REGISTRATION
                                  ------------

          SECTION 5.1    DEMAND REGISTRATION.

               (a) During the term of this Agreement, upon Ralston's written request specifying the intended manner of disposition (a "Demand Notice"), IBC will use its best efforts to prepare and file with the SEC, as expeditiously as possible, a Registration Statement on an available form for which IBC then qualifies and which legal counsel for IBC deems appropriate and which form is available for the sale of IBC Equity in accordance with the intended method of distribution thereof to permit an offering of some or all of the shares of IBC Equity then held by Ralston and use its best efforts to cause such registration statement to become effective (a "Demand Registration"); provided, however, that with respect to proposed dispositions of IBC Equity to shareholders of Ralston, Ralston and IBC will cooperate and use their respective reasonable best efforts to obtain a "no-action letter" from the SEC allowing such dispositions without registration.


               (b) A Demand Registration will not be deemed to have occurred until it has become effective under the Securities Act (unless Ralston delivers a Demand Notice and subsequently withdraws the Demand Notice, in which case such a Demand Registration will be deemed to have occurred unless Ralston agrees to pay all reasonable out-of-pocket expenses associated with such registration actually incurred by IBC); provided, however, that if, after a Demand Registration has become effective, the offering of IBC Equity pursuant to such Demand Registration is prohibited by any stop-order, injunction or other order or requirement of the SEC or other governmental agency or court, such Demand Registration will be deemed not to have occurred (unless such prohibition on the sale of the IBC Equity is based on actions or omissions of Ralston, in which case such a Demand Registration will be deemed to have occurred unless Ralston agrees to pay all reasonable out-of-pocket expenses associated with such registration actually incurred by
     IBC).

               (c) IBC will only be obligated to effect a total of five (5) Demand Registrations under Section 5.1 hereof and shall not be obligated under Section 5.1 hereof to effect more than one (1) Demand Registration in any twelve-month period (except that during each of the twelve-month periods commencing on the date hereof and on the fourth anniversary of this Agreement, Ralston shall be entitled to request up to two (2) Demand Registrations); provided, however, that IBC will not be required to register the IBC Equity pursuant to a Demand Notice under Section 5.1 hereof if at such time (i) the shares of IBC Equity which Ralston is requesting to be registered pursuant to Section 5.1 hereof constitute less than five percent (5%) of such class or series of the outstanding IBC Securities so requested to be registered or (ii) such Demand Notice is given within six (6) months after the effective date of any other registration of any IBC Securities under the Securities Act.

               (d) If any Demand Registration involves an underwritten offering, the first lead underwriter, and, subject to the last sentence of this
     Section 5.1(d), any other underwriter that will administer the offering will be selected by Ralston; provided, however, that such underwriter(s) shall be subject to the approval of IBC which approval shall not be unreasonably withheld. In the event there is one or more co-managers, the first such co-manager shall be selected by IBC, provided that such co-manager shall be subject to the approval of Ralston, which approval shall not be unreasonably withheld.

               (e) If any Demand Registration involves an underwritten offering, then as many shares of IBC Securities that IBC elects may be included in such offering on the same terms and conditions as the IBC Equity; provided, however, that if the managing underwriter(s) advises Ralston and IBC that, in its judgment, the number of shares proposed to be included in such offering should be limited, then the total number of shares to be included in such offering will be determined by the managing underwriter(s) and IBC shall include in such offering (i) first, all the shares of IBC Equity that Ralston proposes to sell and (ii) second all the shares of IBC Securities that IBC proposes to sell. Except as otherwise provided for in this Agreement or the First Registration Rights Agreement (as hereinafter defined), no person other than Ralston shall be permitted to offer any IBC Securities under any Demand Registration pursuant to this Section 5.1 without the prior written consent of Ralston.

          SECTION 5.2    DELAY OF DEMAND REGISTRATION.

               (a) Notwithstanding anything to the contrary in Article V hereof, in the event that IBC determines in its reasonable judgment that it may be advisable to delay filing a Registration Statement described in Section 5.1 hereof or, to withdraw such Registration Statement if such Registration Statement has already been filed, IBC may delay filing such, or withdraw such previously filed, Registration Statement for a period of not more than ninety (90) days from the date of receipt of the request for the Demand Registration if IBC furnishes to Ralston a certificate signed by the Chairman of the Board of IBC stating that IBC has reasonably determined that (i) such a filing would adversely affect any proposed financing or acquisition by IBC or (ii) such a filing would otherwise represent an undue hardship for IBC; provided, however, that IBC will be responsible for any reasonable out of pocket costs (excluding any decline in the IBC Market Price) which arise out of such delay and IBC will, at the request of Ralston, file or refile, as the case may be, such Registration Statement promptly after IBC, in its judgment, determines that it is no longer advisable to delay filing or to continue the withdrawal of such Registration Statement.

               (b) IBC may not delay filing or refiling, as the case may be, a Registration Statement pursuant to Section 5.2(a) hereof, if following the delay IBC would be required to file audited financial statements other than audited financial statements included in IBC's annual report on Form 10-K, unless IBC agrees to provide such audited financial statements

          SECTION 5.3    INCIDENTAL REGISTRATION.

               (a)  Right To Include IBC Equity.

                    (i) If IBC or any other Person at any time proposes to register any IBC Securities under the Securities Act (other than a registration of securities in connection with a merger, an acquisition, an exchange offer, or an Employee Benefit Plan maintained by IBC or its Affiliates or on Form S-4 or S-8 or any successor or similar form), whether or not for sale for its own account, in a manner which would permit registration of the IBC Equity for sale to the public under the Securities Act, it will give written notice to Ralston (to the extent permitted by such other Person's current contractual registration rights, if any) of its intention to do so and of Ralston's rights under this Section 5.3(a)(i), at least thirty (30) calendar days prior to the anticipated filing date of a Registration Statement relating to such registration (an "Incidental Notice").
          Such Incidental Notice will offer Ralston the opportunity to include in such Registration Statement that number of shares of IBC Equity as Ralston may request. Upon the written request (which request will specify the number of shares of IBC Equity intended to be disposed of by Ralston pursuant to such Registration Statement) of Ralston made within ten (10) calendar days after the receipt of the Incidental Notice, IBC will use its best efforts to effect the registration under the Securities Act of all shares of IBC Equity which IBC has been so requested to register; provided, however, that (A) if such registration involves an underwritten offering, Ralston must sell its IBC Equity requested to be included in such registration to the underwriter(s) selected by IBC on the same terms and conditions as apply to other Persons, including IBC, and (B) if, at any time after receiving a reply from Ralston to an Incidental Notice, and prior to the effective date of the Registration Statement filed in connection with such registration, IBC decides for any reason not to register any shares of IBC Securities, IBC will notify Ralston and thereupon be relieved of its obligation to register any IBC Equity in connection with such registration.

                    (ii) No registration, whether or not effected under Section 5.3(a) hereof will relieve IBC of its obligations to effect Demand Registrations under Section 5.1 hereof.

               (b) Priority in Incidental Registrations. If a registration pursuant to Section 5.3(a) hereof involves an underwritten offering and the managing underwriter advises IBC in writing, that, in its opinion, the number of IBC Securities intended to be included in such Registration Statement exceeds the largest number of IBC Securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold or, if in a non-underwritten offering, IBC determines, in its reasonable discretion, to limit the number of securities to be sold, (in either case, the "Marketable Number"), IBC will include in such Registration Statement (i) first, all of the IBC Securities IBC or the Person referred to in the first sentence of Section 5.3(a)(i) proposes to sell for its own account, (ii) second, all of the IBC Securities requested to be included by holders of IBC Securities pursuant to Section 3 of the First Registration Rights Agreement, (iii) third, the IBC Securities requested to be included by Ralston pursuant to Section 5.3(a) hereof and (iv) fourth, the securities requested to be included by other Persons (but if the number of securities to be registered pursuant to clause (iv) together with the number of securities to be included in such registration pursuant to clauses (i), (ii) and (iii) of this Section 5.3(b) exceeds the Marketable Number, the number of securities of Persons to be registered pursuant to clause (iv) shall be allocated pro rata among such Persons on the basis of the relative number of IBC Securities each such Person has requested to be included in such registration).

          SECTION 5.4 DELAY OF INCIDENTAL REGISTRATION. Notwithstanding anything to the contrary in this Article V, in the event that IBC determines in its reasonable judgment that it may be advisable to delay filing a Registration Statement described in Section 5.3 hereof or, to withdraw such Registration Statement if such Registration Statement has already been filed, IBC may delay filing such, or withdraw such previously filed, Registration Statement in accordance with the provisions of Section 5.3(a)(i) hereof.

          SECTION 5.5 THIRD PARTY REGISTRATION RIGHTS. The provisions of this Article V are in all cases subject to the contractual registration rights granted by that certain Registration Rights Agreement dated July 23, 1991 (the "First Registration Rights Agreement") by and among IBC, Mezzanine Investment Limited Partnership-8, 1987 Merchant Investment Partnership, Merchant LBO Inc. and GKB IX, L.P. IBC hereby represents and warrants that the First Registration Rights Agreement is the only agreement entered into by IBC or any of its Associates or Affiliates governing the registration of shares of IBC Securities. IBC will not extend, amend or waive any provisions of the First Registration Rights Agreement and will not grant any additional registration rights to any other Person which could limit or restrict the registration rights granted Ralston pursuant to this Agreement.

                                 ARTICLE VI

                             REGISTRATION EXPENSES
                             ---------------------

          SECTION 6.1  REGISTRATION EXPENSES.
                       ---------------------

                  (a) Subject to Section 5.1(b) of this Agreement, all expenses incident to IBC's performance of or compliance with Articles V and VII of this Agreement to effect five (5) Demand Registrations will be borne by IBC, including, without limitation:

                       (i) all federal registration and filing fees;

                       (ii) subject to Section 7.4, fees and expenses of compliance with securities or blue sky laws; provided, however, that IBC will in no event be obligated to pay the fees and disbursements of counsel for the underwriters or Ralston in connection with blue sky qualifications of the IBC Equity under the laws of such jurisdictions as the managing underwriter(s) may designate;

                       (iii) printing, messenger, telephone and delivery expenses;

                       (iv) fees and disbursements of legal counsel for IBC;

                       (v) fees and disbursements of all independent certified public accountants of IBC;

                       (vi) NASD fees and disbursements of the underwriters; provided, however, that in all cases Ralston will pay all costs of discounts, commissions, spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the IBC Equity being sold by Ralston;

                       (vii) fees and expenses of other Persons retained by IBC;

                       (viii) listing or quotation fees and expenses required to be made pursuant to Section 7.6 hereof in connection with the Registration Statement; and

                  (b) Each of IBC and Ralston will pay its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of its annual audit, rating agency fees and fees and expenses of any Person, including special experts retained by IBC or Ralston, respectively.

                                 ARTICLE VII

                             REGISTRATION PROCEDURE
                             ----------------------

          SECTION 7.1 RALSTON INFORMATION. Ralston will provide IBC with such information about Ralston and the intended manner of distribution of IBC Equity and otherwise cooperate with IBC and the underwriter(s) as may be necessary in the reasonable opinion of IBC to satisfy any obligation of IBC under this Agreement to register the IBC Equity under federal or state securities laws and otherwise take actions related thereto. In the event of the failure of Ralston to comply with the requirements of the preceding sentence IBC may delay filing such, and withdraw such previously filed, Registration Statement. IBC will file or refile, as the case may be, such Registration Statement promptly following compliance with such requirements by Ralston; provided, however, that Ralston will be responsible for any reasonable out of pocket costs which arise out of such non-compliance. Ralston will immediately notify IBC upon discovery that any information provided by Ralston which is included in the prospectus that is included in a Registration Statement, as then in effect, is untrue in any material respect, or omits to state any material fact required to be stated therein or to make the information stated therein not misleading in the light of the circumstances under which it is presented.

          SECTION 7.2 COMPLIANCE. Each of Ralston and IBC will comply with all rules and regulations of the SEC and applicable state securities or blue sky laws governing the manner of sale of securities in connection with its Transfer of any of the IBC Equity pursuant to any Registration Statement.

          SECTION 7.3  PROVISION OF PROSPECTUSES.

               (a) IBC will furnish to Ralston such number of copies of a summary prospectus or other prospectus, including a prospectus subject to completion in conformity with the requirements of the Securities Act, and such other documents as Ralston may reasonably request in writing, in order to facilitate the public sale or other disposition of the IBC Equity included in a Registration Statement.

               (b) At any time when a sale or other disposition of IBC Equity pursuant to a Registration Statement is subject to a prospectus delivery requirement, IBC will notify Ralston of the occurrence of any event that causes the prospectus included in such Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and IBC will use its best efforts, as expeditiously as possible, to either amend the prospectus or otherwise take any actions so that use of the previous prospectus may be legally resumed. Upon receipt of such a notice, Ralston will immediately discontinue all sales or other dispositions of IBC Equity pursuant to the Registration Statement. Ralston may resume such sales or dispositions only upon receipt of an amended prospectus or after Ralston is advised by IBC that the use of the previous prospectus may be legally resumed.

          SECTION 7.4  BLUE SKY COMPLIANCE.  IBC will use its best efforts to
(a) register or qualify the IBC Equity included in a Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as Ralston reasonably requests and (b) do any and all other acts that may be reasonably necessary or advisable to enable Ralston to consummate the public sale or disposition of such securities in such jurisdictions; provided, however, that IBC is not required to consent to, or take any action that would subject it to, general service of process or taxation in any jurisdiction where it is not then so subject, nor qualify to do business in any jurisdiction where it is not then so qualified.

          SECTION 7.5 MAINTENANCE OF EFFECTIVENESS. IBC will use its best efforts to prepare and file promptly with the SEC such amendments and supplements to any Registration Statement, and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement continuously effective and in compliance with the Securities Act until the one hundred twentieth (120th) day following the date on which such Registration Statement becomes effective, or until all IBC Equity included in such Registration Statement has been sold, whichever is earlier; provided, however, that IBC will have no obligation under this Section 7.5 to keep effective any Registration Statement during the period following any date on which IBC would be required to file audited financial statements other than the date by which IBC is required to file its next annual report on Form 10-K containing such required audited financial statements.

          SECTION 7.6 LISTING OF IBC EQUITY. IBC will use its best efforts to cause the IBC Equity when issued to be listed on all securities exchanges on which any securities issued by IBC are then listed, or quoted on all automated quotation systems on which any such securities of IBC are then quoted, including, without limitation, entering into appropriate customary agreements (including a listing application and indemnification agreement in customary form).

          SECTION 7.7 STOP-ORDERS. IBC will promptly notify Ralston of (a) the receipt by IBC of any notification with respect to the issuance by the SEC of any stop-order or order suspending the effectiveness of any Registration Statement covering any IBC Equity or the initiation of any proceedings for that purpose, or (b) the receipt by IBC of any notification with respect to the limitation, restriction or suspension of the offer or sale of IBC Equity in any jurisdiction in which the IBC Equity was qualified to be sold, or the initiation of any proceedings for such purpose. In the event that IBC notifies Ralston of any such event, Ralston will immediately discontinue all sales or other dispositions of IBC Equity pursuant to the Registration Statement until such time that IBC notifies Ralston of the lifting of such stop-order or similar order; provided, however, that such a stop-order or similar order issued by a state securities or blue sky administrator will apply only to offers and sales in such state, unless Ralston is advised otherwise by IBC. IBC, with the cooperation of Ralston, will use its best efforts to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible date.

                                 ARTICLE VIII

                        INDEMNIFICATION AND CONTRIBUTION
                        --------------------------------

         SECTION 8.1  INDEMNIFICATION.

                 (a)  Indemnification by Ralston.

                      (i) Ralston agrees to indemnify and hold harmless IBC, its Affiliates and Associates (each such Person being hereinafter referred to as an "IBC Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) (each a "Loss") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary, final or summary prospectus covering any IBC Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to IBC or its representatives by or on behalf of Ralston for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or such amendment or supplement thereto, or such document incorporated by reference. This indemnity will be in addition to any liability which Ralston may otherwise have. Ralston will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons, to the same extent as provided above with respect to the indemnification of the IBC Indemnified Party.

                      (ii) Ralston also agrees to indemnify and hold harmless any IBC Indemnified Party from and against all Losses arising out of any action or proceeding brought against any IBC Indemnified Party in connection with the distribution or proposed distribution of IBC Equity to the holders of CBG Stock or RAL Stock; provided, however, that this Section 8.1(a)(ii) shall not apply to any Losses for which IBC is responsible as provided in Section 8.1(b) of this Agreement.

                      (iii) If any action or proceeding (including any governmental investigation or inquiry) is brought or asserted against an IBC Indemnified Party in respect of which indemnity may be sought from Ralston, such IBC Indemnified Party will promptly notify Ralston in writing of the commencement of such action and Ralston shall assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that the failure of any IBC Indemnified Party to give notice as provided herein shall not relieve Ralston of its obligations under this Section 8.1(a) except to the extent that Ralston is actually materially prejudiced by such failure to give notice. An IBC Indemnified Party shall have the right to participate in and jointly with Ralston, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such IBC Indemnified Party, provided, however, that Ralston will not be liable to such IBC Indemnified Party for any legal or other expenses subsequently incurred by such IBC Indemnified Party in connection therewith, unless such IBC Indemnified Party shall have been advised by counsel that a conflict of interest between such IBC Indemnified Party and Ralston is likely to exist in respect of such claim.

               (b)  Indemnification by IBC.

                    (i) IBC agrees to indemnify and hold harmless Ralston and its Affiliates and Associates (each such person being hereinafter referred to as a "Ralston Indemnified Party") from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary, final or summary prospectus covering any IBC Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such Losses arise out of or are based solely upon any such untrue statement or omission or allegation thereof based upon written information provided by or on behalf of Ralston for inclusion in such Registration Statement, preliminary, final or summary prospectus, or such amendment or supplement thereto, or such document incorporated by reference; provided, however, that IBC will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (A) Ralston failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of the IBC Equity covered by the Registration Statement to the Person asserting such Loss, and (B) the final prospectus would have corrected such untrue statement or omission and provided, further, that IBC will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or omission in the final prospectus, if such untrue statement or omission is corrected in an amendment or supplement to the final prospectus and if, having previously been furnished by or on behalf of IBC with copies of the final prospectus as so amended or supplemented, Ralston thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of the IBC Equity to the Person asserting such Loss who purchased such IBC Equity which is the subject thereof. This indemnity will be in addition to any liability which IBC may otherwise have. IBC will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons, to the same extent as provided above with respect to the indemnification of the Ralston Indemnified Party.

                    (ii) If any action or proceeding is brought against a Ralston Indemnified Party in respect of which indemnity may be sought against such Ralston Indemnified Party, Ralston will promptly notify IBC in writing of the commencement of such action and IBC will assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that the failure of any Ralston Indemnified Party to give notice as provided herein shall not relieve IBC of its obligations under this Section 8.1(b) except to the extent that IBC is actually materially prejudiced by such failure to give notice. A Ralston Indemnified Party shall have the right to participate in and jointly with IBC, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such Ralston Indemnified Party, provided, however, that IBC will not be liable to such Ralston Indemnified Party for any legal or other expenses subsequently incurred by such Ralston Indemnified Party in connection therewith, unless such Ralston Indemnified Party shall have been advised by counsel that a conflict of interest between such Ralston Indemnified and IBC is likely to exist in respect of such claim.

          SECTION 8.2    CONTRIBUTION.

               (a) If the indemnification provided for in Section 8.1 hereof is unavailable to an IBC Indemnified Party or Ralston Indemnified Party under
     Section 8.1(a) or Section 8.1(b) hereof (other than by reason of the exceptions provided in Sections 8.1(a) and 8.1(b)) in respect of any Losses referred to therein, then such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnified party and each parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by each party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Section 8.1(b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

               (b) Notwithstanding the provisions of Section 8.2(a) hereof, no Person found to be guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who is not found to be guilty of such fraudulent misrepresentation.

                                  ARTICLE IX

                                  CALL RIGHTS
                                  -----------

          SECTION 9.1    IBC CALL.

               (a) At any time during the one-year period commencing on the fifth anniversary date of this Agreement, IBC shall have the right to acquire all, but not less than all of the IBC Equity then owned by Ralston at a purchase price equal to one-hundred and ten percent (110%) of the IBC Market Price of the IBC Equity then owned by Ralston (such right to acquire the IBC Equity is referred to as the "IBC Call"). IBC will notify Ralston of its election to exercise the IBC Call (a "Call Notice"), which Call Notice will contain IBC's notice of election to purchase such shares subject to the IBC Call, the purchase price of the shares subject to the IBC Call calculated in accordance with this Section 9.1(a), and the date estimated for consummation of the purchase and sale (not more than thirty
     (30) days after the date of the Call Notice). The consummation of the purchase and sale pursuant to this Section 9.1(a) will take place no later than thirty (30) days after the date specified in the Call Notice, subject to the provisions of Section 9.1(b) hereof and subject to any and all waiting periods required under any applicable laws or regulations. IBC may assign the right to purchase such shares subject to the IBC Call to any Person. Any rights to IBC Equity arising pursuant to an IBC Call shall continue in effect during the term hereof unless extinguished by IBC pursuant to a written notice to Ralston affirmatively relinquishing such rights. IBC shall be permitted to relinquish rights to acquire all of the IBC Equity subject to an IBC Call.

               (b) Upon the consummation of a purchase and sale pursuant to
     Section 9.1(a) hereof:

                    (i) Ralston will transfer and deliver to IBC, all of its right, title and interest in and to the IBC Equity then owned by Ralston, free and clear of all liens and encumbrances and will deliver to IBC a certificate(s) evidencing the shares sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to IBC, duly executed, with evidence of payment of any applicable stock transfer taxes.

                    (ii) IBC or its assignee will deliver to Ralston an amount in cash equal to the purchase price of the IBC Equity then owned by Ralston as set forth in the IBC Call.

               (c) The IBC Call shall be exercised within one (1) year following the expiration of the fifth anniversary date of this Agreement, and shall expire if not exercised by such date.

                                   ARTICLE X

                              ADDITIONAL COVENANTS
                              --------------------

          SECTION 10.1 MAINTAIN LISTING OR QUOTATION. IBC hereby covenants and agrees that it shall use its best efforts to maintain its listing of IBC Securities on any securities exchanges on which its IBC Securities are currently listed or on which they are listed in the future pursuant to Section 7.6 hereof and to maintain its quotation of IBC Securities on an any automated quotation systems on which its IBC Securities are currently quoted or on which they are quoted in the future pursuant to Section 7.6 hereto.

          SECTION 10.2 BOARD OF DIRECTORS. IBC hereby covenants and agrees that (a) effective as of the Closing, IBC shall nominate and appoint William P. Stiritz and Mr. James R. Elsesser to the board of directors of IBC, one to hold office until the 1996 annual meeting of IBC shareholders and one to hold office until the 1997 annual meeting of IBC shareholders, and (b) the nominee chosen by Ralston to serve in the 1996 class shall be nominated and elected to an additional term of not less than two years at the 1996 annual meeting of IBC shareholders. There will be no obligation of IBC under the terms of this Agreement to nominate any Ralston representatives after such terms expire.

          SECTION 10.3 NO INCONSISTENT AGREEMENTS. IBC hereby covenants and agrees that it shall not enter into any agreements governing the transfer or registration of shares of IBC Securities which would adversely effect Ralston's rights under this Agreement, without Ralston's prior written consent.

          SECTION 10.4 PREFERRED STOCK. IBC hereby covenants and agrees that during the term of this Agreement, so long as Ralston owns at least 15% of the IBC Securities, IBC shall not issue to any Person any shares of preferred stock of IBC which possess voting rights which are greater than the equity interest represented by such shares of preferred stock of IBC.

          SECTION 10.5 RULE 144 AND 144A. IBC hereby covenants and agrees that it will use its reasonable best efforts to file any reports required to be filed by it under the Securities Act and Exchange Act and that it will take such further action as Ralston may reasonably request, all to the extent required from time to time to enable Ralston to sell its IBC Equity (subject to the terms hereof) without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

          SECTION 10.6 MAXIMUM ALLOWED OWNERSHIP OF IBC SECURITIES. Ralston hereby covenants and agrees that on the fifth anniversary of the date of this Agreement its ownership of IBC Securities shall be no more than 14.9% of the total outstanding IBC Securities.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          SECTION 11.1 ENTIRE AGREEMENT. This Agreement, constitutes the entire agreement between the parties hereto relative to the subject matter hereof, and supersedes all prior written or oral understandings, agreements, conditions or representations.

          SECTION 11.2 HEADINGS AND CAPTIONS. All headings and captions used in this Agreement are for convenience only, and will not be construed to either limit or broaden the language of this Agreement or any particular section.

          SECTION 11.3 CHOICE OF LAW. This Agreement will be governed by and construed under and in accordance with the laws of the State of Missouri, without giving effect to the conflict of laws provisions thereof, except that all matters relating to the internal affairs of IBC shall be governed by and construed under and in accordance with the General Corporation Law of Delaware.

          SECTION 11.4 VENUE. Any action or legal proceedings to enforce this Agreement or any of its terms, or for indemnification and the recovery of losses as provided for in this Agreement by a party, may be brought and prosecuted in such court or courts located in the Eastern or Western District of Missouri as provided by law, and the parties to this Agreement consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner provided by Missouri law.

          SECTION 11.5 NOTICES. Any notice or other communication required or permitted hereunder is deemed delivered when delivered in person, when transmitted by telecopier (which will also be sent concurrently by certified or registered mail), on the next Business Day when sent by Federal Express or a similar overnight delivery service, or on the third Business Day when sent by registered or certified U.S. mail service as follows:

          If to Ralston or VCS:  Office of the Chief Executive Officer
                                 Ralston Purina Company
                                 Checkerboard Square
                                 St. Louis, MO 63164

          With a Copy to:        Office of the General Counsel
                                 Ralston Purina Company
                                 Checkerboard Square
                                 St. Louis, MO 63164
                                 Attn:  James M. Neville, Esq.

          If to IBC:             Office of the Chief Executive Officer
                                 Interstate Bakeries Company
                                 12 East Armour Boulevard
                                 Kansas City, MO 64111

          With Copies to:        Office of the GeneralCounsel
                                 Interstate Bakeries Company
                                 12 East Armour Boulevard
                                 Kansas City, MO 64111
                                 Attn:  Ray Sandy Sutton, Esq.

                                 Shook, Hardy & Bacon P.C.
                                 One Kansas City Place
                                 1200 Main Street, Suite 3100
                                 Kansas City, MO 64105
                                 Attn:  Jennings J. Newcom, Esq.

The parties to this Agreement will promptly notify each other in the manner provided in this Section 11.5 of any change in their respective addresses. A notice of change of address will not be deemed to have been given until received by the addressee.

          SECTION 11.6 AMENDMENTS. No changes, modifications, amendments or additions will be valid unless such be made in writing and signed by or on behalf of each party.

          SECTION 11.7 EXTENDED MEANINGS. Words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

          SECTION 11.8 ASSIGNMENTS. In addition to the specific assignment rights set forth herein, IBC has the right to assign any and all of its rights or obligations under this Agreement to the surviving entity in a merger, consolidation, combination or other corporate transaction involving IBC which agrees in writing with Ralston to be bound by the terms hereof. Except as otherwise provided herein, Ralston may not assign any of its rights or obligations hereunder to any Person.

          SECTION 11.9 SEVERABILITY. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any term, provision, covenant or restriction in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction and the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, in order to achieve the intent of the parties to the extent possible.

          SECTION 11.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which is deemed an original, but all of which together constitutes a single agreement, and it is not necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          SECTION 11.11 REMEDIES CUMULATIVE. Except as otherwise expressly limited herein, the remedies given to any party by this Agreement are in addition to all remedies under any statute or rule of law. Any forbearance or failure or delay in exercising any remedy hereunder is not deemed to be a waiver of any other remedy a party may have under this Agreement.

          SECTION 11.12 BINDING AGREEMENT. This Agreement will be deemed effective and legally binding upon the parties when it has been executed and delivered by all parties hereto. This Agreement will inure to the benefit of the parties hereto and their permitted successors and assignees.

          SECTION 11.13 RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING IBC SECURITIES. The provisions of this Agreement apply to the full extent set forth herein with respect to the IBC Equity, to any and all shares of capital stock of IBC or any successor or assign of IBC (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, IBC Equity and will be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          SECTION 11.14 OTHER AGREEMENTS. Nothing contained in this Agreement will be deemed to be a waiver of, or release from, any obligations any party hereto may have under any other agreement, including, without limitation, the Purchase Agreement.

          SECTION 11.15 TERM; EFFECTIVENESS. The term of this Agreement will begin (and this Agreement will become effective) upon the date hereof and will continue until the date which is five (5) years from the date hereof; provided, however, that Article IX and Section 2.1 shall survive until the date which is six (6) years from the date hereof. The provisions of Articles VI and VIII hereof shall survive the termination of this Agreement.

          SECTION 11.16 ENFORCEMENT. Each of IBC and Ralston agrees that any breach of the provisions contained in this Agreement by IBC and/or Ralston would cause irreparable harm to the other and its Affiliates and, therefore, notwithstanding any right of IBC and/or Ralston to recover monetary damages with respect to any such breach as set forth in (a) this Agreement or (b) at law, IBC and Ralston will each be entitled to equitable relief to enjoin any threatened or continuing breach of the other hereof and, in the event of any action for specific performance, each party shall waive the defense that a remedy at law would be adequate. If the scope of any restriction contained in this Agreement is too broad to permit enforcement to its full extent, then such restriction will be enforced to the maximum extent permitted by law in the manner provided in Section 11.9 hereof. Nothing herein stated will be construed as prohibiting any party from pursuing any other remedies available to that party for a breach hereunder, including recovery of damages.

          SECTION 11.17 CONFIDENTIALITY. Each of Ralston and IBC acknowledges that the other would be irreparably damaged if confidential knowledge of its business and affairs were disclosed or utilized on behalf of any Person. Each of IBC and Ralston covenants and agrees not to disclose or use any such confidential information of the other unless such information has been made available to the public generally (other than in violation of this

Section 11.17) or IBC and/or Ralston is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby. Performance by IBC and Ralston of their respective obligations under this Section 11.17 shall be in accordance with the provisions set forth on Exhibit A attached hereto.

          SECTION 11.18 FIDUCIARY ACCOUNTS. IBC and Ralston each acknowledge and agree that this Agreement shall apply only to the IBC Securities owned by Ralston for its own account and does not apply to any IBC Securities which may be deemed to be beneficially owned or controlled by Ralston or its Affiliates and which shares are held in fiduciary accounts in connection with any pension plans, profit sharing plans or other employee benefit plans or held in any other fiduciary accounts.

          IN WITNESS WHEREOF, the parties have executed this Agreement by an officer thereunto duly authorized, all as of the day and year first above written.


ATTEST:                            INTERSTATE BAKERIES CORPORATION


By:                                By:
   ---------------------------        -----------------------------
   Its Secretary                       Its Vice President


ATTEST:                            RALSTON PURINA COMPANY, on its
                                   behalf and on behalf of its
                                   Affiliates


By:                                By:
   ---------------------------        -----------------------------
   Its Secretary                       Its Vice President


ATTEST:                            VCS HOLDING COMPANY


By:                                By:
   ---------------------------        -----------------------------
   Its Secretary                       Its Vice President

                                   APPENDIX C

                         BEAR STEARNS FAIRNESS OPINION

                         [LETTERHEAD OF BEAR STEARNS]

                                                                   June 20, 1995

Board of Directors
Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, Missouri 64141

   Attention: Charles A. Sullivan, Chairman of the Board and Chief Executive
              Officer
Dear Sirs:

We understand that Interstate Bakeries Corporation ("Interstate") has entered into an agreement dated April 12, 1995 (the "Acquisition Agreement"), with Ralston Purina Company (together with its affiliates, "Ralston") to acquire from Ralston all of the capital stock of Continental Baking Company ("Continental") for $220,000,000 of cash and 16,923,077 shares (the "IBC Shares") of common stock of Interstate (the "Transaction"). We also understand that the IBC Shares to be issued to Ralston will be subject to certain restrictions with respect to various matters including transferability, voting and disposition as provided for in the shareholders agreement between Interstate and Ralston (the "Shareholder Agreement") to be signed at the closing of the transactions contemplated by the Acquisition Agreement. Under the Shareholder Agreement, Ralston cannot transfer the IBC Shares except (i) pro rata to holders of any class of Ralston common stock, (ii) pursuant to Ralston's registration rights as provided for in the Shareholder Agreement, (iii) in a tender offer or other transaction approved by the board of directors of Interstate, (iv) to an affiliate who agrees to be bound by the relevant terms of the Shareholder Agreement, or (v) pursuant to Rule 144 of the Securities Exchange Act. Transfers pursuant to (ii) and (v) are subject to a right of first offer to Interstate. The Shareholder Agreement also contains standstill provisions which provide for, among other things, restrictions on Ralston's ability to increase its ownership of Interstate or to seek to influence the management of Interstate. Additionally, the Shareholder Agreement requires Ralston to dispose of its IBC Shares in an amount sufficient to reduce its stake in Interstate to less than 15% by the fifth anniversary of the closing of the Transaction. Further, the Shareholder Agreement requires Ralston to vote all of its shares (i) for all nominees of the board of directors of Interstate in election of directors, (ii) in accordance with the recommendation of the board of directors of Interstate on each proposal of a shareholder pursuant to Rule 14a-8 of the Securities Exchange Act, and (iii) in the same proportion as the holders of all other shares of Interstate outstanding in matters brought to a vote of the shareholders, except for the following matters upon which Ralston may vote in its sole discretion:
(x) the merger of Interstate with or into any other corporation, (y) the sale or other disposition of all or substantially all of the assets of Interstate, or
(z) the creation of any class of stock with voting rights. You have provided us with the proxy statement in substantially the form to be sent to the shareholders of Interstate (the "Proxy Statement"), which includes the Acquisition Agreement and the Shareholder Agreement.

You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the shareholders of Interstate.

In the course of our analyses for rendering this opinion, we have:

    1. reviewed the Proxy Statement;

    2. reviewed Ralston's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended September 30, 1992 through 1994, and its Quarterly Report on Form 10-Q for the period ended December 31, 1994, and its Quarterly Report on Form 10-Q for the period ended March 31, 1995;

    3. reviewed certain operating and financial information, including financial projections, provided to us by Continental's management relating to its business and prospects;

    4. discussed with certain members of Continental's senior management its operations, historical financial statements, financial projections and future prospects;

    5. reviewed Interstate's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended on or about May 28, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended August 13 and November 12, 1994, and March 4, 1995;

    6. reviewed certain operating and financial information, including financial projections, provided to us by Interstate's management relating to its business and prospects;

    7. discussed with certain members of Interstate's senior management its operations, historical financial statements, financial projections and future prospects;

    8. discussed with certain members of Interstate's senior management the projected cost savings, operational efficiencies, and other financial opportunities resulting from the Transaction;

    9. reviewed the historical prices and trading volume of the common shares of Interstate and of Ralston-Continental Baking Group, which represent an indirect economic interest in Continental;

   10. reviewed publicly available financial data and stock market performance data of companies which we deemed generally comparable to Continental;

   11. reviewed the terms of recent acquisitions of companies which we deemed generally comparable to Continental; and

   12. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by Interstate and Continental. With respect to Interstate's and Continental's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Interstate and Continental as to the expected future performance of Interstate and Continental, respectively. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the managements of Interstate and Continental that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of Interstate or Continental. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

Based on the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the shareholders of Interstate.

We have acted as financial advisor to Interstate in connection with the Transaction and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Transaction.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                                    /s/ G. E. MATTHEWS
                                          By: _________________________________
                                                     Managing Director

                                   APPENDIX D

                             CERTIFICATE AMENDMENT

                                                                      APPENDIX D

                            THE 1991 PLAN AMENDMENT

  The current Section 8 of the Interstate Bakeries Corporation 1991 Stock Option Plan shall be deleted in its entirety and the following inserted in its place:

                                  ARTICLE III

                                    OPTIONS

  Section 8: Shares Available. The Committee may, but shall not be required to, grant in accordance with the terms of the Plan, Options to purchase not more than, in the aggregate, 4,000,000 shares of Stock. Such shares may be authorized and unissued shares or issued shares held in the Corporation's treasury. The number of shares of Stock available under this Plan, as set forth above, shall be computed prior to any adjustment resulting from stock dividends, stock splits, reorganizations, or other substitutions of securities for the present Stock of the Corporation. Stock covered by Options which have terminated in accordance with the provisions of the Plan may be treated by the Committee as Stock which is eligible for other and further granting of Options in accordance with the terms of the Plan.

                        INTERSTATE BAKERIES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoint Charles A. Sullivan and Ray Sandy Sutton, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock, par value $.01 per share of Interstate Bakeries Corporation, a Delaware corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on Friday, July 21, 1995, or any adjournment or postponement thereof, as follows:

1. APPROVAL AND ADOPTION OF THE AMENDMENT TO SECTION 4.01 OF ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY TO 61,000,000 SHARES, CONSISTING OF 60,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE AND 1,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $.01 PER SHARE (the "Certificate Amendment").
                         [_] FOR[_] AGAINST[_] ABSTAIN
2. APPROVAL OF THE ACQUISITION OF CONTINENTAL BAKING COMPANY BY THE COMPANY FOR $220,000,000 IN CASH AND THE ISSUANCE BY THE COMPANY TO RALSTON PURINA COMPANY OF 16,923,077 SHARES OF COMMON STOCK (the "Acquisition Proposal").
                         [_] FOR[_] AGAINST[_] ABSTAIN
3. APPROVAL AND ADOPTION OF AN AMENDMENT TO THE 1991 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS THEREUNDER FROM 2,031,534 TO 4,000,000 (the "1991 Plan Amendment").
                         [_] FOR[_] AGAINST[_] ABSTAIN
                    (to be signed and dated on reverse side)

4. In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.

  When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE CERTIFICATE AMENDMENT, THE ACQUISITION PROPOSAL AND THE 1991 PLAN AMENDMENT. The Board of Directors unanimously recommends a vote FOR Proposals No. 1, 2 and 3.

Dated: ________, 1995                      ------------------------------------
                                                       (Signature)

                                           ------------------------------------
                                                       (Signature)

                                           (Please sign exactly as name
                                           appears on stock certificate. Where
                                           stock is registered jointly, all
                                           owners must sign. Corporate owners
                                           should sign full corporate name by
                                           an authorized person. Executors,
                                           administrators, trustees or
                                           guardians should indicate their
                                           status when signing.)

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           THE PROXY CARD PROMPTLY USING THE
                                           ENCLOSED ENVELOPE.